AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30th, 2002
------------------------------------------------------------------------------

                                                            FILE NO. 333-00987


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO

                                    FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLENBROOK LIFE AND ANNUITY COMPANY
                           (Exact Name of Registrant)

                ARIZONA                          35-1113325
     (State or Other Jurisdiction             (I.R.S. Employer
          of Incorporation or              Identification Number)
             Organization)

                                3100 SANDERS ROAD
                            NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
           (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                          NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
      (Name, Complete Address and Telephone Number of Agent for Service)


                                   COPIES TO:

CHRISTOPHER S. PETITO, ESQUIRE               JOANNE M. DERRIG, ESQUIRE
JORDEN BURT LLP                              ALFS, INC.
1025 THOMAS JEFFERSON ST. N.W.               3100 SANDERS ROAD
SUITE 400 EAST                               SUITE J5B
WASHINGTON, D.C. 20007-0805                  NORTHBROOK, ILLINOIS 60062

Approximate date of commencement of proposed sale to the public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

Original 72
THE ALLSTATE(R) PROVIDER VARIABLE ANNUITY

(formerly referred to as  "The Glenbrook Provider Variable Annuity")

GLENBROOK LIFE AND ANNUITY COMPANY
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-755-5275                                     PROSPECTUS
DATED MAY 1, 2002
 -------------------------------------------------------------------------------
GLENBROOK LIFE AND ANNUITY COMPANY ("GLENBROOK LIFE") is offering the Allstate(R) Provider Variable Annuity, an individual and group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 22 investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include 2 fixed account options ("FIXED ACCOUNT OPTIONS") and 20 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the GLENBROOK LIFE Multi-Manager Variable Account ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):

AIM VARIABLE INSURANCE FUNDS             DREYFUS STOCK INDEX FUND
AMERICAN CENTURY VARIABLE PORTFOLIOS     DREYFUS VARIABLE INVESTMENT FUND (VIF)
 (VP), INC.                             FIDELITY VARIABLE INSURANCE PRODUCTS
THE DREYFUS SOCIALLY RESPONSIBLE        FUND
 GROWTH FUND, INC.                       MFS(R) VARIABLE INSURANCE TRUST /SM/


Each Fund has multiple investment portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (GLENBROOK LIFE) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 44 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

    IMPORTANT       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
     NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account Options
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------
  Death Benefits
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     GLENBROOK LIFE
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Qualified Plans
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES 37
--------------------------------------------------------------------------------
APPENDIX B- MARKET VALUE ADJUSTMENT EXAMPLE 41
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Program
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner ("You")
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Death Proceeds
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Enhanced Death Benefit Rider
--------------------------------------------------------------------------------
Fixed Account Options
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Free Withdrawal Amount
--------------------------------------------------------------------------------
GLENBROOK LIFE ("We" or "Us")
--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *
   In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE                PAYMENTS You can purchase a Contract with as little as
                        $3,000 ($2,000 for "QUALIFIED CONTRACTS," which are
                        Contracts issued with QUALIFIED PLANS). You can add to
                        your Contract as often and as much as you like, but each
                        payment must be at least $50.
-------------------------------------------------------------------------------
RIGHT                   TO CANCEL You may cancel your Contract within 20 days of
                        receipt or any longer period as your state may require
                        ("CANCELLATION PERIOD"). Upon cancellation, we will
                        return your purchase payments adjusted, to the extent
                        federal or state law permits, to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.35% of
                          average daily net assets (1.45% if you select the ENHANCED DEATH BENEFIT RIDER)

                        .Annual contract maintenance charge of $35 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 6% of purchase
                          payment withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        . State premium tax (if your state imposes one)

                        In addition, each Portfolio pays expenses that you will
                        bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 22 investment alternatives
ALTERNATIVES            including:

                        .2 Fixed Account Options (which credit interest at
                          rates we guarantee)

                        .20 Variable Sub-Accounts investing in Portfolios
                          offering professional money management by these investment advisers:

                          . AIM Advisors, Inc.

                          . American Century Investment Management, Inc.

                            . The Dreyfus Corporation

                          . Fidelity Management & Research Company

                         . MFS Investment Management(R)

                         To find out current rates being paid on the Fixed
                         Account Options or how the Variable Sub-Accounts have
                         performed, call us at 1-800-755-5275.
-------------------------------------------------------------------------------
SPECIAL SERVICES For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                          . AUTOMATIC ADDITIONS PROGRAM

                         . DOLLAR COST AVERAGING PROGRAM

                         . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME                  PAYMENTS You can choose fixed income payments, variable
                        income payments, or a combination of the two. You can
                        receive your income payments in one of the following
                        ways:

                        . life income with guaranteed payments

                        .a "joint and survivor" life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH                   BENEFITS If you or the ANNUITANT (if the Contract is
                        owned by a non-natural person) die before the PAYOUT
                        START DATE, we will pay the death benefit described in
                        the Contract. We offer an Enhanced Death Benefit Rider.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to a
                        Guarantee Period of the Fixed Account must be at least
                        $50.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per transfer
                        after the 12th transfer in each "Contract Year," which
                        we measure from the date we issue your Contract or a
                        Contract anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time prior to the Payout Start Date. In general,
                        you must withdraw at least $50 at a time. Full or
                        partial withdrawals are available under limited
                        circumstances on or after the Payout Start Date.
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59/1/2/, may be subject to
                        an additional 10% federal tax penalty.  A withdrawal
                        charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 22 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/ or Fixed Account Options. If you invest in any of the 2 Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the 20 Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page__ . You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.
LOGO

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-755-5275 if you have any question about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5     6+
Payment Being Withdrawn
--------------------------------------------------------------------------------------------
Applicable Charge                                        6%   6%   5%   5%   4%   3%    0%
--------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
--------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
--------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.




                                                                          Policy
                                                                            with
VARIABLE ACCOUNT ANNUAL EXPENSES                                      Enhanced
(AS A PERCENTAGE OF DAILY NET ASSET VALUE                              Death
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)                      Base    Benefit
                                                                 Policy    Rider
-------------------------------------------------------------------------------
Mortality and Expense Risk Charge                            1.25%     1.35%
-------------------------------------------------------------------------------
Administrative Expense Charge                                0.10%     0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                        1.35%     1.45%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)(1)

                                                                                                                Total
                                                                         Management  Rule12b-1   Other        Portfolio
Portfolio                                                                   Fees       Fees     Expenses   Annual Expenses
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund-Series I                                0.61%        N/A      0.24%           .85%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund-Series I (2)                                     0.61%        N/A      0.21%          0.82%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund-Series I                                  0.60%        N/A      0.33%          0.93%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund-Series I                                    0.65%        N/A      0.42%          1.07%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund-Series I                               0.50%        N/A      0.58%          1.08%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund-Series I                                              0.62%        N/A      0.26%          0.88%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund-Series I (2)                            0.73%        N/A      0.32%          1.05%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund-Series I (2)                                  0.60%        N/A      0.25%          0.85%
---------------------------------------------------------------------------------------------------------------------------
American Century VP Balanced (3)                                           0.90%        N/A      0.00%          0.90%
---------------------------------------------------------------------------------------------------------------------------
American Century VP International (3)                                      1.26%        N/A      0.00%          1.26%
---------------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial Shares         0.75%        N/A      0.03%          0.78%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index Fund: Initial Shares                                   0.25%        N/A      0.01%          0.26%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income Portfolio: Initial Shares                    0.75%        N/A      0.05%          0.80%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Money Market Portfolio                                       0.50%        N/A      0.08%          0.58%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Small Company Stock Portfolio: Initial Shares                0.75%        N/A      0.28%          1.03%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio (4)                                      0.58%        N/A      0.10%          0.68%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio (4)                                   0.48%        N/A      0.10%          0.58%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class (4)                          0.58%        N/A      0.10%          0.68%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Initial Class (4)                     0.58%        N/A      0.13%          0.71%
---------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class (5)                             0.75%        N/A      0.12%          0.87%
---------------------------------------------------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).

2. Effective May 1, 2002 the AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

3. The Portfolio has a stepped fee schedule. As a result, the Portfolio's management fee generally decreases as Portfolio assets increase.

4. Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio and 0.70% for High Income Portfolio.

5. The Portfolio has an expense offset arrangement which reduces the Portfolio's custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. The Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolio's expenses.
    "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolio. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86%.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment,

.. surrendered your Contract at the end of each time period, and

.. elected the Enhanced Death Benefit Rider.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

ASSUMES TERMINATION

Portfolio                                  1 Year  3 Years  5 Years   10 Years
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund          $75     $117     $154       $273
-------------------------------------------------------------------------------
AIM V.I. Core Equity Fund                   $75     $117     $152       $270
-------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund            $76     $120     $158       $281
-------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund              $78     $124     $165       $295
-------------------------------------------------------------------------------
AIM V.I. Government Securities Fund         $78     $124     $165       $296
-------------------------------------------------------------------------------
AIM V.I. Growth Fund                        $76     $118     $155       $276
-------------------------------------------------------------------------------
AIM V.I. International Growth Fund          $77     $124     $164       $293
-------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                $75     $117     $154       $273
-------------------------------------------------------------------------------
American Century VP Balanced Fund           $76     $119     $156       $278
-------------------------------------------------------------------------------
American Century VP International Fund      $80     $130     $174       $314
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth     $75     $115     $150       $266
Fund, Inc.: Initial Shares
-------------------------------------------------------------------------------
Dreyfus Stock Index Fund: Initial Shares    $69     $ 99     $123       $210
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income Portfolio:    $75     $116     $151       $268
Initial Shares
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market Portfolio        $73     $109     $140       $245
-------------------------------------------------------------------------------
Dreyfus VIF - Small Company Stock           $77     $123     $163       $291
Portfolio: Initial Shares
-------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio           $74     $112     $145       $255
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio        $73     $109     $140       $245
-------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio               $74     $112     $145       $255
-------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio          $74     $113     $146       $258
-------------------------------------------------------------------------------
MFS Emerging Growth Series                  $76     $118     $155       $275
-------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract.

ASSUMES NO TERMINATION

Portfolio                                  1 Year  3 Years  5 Years   10 Years
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund          $24      $75     $128       $273
-------------------------------------------------------------------------------
AIM V.I. Core Equity Fund                   $24      $74     $126       $270
-------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund            $25      $77     $132       $281
-------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund              $27      $82     $139       $295
-------------------------------------------------------------------------------
AIM V.I. Government Securities Fund         $27      $82     $140       $296
-------------------------------------------------------------------------------
AIM V.I. Growth Fund                        $25      $76     $130       $276
-------------------------------------------------------------------------------
AIM V.I. International Growth Fund          $26      $81     $138       $293
-------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund                $24      $75     $128       $273
-------------------------------------------------------------------------------
American Century VP Balanced Fund           $25      $76     $131       $278
-------------------------------------------------------------------------------
American Century VP International Fund      $29      $88     $149       $314
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth     $24      $73     $124       $266
Fund, Inc.: Initial Shares
-------------------------------------------------------------------------------
Dreyfus Stock Index Fund: Initial Shares    $18      $57     $ 97       $210
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income Portfolio:    $24      $73     $125       $268
Initial Shares
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market Portfolio        $22      $67     $114       $245
-------------------------------------------------------------------------------
Dreyfus VIF - Small Company Stock           $26      $80     $137       $291
Portfolio: Initial Shares
-------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio           $23      $70     $119       $255
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio        $22      $67     $114       $245
-------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio               $23      $70     $119       $255
-------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio          $23      $71     $121       $258
-------------------------------------------------------------------------------
MFS Emerging Growth Series                  $25      $76     $129       $275
-------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EARNINGS. YOUR ACTUAL EXPENSES MAY BE LESS OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESS OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.35%. IF THAT RIDER WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON THE CURRENT AVERAGE CONTRACT SIZE OF $43,861.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of GLENBROOK LIFE also appear in the Statement of Additional Information.

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Allstate Provider Variable Annuity is a contract between you, the Contract Owner, and Glenbrook Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner or Annuitant cannot exceed 90 as of the date we receive the completed application. You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page____

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


BENEFICIARY
The Beneficiary is the person who may elect to receive the Death Proceeds or become the new Contract Owner, subject to the "Death of Owner" section below, if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who is first entitled to receive benefits under the Contract the upon death of the sole surviving Contract Owner. A contingent Beneficiary is the person selected by the Contract Owner who will become the Beneficiary if all named primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving primary or contingent Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract Owner is not a natural person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries.

If more than one Beneficiary shares in the Death

Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.


MODIFICATION OF THE CONTRACT
Only a Glenbrook Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a natural person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may designate a joint Annuitant, who is a second person on whose life income payments depend at the time you select an Income Plan. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i) the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.


ASSIGNMENT
You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your sales representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our headquarters. We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the

Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return your Contract by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the money market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, you may then allocate your money to other Variable Sub-Accounts.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment Accumulation Units you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Variable Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider described on page __ .

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 20 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolios' prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS:          INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS*
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
Appreciation Fund
-------------------------------------------------------
AIM V.I. Core Equity    Growth of capital with a
Fund                    secondary objective of
                        current income
-------------------------------------------------------
AIM V.I. Diversified    A high level of current
Income Fund             income                                    AIM ADVISORS,
-------------------------------------------------------               INC.
AIM V.I. Global         High total return
Utilities Fund
-------------------------------------------------------
AIM V.I. Government     A high level of current
Securities Fund         income consistent with a
                        reasonable concern for safety
                        of principal
-------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
Growth Fund
-------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
Equity Fund             and income as a secondary
                        objective
-------------------------------------------------------
AMERICAN CENTURY VARIABLE PORTFOLIOS (VP), INC.
-------------------------------------------------------------------------------
American Century VP     Long-term capital growth and         AMERICAN
Balanced Fund           current income                      INVESTMENT
                                                             MANAGEMENT,
                                                                 INC.
-------------------------------------------------------------------------------
American Century VP     Long-term capital growth
International Fund
-------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE
DREYFUS FUNDS)
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible
Growth Fund, Inc.         Capital growth, and, secondarily, current income

-------------------------------------------------------
Dreyfus Stock Index     To match the total return of
Fund                    the Standard & Poor's(R) 500
                           Composite Stock Price Index
-------------------------------------------------------
Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        current income and growth of
                        income, consistent with             THE DREYFUS
                        reasonable investment risk          CORPORATION
-------------------------------------------------------
Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                           the preservation of capital
                        and the maintenance of
                        liquidity
-------------------------------------------------------
Dreyfus VIF Small       Investment returns
Company Stock           (consisting of capital
Portfolio               appreciation and income) that
                        are greater than the total
                        return performance of stocks   ------------------------
                        represented by the Russell
                        2500/SM/ Stock Index
                        ("Russell 2500")
-------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------
Fidelity VIP            Long-term capital
Contrafund Portfolio    appreciation

-------------------------------------------------------    FIDELITY MANAGEMENT
Fidelity VIP            Reasonable income                          &
Equity-Income                                                 RESEARCH COMPANY
Portfolio
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
Portfolio
-------------------------------------------------------------------------------
Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth
                        of capital
-------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/SM/
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital
Series
-------------------------------------------------------       MFS INVESTMENT
MFS Limited Maturity    Provide as high a level of             MANAGEMENT (R)
Series**                current income as is believed
                          to be consistent with prudent
                        investment risk. Secondary
                        objective is to protect
                        shareholders' capital.         ------------------------
-------------------------------------------------------

  *A Portfolio's investment objective may be changed by the Fund's Board of Trustees without shareholder approval.

  ** Effective May 1, 2002 the Portfilios  AIM V.I. Growth and Income Fund, AIM
   V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.



AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MAY NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE GREATER OR LESS THAN THE INVESTMENT RESULTS OF SIMILARLY NAMED RETAIL MUTUAL FUNDS.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options: a dollar cost averaging option, and the option to invest in one or more Guarantee Periods included in the Guaranteed Maturity Fixed Account. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
Purchase payments that you allocate to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every twelve months for each payment or transfer.

For each purchase payment, the first transfer from the Short Term DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money market Sub-Account in equal monthly installments using the longest transfer period being offered at the time the purchase payment is made. Transferring Account Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page___ . You must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 36 months of payment. At the end of 36 months, any nominal amounts remaining in the DCA Fixed Account will be alloccated to the money market Variable Sub-Account. No transfers are permitted into the DCA Fixed Account.

We bear the investment risk for all amounts allocated to the DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to this Option, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate. We may declare more than one interest rate for different monies based upon the date of allocation to the DCA Fixed Account Option. For current interest rate information, please contact your sales representative or GLENBROOK LIFE customer service at 1-800-755-5275.

GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and ten years in length. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment. Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors.

WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or GLENBROOK LIFE at 1-800-755-5275.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

THE FOLLOWING EXAMPLE ILLUSTRATES HOW A PURCHASE PAYMENT ALLOCATED TO A GUARANTEED PERIOD WOULD GROW, GIVEN AN ASSUMED GUARANTEE PERIOD AND ANNUAL INTEREST RATE:

Purchase Payment ...................................................    $10,000
Guarantee Period....................................................   5  years
Annual Interest Rate................................................      4.50%



                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; we will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59/1/2/, may be subject to an additional 10% federal tax penalty.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such

Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make within the Free Withdrawal Amount as described on page __. We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. If you choose an Income Plan that depends on any person's life, you may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-755-5275. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that


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

particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month during the Accumulation Phase from the DCA Fixed Account to any Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods.

We will not charge a transfer fee for transfers made under this Program, nor will such transfer count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among two Variable Sub-Accounts. You want 40% to be in the AIM V.I. Value Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Value Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the AIM V.I. Value Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. However, we will waive this charge if, as of the Contract Anniversary or upon full surrender:

.. total purchase payments equal $50,000 or more, or


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

.. all money is allocated to the Fixed Account.

In addition, we will waive the contract maintenance charge if total purchase payments are $50,000 or more as of the Payout Start Date.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.25% of the average daily net assets you have invested in the Variable Sub-Accounts (1.35% if you select the Enhanced Death Benefit Rider). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider to compensate us for the additional risk that we accept by providing these options. We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will NOT charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 6% of the purchase payment(s) you withdraw. The charge declines to 0% over a 6 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page___. During each Contract Year, you can withdraw up to 15% of the aggregate amount of your purchase payments without paying the charge. Unused portions of this "FREE WITHDRAWAL AMOUNT" are NOT carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of calculating the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period);

.. on the death of the Contract Owner (or the Annuitant, if the Contract Owner is not a natural person) (unless the Settlement Value is used to determine the Death Proceeds);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals of earnings are taxed as ordinary income and, if taken before age 59/1/2,/ may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. you or the Annuitant (if the Contract Owner is not a natural person) are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. you request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract Owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers. The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section beginning on page_____.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of current estimates of those charges and expenses, see page___ . We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.




ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored. In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account. If you request a total withdrawal, we may require you to return your Contract to us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2/, maybe subject to an additional 10% Federal tax penalty.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program. Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings under a Systematic Withdrawal Program are taxed as ordinary income and, if taken prior to age 59 /1/2/, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been previously reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.




INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
You select the Payout Start Date in your application. The "PAYOUT START DATE" is the day that we apply your money to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the day the Annuitant reaches age 90, or the 10th Contract
  Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you make not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We also deduct applicable premium taxes from the Contract Value at the Payout Start Date. We may make other Income Plans available. You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments. We will apply your Contract Value, adjusted by any Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH OF OWNER
 If you die before the Payout Start Date, any surviving joint Contract Owner or, if none, the Beneficiary will be designated the new Contract Owner and will be entitled to the options described below. If the new Contract Owner previously was the Beneficiary, however, the new Contract Owner's options will be subject to any restrictions previously placed upon the Beneficiary.

The claim for death benefits must be submitted to us within 180 days of the relevant death in order to claim the standard or enhanced death benefit. If a complete claim is not submitted within 180 days of the relevant death, the claimant will receive the greater of Contract Value or the Settlement Value. (See "Death Proceeds" below).

1. If your spouse is the sole surviving Contract Owner or, in the absence of any surviving Contract Owner, is the sole Beneficiary:

  (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

  (b) Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

  (c) If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:

The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. The excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Variable Sub-accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Payout Start Date, the Death Benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

   (i) over the life of the new Contract Owner; or

   (ii) . for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

   (iii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

  (c) If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds the Contract Value will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the new Contract Owner is a corporation or other type of non-living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for purposes of these provisions

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds are paid.


DEATH OF ANNUITANT
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

  (a) the youngest Contract Owner; otherwise

  (b)  the youngest Beneficiary.

You may change the Annuitant before the Payout Start Date.

2. If the Contract Owner is a non-living person:

  (a) The Contract Owner may elect to receive the Death Proceeds in a lump sum;
or

  (b) If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.


DUE PROOF OF DEATH
A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate,

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
DEATH PROCEEDS

If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the applicable death benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the applicable death benefit as described above.

This right applies only for the purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the


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value of the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the value of the death benefit, or

3. the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.

A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries. The partial withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = is the withdrawal amount;

  (b) = is the Contract Value immediately prior to the withdrawal; and

  (c) = is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.


ENHANCED DEATH BENEFIT RIDER
For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the value of the Enhanced Death Benefit Rider, which is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary.

The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

  (a) is the withdrawal amount,

  (b) is the Contract Value immediately prior to the withdrawal, and

  (c) is the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniversary.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or the Annuitant's, if the Contract Owner is not a natural person, 80th birthday. The Enhanced Death Benefit Rider will never be greater than the maximum death benefit allowed by any state non-forfeiture laws that govern the Contract.




MORE INFORMATION
--------------------------------------------------------------------------------


GLENBROOK LIFE
GLENBROOK LIFE is the issuer of the Contract. GLENBROOK

LIFE is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, GLENBROOK LIFE was organized under the laws of the State of Illinois in 1992. GLENBROOK LIFE was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 GLENBROOK LIFE was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

GLENBROOK LIFE is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

GLENBROOK LIFE is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

GLENBROOK LIFE and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of GLENBROOK LIFE's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to GLENBROOK LIFE; GLENBROOK

LIFE remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to GLENBROOK LIFE due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to GLENBROOK LIFE, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable


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

Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
GLENBROOK LIFE established the GLENBROOK LIFE Life Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or GLENBROOK LIFE.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of GLENBROOK LIFE.

The Variable Account consists of multiple Variable Sub-Accounts, Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment Portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc., ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter and distributor of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.


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

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act pursuant to legal and regulatory exceptions.

GLENBROOK LIFE does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Jorden Burt LLP, Washington, D.C., has advised GLENBROOK LIFE on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and GLENBROOK LIFE's right to issue such Contracts under state insurance law, have been passed upon by Michael
J. Velotta, General Counsel of GLENBROOK LIFE.


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

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. GLENBROOK LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF GLENBROOK LIFE AND
ANNUITY COMPANY
GLENBROOK LIFE is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from GLENBROOK LIFE, and its operations form a part of GLENBROOK LIFE, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, GLENBROOK LIFE believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, GLENBROOK LIFE does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore GLENBROOK LIFE does not intend to make provisions for any such taxes. If GLENBROOK LIFE is taxed on investment income or capital gains of the Variable Account, then GLENBROOK LIFE may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. GLENBROOK LIFE is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although GLENBROOK LIFE does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. GLENBROOK

LIFE does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by GLENBROOK LIFE (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. GLENBROOK LIFE is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where GLENBROOK LIFE is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

GLENBROOK LIFE's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:/ / www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave. Vernon Hills, IL 60061 (telephone:
1-800-755-5275).


EXPERTS
--------------------------------------------------------------------------------

The financial statements of Glenbrook Life as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated herein by reference from the Annual Report on Form 10-K of Glenbrook Life and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures. Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account. We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

APPENDIX A

--------------------------------------------------------------------------------

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
         VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST BEING OFFERED

                                   BASIC POLIC

                                      For the Years Beginning January 1 and
                                               Ending December 31,
                             1998        1999          2000           2001
AIM V.I. CAPITAL
APPRECIATION  SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $30.700       $17.628        $15.496
 Accumulation Unit Value,
 End of Period              $30.700    $17.628       $15.496        $11.728
 Number of Units
 Outstanding, End of
 Period                       6,547      7,877         8,541          7,986
AIM V.I.  CORE EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period        $10.000    $12.897       $17.081        $14.400
 Accumulation Unit Value,
 End of Period              $12.897    $17.081       $14.400        $10.962
 Number of Units
 Outstanding, End of
 Period                      52,358     21,097        24,225         12,309
AIM V.I. DIVERSIFIED
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $10.131       $ 9.802        $ 9.739
 Accumulation Unit Value,
 End of Period              $10.131    $ 9.802       $ 9.739          9.953
 Number of Units
 Outstanding, End of
 Period                       9,663     13,500         9,544          2,903
AIM V.I. GLOBAL UTILITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $11.444       $15.079        $14.539
 Accumulation Unit Value,
 End of Period              $11.444    $15.079       $14.539         10.337
 Number of Units
 Outstanding, End of
 Period                           0          0         1,656          1,657
AIM V.I. GOVERNMENT
SECURITIES SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $10.868       $10.290        $11.181
 Accumulation Unit Value,
 End of Period              $10.868    $10.290       $11.181        $11.738
 Number of Units
 Outstanding, End of
 Period                         692        719        15,350            478
AIM V.I. GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $13.490       $17.988        $14.120
 Accumulation Unit Value,
 End of Period              $13.490    $17.988       $14.120        $ 9.209
 Number of Units
 Outstanding, End of
 Period                      15,902     14,265        13,585         14,671
AIM V.I. INTERNATIONAL
GROWTH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period        $10.000    $11.445       $17.507        $12.713
 Accumulation Unit Value,
 End of Period              $11.445    $17.507       $12.713        $ 9.590
 Number of Units
 Outstanding, End of
 Period                       1,491      1,207         1,206          1,206
AIM V.I.  PREMIER EQUITY
SUB ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period        $10.000    $13.299       $17.043        $14.353
 Accumulation Unit Value,
 End of Period              $13.299    $17.043       $14.353        $12.380
 Number of Units
 Outstanding, End of
 Period                      34,858     34,854        32,778         22,769
AMERICAN CENTURY VP
BALANCED SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.618    $12.116       $13.142        $12.611
 Accumulation Unit Value,
 End of Period              $12.116    $13.142       $12.611        $11.988
 Number of Units
 Outstanding, End of
 Period                       9,621     10,484        10,810          9,085
AMERICAN CENTURY VP
INTERNATIONAL SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.025    $11.734       $18.972        $15.544
 Accumulation Unit Value,
 End of Period              $11.734    $18.972       $15.554        $10.856
 Number of Units
 Outstanding, End of
 Period                                  5,546        11,548         11,365
DREYFUS SOCIALLY
RESPONSIBLE GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.813    $13.265       $17.649        $15.472
 Accumulation Unit Value,
 End of Period              $13.265    $17.649       $ 15472        $11.859
 Number of Units
 Outstanding, End of
 Period                        4726      3,528         6,596          4,051
DREYFUS STOCK INDEX
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $12.819       $15.237        $13.626
 Accumulation Unit Value,
 End of Period              $12.819    $15.237       $13.626        $11.829
 Number of Units
 Outstanding, End of
 Period                      39,205     80,779        77,360         28,373
DREYFUS VIF GROWTH AND
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $11.656       $13.601        $12.900
 Accumulation Unit Value,
 End of Period              $11.656    $13.601       $12.900        $12.025
 Number of Units
 Outstanding, End of
 Period                      15,709     18,597        16,850          2,648
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $10.566       $10.909        $11.402
 Accumulation Unit Value,
 End of Period              $10.566    $10.909       $11.402        $11.732
 Number of Units
 Outstanding, End of
 Period                         750     40,342         2,062          9,333
DREYFUS VIF SMALL COMPANY
STOCK  SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $10.343       $11.275        $12.061
 Accumulation Unit Value,
 End of Period              $10.343    $11.275       $12.061        $11.757
 Number of Units
 Outstanding, End of
 Period                         710      5,754         2,477            613
FIDELITY VIP
CONTRAFUND(TM) SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $14.184       $17.370        $15.987
 Accumulation Unit Value,
 End of Period              $14.184    $17.370       $15.987        $13.889
 Number of Units
 Outstanding, End of
 Period                        9350     14,873        17,120          7,894
FIDELITY VIP EQUITY -
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $11.259       $11.799        $12.610
 Accumulation Unit Value,
 End of Period              $11.259    $11.799       $12.610        $11.858
 Number of Units
 Outstanding, End of
 Period                      40,266     70,192        67,206         16,719
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $14.691       $19.899        $17.461
 Accumulation Unit Value,
 End of Period              $14.691    $19.899       $17.461        $14.235
 Number of Units
 Outstanding, End of
 Period                        6361     11,241        14,641          5,421
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $10.164       $10.834        $ 8.280
 Accumulation Unit Value,
 End of Period              $10.164    $10.834       $ 8.280        $ 7.235
 Number of Units
 Outstanding, End of
 Period                       5,530     27,471        18,857          1,096
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period        $10.000    $14.544       $25.331        $20.073
 Accumulation Unit Value,
 End of Period              $14.544    $25.331       $20.073        $13.217
 Number of Units
 Outstanding, End of
 Period                       4,972     10,929        14,285          6,297
 MFS LIMITED MATURITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period        $10.000    $10.273       $10.753        $11.237
 Accumulation Unit Value,
 End of Period              $10.273    $10.753       $11.237
 Number of Units
 Outstanding, End of
 Period                       1,014      5,857         4,938

                                       Y*

The AIM Variable Sub-Account as well as, the Fidelity Equity Income, and Dreyfus
   Stock Index Variable Sub-Accounts commenced operations on January 26, 1998. The other Variable Sub-Accounts commenced operation on June 17, 1997, but had no material operations for the year ended December 31, 1997. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.25% and an administrative expense charge of 0.10%.

(1) Effective May 1, 2002 the Portfolios AIM V.I. Growth and Income, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(2)    Not available to new investors.

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST BEING OFFERED
                 BASIC POLICY PLUS ENHANCED DEATH BENEFIT RIDER

                                                       For the Years Beginning January 1 and
                                                                Ending December 31,
                                               1998       1999          2000          2001
AIM V.I. CAPITAL APPRECIATION  SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $12.344      $ 17.594       $15.450
 Accumulation Unit Value, End of Period       $12.344    $17.594      $ 15.450       $11.682
 Number of Units Outstanding, End of Period     5,197     13,896        14,129        10,572
AIM V.I.  CORE EQUITY SUB-ACCOUNT (1)
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $12.897      $ 17.081       $14.400
 Accumulation Unit Value, End of Period       $12.897    $17.081      $ 14.400       $ 9.173
 Number of Units Outstanding, End of Period         0     21,097        24,225        14,671
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $10.121      $  9.784       $ 9.711
 Accumulation Unit Value, End of Period       $10.121    $ 9.784      $  9.711       $ 9.913
 Number of Units Outstanding, End of Period     8,931      7,601         8,074         7,232
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $11.433      $ 15.050       $13.620
 Accumulation Unit Value, End of Period       $11.433    $15.050      $13.620.
 Number of Units Outstanding, End of Period         0      1,584           327
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $10.858      $ 10.270       $11.149
 Accumulation Unit Value, End of Period       $10.858    $10.270      $ 11.149       $11.691
 Number of Units Outstanding, End of Period     7,546     39,816        47,013        16,757
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $13.477      $ 17.964       $14.079
 Accumulation Unit Value, End of Period       $13.477    $17.964      $ 14.079       $ 9.173
 Number of Units Outstanding, End of Period    15,252     14,638        17,565        14,671
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
(1)
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $11.434      $ 17.474       $12.676
 Accumulation Unit Value, End of Period       $11.434    $17.474      $ 12.676       $ 9.590
 Number of Units Outstanding, End of Period     5,403      4,967           977         1,206
AIM V.I.  PREMIER EQUITY SUB ACCOUNT (1)
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $13.287      $ 17.011       $14.311
 Accumulation Unit Value, End of Period       $13.287    $17.011      $ 14.311       $12.332
 Number of Units Outstanding, End of Period    5,2510     64,070        65,919        57,074
AMERICAN CENTURY VP BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.618    $12.116      $ 13.142       $12.611
 Accumulation Unit Value, End of Period       $12.116    $13.142      $ 12.611        11.988
 Number of Units Outstanding, End of Period     7,716     10,484        10,810         9,085
AMERICAN CENTURY VP INTERNATIONAL
SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.025    $11.734      $ 18.972       $15.544
 Accumulation Unit Value, End of Period       $11.734    $18.972      $ 15.554        10.856
 Number of Units Outstanding, End of Period     5,196      5,546        11,548        11,365
DREYFUS SOCIALLY RESPONSIBLE GROWTH
SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.813    $13.265      $ 17.649       $15.472
 Accumulation Unit Value, End of Period       $13.265    $17.643      $ 15.472       $11.805
 Number of Units Outstanding, End of Period     4,373      3,528         6,596         6,031
DREYFUSSTOCK INDEX SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $12.819      $ 15.237       $13.626
 Accumulation Unit Value, End of Period       $12.819    $15.237      $ 13.626       $11.792
 Number of Units Outstanding, End of Period    86,935     80,779        77,360        66,841
DREYFUS VIF GROWTH AND INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.602    $11.656      $ 13.601       $12.900
 Accumulation Unit Value, End of Period       $11.656    $13.601      $ 12.900       $11.970
 Number of Units Outstanding, End of Period    18,031     18,597        16,850        13,932
DREYFUS VIF MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.198    $10.566      $ 10.909       $11.402
 Accumulation Unit Value, End of Period       $10.566    $10.909      $ 11.402       $11.679
 Number of Units Outstanding, End of Period    13,027     40,342         2,062         3,684
DREYFUS VIF SMALL COMPANY STOCK SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.161    $10.343      $ 11.275       $12.061
 Accumulation Unit Value, End of Period       $10.343    $11.275      $ 12.061       $11.704
 Number of Units Outstanding, End of Period     5,753      5,754         2,477         2,227
FIDELITY VIP CONTRAFUND SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.071    $14.184      $ 17.370       $15.987
 Accumulation Unit Value, End of Period       $14.184    $17.370      $ 15.987       $13.826
 Number of Units Outstanding, End of Period    11,838     14,873        17,120        13,544
FIDELITY VIP EQUITY - INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.000    $11.259      $ 11.799       $12.610
 Accumulation Unit Value, End of Period       $11.259    $11.799      $ 12.610       $11.811
 Number of Units Outstanding, End of Period    76,050     70,192        67,206        57,665
FIDELITY VIP GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.685    $14.691      $ 19.899       $17.461
 Accumulation Unit Value, End of Period       $14.691    $19.899      $ 17.461       $14.170
 Number of Units Outstanding, End of Period     8,947     11,241        14,641        12,263
FIDELITY VIP HIGH INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.779    $10.164      $ 10.834       $ 8.280
 Accumulation Unit Value, End of Period       $10.164    $10.834      $  8.280       $ 7.202
 Number of Units Outstanding, End of Period    28,509     27,471        18,857        14,048
MFS EMERGING GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of
 Period                                       $10.999    $14.544      $ 25.331       $20.073
 Accumulation Unit Value, End of Period       $14.544    $25.331      $ 20.073       $13.157
 Number of Units Outstanding, End of Period     6,085     10,929        14,285        10,328
 MFS LIMITED MATURITY SUB-ACCOUNT (2)
 Accumulation Unit Value, Beginning of
 Period                                       $10.269    $10.273      $ 10.753
 Accumulation Unit Value, End of Period       $10.273    $10.753      $ 11.237
 Number of Units Outstanding, End of Period     3,996      5,857         4,938

                                       *

* The AIM Variable Sub-Account as well as, the Fidelity Equity Income, and Dreyfus Stock Index Variable Sub-Accounts commenced operations on January 26, 1998. The other Variable Sub-Accounts commenced operation on June 17, 1997, but had no material operations for the year ended December 31, 1997. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative expense charge of 0.10%.

(1) Effective May 1, 2002 the Portfolios AIM V.I. Growth and Income, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(2)    Not available to new investors.

MARKET VALUE ADJUSTMENT EXAMPLE
--------------------------------------------------------------------------------

 The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.*

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

*If a U.S. Treasury Note ("Note") with a maturity of the Guarantee Period is not available, we will determine an appropriate interest rate based on an interpolation of the next shortest duration and next longest duration Notes.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Interest Rate: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.


                        EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at $10,000.00 X (1.045)/3 /= $11,411.66 End of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
Step 3.  Calculate the Withdrawal         I = 4.5%
Charge:                                   J = 4.2%
                                          N = 730 days    =2
                                              --------
                                                  365 days
Step 4. Calculate the Market Value        Market Value Adjustment Factor: .9 X
Adjustment:                               [I - (J + .0025)] X N = .9 X [.045 -
                                          (.042 + .0025)] X 2 = .0009

                                          Market Value Adjustment = Market Value
                                          Adjustment Factor X Amount Subject to
                                          Market Value Adjustment:
                                           = .0009 X ($11,411.66 - $1,500.00) =
                                          $8.92




Step 5. Calculate the amount received
by a Contract Owner as a result of full
withdrawal at the end of Contract Year    $11,411.66 + $8.92 = $11,420.58
3:

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1. Calculate Contract Value at $10,000.00 X (1.045)/3 /= $11,411.66 End of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
Step 3.  Calculate the Withdrawal         I = 4.5%
Charge:                                   J = 4.8%
                                          N = 730 days    =2
                                              --------
                                                  365 days
Step 4. Calculate the Market Value        Market Value Adjustment Factor: .9 X
Adjustment:                               [I - (J + .0025)] X N = .9 X [.045 -
                                          (.048 + .0025)] X 2 = - .0099

                                          Market Value Adjustment = Market Value
                                          Adjustment Factor X Amount Subject to
                                          Market Value Adjustment:
                                           = - .0099 X ($11,411.66 - $1,500.00)
                                          = - $98.13




Step 5. Calculate the amount received
by a Contract Owner as a result of full
withdrawal at the end of Contract Year    $11,411.66 - $98.13 = $11,313.53
3:

Brown 257
THE ALLSTATE\\(R)\\ PROVIDER VARIABLE ANNUITY

(formerly referred to as  "The Glenbrook Provider Variable Annuity")

GLENBROOK LIFE AND ANNUITY COMPANY
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-755-5275                                     PROSPECTUS
DATED MAY 1, 2002
 -------------------------------------------------------------------------------
GLENBROOK LIFE AND ANNUITY COMPANY ("GLENBROOK LIFE") is offering the Allstate\\(R)\\\\ \\Provider Variable Annuity, an individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 41 "INVESTMENT ALTERNATIVES". The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 38 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the GLENBROOK LIFE Multi-Manager Variable Account ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the portfolios ("PORTFOLIOS") of the following mutual funds ("FUNDS"):

AIM VARIABLE INSURANCE FUNDS          FIDELITY VARIABLE INSURANCE PRODUCTS
THE DREYFUS SOCIALLY RESPONSIBLE       FUNDS
 GROWTH                               GOLDMAN SACHS VARIABLE INSURANCE TRUST
FUND, INC.                            MFS(R) VARIABLE INSURANCE TRUST/SM/
DREYFUS STOCK INDEX FUND              NEUBERGER BERMAN ADVISERS MANAGEMENT
DREYFUS VARIABLE INVESTMENT FUND       TRUST
 (VIF)                                THE UNIVERSAL INSTITUTIONAL FUNDS, INC.




Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (GLENBROOK LIFE) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 54 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

    IMPORTANT       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
     NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account Options
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------
  Death Benefits
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     GLENBROOK LIFE
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Qualified Plans
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES 42
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT EXAMPLE 52
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
Anniversary Values
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Plan
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner (You)
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Death Proceeds
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Enhanced Death Benefit Rider
--------------------------------------------------------------------------------
Enhanced Death and Income Benefit Combination Rider
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Fixed Account Options
--------------------------------------------------------------------------------
Free Withdrawal Amount
--------------------------------------------------------------------------------
Funds
--------------------------------------------------------------------------------
GLENBROOK LIFE ("We" or "Us")
--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *
   In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE                PAYMENTS You can purchase a Contract with as little as
                        $3,000 ($2,000 for "QUALIFIED CONTRACTS", which are
                        Contracts issued within QUALIFIED PLANS). You can add to
                        your Contract as often and as much as you like, but each
                        payment must be at least $50.
-------------------------------------------------------------------------------
RIGHT                   TO CANCEL You may cancel your Contract within 20 days of
                        receipt or any longer period as your state may require
                        ("CANCELLATION PERIOD"). Upon cancellation, we will
                        return your purchase payments adjusted, to the extent
                        federal or state law permits, to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.15% of
                          average daily net assets (1.37% if you select the ENHANCED DEATH BENEFIT RIDER and 1.59% if you select the ENHANCED DEATH AND INCOME BENEFIT COMBINATION
                          RIDER)

                        .Annual contract maintenance charge of $35 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 6% of purchase
                          payment withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        . State premium tax (if your state imposes one)

                        In addition, each Portfolio pays expenses that you will
                        bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 41 investment alternatives
ALTERNATIVES            including:

                        .3 Fixed Account Options (which credit interest at
                          rates we guarantee)

                        .38 Variable Sub-Accounts investing in Portfolios
                          offering professional money management by these investment advisers:

                          . AIM Advisors, Inc.

                            . The Dreyfus Corporation

                          . Fidelity Management & Research Company

                        . Goldman Sachs Asset Management

                          . Goldman Sachs Asset Management International

                         . MFS Investment Management(R)

                        . Miller Anderson & Sherrerd, LLP

                        . Morgan Stanley Asset Management

                          . Neuberger Berman Management, Inc.

                        To find out current rates being paid on the Fixed
                        Account options, or to find out how the Variable
                        Sub-Accounts have performed, please call us at
                        1-800-755-5275.
-------------------------------------------------------------------------------
SPECIAL SERVICES For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                          . AUTOMATIC ADDITIONS PROGRAM

                         . DOLLAR COST AVERAGING PROGRAM

                         . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME                  PAYMENTS You can choose fixed income payments, variable
                        income payments, or a combination of the two. You can
                        receive your income payments in one of the following
                        ways:

                        . life income with guaranteed payments

                        .a "joint and survivor" life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH                   BENEFITS If you or the ANNUITANT (if the Contract is
                        owned by a non-natural person) die before the PAYOUT
                        START DATE, we will pay the death benefit described in
                        the Contract. We offer an Enhanced Death Benefit Rider
                        and an Enhanced Death and Income Benefit Combination
                        Rider.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to a
                        Guarantee Period of the Fixed Account must be at least
                        $50.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per transfer
                        after the 12th transfer in each "Contract Year," which
                        we measure from the date we issue your Contract or a
                        Contract Anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time prior to the Payout Start Date. In general,
                        you must withdraw at least $50 at a time. Full or
                        partial withdrawals are available under limited
                        circumstances on or after the Payout Start Date.
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 /1/2/, may be subject to
                        an additional 10% federal tax penalty.  A withdrawal
                        charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 41 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/ or Fixed Account Options. If you invest in any of the 3 Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the 38 Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page___ . You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.
LOGO

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-755-5275 if you have any questions about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5     6+
Payment Being Withdrawn
--------------------------------------------------------------------------------------------
Applicable Charge                                        6%   6%   5%   5%   4%   3%    0%
--------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
--------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
--------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.

                                                                                         Policywith
                                                                           Policywith      Enhanc
                                                                             Enhance      Deathand
VARIABLE ACCOUNT ANNUAL EXPENSES                                              Death        Income
(AS A PERCENTAGE OF DAILY NET ASSET VALUE                           Base     Benefit       Benefit
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)                           Policy     Rider         Combo
-----------------------------------------------------------------------------------------------------
Mortality and Expense Risk Charge                                  1.05%         1.27%         1.49%
-----------------------------------------------------------------------------------------------------
Administrative Expense Charge                                      0.10%         0.10%         0.10%
-----------------------------------------------------------------------------------------------------
Total Variable Account Annual Expenses                             1.15%         1.37%         1.59%
-----------------------------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)(1)

                                                                                                              Total
                                                                                                            Portfolio
                                                                         Management  Rule 12b-1   Other      Annual
Portfolio                                                                   Fees        Fees     Expenses   Expenses
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund - Series I                                          0.75%        N/A       0.37%       1.12%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series I                              0.61%        N/A       0.24%       0.85%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series I (2)                                   0.61%        N/A       0.21%       0.82%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund - Series I                                0.60%        N/A       0.33%       0.93%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund - Series I                                  0.65%        N/A       0.42%       1.07%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund - Series I                             0.50%        N/A       0.58%       1.08%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund - Series I                                            0.62%        N/A       0.26%       0.88%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund - Series I                                        0.63%        N/A       0.66%       1.29%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund - Series I (2)                          0.73%        N/A       0.32%       1.05%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund - Series I (2)                                0.60%        N/A       0.25%       0.85%
----------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial Shares         0.75%        N/A       0.03%       0.78%
----------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index Fund: Initial Shares                                   0.25%        N/A       0.01%       0.26%
----------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income Portfolio: Initial Shares                    0.75%        N/A       0.05%       0.80%
----------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Money Market Portfolio                                       0.50%        N/A       0.08%       0.58%
----------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Small Company Stock Portfolio: Initial Shares                0.75%        N/A       0.28%       1.03%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio-Initial Class (3)                        0.58%        N/A       0.10%       0.68%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio-Initial Class (3)                     0.48%        N/A       0.10%       0.58%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio-Initial Class (3)                            0.58%        N/A       0.10%       0.68%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio-Initial Class (3)                       0.58%        N/A       0.13%       0.71%
----------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth Fund (4)                                  0.75%        N/A       0.94%       1.69%
----------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap Equity Fund (4)                       0.75%        N/A       0.47%       1.22%
----------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity Fund (4)                            0.70%        N/A       0.12%       0.82%
----------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund (4)                               0.75%        N/A       0.42%       1.17%
----------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT International Equity Fund (4)                            1.00%        N/A       1.05%       2.05%
----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series-Initial Class (5)                               0.75%        N/A       0.12%       0.87%
----------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series-Initial Class (5)                               0.75%        N/A       0.15%       0.90%
----------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series-Initial Class (5,6)                               0.90%        N/A       0.16%       1.06%
----------------------------------------------------------------------------------------------------------------------
Neuberger Berman AMT Guardian Portfolio-Class I (7)                        0.85%        N/A       0.14%       0.99%
----------------------------------------------------------------------------------------------------------------------
Neuberger Berman AMT Mid-Cap Growth Portfolio-Class I (7)                  0.84%        N/A       0.07%       0.91%
----------------------------------------------------------------------------------------------------------------------
Neuberger Berman AMT Partners Portfolio-Class I (7)                        0.82%        N/A       0.05%       0.87%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income Portfolio (8,9)                      0.40%        N/A       0.31%       0.71%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio (8,9)                               0.55%        N/A       0.36%       0.91%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Value Equity Portfolio (8,9)                         0.80%        N/A       0.48%       1.28%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF International Magnum Portfolio (8,9)                        0.80%        N/A       0.54%       1.34%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value Portfolio (8,9)                               0.75%        N/A       0.35%       1.10%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (8,9)                                      0.80%        N/A       0.35%       1.15%
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Value Portfolio (8,9)                                       0.55%        N/A       0.38%       0.93%
----------------------------------------------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).

2. Effective May 1, 2002 the AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

3. Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total

Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio and 0.70% for High Income Portfolio.

4. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent "Total Portfolio Annual Expenses" exceed 1.00% for Capital Growth Fund, 1.00% for Core/SM/ Small Cap Equity Fund, 0.82% for Core/SM/ U.S. Equity Fund, and 1.35% for International Equity Fund. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 fees","Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                  Total
                                           Management  Rule12b-1   Other        Portfolio
Portfolio                                     Fees       Fees     Expenses   Annual Expenses
---------------------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth Fund        0.75%        N/A      0.25%          1.00%
---------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap         0.75%        N/A      0.25%          1.00%
Equity Fund
---------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity       0.70%        N/A      0.12%          0.82%
Fund*
---------------------------------------------------------------------------------------------
Goldman Sachs VIT International Equity       1.00%        N/A      0.35%          1.35%
Fund
---------------------------------------------------------------------------------------------


*The Portfolio had expenses offset by earnings credits from the custodian bank. Had the expenses offset been taken into account, "Total Portfolio Annual Expenses would have been 0.81%.

5. Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for Investors Trust Series and 1.05% for New Discovery Series.

6. MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 5 above), do not exceed 0.15% of the average daily net assets of the Portfolio during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses" would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversees the Portfolios.

7. Neuberger Berman Management Inc. ("NBMI") has undertaken through April 30, 2005 to reimburse certain operating expenses, including the compensation of NBMI (except with respect to Guardian, Mid-Cap Growth and Partners Portfolios) and excluding taxes, interest, extraordinary expenses, brokerage commissions and transaction costs, that exceed, in the aggregate, 1.00% of the Guardian, Mid-Cap Growth and Partners Portfolios' average daily net asset value. The expense reimbursement arrangements for Guardian, Mid-Cap Growth and Partners Portfolios are contractual for three years and any excess expenses can be repaid to NBMI within three years of the year incurred, provided such recoupment would not cause a Portfolio to exceed its respective limitation.

8. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolios' adviser to the extent "Total Portfolio Annual Expenses" exceed the following percentages: Van Kampen UIF Core Plus Fixed Income Portfolio 0.70%; Van Kampen UIF Equity Growth Portfolio 0.85%; Van Kampen UIF Global Value Equity Portfolio 1.15%; Van Kampen UIF International Magnum Portfolio 1.15%; Van Kampen UIF Mid Cap Value Portfolio 1.05%; Van Kampen UIF U.S. Real Estate Portfolio 1.10%; Van Kampen UIF Value Portfolio 0.85%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                  Total
                                           Management  Rule12b-1   Other        Portfolio
Portfolio                                     Fees       Fees     Expenses   Annual Expenses
---------------------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income        0.39%        N/A      0.31%          0.70%
Portfolio
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio       0.49%        N/A      0.36%          0.85%
---------------------------------------------------------------------------------------------
Van Kampen UIF Global Value Equity           0.67%        N/A      0.48%          1.15%
Portfolio
---------------------------------------------------------------------------------------------
Van Kampen UIF International Magnum          0.62%        N/A      0.54%          1.16%
Portfolio
---------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value Portfolio       0.70%        N/A      0.35%          1.05%
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio    0.75%        N/A      0.35%          1.10%
---------------------------------------------------------------------------------------------
Van Kampen UIF Value Portfolio               0.47%        N/A      0.38%          0.85%
---------------------------------------------------------------------------------------------

Additionally, in determining the actual amount of voluntary management fee waiver and/or expense reimbursement for a Portfolio, if any, the adviser excludes from consideration certain investment related expenses, such as foreign country tax expense and interest expense on borrowing. Included in "Other Expenses" of the International Magnum Portfolio is 0.01% of such investment-related expenses.

9. Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Portfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio, and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment,

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

.. elected the Enhanced Death and Income Benefit Combination Rider.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT

ASSUMES TERMINATION

Sub-Account                                   1 Year  3 Year  5 Year   10 Year
-------------------------------------------------------------------------------
AIM V.I. Balanced                              $80     $132    $177     $320
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                  $77     $123    $164     $293
-------------------------------------------------------------------------------
AIM V.I. Core Equity                           $77     $123    $162     $290
-------------------------------------------------------------------------------
AIM V.I. Diversified Income                    $78     $126    $168     $301
-------------------------------------------------------------------------------
AIM V.I. Global Utilities                      $80     $130    $175     $315
-------------------------------------------------------------------------------
AIM V.I. Government Securities                 $80     $131    $175     $316
-------------------------------------------------------------------------------
AIM V.I. Growth                                $78     $124    $165     $296
-------------------------------------------------------------------------------
AIM V.I. High Yield                            $82     $137    $186     $337
-------------------------------------------------------------------------------
AIM V.I. International Growth                  $79     $130    $174     $313
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                        $77     $123    $164     $293
-------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth            $77     $121    $160     $286
-------------------------------------------------------------------------------
Dreyfus Stock Index                            $71     $105    $133     $232
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income                  $77     $122    $161     $288
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market                     $75     $115    $150     $265
-------------------------------------------------------------------------------
Dreyfus VIF - Small Company Stock              $79     $129    $173     $311
-------------------------------------------------------------------------------
Fidelity VIP Contrafund                        $76     $118    $155     $276
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income                     $75     $115    $150     $265
-------------------------------------------------------------------------------
Fidelity VIP Growth                            $76     $118    $155     $276
-------------------------------------------------------------------------------
Fidelity VIP High Income                       $76     $119    $156     $279
-------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth               $86     $149    $206     $374
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap Equity    $81     $135    $182     $329
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity         $77     $123    $162     $290
-------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income            $81     $133    $180     $325
-------------------------------------------------------------------------------
Goldman Sachs VIT International Equity         $90     $160    $223     $407
-------------------------------------------------------------------------------
MFS Emerging Growth                            $78     $124    $165     $295
-------------------------------------------------------------------------------
MFS Investors Trust                            $78     $125    $166     $298
-------------------------------------------------------------------------------
MFS New Discovery                              $80     $130    $174     $314
-------------------------------------------------------------------------------
Neuberger Berman AMT Guardian                  $79     $128    $171     $307
-------------------------------------------------------------------------------
Neuberger Berman AMT Mid-Cap Growth            $78     $125    $167     $299
-------------------------------------------------------------------------------
Neuberger Berman AMT Partners                  $78     $124    $165     $295
-------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income          $76     $119    $156     $279
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth                   $78     $125    $167     $299
-------------------------------------------------------------------------------
Van Kampen UIF Global Value Equity             $82     $137    $185     $335
-------------------------------------------------------------------------------
Van Kampen UIF International Magnum            $82     $138    $188     $341
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value                   $80     $131    $176     $318
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate                $81     $136    $184     $332
-------------------------------------------------------------------------------
Van Kampen UIF Value                           $78     $126    $168     $301
-------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each period.

ASSUMES NO TERMINATION

Sub-Account                                   1 Year  3 Year  5 Year   10 Year
-------------------------------------------------------------------------------
AIM V.I. Balanced                              $29     $ 89    $152     $320
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                  $26     $ 81    $138     $293
-------------------------------------------------------------------------------
AIM V.IM Core Equity                           $26     $ 80    $137     $290
-------------------------------------------------------------------------------
AIM V.I. Diversified Income                    $27     $ 83    $142     $301
-------------------------------------------------------------------------------
AIM V.I. Global Utilities                      $29     $ 88    $149     $315
-------------------------------------------------------------------------------
AIM V.I. Government Securities                 $29     $ 88    $150     $316
-------------------------------------------------------------------------------
AIM V.I. Growth                                $27     $ 82    $140     $296
-------------------------------------------------------------------------------
AIM V.I. High Yield                            $31     $ 95    $160     $337
-------------------------------------------------------------------------------
AIM V.I. International Growth                  $28     $ 87    $148     $313
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                        $26     $ 81    $138     $293
-------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth            $26     $ 79    $135     $286
-------------------------------------------------------------------------------
Dreyfus Stock Index                            $20     $ 63    $108     $232
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income                  $26     $ 79    $136     $288
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market                     $24     $ 73    $124     $265
-------------------------------------------------------------------------------
Dreyfus VIF - Small Company Stock              $28     $ 86    $147     $311
-------------------------------------------------------------------------------
Fidelity VIP Contrafund                        $25     $ 76    $129     $276
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income                     $24     $ 73    $124     $265
-------------------------------------------------------------------------------
Fidelity VIP Growth                            $25     $ 76    $129     $276
-------------------------------------------------------------------------------
Fidelity VIP High Income                       $25     $ 77    $131     $279
-------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth               $35     $107    $180     $374
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap Equity    $30     $ 92    $157     $329
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity         $26     $ 80    $137     $290
-------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income            $30     $ 91    $154     $325
-------------------------------------------------------------------------------
Goldman Sachs VIT International Equity         $39     $117    $198     $407
-------------------------------------------------------------------------------
MFS Emerging Growth                            $27     $ 82    $139     $295
-------------------------------------------------------------------------------
MFS Investors Trust                            $27     $ 83    $141     $298
-------------------------------------------------------------------------------
MFS New Discovery                              $29     $ 87    $149     $314
-------------------------------------------------------------------------------
Neuberger Berman AMT Guardian                  $28     $ 85    $145     $307
-------------------------------------------------------------------------------
Neuberger Berman AMT Mid-Cap Growth            $27     $ 83    $141     $299
-------------------------------------------------------------------------------
Neuberger Berman AMT Partners                  $27     $ 82    $139     $295
-------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income          $25     $ 77    $131     $279
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth                   $27     $ 83    $141     $299
-------------------------------------------------------------------------------
Van Kampen UIF Global Value Equity             $31     $ 94    $160     $335
-------------------------------------------------------------------------------
Van Kampen UIF International Magnum            $31     $ 96    $163     $341
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value                   $29     $ 89    $151     $318
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate                $30     $ 93    $158     $332
-------------------------------------------------------------------------------
Van Kampen UIF Value                           $27     $ 83    $142     $301
-------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EARNINGS. YOUR ACTUAL EXPENSES MAY BE LESS OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESS OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.49%. IF NO RIDER WERE ELECTED, OR THE ENHANCED DEATH BENEFIT RIDER WERE ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON THE CURRENT AVERAGE CONTRACT SIZE OF $45,559

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT" Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE". Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statement contained in the Statement of Additional Information. The financial statements of GLENBROOK LIFE also appear in the Statement of Additional Information.

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Glenbrook Life Provider Variable Annuity is a contract between you, the Contract Owner, and Glenbrook Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for the purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner or Annuitant cannot exceed 90 as of the date we received the completed application. You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Plans" on page__.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a natural person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i) the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the Death Proceeds or become the new Contract Owner, subject to the "Death of Owner" section below, if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary, will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who is the first entitled to receive benefits under the Contract upon death of the sole surviving Contract Owner. A contingent Beneficiary is the person selected by the Contract Owner who will become the Beneficiary if all named primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving primary or contingent Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract Owner is not a natural person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.




MODIFICATION OF THE CONTRACT
Only a Glenbrook Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office. We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation

Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return your Contract by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the money market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, you may then allocate your money to other Variable Sub-Accounts.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments of the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Variable Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider described on pages __.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 38 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS:          INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS*
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund  As high a total return as
                        possible, consistent with
                        preservation of capital
-------------------------------------------------------
AIM V.I. Capital        Growth of capital
Appreciation Fund
-------------------------------------------------------
AIM V.I. Core Equity    Growth of capital with a
Fund                    secondary objective of
                        current income
-------------------------------------------------------         AIM ADVISORS,
AIM V.I. Diversified    A high level of current                    INC.
Income Fund             income
-------------------------------------------------------
AIM V.I. Global         High total return
Utilities Fund
-------------------------------------------------------
AIM V.I. Government     A high level of current
Securities Fund         income consistent with a
                        reasonable concern for safety
                        of principal
-------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------
AIM V.I. High Yield     A high level of current        ------------------------
Fund                    income
-------------------------------------------------------
AIM V.I. International  Long-term growth of capital
Growth Fund
-------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
Equity Fund             and income as a secondary
                        objective
-------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE
DREYFUS FUNDS)
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible
Growth Fund, Inc.         Capital growth, and, secondarily, current income

-------------------------------------------------------
Dreyfus Stock Index     To match the total return of
Fund                    the Standard & Poor's(R) 500
                           Composite Stock Price Index
-------------------------------------------------------
Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        current income and growth of
                        income, consistent with            THE DREYFUS
                        reasonable investment risk         CORPORATION
-------------------------------------------------------
Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                           the preservation of capital
                        and the maintenance of
                        liquidity
-------------------------------------------------------
Dreyfus VIF Small       Investment returns
Company Stock           (consisting of capital
Portfolio               appreciation and income) that
                        are greater than the total
                        return performance of stocks   ------------------------
                        represented by the Russell
                        2500/SM/ Stock Index
                        ("Russell 2500")
-------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------
 Fidelity VIP II        Long-term capital
 Contrafund(TM)         appreciation
  Portfolio
-------------------------------------------------------------------------------
Fidelity VIP            Reasonable income
Equity-Income
Portfolio                                                  FIDELITY MANAGEMENT
------------------------------------------------------             -&
Fidelity VIP Growth     Capital appreciation                  RESEARCH COMPANY
Portfolio
-------------------------------------------------------
Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth  ------------------------
                        of capital
-------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)
-------------------------------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital
Capital Growth Fund

-------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital
CORE/SM/Small Cap
Equity Fund
-------------------------------------------------------      GOLDMAN SACHS
Goldman Sachs VIT       Long-term growth of capital               ASSET
CORE/SM/ U.S. Equity    and dividend income                     MANAGEMENT
Fund
-------------------------------------------------------
Goldman Sachs VIT       A high total return,
Global Income Fund      emphasizing current income
                        and, to a lesser extent
                        providing opportunities for
                        capital appreciation
-------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital    ------------------------
Growth and Income Fund  and growth of income
-------------------------------------------------------
Goldman Sachs VIT       Long-term capital
International Equity    appreciation
Fund
-------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/SM/
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital
Series
-------------------------------------------------------         MFS INVESTMENT
MFS Investors Trust     Long-term growth of capital              MANAGEMENT(R)
Series                  with a secondary objective to
                        seek reasonable current
                        income
-------------------------------------------------------
MFS New Discovery       Capital appreciation           ------------------------
Series
-------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Morgan Stanley UIF      Long-term capital                    MORGAN STANLEY
Equity Growth           appreciation                              ASSET
                                                               MANAGEMENT
-------------------------------------------------------------------------------
Morgan Stanley UIF      Above-average total return               MILLER
Fixed Income            over a market cycle of three            ANDERSON &
                        to five  years                         SHERRERD, LLP
-------------------------------------------------------------------------------
Morgan Stanley UIF      Long-term capital                   MORGAN STANLEY
Global Equity           appreciation                             ASSET
                                                               MANAGEMENT
-------------------------------------------------------
Morgan Stanley UIF      Long-term capital              ------------------------
International Magnum    appreciation
-------------------------------------------------------
Morgan Stanley UIF Mid  Above-average total return             MILLER ANDERSON
Cap Value               over a market cycle of three                  &
                        to five years                            SHERRERD, LLP
-------------------------------------------------------------------------------
Morgan Stanley UIF      Above-average current income         MORGAN STANLEY
U.S. Real Estate        and long-term capital                    ASSET
                        appreciation                           MANAGEMENT
-------------------------------------------------------------------------------
Morgan Stanley UIF      Above-average total return            MILLER ANDERSON &
Value                   over a market cycle of three            SHERRERD, LLP
                        to five years
-------------------------------------------------------------------------------
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
-------------------------------------------------------------------------------
Neuberger Berman AMT    Long-term growth of capital;
Guardian                current income is a secondary
                        goal                                   NEUBERGER BERMAN
-------------------------------------------------------        MANAGEMENT INC.
Neuberger Berman AMT    Growth of capital
Mid-Cap Growth
-------------------------------------------------------
Neuberger Berman AMT    Growth of capital              ------------------------
Partners
-------------------------------------------------------

* A Portfolio's investment objective may be changed by the Portfolio's Board of Trustees without shareholder approval.

 Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund.

Effective May 1, 2002, the Portfolio changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund.

Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MAY NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE GREATER OR LESS THAN THE INVESTMENT RESULTS OF SIMILARLY NAMED RETAIL MUTUAL FUNDS.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options: 2 dollar cost averaging options, and the option to invest in one or more Guarantee Periods included in the Guaranteed Maturity Fixed Account. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS
DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Purchase payments that you allocate to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every twelve months for each payment or transfer.

For each purchase payment, the first transfer from the DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money market Variable Sub-Account in equal monthly installments. Transferring Account Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __. You must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 36 months of payment. At the end of 36 months, any nominal amounts remaining in the DCA Fixed Account will be allocated to the money market Variable Sub-Account. No transfers are permitted into the Dollar Cost Averaging Fixed Account.

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to the Short Term Dollar Cost Averaging Fixed Account Option ("Short Term DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for up to one year at the current rate in effect at the time of allocation.

For each purchase payment, the first transfer from the Short Term DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money market Variable Sub-Account in equal monthly installments. Transferring Account Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

We will follow your instructions in transferring amounts monthly from the Short Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 12 monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. At the end of the transfer period, any nominal amounts remaining in the Short Term DCA Fixed Account will be allocated to the money market Variable Sub-Account.

If you discontinue the Short term Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the money market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Short Term Dollar Cost Averaging Fixed Account.

We bear the investment risk for all amounts allocated to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate. We may declare more than one interest rate for different monies based upon the date of allocation to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or GLENBROOK LIFE customer service at 1-800-755-5275.


GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s). Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors.

WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or GLENBROOK LIFE at 1-800-755-5275.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

THE FOLLOWING EXAMPLE ILLUSTRATES HOW A PURCHASE PAYMENT ALLOCATED TO A GUARANTEED PERIOD WOULD GROW, GIVEN AN ASSUMED GUARANTEE PERIOD AND ANNUAL INTEREST RATE:

Purchase Payment.................................................    $10,000
Guarantee Period.................................................  5 years
Annual Interest Rate.............................................       4.50%





                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)             x1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest)                              x1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                     x1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                 x1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                              x1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new

  Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; we will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2,/ may be subject to an additional 10% federal tax penalty.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Free Withdrawal Amount as described on page___,

.. that qualify for one of the waivers as described on page___,

.. to satisfy the IRS minimum distribution rules for the Contract, or

.. a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short-Term Dollar Cost Averaging Fixed Account or the Dollar Cost Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. If you choose an Income Plan that depends on any person's life, you may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-755-5275. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month during the Accumulation Phase from the Short Term DCA Fixed Account or the DCA Fixed Account, to any Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.
Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Fidelity VIP High Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fidelity VIP High Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity VIP High Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. However, we will waive this charge if, as of the Contract Anniversary or upon full surrender:

.. total purchase payments equal $50,000 or more, or

.. all money is allocated to the Fixed Account.

In addition, we will waive the Contract Maintenance Charge if total purchase payments are $50,000 or more as of the Payout Start Date.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.05% of the average daily net assets you have invested in the Variable Sub-Accounts (1.27% if you select the Enhanced Death Benefit Rider, and 1.49% if you select the Enhanced Death and Income Benefit Combination Rider). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider and the Enhanced Death and Income Benefit Combination Rider to compensate us for the additional risk that we accept by providing these options. We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 6% of the purchase payment(s) you withdraw. The charge declines to 0% over a 6 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page__. During each Contract Year, you can withdraw up to 15% of the aggregate amount of your purchase payments without paying the charge. Unused portions of this "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of calculating the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period);

.. on the death of the Contract Owner, or the Annuitant if the Contract Owner is not a natural person (unless the Settlement Value is used to determine the death benefit);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2,/ may be subject to an additional 10% federal tax penalty and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. You or the Annuitant, if the Contract Owner is not a natural person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract Owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a natural person, become unemployed at least one year after the Issue Date;

2. you or the Annuitant, if the Contract Owner is not a natural person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3. you or the Annuitant, if the Contract Owner is not a natural person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers. The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for such taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section beginning on page____.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of current estimates of those charges and expenses, see page____. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored. In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account. If you request a total withdrawal, we may require you to return your Contract to us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2/, may be subject to an additional 10% Federal tax penalty.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program. Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings under a Systematic Withdrawal Program are taxed as ordinary income and, if taken prior to age 59 /1/2/, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your


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

Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been previously reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.




INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
You select the Payout Start Date in your application. The "PAYOUT START DATE" is the day that we apply your money to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the day the Annuitant reaches age 90, or the 10th Contract
  Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the commuted balance of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout

Start Date.

We may make other Income Plans available.

If you elected the Enhanced Death and Income Benefit Combination Option, you may be able to apply an amount greater than your Contract Value to an Income Plan. You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH OF OWNER
 If you die before the Payout Start Date, any surviving joint Contract Owner or, if none, the Beneficiary will be designated the new Contract Owner and will be entitled to the options described below. If the new Contract Owner previously was the Beneficiary, however, the new Contract Owner's options will be subject to any restrictions previously placed upon the Beneficiary.

The claim for death benefits must be submitted to us within 180 days of the relevant death in order to claim the standard or enhanced death benefit. If a complete claim is not submitted within 180 days of the relevant death, the claimant will receive the greater of Contract Value or the

Settlement Value. (See "Death Proceeds" below).

1. If your spouse is the sole surviving Contract Owner or, in the absence of any surviving Contract Owner, is the sole Beneficiary:

  (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

  (b) Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

  (c) If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:

The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. The excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Variable Sub-accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Payout Start Date, the Death Benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

   (i) over the life of the new Contract Owner; or

   (ii) . for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

   (iii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

  (c) If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the new Contract Owner is a corporation or other type of non-living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers(as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for purposes of these provisions

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds are paid.


DEATH OF ANNUITANT
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

  (a) the youngest Contract Owner; otherwise

  (b)  the youngest Beneficiary.

You may change the Annuitant before the Payout Start Date.

2. If the Contract Owner is a non-living person:

  (a) The Contract Owner may elect to receive the Death Proceeds in a lump sum;
or

  (b) If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.


DUE PROOF OF DEATH
A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate,

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the applicable death benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the applicable death benefit as described above.

This right applies only for the purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the value of the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the value of the death benefit, or

3. the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.

A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries. The partial withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Contract Value on the Death Benefit

Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.


OPTIONAL RIDERS
We offer two optional riders: an Enhanced Death Benefit Rider and an Enhanced Death and Income Benefit Combination Rider. You may elect to add either or no Riders to your Contract; you may not add both. If you elect an optional Rider, we will charge you a higher mortality and expense risk charge. We may discontinue offering either or both of these Riders at any time. The benefits under these Riders are described below.


ENHANCED DEATH BENEFIT RIDER
If the Contract Owner is a living individual, the enhanced death benefit applies only upon the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the enhanced death benefit. The enhanced death benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states. The enhanced death benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial purchase payment. After issue, Enhanced Death Benefit A is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary.

The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

  (d) = the withdrawal amount,

  (e) = the Contract Value immediately prior to the withdrawal, and

  (f) = the Contract Value on that Contract Anniversary adjusted by any prior purchase payments and withdrawals since that Contract Anniversary.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or the Annuitant's, if the Contract Owner is not a natural person, 85th birthday. After age 85, we will recalculate Enhanced Death Benefit A only for purchase payments and withdrawals.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment, as defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

.. the date we determine the death benefit, or

.. the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a natural person, the Annuitant's, 85th birthday.

The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

  (a) = the withdrawal amount,

  (b) = the Contract Value immediately prior to the withdrawal, and

  (c) = the most recently calculated enhanced death benefit.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER. Instead of the Enhanced Death Benefit Rider, you may instead choose the Enhanced Death and Income Benefit Combination Rider.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is as described above under "Enhanced Death Benefit Rider."

The enhanced income benefit guarantees that the amount of income payments you receive will not be less than those determined by applying the value of the enhanced death benefit on the Payout Start Date to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

.. is on or after the tenth Contract Anniversary, and

.. is prior to the Annuitant's 90th Birthday.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either a single or joint lives with a period certain of at least:

.. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

.. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.

The enhanced income benefit only applies to the determination of income payments under Income Plans in the circumstances described above. This is not a


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guarantee of Contract Value on invetment performance. This benefit does not enhance the amounts you receive in partial withdrawals or surrenders. If you surrender your Contract, you will not receive any benefit under this Rider.




MORE INFORMATION
--------------------------------------------------------------------------------


GLENBROOK LIFE
GLENBROOK LIFE is the issuer of the Contract. GLENBROOK

LIFE is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, GLENBROOK LIFE was organized under the laws of the State of Illinois in 1992. GLENBROOK LIFE was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 GLENBROOK LIFE was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

GLENBROOK LIFE is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

GLENBROOK LIFE is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

GLENBROOK LIFE and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of GLENBROOK LIFE's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to GLENBROOK LIFE; GLENBROOK

LIFE remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to GLENBROOK LIFE due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to GLENBROOK LIFE, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
GLENBROOK LIFE established the GLENBROOK LIFE Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or GLENBROOK LIFE.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of GLENBROOK LIFE.

The Variable Account consists of multiple Variable Sub-Accounts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be


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

determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment Portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

GLENBROOK LIFE does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract within a qualified plan, the plan


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may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Jorden Burt, LLP, Washington, D.C., has advised GLENBROOK LIFE on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and GLENBROOK LIFE's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of GLENBROOK LIFE.


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TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. GLENBROOK LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF GLENBROOK LIFE AND
ANNUITY COMPANY
GLENBROOK LIFE is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from GLENBROOK LIFE, and its operations form a part of GLENBROOK LIFE, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, GLENBROOK LIFE believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, GLENBROOK LIFE does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore GLENBROOK LIFE does not intend to make provisions for any such taxes. If GLENBROOK LIFE is taxed on investment income or capital gains of the Variable Account, then GLENBROOK LIFE may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. GLENBROOK LIFE is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although GLENBROOK LIFE does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you


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being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. GLENBROOK

LIFE does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions,


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

any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by GLENBROOK LIFE (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after


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

the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. GLENBROOK LIFE is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where GLENBROOK LIFE is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

GLENBROOK LIFE's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave. Vernon Hills, IL 60061 (telephone:
1-800-755-5275).


EXPERTS
--------------------------------------------------------------------------------

The financial statements of Glenbrook Life as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated herein by reference from the Annual Report on Form 10-K of Glenbrook Life and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures. Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account. We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERRED
--------------------------------------------------------------------------------


                               For the Years Beginning January 1* and Ending
                                               December 31,
Sub-Accounts                    1998        1999        2000          2001
AIM V.I. BALANCED
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.73     $  12.66      $  11.99
 Accumulation Unit Value,
 End of Period                 $10.73     $ 12.66     $  11.99      $  10.50
 Number of Units
 Outstanding, End of Period        --       7,487       52,646        90,025
AIM V.I. CAPITAL
APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.39     $  16.29      $  14.35
 Accumulation Unit Value,
 End of Period                 $10.73     $ 16.29     $  14.35      $  10.88
 Number of Units
 Outstanding, End of Period        --       8,743       73,347        76,217
AIM V.I. CORE EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.36     $  15.09      $  12.74
 Accumulation Unit Value,
 End of Period                 $11.36     $ 15.09     $  12.74      $   9.72
 Number of Units
 Outstanding, End of Period        --      12,180       53,747        73,192
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.22     $   9.91      $   9.87
 Accumulation Unit Value,
 End of Period                 $10.22     $  9.91     $   9.87      $  10.11
 Number of Units
 Outstanding, End of Period        --         721          721           721
AIM V.I. GLOBAL UTILITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.73     $  14.16      $  13.68
 Accumulation Unit Value,
 End of Period                 $10.73     $ 14.16     $  13.68      $  11.04
 Number of Units
 Outstanding, End of Period        --          --           --            --
AIM V.I. GOVERNMENT
SECURITIES SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.38     $   9.85      $  10.73
 Accumulation Unit Value,
 End of Period                 $10.38     $  9.85     $  10.73      $  11.29
 Number of Units
 Outstanding, End of Period        --          --        2,954        17,908
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.83     $  15.82      $  12.43
 Accumulation Unit Value,
 End of Period                 $11.83     $ 15.82     $  12.43      $   8.13
 Number of Units
 Outstanding, End of Period        --      13,275       69,688        57,165
AIM V.I. HIGH YIELD
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.31     $  11.27      $   9.03
 Accumulation Unit Value,
 End of Period                 $10.31     $ 11.27     $   9.03      $   8.48
 Number of Units
 Outstanding, End of Period        --       7,387        9,651        16,857
AIM V.I. INTERNATIONAL
GROWTH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.68     $  16.38      $  11.92
 Accumulation Unit Value,
 End of Period                 $10.68     $ 16.38     $  11.92      $   9.00
 Number of Units
 Outstanding, End of Period        --          --        4,196         4,353
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.52     $  14.80      $  12.49
 Accumulation Unit Value,
 End of Period                 $11.52     $ 14.80     $  12.49      $  10.79
 Number of Units
 Outstanding, End of Period        --      42,074      115,418       133,037
DREYFUS SOCIALLY RESPONSIBLE
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.79     $  14.40      $  12.66
 Accumulation Unit Value,
 End of Period                 $10.79     $ 14.40     $  12.66      $   9.69
 Number of Units
 Outstanding, End of Period        --       3,130        5,459         2,854
DREYFUS STOCK INDEX
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.87     $  12.97      $  11.63
 Accumulation Unit Value,
 End of Period                 $10.87     $ 12.97     $  11.63      $  10.10
 Number of Units
 Outstanding, End of Period        --       9,930       23,030        17,916
DREYFUS VIF GROWTH & INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.65     $  12.47      $  11.86
 Accumulation Unit Value,
 End of Period                 $10.65     $ 12.47     $  11.86      $ 11.078
 Number of Units
 Outstanding, End of Period        --       2,680        3,326        13,021
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.05     $  10.40      $  10.91
 Accumulation Unit Value,
 End of Period                 $10.05     $ 10.40     $  10.91      $ 11.211
 Number of Units
 Outstanding, End of Period        --          --           --        33,552
DREYFUS VIF SMALL COMPANY
STOCK SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.65     $  11.66      $  12.51
 Accumulation Unit Value,
 End of Period                 $10.65     $ 11.66     $  12.51      $ 12.178
 Number of Units
 Outstanding, End of Period        --         236          429           428
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.66     $  14.33      $  13.23
 Accumulation Unit Value,
 End of Period                 $11.66     $ 14.33     $  13.23      $ 11.473
 Number of Units
 Outstanding, End of Period        --      18,963      101,434       128,908
FIDELITY VIP EQUITY-INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.48     $  11.02      $  11.81
 Accumulation Unit Value,
 End of Period                 $10.48     $ 11.02     $  11.81      $ 11.096
 Number of Units
 Outstanding, End of Period        --      30,264      100,008       169,933
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.20     $  15.22      $  13.40
 Accumulation Unit Value,
 End of Period                 $11.20     $ 15.22     $  13.40      $ 10.906
 Number of Units
 Outstanding, End of Period        --      25,821      168,574       193,055
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.43     $  11.16      $   8.55
 Accumulation Unit Value,
 End of Period                 $10.43     $ 11.16     $   8.55      $  7.462
 Number of Units
 Outstanding, End of Period        --       3,837       45,009        69,939
GOLDMAN SACHS VIT CAPITAL
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.10     $  13.99      $   8.55
 Accumulation Unit Value,
 End of Period                 $11.10     $ 11.16     $   8.55      $ 10.763
 Number of Units
 Outstanding, End of Period        --          --          573           573
GOLDMAN SACHS CORE/SM/ SMALL
CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.60     $  12.36      $  12.44
 Accumulation Unit Value,
 End of Period                 $10.60     $ 12.36     $  12.44      $ 12.851
 Number of Units
 Outstanding, End of Period        --          86          717           716
GOLDMAN SACHS VIT CORE/SM/
U.S. EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.89     $  13.46      $  12.02
 Accumulation Unit Value,
 End of Period                 $10.89     $ 13.46     $  12.02      $ 10.466
 Number of Units
 Outstanding, End of Period        --         317           --           159
GOLDMAN SACHS VIT GLOBAL
INCOME SUB-ACCOUNT (3)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.67     $   9.92      $  10.70
 Accumulation Unit Value,
 End of Period                 $ 9.67     $  9.92     $  10.70      $ 11.089
 Number of Units
 Outstanding, End of Period        --          --          724           895
GOLDMAN SACHS VIT GROWTH AND
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.94     $  10.46      $   9.86
 Accumulation Unit Value,
 End of Period                 $ 9.94     $ 10.46     $   9.86      $  8.712
 Number of Units
 Outstanding, End of Period        --         637          636          1386
GOLDMAN SACHS VIT
INTERNATIONAL EQUITY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.84     $  14.25      $  12.24
 Accumulation Unit Value,
 End of Period                 $10.84     $ 14.25     $  12.24      $  9.402
 Number of Units
 Outstanding, End of Period        --          --          168           167
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.95     $  20.88      $  16.60
 Accumulation Unit Value,
 End of Period                 $11.95     $ 20.88     $  16.60      $  10.91
 Number of Units
 Outstanding, End of Period        --       1,059       58,025       104,779
MFS INVESTORS TRUST
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.81     $  11.41      $  11.26
 Accumulation Unit Value,
 End of Period                 $10.81     $ 11.41     $  11.26      $   9.36
 Number of Units
 Outstanding, End of Period        --       6,295       15,337        45,121
MFS NEW DISCOVERY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.38     $  19.52      $  18.92
 Accumulation Unit Value,
 End of Period                 $11.38     $ 19.52     $  18.92      $  17.76
 Number of Units
 Outstanding, End of Period        --         183        3,148         6,802
NEUBERGER BERMAN AMT
GUARDIAN SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.81     $  12.28      $  10.31
 Accumulation Unit Value,
 End of Period                 $10.81     $ 12.28     $  10.31
 Number of Units
 Outstanding, End of Period        --          --       28,736
NEUBERGER BERMAN AMT MID-MIP
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 12.13     $  18.45      $  16.88
 Accumulation Unit Value,
 End of Period                 $12.13     $ 18.45     $  16.88
 Number of Units
 Outstanding, End of Period        --         296          696
NEUBERGER BERMAN AMT
PARTNERS SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.31     $  10.00      $  10.90
 Accumulation Unit Value,
 End of Period                 $10.31     $ 10.94     $  10.90
 Number of Units
 Outstanding, End of Period        --          --           --
VAN KAMPEN UIF CORE PLUS
FIXED INCOME SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.15     $   9.87      $  10.85
 Accumulation Unit Value,
 End of Period                 $10.15     $  9.87     $  10.85
 Number of Units
 Outstanding, End of Period        --          --           --
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.94     $  15.09      $  13.17
 Accumulation Unit Value,
 End of Period                 $10.94     $ 15.09     $  13.17
 Number of Units
 Outstanding, End of Period        --          --          162
VAN KAMPEN UIF GLOBAL VALUE
EQUITY SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.43     $  10.73      $  11.83
 Accumulation Unit Value,
 End of Period                 $10.43     $ 10.73     $  11.83
 Number of Units
 Outstanding, End of Period        --          --          959
VAN KAMPEN UIF INTERNATIONAL
MAGNUM SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.39     $  12.85      $  11.13
 Accumulation Unit Value,
 End of Period                 $10.39     $ 12.85     $  11.13
 Number of Units
 Outstanding, End of Period        --          --           --
VAN KAMPEN UIF MID CAP VALUE
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.96     $  10.00      $  14.32
 Accumulation Unit Value,
 End of Period                 $10.96     $ 13.07     $  14.32
 Number of Units
 Outstanding, End of Period        --          --        5,400
VAN KAMPEN UIF U.S. REAL
ESTATE SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.18     $  10.00      $  12.67
 Accumulation Unit Value,
 End of Period                 $10.18     $  9.91     $  12.67
 Number of Units
 Outstanding, End of Period        --          --           --
VAN KAMPEN UIF VALUE
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.95     $  10.00      $  11.93
 Accumulation Unit Value,
 End of Period                 $ 9.95     $  9.65     $  11.93
 Number of Units
 Outstanding, End of Period        --          --          233

                                  BASIC POLICY

*The Contracts were first offered on November 10, 1998. The Accumulation Unit
   Values in this table reflect a mortality and expense risk charge of 1.05% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998.

1. Effective May 1, 2002 AIM V.I. Growth and IncomeFund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

2. Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

3. The Goldman Sachs VIT Global Income Sub-Account will not be available to new investors beginning on May 1, 2001.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------


                               For the Years Beginning January 1* and Ending
                                               December 31,
SUB-ACCOUNTS                    1998        1999        2000          2001
AIM V.I. BALANCED
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.73     $  12.63      $  11.94
 Accumulation Unit Value,
 End of Period                 $10.73     $ 12.63     $  11.94      $  10.43
 Number of Units
 Outstanding, End of Period        --      16,023       98,137       129,553
AIM V.I. CAPITAL
APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.39     $  16.25      $  14.28
 Accumulation Unit Value,
 End of Period                 $11.39     $ 16.25     $  14.28      $  10.81
 Number of Units
 Outstanding, End of Period        --      17,447      131,704       139,313
AIM V.I. CORE EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.36     $  15.05      $  12.68
 Accumulation Unit Value,
 End of Period                 $11.36     $ 15.05     $  12.68      $   9.65
 Number of Units
 Outstanding, End of Period        --      16,349       92,631        96,750
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.22     $   9.88      $   9.82
 Accumulation Unit Value,
 End of Period                 $10.22     $  9.88     $   9.82      $  10.13
 Number of Units
 Outstanding, End of Period        --          --           --            --
AIM V.I. GLOBAL UTILITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.72     $  14.13      $  13.62
 Accumulation Unit Value,
 End of Period                 $10.72     $ 14.13     $  13.62      $   9.68
 Number of Units
 Outstanding, End of Period        --         154          327           326
AIM V.I. GOVERNMENT
SECURITIES SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.38     $   9.83      $  10.68
 Accumulation Unit Value,
 End of Period                 $10.38     $  9.83     $  10.68      $  11.21
 Number of Units
 Outstanding, End of Period        --          --           --         6,075
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.82     $  15.78      $  12.38
 Accumulation Unit Value,
 End of Period                 $11.82     $ 15.78     $  12.38      $   8.07
 Number of Units
 Outstanding, End of Period        --      14,400      102,325        90,578
AIM V.I. HIGH YIELD
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.31     $  11.25      $   8.98
 Accumulation Unit Value,
 End of Period                 $10.31     $ 11.25     $   8.98      $   8.42
 Number of Units
 Outstanding, End of Period        --       3,356       14,461        20,655
AIM V.I. INTERNATIONAL
GROWTH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.68     $  16.34      $  11.16
 Accumulation Unit Value,
 End of Period                 $10.68     $ 16.34     $  11.16      $   8.95
 Number of Units
 Outstanding, End of Period        --         606        4,960         5,642
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.52     $  14.76      $  12.43
 Accumulation Unit Value,
 End of Period                 $11.52     $ 14.76     $  12.43      $  10.72
 Number of Units
 Outstanding, End of Period        --      35,445      212,348       204,770
DREYFUS SOCIALLY RESPONSIBLE
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.78     $  14.36      $  12.60
 Accumulation Unit Value,
 End of Period                 $10.78     $ 14.36     $  12.60      $   9.63
 Number of Units
 Outstanding, End of Period        --       1,093        1,147         4,204
DREYFUS STOCK INDEX
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.87     $  12.94      $  11.58
 Accumulation Unit Value,
 End of Period                 $10.87     $ 12.94     $  11.58      $  10.03
 Number of Units
 Outstanding, End of Period        --       5,556       16,753        33,168
DREYFUS VIF GROWTH & INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.64     $  12.43      $  11.80
 Accumulation Unit Value,
 End of Period                 $10.64     $ 12.43     $  11.80      $  10.96
 Number of Units
 Outstanding, End of Period        --          --           --         4,754
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.04     $  10.38      $  10.86
 Accumulation Unit Value,
 End of Period                 $10.04     $ 10.38     $  10.86      $  11.13
 Number of Units
 Outstanding, End of Period        --          --        4,766        53,563
DREYFUS VIF SMALL COMPANY
STOCK SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.66     $  11.63      $  12.45
 Accumulation Unit Value,
 End of Period                 $10.66     $ 11.63     $  12.45      $  12.09
 Number of Units
 Outstanding, End of Period        --          --          468           168
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.66     $  14.29      $  13.16
 Accumulation Unit Value,
 End of Period                 $11.66     $ 14.29     $  13.16      $  11.39
 Number of Units
 Outstanding, End of Period        --      30,660      158,502       154,780
FIDELITY VIP EQUITY-INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.47     $  10.99      $  11.76
 Accumulation Unit Value,
 End of Period                 $10.47     $ 10.99     $  11.76      $  11.02
 Number of Units
 Outstanding, End of Period        --      17,530       80,075       140,070
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.20     $  15.19      $  13.33
 Accumulation Unit Value,
 End of Period                 $11.20     $ 15.19     $  13.33      $  10.83
 Number of Units
 Outstanding, End of Period        --      45,514      210,159       224,251
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.43     $  11.13      $   8.51
 Accumulation Unit Value,
 End of Period                 $10.43     $ 11.13     $   8.51      $   7.41
 Number of Units
 Outstanding, End of Period        --       3,914       55,337        76,456
GOLDMAN SACHS VIT CAPITAL
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.09     $  13.95      $  12.67
 Accumulation Unit Value,
 End of Period                 $11.09     $ 13.95     $  12.67      $   9.23
 Number of Units
 Outstanding, End of Period        --          --           --            --
GOLDMAN SACHS CORE/SM/ SMALL
CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.60     $  12.33      $  12.38
 Accumulation Unit Value,
 End of Period                 $10.60     $ 12.33     $  12.38      $  12.35
 Number of Units
 Outstanding, End of Period        --          --           --            --
GOLDMAN SACHS VIT CORE/SM/
U.S. EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.89     $  13.42      $  11.97
 Accumulation Unit Value,
 End of Period                 $10.89     $ 13.42     $  11.97      $  10.39
 Number of Units
 Outstanding, End of Period        --          --           --           514
GOLDMAN SACHS VIT GLOBAL
INCOME SUB-ACCOUNT (3)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.67     $   9.90      $  14.28
 Accumulation Unit Value,
 End of Period                 $ 9.67     $  9.90     $  14.28      $  11.01
 Number of Units
 Outstanding, End of Period        --          --           --         9,473
GOLDMAN SACHS VIT GROWTH AND
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.94     $   9.90      $   9.90
 Accumulation Unit Value,
 End of Period                 $ 9.94     $  9.90     $   9.81      $   8.91
 Number of Units
 Outstanding, End of Period        --          --           --            --
GOLDMAN SACHS VIT
INTERNATIONAL EQUITY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.84     $  14.22      $  12.18
 Accumulation Unit Value,
 End of Period                 $10.84     $ 14.22     $  12.18      $   9.34
 Number of Units
 Outstanding, End of Period        --          --          272           204
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.90     $  20.83      $  16.42
 Accumulation Unit Value,
 End of Period                 $11.90     $ 20.83     $  16.42      $  10.84
 Number of Units
 Outstanding, End of Period        --       3,068       78,095       112,839
MFS INVESTORS TRUST
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.81     $  11.38      $  11.21
 Accumulation Unit Value,
 End of Period                 $10.81     $ 11.38     $  11.21      $   9.29
 Number of Units
 Outstanding, End of Period        --       3,323       23,854        35,987
MFS NEW DISCOVERY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.38     $  19.47      $  18.83
 Accumulation Unit Value,
 End of Period                 $11.38     $ 19.47     $  18.83
 Number of Units
 Outstanding, End of Period        --       1,669        2,029
NEUBERGER BERMAN AMT
GUARDIAN SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.80     $  12.25      $  12.22
 Accumulation Unit Value,
 End of Period                 $10.80     $ 12.25     $  12.22      $  11.88
 Number of Units
 Outstanding, End of Period        --       1,333           --            --
NEUBERGER BERMAN AMT MID-CAP
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 12.12     $  18.40      $  16.80
 Accumulation Unit Value,
 End of Period                 $12.12     $ 18.40     $  16.80      $  12.49
 Number of Units
 Outstanding, End of Period        --          --          929           804
NEUBERGER BERMAN AMT
PARTNERS SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.30     $  10.91      $  10.84
 Accumulation Unit Value,
 End of Period                 $10.30     $ 10.91     $  10.84      $  10.43
 Number of Units
 Outstanding, End of Period        --          --           --            --
VAN KAMPEN UIF CORE PLUS
FIXED INCOME SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.15     $   9.85      $  10.80
 Accumulation Unit Value,
 End of Period                 $10.15     $  9.85     $  10.80      $  11.64
 Number of Units
 Outstanding, End of Period        --       1,566        4,181         5,179
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.94     $  15.05      $  13.11
 Accumulation Unit Value,
 End of Period                 $10.94     $ 15.05     $  13.11      $  10.97
 Number of Units
 Outstanding, End of Period        --       1,953        1,953         1,954
VAN KAMPEN UIF GLOBAL VALUE
EQUITY SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.43     $  10.71      $  11.78
 Accumulation Unit Value,
 End of Period                 $10.43     $ 10.71     $  11.78      $  10.80
 Number of Units
 Outstanding, End of Period        --          --           --           168
VAN KAMPEN UIF INTERNATIONAL
MAGNUM SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.38     $  12.83      $  12.83
 Accumulation Unit Value,
 End of Period                 $10.38     $ 12.83     $  11.08      $   8.82
 Number of Units
 Outstanding, End of Period        --         624          624           625
VAN KAMPEN UIF MID CAP VALUE
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.96     $  13.04      $  13.04
 Accumulation Unit Value,
 End of Period                 $10.96     $ 13.04     $  14.25      $  13.61
 Number of Units
 Outstanding, End of Period        --          --           --         5,158
VAN KAMPEN UIF U.S. REAL
ESTATE SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.17     $   9.89      $  12.61
 Accumulation Unit Value,
 End of Period                 $10.17     $  9.89     $  12.61      $  14.09
 Number of Units
 Outstanding, End of Period        --          --           --            --
VAN KAMPEN UIF VALUE
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.95     $   9.63
 Accumulation Unit Value,
 End of Period                 $ 9.95     $  9.63                   $  11.98
 Number of Units
 Outstanding, End of Period        --         903                      1,431

                        WITH ENHANCED DEATH BENEFIT RIDER

*The Contracts were first offered on November 10, 1998. The Accumulation Unit
   Values in this table reflect a mortality and expense risk charge of 1.27% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998.

1. Effective May 1, 2002 AIM V.I. Growth and IncomeFund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

2. Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

3. The Goldman Sachs VIT Global Income Sub-Account will not be available to new investors beginning on May 1, 2001.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------


                               For the Years Beginning January 1* and Ending
                                               December 31,
SUB-ACCOUNTS                    1998        1999        2000          2001
AIM V.I. BALANCED
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.73     $  12.60      $  11.88
 Accumulation Unit Value,
 End of Period                 $10.73     $ 12.60     $  11.88      $  10.36
 Number of Units
 Outstanding, End of Period        --       43121      101,781        94,585
AIM V.I. CAPITAL
APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.39     $  16.21      $  14.22
 Accumulation Unit Value,
 End of Period                 $11.39     $ 16.21     $  14.22      $  10.73
 Number of Units
 Outstanding, End of Period        --      16,046      122,768       129,783
AIM V.I. CORE EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.36     $  15.01      $  12.63
 Accumulation Unit Value,
 End of Period                 $11.36     $ 15.01     $  12.63      $   9.59
 Number of Units
 Outstanding, End of Period        --      11,459       66,400        69,341
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.21     $   9.86      $   9.78
 Accumulation Unit Value,
 End of Period                 $10.21     $  9.86     $   9.78      $   9.97
 Number of Units
 Outstanding, End of Period        --       1,484        1,484         1,484
AIM V.I. GLOBAL UTILITIES
SUB-ACCOUT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.72     $  14.09      $  14.09
 Accumulation Unit Value,
 End of Period                 $10.72     $ 14.09     $  13.59      $  10.90
 Number of Units
 Outstanding, End of Period        --          --           --            --
AIM V.I. GOVERNMENT
SECURITIES SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.38     $   9.80      $  10.63
 Accumulation Unit Value,
 End of Period                 $10.38     $  9.80     $  10.63      $  10.99
 Number of Units
 Outstanding, End of Period        --          --           --            --
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.82     $  15.74      $  12.32
 Accumulation Unit Value,
 End of Period                 $11.82     $ 15.74     $  12.32      $   8.02
 Number of Units
 Outstanding, End of Period        --      21,246      108,292       112,689
AIM V.I. HIGH YIELD
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.31     $  11.22      $   8.94
 Accumulation Unit Value,
 End of Period                 $10.31     $ 11.22     $   8.94      $   8.36
 Number of Units
 Outstanding, End of Period        --         185       10,889        11,220
AIM V.I. INTERNATIONAL
GROWTH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.68     $  16.30      $  11.81
 Accumulation Unit Value,
 End of Period                 $10.68     $ 16.30     $  11.81      $   8.89
 Number of Units
 Outstanding, End of Period        --       2,943        3,483         3,178
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.51     $  14.73      $  12.37
 Accumulation Unit Value,
 End of Period                 $11.51     $ 14.73     $  12.37      $  10.65
 Number of Units
 Outstanding, End of Period        --      34,288      159,570       160,343
DREYFUS SOCIALLY RESPONSIBLE
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.77     $  14.33      $  12.55
 Accumulation Unit Value,
 End of Period                 $10.77     $ 14.33     $  12.55      $   9.56
 Number of Units
 Outstanding, End of Period        --       5,493        7,121         6,350
DREYFUS STOCK INDEX
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.87     $  12.90      $  11.52
 Accumulation Unit Value,
 End of Period                 $10.87     $ 12.90     $  11.52      $   9.96
 Number of Units
 Outstanding, End of Period        --      19,955       21,326        19,024
DREYFUS VIF GROWTH & INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.64     $  12.40      $  11.75
 Accumulation Unit Value,
 End of Period                 $10.64     $ 12.40     $  11.75      $  10.89
 Number of Units
 Outstanding, End of Period        --       3,983        3,676         3,568
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.04     $  10.36      $  10.81
 Accumulation Unit Value,
 End of Period                 $10.04     $ 10.36     $  10.81      $  11.06
 Number of Units
 Outstanding, End of Period        --         577          489        16,157
DREYFUS VIF SMALL COMPANY
STOCK SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.65     $  11.60      $  12.39
 Accumulation Unit Value,
 End of Period                 $10.65     $ 11.60     $  12.39      $  12.01
 Number of Units
 Outstanding, End of Period        --       2,542        2,538         2,047
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.65     $  14.26      $  13.10
 Accumulation Unit Value,
 End of Period                 $11.65     $ 14.26     $  13.10      $  11.32
 Number of Units
 Outstanding, End of Period        --      32,161      13,1791       134,375
FIDELITY VIP EQUITY-INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.47     $  10.96      $  11.70
 Accumulation Unit Value,
 End of Period                 $10.47     $ 10.96     $  11.70      $  10.94
 Number of Units
 Outstanding, End of Period        --      11,621       45,849        55,016
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.19     $  15.15      $  13.27
 Accumulation Unit Value,
 End of Period                 $11.19     $ 15.15     $  13.27      $  10.76
 Number of Units
 Outstanding, End of Period        --      22,088      151,189       149,935
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.43     $  11.10      $   8.47
 Accumulation Unit Value,
 End of Period                 $10.43     $ 11.10     $   8.47      $   7.36
 Number of Units
 Outstanding, End of Period        --       3,667       31,190        24,128
GOLDMAN SACHS VIT CAPITAL
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.09     $  13.92      $  12.61
 Accumulation Unit Value,
 End of Period                 $11.09     $ 13.92     $  12.61      $  10.62
 Number of Units
 Outstanding, End of Period        --       2,449        4,173         2,958
GOLDMAN SACHS CORE/SM/ SMALL
CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.59     $  12.30      $  12.32
 Accumulation Unit Value,
 End of Period                 $10.59     $ 12.30     $  12.32      $  12.67
 Number of Units
 Outstanding, End of Period        --      17,918       18,069        17,077
GOLDMAN SACHS VIT CORE/SM/
U.S. EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.89     $  13.39      $  11.91
 Accumulation Unit Value,
 End of Period                 $10.89     $ 13.39     $  11.91      $  10.32
 Number of Units
 Outstanding, End of Period        --      20,515       23,250        20,215
GOLDMAN SACHS VIT GLOBAL
INCOME SUB-ACCOUNT (3)
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.66     $   9.87      $  10.60
 Accumulation Unit Value,
 End of Period                 $ 9.66     $  9.87     $  10.60         10.94
 Number of Units
 Outstanding, End of Period        --          --           --            --
GOLDMAN SACHS VIT GROWTH AND
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.93     $  10.41      $   9.76
 Accumulation Unit Value,
 End of Period                 $ 9.93     $ 10.41     $   9.76      $   8.71
 Number of Units
 Outstanding, End of Period        --       2,081        2,047         1,386
GOLDMAN SACHS VIT
INTERNATIONAL EQUITY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.84     $  14.18      $  12.12
 Accumulation Unit Value,
 End of Period                 $10.84     $ 14.18     $  12.12      $   9.27
 Number of Units
 Outstanding, End of Period        --          --        1,812         1,812
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.94     $  20.78      $  16.44
 Accumulation Unit Value,
 End of Period                 $11.94     $ 20.78     $  16.44      $  10.76
 Number of Units
 Outstanding, End of Period        --      19,189       64,075        65,183
MFS INVESTORS TRUST SERIES
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.81     $  11.35      $  11.16
 Accumulation Unit Value,
 End of Period                 $10.81     $ 11.35     $  11.16      $   9.23
 Number of Units
 Outstanding, End of Period        --       4,808       11,160         9,277
MFS NEW DISCOVERY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 11.38     $  19.42      $  18.74
 Accumulation Unit Value,
 End of Period                 $11.38     $ 19.42     $  18.74      $  17.51
 Number of Units
 Outstanding, End of Period        --         707        1,509           913
NEUBERGER BERMAN AMT
GUARDIAN SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.80     $  12.22      $  12.17
 Accumulation Unit Value,
 End of Period                 $10.80     $ 12.22     $  12.17      $  11.79
 Number of Units
 Outstanding, End of Period        --       1,924        1,415         1,315
NEUBERGER BERMAN AMT MID CAP
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 12.12     $  18.36      $  16.72
 Accumulation Unit Value,
 End of Period                 $12.12     $ 18.36     $  16.72      $  12.40
 Number of Units
 Outstanding, End of Period        --          64        1,853         1,852
NEUBERGER BERMAN AMT
PARTNERS SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.30     $  10.89      $  10.79
 Accumulation Unit Value,
 End of Period                 $10.30     $ 10.89     $  10.79      $  10.32
 Number of Units
 Outstanding, End of Period        --      17,996       16,330        16,031
VAN KAMPEN UIF CORE PLUS
FIXED INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.15     $   9.82      $  10.75
 Accumulation Unit Value,
 End of Period                 $10.15     $  9.82     $  10.75      $  11.40
 Number of Units
 Outstanding, End of Period        --          --           --            --
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.94     $  15.02      $  13.04
 Accumulation Unit Value,
 End of Period                 $10.94     $ 15.02     $  13.04      $  10.90
 Number of Units
 Outstanding, End of Period        --       7,464       11,011         9,643
VAN KAMPEN UIF GLOBAL EQUITY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.42     $  10.69      $  11.72
 Accumulation Unit Value,
 End of Period                 $10.42     $ 10.69     $  11.72      $  10.72
 Number of Units
 Outstanding, End of Period        --         245          363           244
VAN KAMPEN UIF INTERNATIONAL
MAGNUM SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.38     $  12.79      $  11.03
 Accumulation Unit Value,
 End of Period                 $10.38     $ 12.79     $  11.03      $   9.43
 Number of Units
 Outstanding, End of Period        --          --           --            --
VAN KAMPENUIF MID-CAP VALUE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.96     $  13.01      $  14.18
 Accumulation Unit Value,
 End of Period                 $10.96     $ 13.01     $  14.18      $  13.52
 Number of Units
 Outstanding, End of Period        --       1,788        4,089         2,772
VAN KAMPEN UIF U.S. REAL
ESTATE SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $ 10.17     $   9.86      $  12.55
 Accumulation Unit Value,
 End of Period                 $10.17     $  9.86     $  12.55         14.00
 Number of Units
 Outstanding, End of Period        --          --           --            --
VAN KAMPEN UIF VALUE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period           $10.00     $  9.95     $   9.61      $  11.82
 Accumulation Unit Value,
 End of Period                 $ 9.95     $  9.61     $  11.82      $  11.89
 Number of Units
 Outstanding, End of Period        --      17,465       16,697        15,426

            WITH ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER

*The Contracts were first offered on November 10, 1998. The Accumulation Unit
   Values in this table reflect a mortality and expense risk charge of 1.27% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998.

1. Effective May 1, 2002 AIM V.I. Growth and IncomeFund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

2. Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

3. The Goldman Sachs VIT Global Income Sub-Account will not be available to new investors beginning on May 1, 2001.

APPENDIX B
--------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.*

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

*If a U.S. Treasury Note ("Note") with a maturity of the Guarantee Period is not available, we will determine an appropriate interest rate based on an interpolation of the next shortest duration and next longest duration Notes.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Interest Rate: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.


Step 1. Calculate Contract Value at $10,000.00 X (1.045)/3 /= $11,411.66 End of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
                                          I = 4.5%
                                          J = 4.2%
Step 3. Calculate the Withdrawal          N = 730 days    =2
Charge:                                       --------
                                                  365 days
                                          Market Value Adjustment Factor: .9 X
                                          [I - (J + .0025)] X N = .9 X [.045 -
Step 4. Calculate the Market Value        (.042 + .0025)] X 2 = .0009
Adjustment:
                                          Market Value Adjustment = Market Value
                                          Adjustment Factor X Amount Subject to
                                          Market Value Adjustment:
                                           = .0009 X ($11,411.66 - $1,500.00) =
                                          $8.92




Step 5. Calculate the amount received
by a Contract Owner as a result of full
withdrawal at the end of Contract Year    $11,411.66 + $8.92 = $11,420.58
3:

                  EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1. Calculate Contract Value at $10,000.00 X (1.045)/3 /= $11,411.66 End of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
                                          I = 4.5%
                                          J = 4.8%
Step 3. Calculate the Withdrawal          N = 730 days    =2
Charge:                                       --------
                                                  365 days
                                          Market Value Adjustment Factor: .9 X
                                          [I - (J + .0025)] X N = .9 X [.045 -
Step 4. Calculate the Market Value        (.048 + .0025)] X 2 = -.0099
Adjustment:
                                          Market Value Adjustment = Market Value
                                          Adjustment Factor X Amount Subject to
                                          Market Value Adjustment:
                                           = -.0099 X ($11,411.66 - $1,500.00)
                                          = -$98.13




Step 5. Calculate the amount received
by a Contract Owner as a result of full
withdrawal at the end of Contract Year    $11,411.66 - $98.13 = $11,313.53
3:

Green 677
THE ALLSTATE\\(R)\\ PROVIDER VARIABLE ANNUITY

(formerly referred to as  "The Glenbrook Provider Variable Annuity")

GLENBROOK LIFE AND ANNUITY COMPANY
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-755-5275                                     PROSPECTUS
DATED MAY 1, 2002
 -------------------------------------------------------------------------------
GLENBROOK LIFE AND ANNUITY COMPANY ("GLENBROOK LIFE") is offering the Allstate\\(R)\\ Provider Variable Annuity, an individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 43 "INVESTMENT ALTERNATIVEs". The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 40 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the GLENBROOK LIFE Multi-Manager Variable Account ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the portfolios ("PORTFOLIOS") of the following mutual funds ("FUNDS"):

AIM VARIABLE INSURANCE FUNDS             MFS(R) VARIABLE INSURANCE TRUST/SM/
FEDERATED INSURANCE SERIES               OPPENHEIMER VARIABLE ACCOUNT FUNDS
FIDELITY VARIABLE INSURANCE PRODUCTS     PUTNAM VARIABLE ACCOUNT FUNDS
 FUND                                    STI CLASSIC VARIABLE TRUST
FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST


Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (GLENBROOK LIFE) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 59 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

    IMPORTANT       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
     NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account Options
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------
DEATH BENEFITS
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     GLENBROOK LIFE
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Qualified Plans
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES 44
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT EXAMPLE 57
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
Anniversary Values
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Plan
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner (You)
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Death Proceeds
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Enhanced Death Benefit Rider
--------------------------------------------------------------------------------
Enhanced Death and Income Benefit Combination Rider
--------------------------------------------------------------------------------
Enhanced Death and Income Benefit Combination Rider II
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Fixed Account Options
--------------------------------------------------------------------------------
Free Withdrawal Amount
--------------------------------------------------------------------------------
Funds
--------------------------------------------------------------------------------
GLENBROOK LIFE ("We" or "Us")
--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *
   In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE                PAYMENTS You can purchase a Contract with as little as
                        $3,000 ($2,000 for "QUALIFIED CONTRACTS", which are
                        Contracts issued within QUALIFIED PLANS). You can add to
                        your Contract as often and as much as you like, but each
                        payment must be at least $50.
-------------------------------------------------------------------------------
RIGHT                   TO CANCEL You may cancel your Contract within 20 days of
                        receipt or any longer period as your state may require
                        ("CANCELLATION PERIOD"). Upon cancellation, we will
                        return your purchase payments adjusted, to the extent
                        federal or state law permits, to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.15% of
                          average daily net assets (1.37% if you select the ENHANCED DEATH BENEFIT RIDER; 1.59% if you selected the ENHANCED DEATH AND INCOME BENEFIT COMBINATION
                          RIDER (for Contracts issued before September 22,
                          2000); and 1.65% if you select the ENHANCED DEATH AND
                          INCOME BENEFIT COMBINATION RIDER II (for Contracts issued on or after September 22, 2000)

                        .Annual contract maintenance charge of $35 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 6% of purchase
                          payment withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        . State premium tax (if your state imposes one)

                        In addition, each Portfolio pays expenses that you will
                        bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 43 investment alternatives
ALTERNATIVES            including:

                        .3 Fixed Account Options (which credit interest at
                          rates we guarantee)

                        .40 Variable Sub-Accounts investing in Portfolios
                          offering professional money management by these investment advisers:

                          . AIM Advisors, Inc.

                          . Federated Investment Management Company

                          . Fidelity Management & Research Company

                            . Franklin Advisers, Inc.

                         . MFS Investment Management(R)

                            . Oppenheimer Funds, Inc.

                          . Putnam Investment Management Group(R)

                          . Templeton Global Advisors Limited

                        . Trusco Capital Management, Inc.

                        To find out current rates being paid on the Fixed
                        Account options, or to find out how the Variable
                        Sub-Accounts have performed, please call us at
                        1-800-755-5275.
-------------------------------------------------------------------------------
SPECIAL SERVICES For your convenience, we offer these special services:

                        . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                          . AUTOMATIC ADDITIONS PROGRAM

                         . DOLLAR COST AVERAGING PROGRAM

                         . SYSTEMATIC WITHDRAWAL PROGRAM
INCOME PAYMENTS You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways:

                        . life income with guaranteed payments

                        .a "joint and survivor" life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you or the ANNUITANT (if the Contract is owned by a
                        non-natural person) die before the PAYOUT START DATE,
                        we will pay the death benefit described in the
                        Contract. We offer an Enhanced Death Benefit Rider and
                        an Enhanced Death and Income Benefit Combination Rider
                        II.
-------------------------------------------------------------------------------
TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to a
                        Guarantee Period of the Fixed Account must be at least
                        $50.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per transfer
                        after the 12th transfer in each "Contract Year," which
                        we measure from the date we issue your Contract or a
                        Contract anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time prior to the Payout Start Date. In general,
                        you must withdraw at least $50 at a time. Full or
                        partial withdrawals are available under limited
                        circumstances on or after the Payout Start Date.
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59/1/2/, may be subject to
                        an additional  10% federal tax penalty. A withdrawal
                        charge and MARKET VALUE ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 43 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/ or Fixed Account Options. If you invest in any of the 3 Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the 40 Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page___ . You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.
LOGO

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-755-5275 if you have any questions about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5     6+
Payment Being Withdrawn
--------------------------------------------------------------------------------------------
Applicable Charge                                        6%   6%   5%   5%   4%   3%    0%
--------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
--------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
--------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


WITHOUT THE ENHANCED DEATH BENEFIT RIDER, ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER, OR ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II

Mortality and Expense Risk Charge                                            1.05%
-----------------------------------------------------------------------------------
Administrative Expense Charge                                                0.10%
-----------------------------------------------------------------------------------
Total Variable Account Annual Expense                                        1.15%
-----------------------------------------------------------------------------------



WITH THE ENHANCED DEATH BENEFIT RIDER

Mortality and Expense Risk Charge                                       1.27%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                   1.37%
-------------------------------------------------------------------------------



WITH THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER (FOR CONTRACTS ISSUED BEFORE SEPTEMBER 22, 2000)

Mortality and Expense Risk Charge                                        1.49%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.59%
-------------------------------------------------------------------------------



WITH THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II (FOR CONTRACTS ISSUED ON OR AFTER SEPTEMBER 22, 2000.

Mortality and Expense Risk Charge                                        1.55%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.65%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET
ASSETS)

                                                                                                              Total
                                                                                                            Portfolio
                                                                         Management  Rule 12b-1   Other      Annual
Portfolio                                                                   Fees        Fees     Expenses   Expenses
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund - Series 1                                          0.75%        N/A       0.37%       1.12%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series 1                              0.61%        N/A       0.24%       0.85%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series 1 (2)                                   0.61%        N/A       0.21%       0.82%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund - Series 1                                            0.62%        N/A       0.26%       0.88%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. High Yield Fund Series 1                                          0.63%        N/A       0.66%       1.29%
----------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund - Series 1 (2)                                0.60%        N/A       0.25%       0.85%
----------------------------------------------------------------------------------------------------------------------
Federated Prime Money Fund II (3,4)                                        0.75%        N/A       0.16%       0.91%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio Initial Class (5)                        0.58%        N/A       0.10%       0.68%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio Initial Class (5)                     0.48%        N/A       0.10%       0.58%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio Initial Class (5)                            0.58%        N/A       0.10%       0.68%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio Initial Class  (5)                      0.58%        N/A       0.13%       0.71%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio Initial Class (6)                         0.24%        N/A       0.11%       0.35%
----------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio Initial Class  (5)                         0.73%        N/A       0.19%       0.92%
----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series Initial Class (7)                               0.75%        N/A       0.12%       0.87%
----------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class (7)                             0.75%        N/A       0.15%       0.90%
----------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class (7,8)                             0.90%        N/A       0.16%       1.06%
----------------------------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class (7)                                    0.75%        N/A       0.15%       0.90%
----------------------------------------------------------------------------------------------------------------------
MFS Utilities Series - Initial Class (7)                                   0.75%        N/A       0.18%       0.93%
----------------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth Fund/VA                                      0.64%        N/A       0.04%       0.68%
----------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA                                   0.64%        N/A       0.04%       0.68%
----------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA                                      0.64%        N/A       0.06%       0.70%
----------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income Fund/VA                            0.68%        N/A       0.05%       0.73%
----------------------------------------------------------------------------------------------------------------------
Oppenheimer Multiple Strategies Fund/VA                                    0.72%        N/A       0.04%       0.76%
----------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA (9)                                     0.74%        N/A       0.05%       0.79%
----------------------------------------------------------------------------------------------------------------------
Putnam VT Diversified Income Fund - Class IB (10)                          0.68%       .025%      0.11%       1.04%
----------------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB (10)                           0.46%       .025%      0.05%       0.76%
----------------------------------------------------------------------------------------------------------------------
Putnam VT Growth Opportunities Fund - Class IB (10)                        0.70%       .025%      0.15%       1.10%
----------------------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (10)                             0.70%       .025%      0.09%       1.04%
----------------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB (10)                                   0.70%       .025%      0.09%       1.04%
----------------------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund II - Class IB (10)                                  0.70%       .025%      0.92%       1.87%
----------------------------------------------------------------------------------------------------------------------
STI Capital Appreciation Fund (11)                                         1.15%        N/A       0.29%       1.44%
----------------------------------------------------------------------------------------------------------------------
STI Growth and Income Fund (12)                                            0.00%        N/A       1.20%       1.20%
----------------------------------------------------------------------------------------------------------------------
STI International Equity Fund (11)                                         1.25%        N/A       1.07%       2.32%
----------------------------------------------------------------------------------------------------------------------
STI Investment Grade Bond Fund (11)                                        0.74%        N/A       0.58%       1.32%
----------------------------------------------------------------------------------------------------------------------
STI Mid-Cap Equity Fund (11)                                               1.15%        N/A       0.51%       1.66%
----------------------------------------------------------------------------------------------------------------------
STI Quality Growth Stock Fund (12)                                         0.00%        N/A       1.30%       1.30%
----------------------------------------------------------------------------------------------------------------------
STI Small Cap Value Equity Fund (11)                                       1.15%        N/A       0.76%       1.91%
----------------------------------------------------------------------------------------------------------------------
STI Value Income Stock Fund (11)                                           0.80%        N/A       0.32%       1.12%
----------------------------------------------------------------------------------------------------------------------
Templeton Global Income Securities Fund - Class 2 (13)                     0.63%       0.25%      0.08%       0.96%
----------------------------------------------------------------------------------------------------------------------
Templeton Growth Securities Fund- Class 2 (13)                             0.80%       0.25%      0.05%       1.10%
----------------------------------------------------------------------------------------------------------------------

(1)
1. Figures shown in the Table are for the year ended December 31, 2001 (except as otherwise noted).

2. Effective May 1, 2002 the AIM V.I. Growth and Income Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund and AIM V.I. Premier Equity Fund, respectively.

3. "Management Fees" include a shareholder services fee of 0.25%.

4. Although not contractually obligated to do so, the shareholder services provider waived certain amounts. The Portfolio did not pay or accrue the shareholder services fee during the fiscal year ended December 31, 2001. Additionally, the Portfolio has no present intention of paying or accruing the shareholder services fee during the year ending December 31, 2002. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/reimbursements of expenses. Had this fee reduction been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.66%.

5. Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio, 0.70% for High Income Portfolio and 0.87% for Overseas Portfolio.

6. The Portfolio's manager has voluntarily agreed to reimburse expenses to the extent that "Total Portfolio Annual Expenses" (excluding interest, taxes, certain securities lending costs, brokerage commissions and extraordinary expenses) exceed 0.28%. This arrangement can be discontinued by the Portfolios' manager at any time. Including this reimbursement, the "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" in 2001 were 0.24%, 0.04% and 0.28%, respectively.

7. Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for Investors Trust Series, 1.05% for New Discovery Series, 0.89 for Research Series and 0.92% for Utilities Series.

8. MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 7 above), do not exceed 0.15% of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses" would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.

9. Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the fund's trailing 12-month performance at the end of the quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the fund emerges from a "penalty box" position for a quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.

10. Restated to reflect an increase in Rule 12b-1 Fees effective April 30, 2001. Actual Rule 12b-1 Fees during the most recent fiscal year were 0.22%. See the Funds' prospectus for more information about Rule 12b-1 fees payable under the Funds' distribution plan.

11. "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. The Investment Adviser, has voluntarily agreed to reduce or limit certain other expenses to the extent "Total Portfolio Annual Expenses" exceed 1.15% for Capital Appreciation Fund, 1.60% for International Equity Fund, 0.75% for Investment Grade Bond Fund, 1.15% for Mid-Cap Equity Fund, 1.20% for Small Cap Value Equity Fund and 0.95% for Value Income Stock Fund. This arrangement can be discontinued by the Adviser at any time. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                Total
                                                                              Portfolio
                                           Management  Rule 12b-1   Other      Annual
Portfolio                                     Fees        Fees     Expenses   Expenses
----------------------------------------------------------------------------------------
STI Capital Appreciation Fund                0.86%        N/A       0.29%       1.15%
----------------------------------------------------------------------------------------
STI International Equity Fund                0.53%        N/A       1.07%       1.60%
----------------------------------------------------------------------------------------
STI Investment Grade Bond Fund               0.17%        N/A       0.58%       0.75%
----------------------------------------------------------------------------------------
STI Mid-Cap Equity Fund                      0.64%        N/A       0.51%       1.15%
----------------------------------------------------------------------------------------
STI Small Cap Value Equity Fund              0.44%        N/A       0.76%       1.20%
----------------------------------------------------------------------------------------
STI Value Income Stock Fund                  0.63%        N/A       0.32%       0.95%
----------------------------------------------------------------------------------------

12. The investment Adviser, has agreed to waive its fee and/or reimburse expenses to the extent necessary to limit "Total Portfolio Annual Expenses" to 1.20% for Growth and Income Fund and 1.30% for Quality Growth Stock Fund. If at any point before May 1, 2005, it becomes unnecessary for the Adviser to make reimbursements, the Adviser may retain the difference between "Total Portfolio Annual Expenses" of either Portfolio and its expense cap to recapture any of its prior reimbursements. Without these reimbursements, "Management Fees", "Other Expenses" and "Total Portfolio Annual Expenses" would have been 0.90%, 2.32% and 3.22% for Growth and Income Fund and 1.00%, 4.47% and 5.47% for Quality Growth Stock Fund, respectively.

13. The Portfolio administration fee is paid indirectly through the management fee. The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment,

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

.. elected the Enhanced Death and Income Benefit Combination Rider II.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

ASSUMES TERMINATION

Portfolio                                  1 Year  3 Years  5 Years   10 Years
-------------------------------------------------------------------------------
AIM V.I. Balanced                           $80     $132     $177       $320
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation               $77     $123     $164       $293
-------------------------------------------------------------------------------
AIM V.I.Core Equity                         $77     $123     $162       $290
-------------------------------------------------------------------------------
AIM V.I. Growth                             $78     $124     $165       $296
-------------------------------------------------------------------------------
AIM V.I. High Yield                         $82     $137     $186       $337
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                     $77     $123     $164       $293
-------------------------------------------------------------------------------
Federated Prime Money Fund II               $78     $125     $167       $299
-------------------------------------------------------------------------------
Fidelity VIP Contrafund                     $76     $118     $155       $276
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income                  $75     $115     $150       $265
-------------------------------------------------------------------------------
Fidelity VIP Growth                         $76     $118     $155       $276
-------------------------------------------------------------------------------
Fidelity VIP High Income                    $76     $119     $156       $279
-------------------------------------------------------------------------------
Fidelity VIP Index 500                      $72     $108     $138       $241
-------------------------------------------------------------------------------
Fidelity VIP Overseas                       $78     $126     $167       $300
-------------------------------------------------------------------------------
MFS Emerging Growth                         $78     $124     $165       $295
-------------------------------------------------------------------------------
MFS Investors Trust                         $78     $125     $166       $298
-------------------------------------------------------------------------------
MFS New Discovery                           $80     $130     $174       $314
-------------------------------------------------------------------------------
MFS Research                                $78     $125     $166       $298
-------------------------------------------------------------------------------
MFS Utilities                               $78     $126     $168       $301
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth               $76     $118     $155       $276
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation            $76     $118     $155       $276
-------------------------------------------------------------------------------
Oppenheimer Global Securities               $76     $119     $156       $278
-------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income     $76     $120     $157       $281
-------------------------------------------------------------------------------
Oppenheimer Multiple Strategies             $76     $121     $159       $284
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond                  $77     $122     $161       $287
-------------------------------------------------------------------------------
Putnam VT Diversified Income                $79     $129     $173       $312
-------------------------------------------------------------------------------
Putnam VT Growth and Income                 $76     $121     $159       $284
-------------------------------------------------------------------------------
Putnam VT Growth Opportunities              $80     $131     $176       $318
-------------------------------------------------------------------------------
Putnam VT Health Sciences                   $79     $129     $173       $312
-------------------------------------------------------------------------------
Putnam VT New Value                         $79     $129     $173       $312
-------------------------------------------------------------------------------
Putnam VT Voyager II                        $88     $154     $215       $391
-------------------------------------------------------------------------------
STI Capital Appreciation                    $83     $141     $193       $351
-------------------------------------------------------------------------------
STI Growth and Income                       $81     $134     $181       $328
-------------------------------------------------------------------------------
STI International Equity                    $92     $168     $236       $431
-------------------------------------------------------------------------------
STI Investment Grade Bond                   $82     $138     $187       $339
-------------------------------------------------------------------------------
STI Mid-Cap Equity                          $86     $148     $204       $371
-------------------------------------------------------------------------------
STI Quality Growth Stock                    $82     $137     $186       $337
-------------------------------------------------------------------------------
STI Small Cap Value Equity                  $88     $156     $216       $394
-------------------------------------------------------------------------------
STI Value Income Stock                      $80     $132     $177       $320
-------------------------------------------------------------------------------
Templeton Global Income Securities          $79     $127     $169       $304
-------------------------------------------------------------------------------
Templeton Growth Securities                 $80     $131     $176       $318
-------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each period.

ASSUMES NO TERMINATION

Portfolio                                  1 Year  3 Years  5 Years   10 Years
-------------------------------------------------------------------------------
AIM V.I. Balanced                           $29     $ 89     $152       $320
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation               $26     $ 81     $138       $293
-------------------------------------------------------------------------------
AIM V.I. Core Equity                        $26     $ 80     $137       $290
-------------------------------------------------------------------------------
AIM V.I. Growth                             $27     $ 82     $140       $296
-------------------------------------------------------------------------------
AIM V.I. High Yield                         $31     $ 95     $160       $337
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                     $26     $ 81     $138       $293
-------------------------------------------------------------------------------
Federated Prime Money Fund II               $27     $ 83     $141       $299
-------------------------------------------------------------------------------
Fidelity VIP Contrafund                     $25     $ 76     $129       $276
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income                  $24     $ 73     $124       $265
-------------------------------------------------------------------------------
Fidelity VIP Growth                         $25     $ 76     $129       $276
-------------------------------------------------------------------------------
Fidelity VIP High Income                    $25     $ 77     $131       $279
-------------------------------------------------------------------------------
Fidelity VIP Index 500                      $21     $ 66     $112       $241
-------------------------------------------------------------------------------
Fidelity VIP Overseas                       $27     $ 83     $142       $300
-------------------------------------------------------------------------------
MFS Emerging Growth                         $27     $ 82     $139       $295
-------------------------------------------------------------------------------
MFS Investors Trust                         $27     $ 83     $141       $298
-------------------------------------------------------------------------------
MFS New Discovery                           $29     $ 87     $149       $314
-------------------------------------------------------------------------------
MFS Research                                $27     $ 83     $141       $298
-------------------------------------------------------------------------------
MFS Utilities                               $27     $ 83     $142       $301
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth               $25     $ 76     $129       $276
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation            $25     $ 76     $129       $276
-------------------------------------------------------------------------------
Oppenheimer Global Securities               $25     $ 76     $130       $278
-------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income     $25     $ 77     $132       $281
-------------------------------------------------------------------------------
Oppenheimer Multiple Strategies             $25     $ 78     $134       $284
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond                  $26     $ 79     $135       $287
-------------------------------------------------------------------------------
Putnam VT Diversified Income                $28     $ 87     $148       $312
-------------------------------------------------------------------------------
Putnam VT Growth and Income                 $25     $ 78     $134       $284
-------------------------------------------------------------------------------
Putnam VT Growth Opportunities              $29     $ 89     $151       $318
-------------------------------------------------------------------------------
Putnam VT Health Sciences                   $28     $ 87     $148       $312
-------------------------------------------------------------------------------
Putnam VT New Value                         $28     $ 87     $148       $312
-------------------------------------------------------------------------------
Putnam VT Voyager II                        $37     $112     $189       $391
-------------------------------------------------------------------------------
STI Capital Appreciation                    $32     $ 99     $168       $351
-------------------------------------------------------------------------------
STI Growth and Income                       $30     $ 92     $156       $328
-------------------------------------------------------------------------------
STI International Equity                    $41     $125     $211       $431
-------------------------------------------------------------------------------
STI Investment Grade Bond                   $31     $ 95     $162       $339
-------------------------------------------------------------------------------
STI Mid-Cap Equity                          $35     $106     $179       $371
-------------------------------------------------------------------------------
STI Quality Growth Stock                    $31     $ 95     $161       $337
-------------------------------------------------------------------------------
STI Small Cap Value Equity                  $37     $113     $191       $394
-------------------------------------------------------------------------------
STI Value Income Stock                      $29     $ 89     $152       $320
-------------------------------------------------------------------------------
Templeton Global Income Securities          $28     $ 84     $144       $304
-------------------------------------------------------------------------------
Templeton Growth Securities                 $29     $ 89     $151       $318
-------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EARNINGS. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.55%. IF NO RIDER WERE ELECTED, OR THE ENHANCED DEATH BENEFIT RIDER WERE ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY

LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON THE CURRENT AVERAGE CONTRACT SIZE OF $38,997.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE". Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of GLENBROOK LIFE and the Variable Account appear in the Statement of Additional Information.

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Glenbrook Life Provider Variable Annuity is a contract between you, the Contract Owner, and Glenbrook Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 90 as of the date we receive the completed application. You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Plans" on page___.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a natural person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may designate a joint Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i) the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the Death Proceeds or become the new Contract Owner, subject to the "Death of Owner" section below, if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who is first entitled to receive benefits under the Contract upon death of the sole surviving Contract Owner. A contingent Beneficiary is the person selected by the Contract Owner who will become the Beneficiary if all named primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving primary or contingent Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract Owner is not a natural person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

MODIFICATION OF THE CONTRACT

Only a Glenbrook Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENTYou may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. We reserve the right to reject any application in our sole discretion.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office. We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the money market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, you may then allocate your money to other Variable Sub-Accounts.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase or transfer payment you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for theVariable Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Variable Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider and the Enhanced Death and Income Benefit Combination Rider II described on pages___ .

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 40 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS:          INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS*
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund  As high a total return as
                        possible, consistent with
                        preservation of capital
-------------------------------------------------------
AIM V.I. Capital        Growth of capital
Appreciation Fund                                               AIM ADVISORS,
-------------------------------------------------------            INC.
AIM V.I. Core Equity    Growth of capital with a
Fund                    secondary objective of
                        current income
-------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------
AIM V.I. High Yield     A high level of current        ------------------------
Fund                    income
-------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital;
Equity Fund             Income is Secondary objective
-------------------------------------------------------
FEDERATED INSURANCE SERIES
------------------------------------------------------------------------------
Federated VIP Prime     Current income consistent            FEDERATED
Money Fund II           with the stability of                INVESTMENT
                        principal and Federated            MANAGEMENT COMPANY
                        Investment liquidity
                        Management Company
-------------------------------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------
Fidelity VIP            Long-term capital
Contrafund(TM)          appreciation
Portfolio
-------------------------------------------------------
Fidelity VIP            Reasonable income
Equity-Income
Portfolio
-------------------------------------------------------     FIDELITY MANAGEMENT
Fidelity VIP Growth     Capital appreciation                       &
Portfolio                                                      RESEARCH COMPANY
-------------------------------------------------------
Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth
                        of capital
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
Portfolio               correspond to the total
                        return of common stocks
                          publicly traded in the United
                        States, as represented by the  ------------------------
                        S&P 500
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital
Portfolio
-------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
(VIP) -- CLASS 2
-------------------------------------------------------------------------------
Templeton Global        High current income. Capital          FRANKLIN
Income Securities Fund  appreciation is a secondary         ADVISORS, INC.
                        Consideration.
-------------------------------------------------------------------------------
Templeton Growth        Long-term capital growth                TEMPLETON
Securities Fund                                                   GLOBAL
                                                                 ADVISORS
                                                                  LIMITED
-------------------------------------------------------------------------------
MFS-REGISTERED TRADEMARK--VARIABLE INSURANCE
TRUST/SM/
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital              MFS INVESTMENT
Series                                                              MANAGEMENT
-------------------------------------------------------------------------------
MFS Investors Trust     Long-term growth of capital
Series                  with a Secondary objective to
                        seek reasonable current
                        income
-------------------------------------------------------------------------------
MFS New Discovery       Capital Appreciation
-------------------------------------------------------------------------------
MFS Research Series     Long-term growth of capital
                        and future income
-------------------------------------------------------------------------------
MFS Utilities           Capital growth and current
                        income
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Aggressive  Capital appreciation              OPPENHEIMER FUNDS,
Growth Fund/VA                                                    INC.
-------------------------------------------------------------------------------
Oppenheimer Capital     Capital appreciation
Appreciation Fund/VA
-------------------------------------------------------------------------------
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation
-------------------------------------------------------------------------------
Oppenheimer Main        High total return, which
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                        current income, from equity
                        and debt securities
-------------------------------------------------------------------------------
Oppenheimer Multiple    A high total investment
Strategies Fund/VA      return which includes current
                        income and capital
                        appreciation in the value of
                        its shares.
-------------------------------------------------------------------------------
Oppenheimer Strategic   High level of current income
Bond Fund/VA
-------------------------------------------------------------------------------
PUTNAM VARIABLE
ACCOUNT FUNDS-CLASS IB
-------------------------------------------------------------------------------
 Putnam VT Diversified   High Current income                     PUTNAM
 Income Fund             consistent with capital               INVESTMENT
 Management, Inc.        preservation
-------------------------------------------------------------------------------
 Putnam VT Growth and    Capital growth and current
 Income Fund             income
-------------------------------------------------------------------------------
 Putnam VT Growth        Capital Appreciation
 Opportunities
-------------------------------------------------------------------------------
 Putnam VT Health        Capital Appreciation
 Sciences Fund
-------------------------------------------------------------------------------
 Putnam VT New Value     Long-term capital
 Fund                    appreciation
-------------------------------------------------------------------------------
 Putnam VT Voyager       Long-term growth of capital
 Fund II
-------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
 STI Capital            Capital Appreciation
 Appreciation Fund
-------------------------------------------------------
STI Growth and Income   Long-term capital
Fund                    appreciation with the
                        secondary goal of current
                        income
-------------------------------------------------------
STI International       Long-term capital
Equity Fund             appreciation
-------------------------------------------------------  TRUSCO MANAGEMENT,
STI Investment Grade    High total return through              INC.
Bond Fund               current income and capital
                        appreciation, while
                        preserving the principal
                        amount invested
-------------------------------------------------------
STI Mid-Cap Equity      Capital appreciation
Fund
-------------------------------------------------------
STI Quality Growth      Long-term capital
Stock Fund              appreciation with nominal
                        dividend income
-------------------------------------------------------
STI Small Cap Value     Capital appreciation with the  ------------------------
Equity Fund             secondary goal of current
                        income
-------------------------------------------------------
STI Value Income Stock  Current income with the
Fund                    secondary goal of capital
                        appreciation
-------------------------------------------------------

  *A portfolio's investment objective may be changed by the Fund's Board of Trustees without shareholder approval.

Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund.

Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MAY NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE GREATER OR LESS THAN THE INVESTMENT RESULTS OF SIMILARLY NAMED RETAIL MUTUAL FUNDS.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options: 2 dollar cost averaging options, and the option to invest in one or more Guarantee Periods included in the Guaranteed Maturity Fixed Account. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS
DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Purchase payments that you allocate to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every twelve months for each payment or transfer.

For each purchase payment, the first transfer from the DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money marketVariable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the purchase payment is made. Transferring Account Value to the money marketVariable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

We will follow your instructions in transferring amounts monthly from the DCA Fixed Account. However, you may not choose less than 3 or more than 36 monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 36 months of payment. At the end of 36 months, any nominal amounts remaining will be allocated to the money marketVariable Sub-Account. No transfers are permitted into the DCA Fixed Account.

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to the Short Term Dollar Cost Averaging Fixed Account Option ("Short Term DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for up to one year at the current rate in effect at the time of allocation.

For each purchase payment, the first transfer from the Short Term DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money marketVariable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the purchase payment is made. Transferring Account Value to the money marketVariable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

You must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. At the end of the transfer period, any nominal amounts remaining in the Short Term DCA Fixed Account will be allocated to the money market Variable Sub-Account.

If you discontinue the Short Term DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in Short Term DCA Fixed Account to the money market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Short Term DCA Fixed Account.

We bear the investment risk for all amounts allocated to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate. We may declare more than one interest rate for different monies based upon the date of allocation to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or GLENBROOK LIFE customer service at 1-800-755-5275.


GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s). Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors.

WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or GLENBROOK LIFE at 1-800-755-5275.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

THE FOLLOWING EXAMPLE ILLUSTRATES HOW A PURCHASE PAYMENT ALLOCATED TO A GUARANTEED PERIOD WOULD GROW, GIVEN AN ASSUMED GUARANTEE PERIOD AND ANNUAL INTEREST RATE:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%




                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest)                               1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those

  Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; we will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are treated as ordinary income and, if taken prior to age 59 /1/2,/ may be subject to an additional 10% federal tax penalty.



MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Free Withdrawal Amount as described on page___ ,

.. that qualify for one of the waivers as described on page___ ,

.. to satisfy the IRS minimum distribution rules for the Contract, or

.. a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the Short-Term Dollar Cost Averaging Fixed Account Option or the Dollar Cost Averaging Fixed Account Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. If you choose an Income Plan that depends on any person's life, you may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-755-5275. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month during the Accumulation Phase from the Short Term DCA Fixed Account or the DCA Fixed Account, to any Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods.

We will not charge a transfer fee for transfers made under this Program, nor will such transfer count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Fidelity VIP High Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the

  Fidelity VIP High Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity VIP High Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. However, we will waive this charge if, as of the Contract Anniversary or upon full surrender:

.. total purchase payments equal $50,000 or more, or

.. all money is allocated to the Fixed Account.

In addition, we will waive the Contract Maintenance Charge if total purchase payments are $50,000 or more as of the Payout Start Date.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.05% of the average daily net assets you have invested in the Variable Sub-Accounts (1.27% if you select the Enhanced Death Benefit Rider, 1.49% if you selected the Enhanced Death and Income Combination Benefit Rider, and 1.55% if you select the Enhanced Death and Income Benefit Combination Rider II). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider and the Enhanced Death and Income Benefit Combination Rider II, to compensate us for the additional risk that we accept by providing these options. We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 6% of the purchase payment(s) you withdraw. The charge declines to 0% over a 6 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page ___. During each Contract Year, you can withdraw up to 15% of the aggregate amount of your purchase payments without paying the charge. Unused portions of this "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of calculating the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period;

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2/\\, \\may be subject to an additional 10% federal tax penalty and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. You or the Annuitant, if the Contract Owner is not a natural person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract Owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a natural person, become unemployed at least one year after the Issue Date;

2. you or the Annuitant, if the Contract Owner is not a natural person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3. you or the Annuitant, if the Contract Owner is not a natural person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers. The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for such taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" Section beginning on page
-----.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of current estimates of those charges and expenses, see page 8. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored. In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account. If you request a total withdrawal, we may require you to return your Contract to us.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2,/ may be subject to an additional 10% federal tax penalty and a Market Value Adjustment.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program. Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings under a Systematic Withdrawal Program are taxed as ordinary income and, if taken prior to age 59 /1/2/, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal. We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been previously reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.




INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
You select the Payout Start Date in your application. The "PAYOUT START DATE" is the day that we apply your money to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the day the Annuitant reaches age 90, or the 10th Contract
  Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

 Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

If you elected the Enhanced Death and Income Benefit Combination Rider or the Enhanced Death and Income Benefit Combination Rider II, you may be able to apply an amount greater than your Contract Value to an Income Plan. You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH OF OWNER
 If you die before the Payout Start Date, any surviving joint Contract Owner or, if none, the Beneficiary will be designated the new Contract Owner and will be entitled to the options described below. If the new Contract Owner previously was the Beneficiary, however, the new Contract Owner's options will be subject to any restrictions previously placed upon the Beneficiary.

The claim for death benefits must be submitted to us within 180 days of the relevant death in order to claim the standard or enhanced death benefit. If a complete claim is not submitted within 180 days of the relevant death, the claimant will receive the greater of Contract Value or the Settlement Value. (See "Death Proceeds" below).

1. If your spouse is the sole surviving Contract Owner or, in the absence of any surviving Contract Owner, is the sole Beneficiary:

  (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

  (b) Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

  (c) If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:

The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. The excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the

Variable Sub-accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Payout Start Date, the Death Benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

   (i) over the life of the new Contract Owner; or

   (ii) . for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

   (iii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

  (c) If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds the Contract Value will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the new Contract Owner is a corporation or other type of non-living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers(as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for purposes of these provisions

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds are paid.


DEATH OF ANNUITANT
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

  (a) the youngest Contract Owner; otherwise

  (b)  the youngest Beneficiary.

You may change the Annuitant before the Payout Start Date.

2. If the Contract Owner is a non-living person:

  (a) The Contract Owner may elect to receive the Death Proceeds in a lump sum;
or

  (b) If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On date we receive the complete request for settlement of the Death Proceeds the Contract Value under this option will be the Death Proceds. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.


DUE PROOF OF DEATH
A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate,

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the applicable death benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the applicable death benefit as described above.

This right applies only for the purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.




DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the value of the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the value of the death benefit, or

3. the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.

A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = is the withdrawal amount;

  (b) = is the Contract Value immediately prior to the withdrawal; and

  (c) = is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the death benefit as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the following Valuation Date.


OPTIONAL RIDERS
We offer two optional riders: an Enhanced Death Benefit Rider and an Enhanced Death and Income Benefit Combination Rider II. You may elect to add either or no rider to your Contract; you may not add both. If you elect an optional rider, we will charge you a higher mortality and expense risk charge. We may discontinue offering either or both of these Riders at any time. The benefits under these Riders are described below.

Before September 22, 2000, we offered the Enhanced Death and Benefit Combination Rider. We no longer offer it with this Contract. However, it also is described below for the convenience of Contract Owners who purchased it when it was available.


ENHANCED DEATH BENEFIT RIDER
You may elect the enhanced Death Benefit Rider if the oldest Contract Owner and Annuitant are no older than age 80 as of the date we receive the completed application, or a written request to add the Rider.

If the Contract Owner is a living individual, the enhanced death benefit applies only upon the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the enhanced death benefit. The enhanced death benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states.


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The enhanced death benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract.


ENHANCED DEATH BENEFIT A.
At issue, Enhanced Death Benefit A is equal to the initial purchase payment. After issue, Enhanced Death Benefit A is the greatest of the Anniversary Values as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary. The adjustment is equal to (a) divided by
(b), and the result multiplied by (c) where:

  (a) = the withdrawal amount,

  (b) = the Contract Value immediately prior to the withdrawal, and

  (c) = the most recently calculated Enhanced Death Benefit A.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or the Annuitant's, if the Contract Owner is not a natural person, 85th birthday. After age 85, we will recalculate Enhanced Death Benefit A only for purchase payments and withdrawals.


ENHANCED DEATH BENEFIT B.
The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment, as defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

.. the date we determine the death benefit, or

.. the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a natural person, the Annuitant's 85th birthday.

The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

  (a) = the withdrawal amount,

  (b) = the Contract Value immediately prior to the withdrawal, and

  (c) = the most recently calculated Enhanced Death Benefit B.



ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER. (for Contracts issued before September 22, 2000)

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is as described above under "Enhanced Death Benefit Rider."

The enhanced income benefit guarantees that the amount of income payments you receive will not be less than those determined by applying the value of the enhanced death benefit on the Payout Start Date to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select.

The enhanced income benefit will apply if the Contract owner elects a Payout Start Date that:

.. is on or after the tenth Contract Anniversary, and

.. is prior to the Annuitant's 90th Birthday.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either a single or joint lives with a period certain of at least:

.. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

.. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II. (for Contracts issued on or after September 22, 2000). Instead of the Enhanced Death Benefit Rider, you may choose the Enhanced Death and Income Benefit Combination Rider II. The Enhanced Death and Income Benefit Combination Rider II may not be available in all states.

The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider II is as described above under "Enhanced Death Benefit Rider."

The enhanced income benefit guarantees that the amount of income payments you receive will not be less than those determined by applying the value of the enhanced death benefit on the Payout Start Date to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select.

The guaranteed income benefit amount is determined by applying the enhanced income benefit amount less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described below.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

.. is on or after the tenth Contract Anniversary, and

.. occurs during the 30 day period following a Contract Anniversary.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments


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

guaranteed for either a single or joint lives with a period certain of at least:

.. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

.. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

You must elect to receive fixed income payments, which will be calculated using the appropriate guaranteed income payment table provided in your Contract.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time. If you expect to apply your Contract Value to variable income payment options or to current annuity payment rates then in effect, electing the enhanced income benefit may not be appropriate.

The enhanced income benefit only applies to the determination of income payments under Income Plans in the circumstances described above. This is not a guarantee of Contract Value or investment performance. This benefit does not enhance the amounts you receive in partial withdrawal or surrenders. If you surrender you Contract, you will not receive any benefit under this Rider.




MORE INFORMATION
--------------------------------------------------------------------------------


GLENBROOK LIFE
GLENBROOK LIFE is the issuer of the Contract. GLENBROOK

LIFE is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, GLENBROOK LIFE was organized under the laws of the State of Illinois in 1992. GLENBROOK LIFE was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 GLENBROOK LIFE was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

GLENBROOK LIFE is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.

GLENBROOK LIFE is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of directors' qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

GLENBROOK LIFE and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of GLENBROOK LIFE's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to GLENBROOK LIFE; GLENBROOK

LIFE remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to GLENBROOK LIFE due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to GLENBROOK LIFE, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
GLENBROOK LIFE established the GLENBROOK LIFE Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or GLENBROOK LIFE.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of GLENBROOK LIFE.

The Variable Account consists of multiple Variable Sub-Accounts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use


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

the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment Portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

GLENBROOK LIFE does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;


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

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


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

LEGAL MATTERS
Jorden Burt, Washington, D.C., has advised GLENBROOK
LIFE on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and GLENBROOK LIFE's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of GLENBROOK LIFE.


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

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. GLENBROOK LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF GLENBROOK LIFE AND
ANNUITY COMPANY
GLENBROOK LIFE is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from GLENBROOK LIFE, and its operations form a part of GLENBROOK LIFE, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, GLENBROOK LIFE believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, GLENBROOK LIFE does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore GLENBROOK LIFE does not intend to make provisions for any such taxes. If GLENBROOK LIFE is taxed on investment income or capital gains of the Variable Account, then GLENBROOK LIFE may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
--------------------------------------------------------------------------------

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. GLENBROOK LIFE is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although GLENBROOK LIFE does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. GLENBROOK

LIFE does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by GLENBROOK LIFE (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits, however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. GLENBROOK LIFE is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where GLENBROOK LIFE is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

GLENBROOK LIFE's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave., Vernon Hills, IL 60061 (telephone:
1-800-755-5275).


EXPERTS
--------------------------------------------------------------------------------

The financial statements of Glenbrook Life as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated herein by reference from the Annual Report on Form 10-K of Glenbrook Life and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures. Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the

Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account. We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------


                                      For the Years Beginning January 1* and
                                                Ending December 31,
SUB-ACCOUNTS                   1998      1999          2000           2001
AIM V.I. BALANCED
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.73      $  12.66       $  11.99
 Accumulation Unit Value,
 End of Period                $10.73    $ 12.66      $  11.99       $ 10.501
 Number of Units
 Outstanding, End of Period       --      7,487        52,646         90,025
AIM V.I. CAPITAL
APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.39      $  16.29       $  14.35
 Accumulation Unit Value,
 End of Period                $11.39    $ 16.29      $  14.35       $ 10.883
 Number of Units
 Outstanding, End of Period       --      8,743        73,347         76,217
AIM V.I. CORE EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.36      $  15.09       $  12.74
 Accumulation Unit Value,
 End of Period                $15.09    $ 15.09      $  12.74       $  9.721
 Number of Units
 Outstanding, End of Period       --     12,180        53,747         73,192
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.83      $  15.82       $  12.43
 Accumulation Unit Value,
 End of Period                $11.83    $ 15.82      $  12.43       $  8.127
 Number of Units
 Outstanding, End of Period       --     13,275        69,688         57,165
AIM V.I. HIGH YIELD
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.31      $  11.27       $   9.03
 Accumulation Unit Value,
 End of Period                $10.31    $ 11.27      $   9.03       $  8.477
 Number of Units
 Outstanding, End of Period       --      7,387         9,651         16,857
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.52      $  14.80       $  12.49
 Accumulation Unit Value,
 End of Period                $11.52    $ 14.80      $  12.49       $ 10.794
 Number of Units
 Outstanding, End of Period       --     42,074       115,418        13,3037
FEDERATED PRIME MONEY FUND
II SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.06       $  10.55
 Accumulation Unit Value,
 End of Period                    --    $ 10.06      $  10.55       $ 10.819
 Number of Units
 Outstanding, End of Period       --      7,985        11,541         46,149
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.66      $  14.33       $  13.23
 Accumulation Unit Value,
 End of Period                $11.66    $ 14.33      $  13.23       $ 11.473
 Number of Units
 Outstanding, End of Period       --     18,963       101,434        128,908
FIDELITY VIP EQUITY-INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.48      $  11.02       $  11.81
 Accumulation Unit Value,
 End of Period                $10.48    $ 11.02      $  11.81       $ 11.096
 Number of Units
 Outstanding, End of Period       --     30,264       100,008        169,933
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.20      $  15.22       $  13.40
 Accumulation Unit Value,
 End of Period                $11.20    $ 15.22      $  13.40       $ 10.906
 Number of Units
 Outstanding, End of Period       --     25,821       168,574        193,055
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.43      $  11.16           8.55
 Accumulation Unit Value,
 End of Period                $10.43    $ 11.16      $   8.55       $  7.462
 Number of Units
 Outstanding, End of Period       --      3,837        45,083         69,939
FIDELITY VIP INDEX 500
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.14
 Accumulation Unit Value,
 End of Period                    --         --          9.14       $  7.944
 Number of Units
 Outstanding, End of Period       --         --       106,077        178,134
FIDELITY VIP OVERSEAS
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   8.38
 Accumulation Unit Value,
 End of Period                    --         --      $   8.38       $  6.529
 Number of Units
 Outstanding, End of Period       --         --        30,679         32,911
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.95      $  20.88       $  16.60
 Accumulation Unit Value,
 End of Period                $11.95    $ 20.88      $  16.60       $ 10.913
 Number of Units
 Outstanding, End of Period       --      1,059        58,101        104,779
MFS INVESTORS TRUST SERIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.81      $  11.41       $  11.26
 Accumulation Unit Value,
 End of Period                $10.81    $ 11.41      $  11.26       $  9.358
 Number of Units
 Outstanding, End of Period       --      6,295         1,547         45,121
MFS NEW DISCOVERY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period                                                $  10.00
 Accumulation Unit Value,
 End of Period                                                      $ 17.758
 Number of Units
 Outstanding, End of Period                                            6,802
MFS RESEARCH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  11.53       $  10.85
 Accumulation Unit Value,
 End of Period                    --    $ 11.53      $  10.85       $  8.445
 Number of Units
 Outstanding, End of Period       --         --        15,852         60,264
MFS UTILITIES SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period                                                $  10.00
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
OPPENHEIMER AGGRESSIVE
GROWTH SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  13.73       $  12.05
 Accumulation Unit Value,
 End of Period                    --    $ 13.73      $  12.05       $  8.187
 Number of Units
 Outstanding, End of Period       --         --        24,923         55,945
OPPENHEIMER CAPITAL
APPRECIATION SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  12.11       $  11.95
 Accumulation Unit Value,
 End of Period                    --      12.00         11.95         10.329
 Number of Units
 Outstanding, End of Period       --         --        53,406        146,217
OPPENHEIMER GLOBAL
SECURITIES SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  13.11       $  13.62
 Accumulation Unit Value,
 End of Period                    --      13.11         13.62         11.846
 Number of Units
 Outstanding, End of Period       --         --        60,419         91,989
OPPENHEIMER MAIN STREET
GROWTH & INCOME
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.78       $   9.72
 Accumulation Unit Value,
 End of Period                    --    $ 10.78      $   9.72       $  8.636
 Number of Units
 Outstanding, End of Period       --         --       121,955        283,935
OPPENHEIMER MULTIPLE
STRATEGIES SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.16       $  10.49
 Accumulation Unit Value,
 End of Period                    --         --      $  10.49       $ 10.603
 Number of Units
 Outstanding, End of Period       --         --        20,686        116,284
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.16       $  10.31
 Accumulation Unit Value,
 End of Period                    --    $ 10.16      $  10.31       $ 10.690
 Number of Units
 Outstanding, End of Period       --         --        28,737         56,563
PUTNAM VT DIVERSIFIED INCOME
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT GROWTH AND INCOME
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT GROWTH
OPPORTUNITIES SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT HEALTH SCIENCES
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT NEW VALUE
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT VOYAGER II
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
STI CAPITAL APPRECIATION
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.60       $  10.80
 Accumulation Unit Value,
 End of Period                    --    $ 10.60      $  10.80       $ 10.107
 Number of Units
 Outstanding, End of Period       --     10,425            --         54,725
STI GROWTH AND INCOME
SUB-ACCOUNT (3)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.79
 Accumulation Unit Value,
 End of Period                    --         --      $  10.79       $ 10.075
 Number of Units
 Outstanding, End of Period       --         --        16,189         88,166
SIT INTERNATIONAL EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.72
 Accumulation Unit Value,
 End of Period                    --         --      $   9.72       $  7.937
 Number of Units
 Outstanding, End of Period       --         --         2,615          7,445
STI INVESTMENT GRADE BOND
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.61
 Accumulation Unit Value,
 End of Period                    --         --      $  10.61       $ 11.452
 Number of Units
 Outstanding, End of Period       --         --         11649          30994
STI MID-CAP EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.21
 Accumulation Unit Value,
 End of Period                    --                 $   9.21       $  9.350
 Number of Units
 Outstanding, End of Period       --                     5778          16934
STI QUALITY GROWTH STOCK
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.58
 Accumulation Unit Value,
 End of Period                    --         --      $   9.58       $  7.703
 Number of Units
 Outstanding, End of Period       --         --         9,606         11,789
STI SMALL CAP VALUE EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  11.85
 Accumulation Unit Value,
 End of Period                    --         --      $  11.85       $ 14.234
 Number of Units
 Outstanding, End of Period       --         --         3,572
STI VALUE INCOME STOCK
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $   9.46       $  10.33
 Accumulation Unit Value,
 End of Period                    --    $  9.46      $  10.33       $ 10.097
 Number of Units
 Outstanding, End of Period               5,699        13,619         32,108
TEMPLETON GLOBAL INCOME
SECURITIES SUB-ACCOUNT (3,5)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.74       $  11.39
 Accumulation Unit Value,
 End of Period                    --         --      $  11.39       $ 11.513
 Number of Units
 Outstanding, End of Period       --         --           438          2,410
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (3,5)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  12.89       $  13.59
 Accumulation Unit Value,
 End of Period                    --         --      $  13.59       $ 13.262
 Number of Units
 Outstanding, End of Period       --         --        11,237         10,586
TEMPLETON STOCK (CLASS 2)
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  11.37       $  11.42
 Accumulation Unit Value,
 End of Period                    --         --         11.42             --
 Number of Units
 Outstanding, End of Period       --         --             0             --
TEMPLETON BOND (CLASS 2)
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.87
 Accumulation Unit Value,
 End of Period                    --         --      $   9.87             --
 Number of Units
 Outstanding, End of Period       --         --             0             --

                                  BASIC POLICY

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.05% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998, except as described in the footnotes below.

(1) Variable Sub-Accounts that commenced operations on November 1, 1999.

(2) Variable Sub-Accounts that commenced operations on January 24, 2000.

(3) Variable Sub-Accounts that commenced operations on May 1, 2000.

(4) Variable Sub-Accounts that commenced operations on August 30, 2001.

(5) Effective May 1, 2000, the Portfolios in which the Templeton Stock (Class 2) and Templeton Bond (Class 2) Variable Sub-Accounts invested were merged into the Templeton Growth Securities (Class 2) and the Templeton Global Income Securities Portfolios. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Accounts merged with and into a new Variable Sub-Accounts named Templeton Growth Securities (Class 2) and Templeton Global Income Securities (Class 2), respectively, with accumulating Unit Values starting at $10.00. For ease of comparison, in this table we are continuing to show AUVs for the predecessor Variable Sub-Accounts. (6) Effective May 1, 2002, the AIM V.I. Growth and Income fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund and AIM V.I. Premier Equity Fund, respectively.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------


                                      For the Years Beginning January 1* and
                                                Ending December 31,
SUB-ACCOUNTS                   1998      1999          2000           2001
AIM V.I. BALANCED
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.73      $  12.63       $  11.94
 Accumulation Unit Value,
 End of Period                $10.73    $ 12.63      $  11.94       $ 10.428
 Number of Units
 Outstanding, End of Period              16,023        97,759        129,553
AIM V.I. CAPITAL
APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.39      $  16.25       $  14.28
 Accumulation Unit Value,
 End of Period                $11.39    $ 16.25      $  14.28       $ 10.808
 Number of Units
 Outstanding, End of Period       --     17,447       131,661        139,313
AIM V.I. CORE EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.36      $  15.05       $  12.68
 Accumulation Unit Value,
 End of Period                $11.36    $ 15.05      $  12.68       $  9.654
 Number of Units
 Outstanding, End of Period       --     16,349        92,618         96,750
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.82      $  15.78       $  12.38
 Accumulation Unit Value,
 End of Period                 11.82      15.78         12.38          8.071
 Number of Units
 Outstanding, End of Period       --     14,400       102,340         90,578
AIM V.I. HIGH YIELD
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.31      $  11.25       $   8.98
 Accumulation Unit Value,
 End of Period                $10.31    $ 11.25      $   8.98       $  8.419
 Number of Units
 Outstanding, End of Period       --      3,356        14,455         20,655
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.52      $  14.76       $  12.43
 Accumulation Unit Value,
 End of Period                $11.52    $ 14.76      $  12.43       $ 10.720
 Number of Units
 Outstanding, End of Period       --      35445        212306         204770
FEDERATED PRIME MONEY MARKET
FUND II SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period             ---    $ 10.00      $  10.06       $  10.52
 Accumulation Unit Value,
 End of Period                    --    $ 10.06      $  10.52       $ 10.767
 Number of Units
 Outstanding, End of Period       --      2,093        29,533        138,387
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.66      $  14.29       $  13.16
 Accumulation Unit Value,
 End of Period                $11.66    $ 14.29      $  13.16         11.394
 Number of Units
 Outstanding, End of Period       --     30,660       158,530        154,780
FIDELITY VIP EQUITY-INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.47      $  10.99       $  11.76
 Accumulation Unit Value,
 End of Period                $10.47    $ 10.99      $  11.76         11.020
 Number of Units
 Outstanding, End of Period       --     17,530        80,045        140,070
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.20      $  15.19       $  13.33
 Accumulation Unit Value,
 End of Period                $11.20    $ 15.19      $  13.33         10.831
 Number of Units
 Outstanding, End of Period      313     45,514       210,113        224,251
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.43      $  11.13       $   8.51
 Accumulation Unit Value,
 End of Period                    --    $ 11.13      $   8.51          7.410
 Number of Units
 Outstanding, End of Period       --      3,914        55,317         76,456
FIDELITY VIP INDEX 500
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --         10.00           9.12
 Accumulation Unit Value,
 End of Period                    --         --          9.12          7.910
 Number of Units
 Outstanding, End of Period       --         --       10,6497        189,268
FIDELITY VIP OVERSEAS
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  15.78       $   8.36
 Accumulation Unit Value,
 End of Period                    --         --      $   8.36          6.500
 Number of Units
 Outstanding, End of Period       --         --        27,868         40,817
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.95      $  20.83       $  16.52
 Accumulation Unit Value,
 End of Period                $11.95    $ 20.83      $  16.52       $ 10.838
 Number of Units
 Outstanding, End of Period       --      3,068        78,198        112,839
MFS INVESTORS TRUST SERIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.81      $  11.38       $  11.21
 Accumulation Unit Value,
 End of Period                $10.81    $ 11.38      $  11.21       $  9.293
 Number of Units
 Outstanding, End of Period       --      3,323        23,850         35,987
MFS NEW DISCOVERY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  18.83
 Accumulation Unit Value,
 End of Period                    --         --      $  18.83       $ 17.636
 Number of Units
 Outstanding, End of Period       --         --         2,028         11,438
MFS RESEARCH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  11.52       $  10.82
 Accumulation Unit Value,
 End of Period                    --    $ 11.52      $  10.82       $  8.405
 Number of Units
 Outstanding, End of Period       --         --        27,229         48,292
MFS UTILITIES SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period                                                $  10.00
 Accumulation Unit Value,
 End of Period                                                      $  9.116
 Number of Units
 Outstanding, End of Period                                              804
OPPENHEIMER AGGRESSIVE
GROWTH SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  13.72       $  12.02
 Accumulation Unit Value,
 End of Period                    --    $ 13.72      $  12.02       $  8.148
 Number of Units
 Outstanding, End of Period       --         --        33,428         67,549
OPPENHEIMER CAPITAL
APPRECIATION SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  12.11       $  11.92
 Accumulation Unit Value,
 End of Period                    --    $ 12.11      $  11.92       $  10.28
 Number of Units
 Outstanding, End of Period       --         --        25,664         80,173
OPPENHEIMER GLOBAL
SECURITIES SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  13.10       $  13.59
 Accumulation Unit Value,
 End of Period                    --    $ 13.10      $  13.59       $ 11.790
 Number of Units
 Outstanding, End of Period       --         --        32,775         78,891
OPPENHEIMER MAIN STREET
GROWTH AND INCOME
SUB-ACCOUNT(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.77       $   9.70
 Accumulation Unit Value,
 End of Period                    --    $ 10.77      $   9.70       $  8.594
 Number of Units
 Outstanding, End of Period       --         --       139,189        263,407
OPPENHEIMER MULTIPLE
STRATEGIES SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.47
 Accumulation Unit Value,
 End of Period                    --         --      $  10.47       $ 10.558
 Number of Units
 Outstanding, End of Period       --         --        21,773         80,527
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.16       $  10.29
 Accumulation Unit Value,
 End of Period                    --    $ 10.16      $  10.29       $ 10.639
 Number of Units
 Outstanding, End of Period       --         --        19,036         64,322
PUTNAM VT DIVERSIFIED INCOME
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT GROWTH & INCOME
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT GROWTH
OPPORTUNITIES SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT HEALTH SCIENCES
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT NEW VALUE
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT VOYAGER II
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
STI CAPITAL APPRECIATION
SUB-ACCOUNT  (1)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.77
 Accumulation Unit Value,
 End of Period                    --         --      $  10.77       $ 10.059
 Number of Units
 Outstanding, End of Period       --         --        42,494         52,273
STI GROWTH AND INCOME
SUB-ACCOUNT (3)
 Accumulation Unit Value,
 Beginning of Period              --         --         10.00          10.77
 Accumulation Unit Value,
 End of Period                    --         --         10.77         10.032
 Number of Units
 Outstanding, End of Period       --         --        22,751         45,818
STI INTERNATIONAL EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.77
 Accumulation Unit Value,
 End of Period                    --         --      $  10.77       $  7.903
 Number of Units
 Outstanding, End of Period       --         --         3,637          4,982
STI INVESTMENT GRADE BOND
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.59
 Accumulation Unit Value,
 End of Period                    --         --      $  10.59       $ 11.403
 Number of Units
 Outstanding, End of Period       --         --         6,263         38,428
STI MID-CAP EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.19
 Accumulation Unit Value,
 End of Period                    --         --      $   9.19       $  9.310
 Number of Units
 Outstanding, End of Period       --         --         8,565         27,595
STI QUALITY GROWTH STOCK
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.56
 Accumulation Unit Value,
 End of Period                    --         --      $   9.56       $  7.670
 Number of Units
 Outstanding, End of Period       --         --        41,199         48,072
STI SMALL CAP VALUE EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  11.83
 Accumulation Unit Value,
 End of Period                    --         --      $  11.83       $ 14.174
 Number of Units
 Outstanding, End of Period       --         --         8,399         30,993
STI VALUE INCOME STOCK
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $   9.46       $  10.31
 Accumulation Unit Value,
 End of Period                    --    $  9.46      $  10.31       $ 10.059
 Number of Units
 Outstanding, End of Period       --      4,408        42,942         61,537
TEMPLETON GLOBAL INCOME
SECURITIES SUB-ACCOUNT (3,5)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  11.37
 Accumulation Unit Value,
 End of Period                    --         --      $  11.37       $ 11.470
 Number of Units
 Outstanding, End of Period       --         --           954          3,023
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (3,5)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  13.57
 Accumulation Unit Value,
 End of Period                    --         --      $  13.57       $ 13.213
 Number of Units
 Outstanding, End of Period       --         --         6,597         10,369
TEMPLETON STOCK (CLASS 2)
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  11.36       $  11.40
 Accumulation Unit Value,
 End of Period                    --         --      $  11.40             --
 Number of Units
 Outstanding, End of Period       --         --             0             --
TEMPLETON BOND (CLASS 2)
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.86
 Accumulation Unit Value,
 End of Period                    --         --      $   9.86             --
 Number of Units
 Outstanding, End of Period       --         --             0             --

                        WITH ENHANCED DEATH BENEFIT RIDER

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.27% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998, except as described in the footnotes below.

(1) Variable Sub-Accounts that commenced operations on November 1, 1999.

(2) Variable Sub-Accounts commenced operations on January 24, 2000.

(3) Variable Sub-Accounts commenced operations on May 1, 2000.

(4) Variable Sub-Accounts commenced operations on August 30, 2000.

(5) Effective May 1, 2000, the Portfolio in which the Templeton Stock (Class 2) and Templeton Bond (Class 2) Variable Sub-Accounts invested were merged into the Templeton Growth Securities (Class 2) and the Global Income Securities Portfolio. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Account merged with and into a new Variable Sub-Accounts named the

   Templeton Growth Securities (Class 2). For ease of comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts. For Templeton Growth Securities (Class 2) and Templeton Global Income Securities (Class2). (6) Effective May 1, 2002, the AIM V.I. Growth and Income fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity fund and AIM V.I. Premier Equity Fund, respectively.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------

 WITH ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER FOR CONTRACTS ISSUED
                                 BEFORE 9/22/00


                                      For the Years Beginning January 1* and
                                                Ending December 31,
                              -------------------------------------------------
SUB-ACCOUNTS                   1998      1999          2000           2001
-------------------------------------------------------------------------------
AIM V.I. BALANCED
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.73      $  12.60       $  11.88
 Accumulation Unit Value,
 End of Period                $10.73    $ 12.60      $  11.88       $ 10.356
 Number of Units
 Outstanding, End of Period      405     43,121       101,781         94,585
AIM V.I. CAPITAL
APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.39      $  16.21       $  14.22
 Accumulation Unit Value,
 End of Period                $11.39    $ 16.21      $  14.22       $ 10.734
 Number of Units
 Outstanding, End of Period      398     16,046       122,768        129,783
AIM V.I. CORE EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.36      $  15.01       $  15.01
 Accumulation Unit Value,
 End of Period                $11.36    $ 15.01      $  12.63       $  9.588
 Number of Units
 Outstanding, End of Period      386      1,159        66,400         69,341
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.82      $  15.74       $  12.32
 Accumulation Unit Value,
 End of Period                $11.82    $ 15.74      $  12.32       $  8.015
 Number of Units
 Outstanding, End of Period      386     21,246       108,292        112,689
AIM V.I. HIGH YIELD
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.31      $  11.22       $   8.94
 Accumulation Unit Value,
 End of Period                 10.31    $ 11.22      $   8.94       $  8.361
 Number of Units
 Outstanding, End of Period                 185        10,889          1,120
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.51      $  14.73       $  12.37
 Accumulation Unit Value,
 End of Period                $11.51    $ 14.73      $  12.37       $  10646
 Number of Units
 Outstanding, End of Period              34,288       159,570        160,343
FEDERATED PRIME MONEY FUND
II SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.06       $  10.49
 Accumulation Unit Value,
 End of Period                    --    $ 10.06      $  10.49       $ 10.716
 Number of Units
 Outstanding, End of Period       --      5,291        40,906        127,260
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.65      $  14.26       $  13.10
 Accumulation Unit Value,
 End of Period                $11.65    $ 14.26      $  13.10         11.315
 Number of Units
 Outstanding, End of Period      387     32,161       131,791        134,375
FIDELITY VIP EQUITY-INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.47      $  10.96       $  11.70
 Accumulation Unit Value,
 End of Period                $10.47    $ 10.96      $  11.70         10.944
 Number of Units
 Outstanding, End of Period       --     1,1621        45,849         55,016
FIDELITY VIP GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.19      $  15.15       $  13.27
 Accumulation Unit Value,
 End of Period                $11.19    $ 15.15      $  13.27         10.756
 Number of Units
 Outstanding, End of Period       --     22,088       151,189        149,935
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.43      $  11.10       $   8.47
 Accumulation Unit Value,
 End of Period                $10.43    $ 11.10      $   8.47          7.359
 Number of Units
 Outstanding, End of Period       --      3,667        3,1190         24,128
FIDELITY VIP INDEX 500
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.11
 Accumulation Unit Value,
 End of Period                    --         --      $   9.11          7.876
 Number of Units
 Outstanding, End of Period       --         --        91,596        113,232
FIDELITY VIP OVERSEAS
SUB-ACCOUNT(2)
 Accumulation Unit Value,
 Beginning of Period              --         --         10.00           8.34
 Accumulation Unit Value,
 End of Period                    --         --          8.34          6.473
 Number of Units
 Outstanding, End of Period       --         --        30,230         29,449
MFS EMERGING GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 11.94      $  20.78       $  16.44
 Accumulation Unit Value,
 End of Period                $11.94    $ 20.78      $  16.44       $ 10.763
 Number of Units
 Outstanding, End of Period       --     19,189        63,991         65,183
MFS INVESTORS TRUST
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period          $10.00    $ 10.81      $  11.35       $  11.16
 Accumulation Unit Value,
 End of Period                $10.81    $ 11.35      $  11.16       $  9.229
 Number of Units
 Outstanding, End of Period       --      4,808        11,160          9,277
MFS NEW DISCOVERY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  18.74
 Accumulation Unit Value,
 End of Period                    --         --         18.74         17.515
 Number of Units
 Outstanding, End of Period       --         --         1,509            913
MFS RESEARCH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  11.52       $  10.79
 Accumulation Unit Value,
 End of Period                    --    $ 11.52      $  10.79       $  8.365
 Number of Units
 Outstanding, End of Period       --         --        60,709         73,568
MFS UTILITIES SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period                                                $  10.00
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
OPPENHEIMER AGGRESSIVE
GROWTH SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  13.72       $  11.99
 Accumulation Unit Value,
 End of Period                    --    $ 13.72      $  11.99       $  8.109
 Number of Units
 Outstanding, End of Period       --         --        38,398         42,643
OPPENHEIMER CAPITAL
APPRECIATION SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  12.10       $  11.89
 Accumulation Unit Value,
 End of Period                    --    $ 12.10      $  11.89       $ 10.232
 Number of Units
 Outstanding, End of Period       --         --        38,398         43,914
OPPENHEIMER GLOBAL
SECURITIES SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  13.10       $  13.55
 Accumulation Unit Value,
 End of Period                    --    $ 13.10      $  13.55       $ 11.734
 Number of Units
 Outstanding, End of Period       --         --        33,241         33,299
OPPENHEIMER MAIN STREET
GROWTH & INCOME
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.77       $   9.67
 Accumulation Unit Value,
 End of Period                    --    $ 10.77      $   9.67       $   8.55
 Number of Units
 Outstanding, End of Period       --         --       130,587        144,668
OPPENHEIMER MULTIPLE
STRATEGIES SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.45
 Accumulation Unit Value,
 End of Period                    --         --      $  10.45       $ 10.513
 Number of Units
 Outstanding, End of Period       --         --        20,592         28,807
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $  10.15       $  10.26
 Accumulation Unit Value,
 End of Period                    --    $ 10.15      $  10.26       $ 10.589
 Number of Units
 Outstanding, End of Period       --         --        19,624         26,549
PUTNAM VT DIVERSIFIED INCOME
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT GROWTH AND INCOME
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT GROWTH
OPPORTUNITIES SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT HEALTH SCIENCES
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT NEW VALUE
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
PUTNAM VT VOYAGER II
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value,
 End of Period
 Number of Units
 Outstanding, End of Period
STI CAPITAL APPRICIATION
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.75
 Accumulation Unit Value,
 End of Period                    --         --      $  10.75       $ 10.012
 Number of Units
 Outstanding, End of Period       --         --        44,314         41,591
STI GROWTH AND INCOME
SUB-ACCOUNT (3)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.75
 Accumulation Unit Value,
 End of Period                    --         --      $  10.75       $  9.989
 Number of Units
 Outstanding, End of Period       --         --        47,617         54,798
STI INTERNATIONAL EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.68
 Accumulation Unit Value,
 End of Period                    --         --      $   9.68       $  7.869
 Number of Units
 Outstanding, End of Period       --         --         9,071         10,251
STI INVESTMENT GRADE BOND
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  10.57
 Accumulation Unit Value,
 End of Period                    --         --      $  10.57       $ 11.354
 Number of Units
 Outstanding, End of Period       --         --        15,973         27,766
STI MID-CAP EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.17
 Accumulation Unit Value,
 End of Period                    --         --      $   9.17       $  9.271
 Number of Units
 Outstanding, End of Period       --         --        14,742         15,970
STI QUALITY GROWTH STOCK
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.54
 Accumulation Unit Value,
 End of Period                    --         --      $   9.54       $  7.637
 Number of Units
 Outstanding, End of Period       --         --        62,796         75,646
STI SMALL CAP VALUE EQUITY
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  11.81
 Accumulation Unit Value,
 End of Period                    --         --      $  11.81             --
 Number of Units
 Outstanding, End of Period       --         --          6098             --
STI VALUE INCOME STOCK
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --    $ 10.00      $   9.46       $  10.28
 Accumulation Unit Value,
 End of Period                    --    $  9.46      $  10.28       $ 10.001
 Number of Units
 Outstanding, End of Period       --     11,848        11,462         15,344
TEMPLETON GLOBAL INCOME
SECURITIES SUB-ACCOUNT (3,5)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  11.36
 Accumulation Unit Value,
 End of Period                    --         --      $  11.36       $ 11.428
 Number of Units
 Outstanding, End of Period       --         --        11,685         13,624
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (3,5)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $  13.55
 Accumulation Unit Value,
 End of Period                    --         --      $  13.55       $ 13.165
 Number of Units
 Outstanding, End of Period       --         --          9457         10,221
TEMPLETON STOCK (CLASS 2)
SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  11.36       $  11.39
 Accumulation Unit Value,
 End of Period                    --         --      $  11.39
 Number of Units
 Outstanding, End of Period       --         --             0
TEMPLETON BOND (CLASS 2)
SUB-ACCOUNT (2)
 Accumulation Unit Value,
 Beginning of Period              --         --      $  10.00       $   9.86
 Accumulation Unit Value,
 End of Period                    --         --      $   9.86             --
 Number of Units
 Outstanding, End of Period       --         --             0             --

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.49% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998, except as described in the footnotes below.

(1) Variable Sub-Accounts that commenced operations on November 1, 1999.

(2) Variable Sub-Accounts commenced operations on January 24, 2000.

(3) Variable Sub-Accounts commenced operations on May 1, 2000.

(4) Variable Sub-Accounts commenced operations on August 30, 2000.

(5) Effective May 1, 2000, the Portfolio in which the Templeton Stock (Class 2) and Templeton Bond (Class 2) Variable Sub-Accounts invested were merged into the Templeton Growth Securities (Class 2) and the Global Income Securities Portfolio. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Account merged with and into a new Variable Sub-Accounts named the Templeton Growth Securities (Class 2). For ease of comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts. For Templeton Growth Securities (Class 2) and Templeton Global Income Securities (Class2) the Accumulation Unit Values are $12.89 and $10.74, respectively.

(6) Effective May 1, 2002, the AIM V.I. Growth and Income fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity fund and AIM V.I. Premier Equity Fund, respectively.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------



WITH ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II FOR CONRACTS ISSUED

                              ON OR AFTER 9/22/00

                                                     For the Years Beginning
                                                      January 1* and Ending
                                                          December 31,
SUB-ACCOUNTS                                           2000           2001
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.21
 Accumulation Unit Value, End of Period               $  9.21       $  8.024
 Number of Units Outstanding, End of Period             4,515         61,468
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   7.80
 Accumulation Unit Value, End of Period               $  7.80       $  5.888
 Number of Units Outstanding, End of Period            34,530         99,227
AIM V.I. CORE EQUITY SUB-ACCOUNT (6)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.06
 Accumulation Unit Value, End of Period               $  8.06       $  6.117
 Number of Units Outstanding, End of Period            20,079        104,459
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   7.52
 Accumulation Unit Value, End of Period               $  7.52       $   4.90
 Number of Units Outstanding, End of Period            32,771        133,470
AIM V.I. HIGH YIELD SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.37
 Accumulation Unit Value, End of Period               $  8.37       $  7.825
 Number of Units Outstanding, End of Period                81          8,589
AIM V.I. PREMIER EQUITY SUB-ACCOUNT (6)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.54
 Accumulation Unit Value, End of Period               $  8.54       $  7.345
 Number of Units Outstanding, End of Period            22,904         96,014
FEDERATED PRIME MONEY FUND II SUB-ACCOUNT (1)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  10.17
 Accumulation Unit Value, End of Period               $ 10.17       $ 10.375
 Number of Units Outstanding, End of Period             5,731         72,350
FIDELITY VIP CONTRAFUND SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.23
 Accumulation Unit Value, End of Period               $  9.23       $  7.970
 Number of Units Outstanding, End of Period            14,991         80,328
FIDELITY VIP EQUITY-INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  10.42
 Accumulation Unit Value, End of Period               $ 10.42       $  9.740
 Number of Units Outstanding, End of Period            17,198         42,652
FIDELITY VIP GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.37
 Accumulation Unit Value, End of Period               $  8.37       $  6.783
 Number of Units Outstanding, End of Period            21,583         76,935
FIDELITY VIP HIGH INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.30
 Accumulation Unit Value, End of Period               $  8.30       $  7.209
 Number of Units Outstanding, End of Period               102          4,442
FIDELITY VIP INDEX 500 SUB-ACCOUNT(2)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.83
 Accumulation Unit Value, End of Period               $  8.83       $  7.634
 Number of Units Outstanding, End of Period             8,780         52,114
FIDELITY VIP OVERSEAS SUB-ACCOUNT(2)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.68
 Accumulation Unit Value, End of Period               $  8.68       $  6.732
 Number of Units Outstanding, End of Period             4,854         11,548
MFS EMERGING GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.08
 Accumulation Unit Value, End of Period               $  8.08       $  5.287
 Number of Units Outstanding, End of Period            11,866         61,761
MFS INVESTORS TRUST SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.64
 Accumulation Unit Value, End of Period               $  9.64       $  7.965
 Number of Units Outstanding, End of Period            11,698         70,874
MFS NEW DISCOVERY SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period                       $  10.00
 Accumulation Unit Value, End of Period                                8.923
 Number of Units Outstanding, End of Period                            4,370
MFS RESEARCH SUB-ACCOUNT (1)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
MFS UTILITIES SUB-ACCOUNT   (4)
 Accumulation Unit Value, Beginning of Period                       $  10.00
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
OPPENHEIMER  AGGRESSIVE GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period           10.00           8.61
 Accumulation Unit Value, End of Period                  8.61          6.666
 Number of Units Outstanding, End of Period            11,698         70,874
OPPENHEIMER CAPITAL APPRECIATION SUB-ACCOUNT  (1)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.92
 Accumulation Unit Value, End of Period               $  8.92       $  7.667
 Number of Units Outstanding, End of Period            18,937         81,840
OPPENHEIMER GLOBAL SECURITIES SUB-ACCOUNT (1)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.41
 Accumulation Unit Value, End of Period               $  9.41       $  8.142
 Number of Units Outstanding, End of Period              2457         16,539
OPPENHEIMER MAIN STREET GROWTH & INCOME
SUB-ACCOUNT (1)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.72
 Accumulation Unit Value, End of Period               $  8.72       $  7.702
 Number of Units Outstanding, End of Period            33,469        146,919
OPPENHEIMER MULTIPLE STRATEGIES SUB-ACCOUNT (2)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.68
 Accumulation Unit Value, End of Period               $  9.68       $  9.727
 Number of Units Outstanding, End of Period             3,475         24,335
OPPENHEIMER STRATEGIC BOND SUB-ACCOUNT (1)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.88
 Accumulation Unit Value, End of Period               $  9.88       $ 10.184
 Number of Units Outstanding, End of Period             4,378         33,868
PUTNAM VT DIVERSIFIED INCOME SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
PUTNAM VT GROWTH AND INCOME SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
PUTNAM VT GROWTH OPPORTUNITIES SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
PUTNAM VT HEALTH SCIENCES SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
PUTNAM VT NEW VALUE SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
PUTNAM VT VOYAGER II SUB-ACCOUNT (4)
 Accumulation Unit Value, Beginning of Period
 Accumulation Unit Value, End of Period
 Number of Units Outstanding, End of Period
STI CAPITAL APPRICIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.28
 Accumulation Unit Value, End of Period               $  9.28       $  8.640
 Number of Units Outstanding, End of Period               214         12,066
STI GROWTH AND INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.78
 Accumulation Unit Value, End of Period               $  9.78       $  9.088
 Number of Units Outstanding, End of Period             4,178         35,434
SIT INTERNATIONAL EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   9.54
 Accumulation Unit Value, End of Period               $  9.54       $  7.749
 Number of Units Outstanding, End of Period               358          5,355
STI INVESTMENT GRADE BOND SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  10.39
 Accumulation Unit Value, End of Period               $ 10.39       $ 11.154
 Number of Units Outstanding, End of Period             2,172         31,355
STI MID-CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.68
 Accumulation Unit Value, End of Period               $  8.68       $  8.766
 Number of Units Outstanding, End of Period             5,995           1205
STI QUALITY GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $   8.76
 Accumulation Unit Value, End of Period               $  8.76       $  7.007
 Number of Units Outstanding, End of Period             4,378         33,868
STI SMALL CAP VALUE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  10.59
 Accumulation Unit Value, End of Period               $ 10.59             --
 Number of Units Outstanding, End of Period               570             --
STI VALUE INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  10.92
 Accumulation Unit Value, End of Period               $ 10.92       $ 10.620
 Number of Units Outstanding, End of Period               123          7,368
TEMPLETON GLOBAL INCOME SECURITIES SUB-ACCOUNT
(3,5)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  11.36
 Accumulation Unit Value, End of Period               $ 11.36       $ 10.516
 Number of Units Outstanding, End of Period            11,685            533
TEMPLETON GROWTH SECURITIES SUB-ACCOUNT (3,5)
 Accumulation Unit Value, Beginning of Period         $ 10.00       $  10.00
 Accumulation Unit Value, End of Period               $ 10.00       $  9.703
 Number of Units Outstanding, End of Period             2,289          2,050

 * The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.65% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998, except as described in the footnotes below.

(1) Variable Sub-Accounts that commenced operations on November 1, 1999.

(2) Variable Sub-Accounts commenced operations on January 24, 2000.

(3) Variable Sub-Accounts commenced operations on May 1, 2000.

(4) Variable Sub-Accounts commenced operations on August 30, 2000.

(5) Effective May 1, 2000, the Portfolio in which the Templeton Stock (Class 2) and Templeton Bond (Class 2) Variable Sub-Accounts invested were merged into the Templeton Growth Securities (Class 2) and the Global Income Securities Portfolio. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Account merged with and into a new Variable Sub-Accounts named the Templeton Growth Securities (Class 2). For ease of comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts. For Templeton Growth Securities (Class 2) and Templeton Global Income Securities (Class2) the Accumulation Unit Values are $12.89 and $10.74, respectively.

(6) Effective May 1, 2002, the AIM V.I. Growth and Income fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity fund and AIM V.I. Premier Equity Fund, respectively.

APPENDIX B
--------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.*

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

*If a U.S. Treasury Note ("Note") with a maturity of the Guarantee Period is not available, we will determine an appropriate interest rate based on an interpolation of the next shortest duration and next longest duration Notes.

The Market Value Adjustment factor is determined from the following formula:

                             .9 X [I-(J +.0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Interest Rate: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.


Step 1. Calculate Contract Value at End $10,000.00 X (1.045)/3 /= $11,411.66 of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
Step 3. Calculate the Withdrawal Charge:   I = 4.5%
                                           J = 4.2%
                                           N = 730 days    =2
                                               --------
Step 4. Calculate the Market Value                 365 days
Adjustment:                                Market Value Adjustment Factor:.9 X
                                           [I - (J +.0025)] X N =.9 X [.045 -
                                           (.042 +.0025)] X 2 =.0009

                                           Market Value Adjustment = Market
                                           Value Adjustment Factor X Amount
                                           Subject to Market Value Adjustment:
                                            =.0009 X ($11,411.66 - $1,500.00) =
                                           $8.92




Step 5. Calculate the amount received by
a Contract Owner as a result of full
withdrawal at the end of Contract Year     $11,411.66 + $8.92 = $11,420.58
3:

                  EXAMPLE 1 (ASSUMES DECLINING INTEREST RATES)

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1. Calculate Contract Value at End $10,000.00 X (1.045)/3 /= $11,411.66 of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
Step 3. Calculate the Withdrawal Charge:   I = 4.5%
                                           J = 4.8%
                                           N = 730 days    =2
                                               --------
Step 4. Calculate the Market Value                 365 days
Adjustment:                                Market Value Adjustment Factor:.9 X
                                           [I - (J +.0025)] X N =.9 X [.045 -
                                           (.048 +.0025)] X 2 = -.0099

                                           Market Value Adjustment = Market
                                           Value Adjustment Factor X Amount
                                           Subject to Market Value Adjustment:
                                            = -.0099 X ($11,411.66 - $1,500.00)
                                           = - $98.13




Step 5. Calculate the amount received by
a Contract Owner as a result of full
withdrawal at the end of Contract Year     $11,411.66 - $98.13 = $11,313.53
3:

Blue 678
THE ALLSTATE\\(R)\\ PROVIDER VARIABLE ANNUITY

(formerly referred to as  "The Glenbrook Provider Variable Annuity")

GLENBROOK LIFE AND ANNUITY COMPANY
----------------------------------
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-755-5275                                     PROSPECTUS
DATED MAY 1, 2002
 -------------------------------------------------------------------------------
GLENBROOK LIFE AND ANNUITY COMPANY ("GLENBROOK LIFE") is offering the
---------------------------------------------------
Allstate\\(R)\\ Provider Variable Annuity, an individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 41 "INVESTMENT ALTERNATIVES". The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 38 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the GLENBROOK LIFE
                                                       --------------
Multi-Manager Variable Account ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the portfolios ("PORTFOLIOS") of the following mutual funds ("FUNDS")

AIM VARIABLE INSURANCE FUNDS (VIT)      FRANKLIN TEMPLETON VARIABLE INSURANCE
THE DREYFUS SOCIALLY RESPONSIBLE         PRODUCTS TRUST - CLASS 2
 GROWTH FUND, INC./SM/ GOLDMAN SACHS VARIABLE INSURANCE TRUST DREYFUS STOCK
INDEX FUND MFS(R) VARIABLE INSURANCE TRUST/SM/ DREYFUS VARIABLE INVESTMENT FUND
(VIF) OPPENHEIMER VARIABLE ACCOUNT FUNDS FIDELITY VARIABLE INSURANCE PRODUCTS
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
 FUND

:

Each Fund has multiple investment Portfolios. Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (GLENBROOK LIFE) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 65 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

    IMPORTANT       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
     NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms
--------------------------------------------------------------------------------
  The Contract at a Glance
--------------------------------------------------------------------------------
  How the Contract Works
--------------------------------------------------------------------------------
  Expense Table
--------------------------------------------------------------------------------
  Financial Information
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract
--------------------------------------------------------------------------------
  Purchases
--------------------------------------------------------------------------------
  Contract Value
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts
--------------------------------------------------------------------------------
     The Fixed Account Option
--------------------------------------------------------------------------------
     Transfers
--------------------------------------------------------------------------------
  Expenses
--------------------------------------------------------------------------------
  Access To Your Money
--------------------------------------------------------------------------------
  Income Payments
--------------------------------------------------------------------------------
DEATH BENEFITS
--------------------------------------------------------------------------------



                                 PAGE

--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:
--------------------------------------------------------------------------------
     GLENBROOK LIFE
     --------------
--------------------------------------------------------------------------------
     The Variable Account
--------------------------------------------------------------------------------
     The Portfolios
--------------------------------------------------------------------------------
     The Contract
--------------------------------------------------------------------------------
     Qualified Plans
--------------------------------------------------------------------------------
     Legal Matters
--------------------------------------------------------------------------------
  Taxes
--------------------------------------------------------------------------------
  Annual Reports and Other Documents
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Performance Information
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES 44
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT EXAMPLE 63
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
Accumulation Phase
--------------------------------------------------------------------------------
Accumulation Unit
--------------------------------------------------------------------------------
Accumulation Unit Value
--------------------------------------------------------------------------------
Anniversary Values
--------------------------------------------------------------------------------
Annuitant
--------------------------------------------------------------------------------
Automatic Additions Plan
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program
--------------------------------------------------------------------------------
Beneficiary
--------------------------------------------------------------------------------
Cancellation Period
--------------------------------------------------------------------------------
Contract*
--------------------------------------------------------------------------------
Contract Anniversary
--------------------------------------------------------------------------------
Contract Owner ("You")
--------------------------------------------------------------------------------
Contract Value
--------------------------------------------------------------------------------
Contract Year
--------------------------------------------------------------------------------
Death Benefit Anniversary
--------------------------------------------------------------------------------
Death Proceeds
--------------------------------------------------------------------------------
Dollar Cost Averaging Program
--------------------------------------------------------------------------------
Due Proof of Death
--------------------------------------------------------------------------------
Enhanced Death Benefit Rider
--------------------------------------------------------------------------------
Enhanced Death and Income Benefit Combination Rider
--------------------------------------------------------------------------------
Enhanced Death and Income Benefit Combination Rider II
--------------------------------------------------------------------------------

                                 PAGE
--------------------------------------------------------------------------------
Fixed Account Options
--------------------------------------------------------------------------------
Free Withdrawal Amount
--------------------------------------------------------------------------------
Funds
--------------------------------------------------------------------------------
GLENBROOK LIFE ("We" or "Us")
--------------
--------------------------------------------------------------------------------
Guarantee Periods
--------------------------------------------------------------------------------
Income Plan
--------------------------------------------------------------------------------
Investment Alternatives
--------------------------------------------------------------------------------
Issue Date
--------------------------------------------------------------------------------
Market Value Adjustment
--------------------------------------------------------------------------------
Payout Phase
--------------------------------------------------------------------------------
Payout Start Date
--------------------------------------------------------------------------------
Portfolios
--------------------------------------------------------------------------------
Qualified Contracts
--------------------------------------------------------------------------------
SEC
--------------------------------------------------------------------------------
Settlement Value
--------------------------------------------------------------------------------
Systematic Withdrawal Program
--------------------------------------------------------------------------------
Valuation Date
--------------------------------------------------------------------------------
Variable Account
--------------------------------------------------------------------------------
Variable Sub-Account
--------------------------------------------------------------------------------
  *
   In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE                        PAYMENTS You can purchase a Contract with as
                                little as $3,000 ($2,000 for "QUALIFIED
                                CONTRACTS", which are Contracts issued within
                                QUALIFIED PLANS). You can add to your Contract
                                as often and as much as you like, but each
                                payment must be at least $50.
---------------------------------------------------------------------------------------
RIGHT TO CANCEL                 You may cancel your Contract within 20 days of receipt
                                or any longer period as your state may require
                                ("CANCELLATION PERIOD"). Upon cancellation, we will
                                return your purchase payments adjusted, to the extent
                                federal or state law permits, to reflect the investment
                                experience of any amounts allocated to the Variable
                                Account.
---------------------------------------------------------------------------------------
EXPENSES                        You will bear the following expenses:

                                .Total Variable Account annual fees equal to
                                  1.15% of average daily net assets (1.37% if you select the ENHANCED DEATH BENEFIT RIDER;
                                  1.59% if you selected the ENHANCED DEATH AND
                                  INCOME BENEFIT COMBINATION RIDER (for
                                  Contracts issued before September 22, 2000);
                                  and 1.65% if you select the ENHANCED DEATH AND
                                  INCOME BENEFIT COMBINATION RIDER II (for
                                  Contracts issued on or after September 22,
                                  2000).

                                .Annual contract maintenance charge of $35 (with
                                  certain exceptions)

                                .Withdrawal charges ranging from 0% to 6% of
                                  purchase payment withdrawn (with certain exceptions)

                                .Transfer fee of $10 after 12th transfer in any
                                  CONTRACT YEAR (fee currently waived)

                                . State premium tax (if your state imposes one).

                                In addition, each Portfolio pays expenses that
                                you will bear indirectly if you invest in a
                                Variable Sub-Account.
---------------------------------------------------------------------------------------
INVESTMENT                      ALTERNATIVES The Contract offers 42 investment
                                alternatives including:

                                .3 Fixed Account Options (which credit interest at
                                  rates we guarantee)

                                .39 Variable Sub-Accounts investing in
                                  Portfolios offering professional money
                                  management by these investment advisers:

                                  . AIM Advisors, Inc.

                                  . The Dreyfus Corporation

                                  . Fidelity Management & Research Company

                                  . Franklin Advisers, Inc.

                                  . Franklin Mutual Advisers, LLC

                                  . Goldman Sachs Asset Management

                                  . Goldman Sachs Asset Management International

                                  . MFS Investment Management(R)

                                  . Miller Anderson & Sherrerd, LLP

                                  . Morgan Stanley Asset Management

                                  . OppenheimerFunds, Inc.

                                  . Templeton Asset Management LTD

                                  . Templeton Global Advisors Limited

                                  . Templeton Investment Counsel, Inc.

                                To find out current rates being paid on the
                                Fixed Account, or to find out how the Variable
                                Sub-Accounts have performed, please call us at
                                1-800-755-5275.
---------------------------------------------------------------------------------------
SPECIAL SERVICES For your convenience, we offer these special services:

                                . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                . AUTOMATIC ADDITIONS PROGRAM

                                . DOLLAR COST AVERAGING PROGRAM

                                . SYSTEMATIC WITHDRAWAL PROGRAM
---------------------------------------------------------------------------------------
INCOME                          PAYMENTS You can choose fixed income payments,
                                variable income payments, or a combination of
                                the two. You can receive your income payments in
                                one of the following ways:

                                . life income with guaranteed payments

                                .a "joint and survivor" life income with guaranteed
                                    payments

                                .guaranteed payments for a specified period (5 to 30
                                  years)
---------------------------------------------------------------------------------------
DEATH BENEFITS                  If you or the ANNUITANT (if the Contract is owned by a
                                non-natural person) die before the PAYOUT START DATE,
                                we will pay the death benefit described in the
                                Contract. We offer an Enhanced Death Benefit Rider and
                                an Enhanced Death and Income Benefit Combination Rider
                                II.
---------------------------------------------------------------------------------------
TRANSFERS                       Before the Payout Start Date, you may transfer
                                your Contract value ("CONTRACT VALUE") among the
                                investment alternatives, with certain
                                restrictions. Transfers to a GUARANTEE PERIOD of
                                the Fixed Account must be at least $50.

                                We do not currently impose a fee upon transfers.
                                However, we reserve the right to charge $10 per
                                transfer after the 12th transfer in each
                                "Contract Year," which we measure from the date
                                we issue your Contract or a Contract Anniversary
                                ("CONTRACT ANNIVERSARY").
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract
                                Value at any time prior to the Payout Start
                                Date.

                                In general, you must withdraw at least $50 at a
                                time. Full or partial withdrawals are available
                                under limited circumstances on or after the
                                Payout Start Date. Withdrawals of earnings are
                                taxed as ordinary income and, if taken prior to
                                age 59/1/2/, may be subject to an additional 10%
                                federal tax penalty. A withdrawal charge and
                                MARKET VALUE ADJUSTMENT also may apply.
---------------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 42 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page___. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.
LOGO

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-755-5275 if you have any questions about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*


Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5     6+
Payment Being Withdrawn
--------------------------------------------------------------------------------------------
Applicable Charge                                        6%   6%   5%   5%   4%   3%    0%
--------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
--------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
--------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of your aggregate purchase payments without incurring a withdrawal charge.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Without the Enhanced Death Benefit Rider, Enhanced Death and Income Benefit Combination Rider, or Enhanced Death and Income Benefit Combination Rider II

Mortality and Expense Risk Charge                                            1.05%
-----------------------------------------------------------------------------------
Administrative Expense Charge                                                0.10%
-----------------------------------------------------------------------------------
Total Variable Account Annual Expense                                        1.15%
-----------------------------------------------------------------------------------


With the Enhanced Death Benefit Rider

Mortality and Expense Risk Charge                                        1.27%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.37%
-------------------------------------------------------------------------------

With the Enhanced Death and Income Benefit Combination Rider (for Contracts issued before September 22, 2000)

Mortality and Expense Risk Charge                                        1.49%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.59%
-------------------------------------------------------------------------------


With the Enhanced Death and Income Benefit Combination Rider II  (for
Contracts issued on or after September 22, 2000)
Mortality and Expense Risk Charge                                        1.55%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expenses                                   1.65%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)/1/

                                                                                                                Total
                                                                         Management  Rule12b-1   Other        Portfolio
Portfolio                                                                   Fees       Fees     Expenses   Annual Expenses
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Balanced Fund - Series I                                          0.75%        N/A      0.37%          1.12%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund  - Series I (2)                                  0.61%        N/A      0.21%           .82%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund - Series I                                0.60%        N/A      0.33%          0.93%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund - Series I                             0.50%        N/A      0.58%          1.08%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Growth Fund - Series I                                            0.62%        N/A      0.26%          0.88%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. International Growth Fund  - Sereis I (2)                         0.73%        N/A      0.32%          1.05%
---------------------------------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund - Series I (2)                                0.60%        N/A      0.25%          0.85%
---------------------------------------------------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial Shares         0.75%        N/A      0.03%          0.78%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus Stock Index Fund: Initial Shares                                   0.25%        N/A      0.01%          0.26%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income Portfolio: Initial Shares                    0.75%        N/A      0.05%          0.80%
---------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF - Money Market Portfolio                                       0.50%        N/A      0.08%          0.58%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio  - Initial Class (3)                     0.58%        N/A      0.10%          0.68%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class (3)                   0.48%        N/A      0.10%          0.58%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class (3)                          0.58%        N/A      0.10%          0.68%
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Initial Class (3)                     0.58%        N/A      0.13%          0.71%
---------------------------------------------------------------------------------------------------------------------------
Franklin Small Cap Fund-Class 2 (4,5)                                      0.45%       0.25%     0.31%          1.01%
---------------------------------------------------------------------------------------------------------------------------
Mutual Shares Securities Fund - Class 2 (4)                                0.60%       0.25%     0.19%          1.04%
---------------------------------------------------------------------------------------------------------------------------
Templeton Developing Markets Securities Fund - Class 2 (4)                 1.25%       0.25%     0.32%          1.82%
---------------------------------------------------------------------------------------------------------------------------
Templeton Foreign Securities Fund - Class 2 (4,6,7)                        0.68%       0.25%     0.22%          1.15%
---------------------------------------------------------------------------------------------------------------------------
Templeton Growth Securities Fund - Class 2 (4,8)                           0.80%       0.25%     0.05%          1.10%
---------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth Fund (9)                                  0.75%        N/A      0.94%          1.69%
---------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap Equity Fund (9)                       0.75%        N/A      0.47%          1.22%
---------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity Fund (9)                            0.70%        N/A      0.12%          0.82%
---------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT International Equity Fund (9)                            1.00%        N/A      1.05%          2.05%
---------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class (10)                            0.75%        N/A      0.12%          0.87%
---------------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class (10)                            0.75%        N/A      0.15%          0.90%
---------------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series (10,11)                                           0.90%        N/A      0.16%          1.06%
---------------------------------------------------------------------------------------------------------------------------
MFS Research Series  - Initial Class (10)                                  0.75%        N/A      0.15%          0.90%
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth Fund/VA                                      0.64%        N/A      0.04%          0.68%
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA                                   0.64%        N/A      0.04%          0.68%
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA                                      0.64%        N/A      0.06%          0.70%
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income Fund/VA                            0.68%        N/A      0.05%          0.73%
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA(12)                                     0.74%        N/A      0.05%          0.79%
---------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income Portfolio (13,14)                    0.40%        N/A      0.31%          0.71%
---------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio (13,14)                             0.55%        N/A      0.36%          0.91%
---------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Value Equity Portfolio (13,14)                       0.80%        N/A      0.48%          1.28%
---------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value Portfolio (13,14)                             0.75%        N/A      0.35%          1.10%
---------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Value Portfolio (13,14)                                     0.55%        N/A      0.38%          0.93%
---------------------------------------------------------------------------------------------------------------------------

(1) Figures shown in the Table are for the year ended December 31, 2001(except as otherwise noted).

(2) Effective May 1, 2002 Portfolios AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(3) Actual "Total Portfolio Annual Expenses" were lower because a portion of the brokerage commissions that the Portfolios paid was used to reduce the Portfolios' expenses. In addition, through arrangements with the Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been 0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65% for Growth Portfolio and 0.70% for High Income Portfolio.

(4) The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.

(5) The manager had agreed in advance to make an estimated reduction of 0.08% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.09%.

(6) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.

(7) The manager had agreed in advance to make an estimated reduction of 0.01% to its management fee to reflect reduced services resulting from the Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the Securities and Exchange Commission. Without this reduction, "Total Portfolio Annual Expenses" would have been 1.16%.

(8) The Portfolio administration fee is paid indirectly through the management fee.

(9) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent "Total Portfolio Annual Expenses" exceed 1.00% for Capital Growth Fund, 1.00% for Core/sm/ Small Cap Equity Fund, 0.81% for Core/sm/ U.S. Equity Fund and 1.35% for International Equity Fund. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                         Total
                                                  Management  Rule12b-1   Other        Portfolio
 Portfolio                                           Fees       Fees     Expenses   Annual Expenses
----------------------------------------------------------------------------------------------------
 Goldman Sachs VIT Capital Growth Fund              0.75%        N/A      0.25%          1.00%
----------------------------------------------------------------------------------------------------
 Goldman Sachs VIT CORE/SM/ Small Cap Equity        0.75%        N/A      0.25%          1.00%
 Fund
----------------------------------------------------------------------------------------------------
 Goldman Sachs VIT CORE/SM /U.S. Equity Fund*       0.70%        N/A      0.12%          0.82%
----------------------------------------------------------------------------------------------------
 Goldman Sachs VIT International Equity Fund        1.00%        N/A      0.35%          1.35%
----------------------------------------------------------------------------------------------------


 * The Portfolio had expenses offset by earnings credits for the custodian bank. Had the expenses offset been taken into account, "Total Portfolio Annual Expenses" would have been 0.81%.

(10) Each Portfolio has an expense offset arrangement which reduces the Portfolios' custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses. "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for Investors Trust Series, 1.05% for New Discovery Series and 0.89 for Research Series.

(11) MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 10 above), do not exceed 0.15% of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses" would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.

(12) Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the fund's trailing 12-month performance at the end of the quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the fund emerges from a "penalty box" position for a quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.

(13) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the management fee and the reimbursement by the Portfolios' adviser to the extent "Total Portfolio Annual Expenses" exceed the following percentages: Van Kampen

  UIF Core Plus Fixed Income Portfolio 0.70%; Van Kampen UIF Equity Growth Portfolio 0.85%; Van Kampen UIF Global Value Equity Portfolio 1.15%; Van Kampen UIF Mid Cap Value Portfolio 1.05%; Van Kampen UIF Value Portfolio 0.85%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses" were as follows:

                                                                                                                      Total
                                                                              Management  Rule 12b-1   Other        Portfolio
Portfolio                                                                        Fees        Fees     Expenses   Annual Expenses
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income Portfolio                                 0.39%        N/A       0.31%          0.70%
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio                                          0.49%        N/A       0.36%          0.85%
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Equity Portfolio                                          0.67%        N/A       0.48%          1.15%
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Value Portfolio                                          0.70%        N/A       0.35%          1.05%
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Value Portfolio                                                  0.47%        N/A       0.38%          0.85%
---------------------------------------------------------------------------------------------------------------------------------

   Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Portfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value Portfolio.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment,

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

.. elected the Enhanced Death and Income Benefit Combination Rider II.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

ASSUMES TERMINATION.

Portfolio                                  1 Year  3 Years  5 Years   10 Years
-------------------------------------------------------------------------------
AIM V.I. Balanced                           $76     $111     $148       $279
-------------------------------------------------------------------------------
AIM V.I. Core Equity                        $73     $101     $133       $248
-------------------------------------------------------------------------------
AIM V.I. Diversified Income                 $74     $105     $138       $259
-------------------------------------------------------------------------------
AIM V.I. Government Securities              $76     $109     $146       $275
-------------------------------------------------------------------------------
AIm V.I. Growth                             $73     $103     $136       $254
-------------------------------------------------------------------------------
AIM V.I. International Growth               $75     $109     $144       $272
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                     $73     $102     $134       $251
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth     $72     $100     $130       $244
Fund, Inc.: Initial Shares
-------------------------------------------------------------------------------
Dreyfus Stock Index: Initial Shares         $67     $ 84     $103       $187
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income: Initial      $73     $101     $131       $246
Shares
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market                  $70     $ 94     $120       $222
-------------------------------------------------------------------------------
Fidelity VIP Contrafund                     $71     $ 97     $125       $233
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income                  $70     $ 94     $120       $222
-------------------------------------------------------------------------------
Fidelity VIP Growth                         $71     $ 97     $125       $233
-------------------------------------------------------------------------------
Fidelity VIP High Income                    $72     $ 98     $127       $236
-------------------------------------------------------------------------------
Franklin Small Cap - Class 2                $75     $107     $142       $268
-------------------------------------------------------------------------------
Mutual Shares Securities - Class 2          $75     $108     $144       $271
-------------------------------------------------------------------------------
Templeton Developing Markets Securities -   $75     $108     $144       $271
Class 2
-------------------------------------------------------------------------------
Templeton Foreign Securities - Class 2      $76     $112     $150       $282
-------------------------------------------------------------------------------
Templeton Growth Securities - Class 2       $76     $110     $147       $277
-------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth            $82     $128     $177       $335
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap        $77     $114     $153       $289
Equity
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity      $73     $101     $133       $248
-------------------------------------------------------------------------------
Goldman Sachs VIT International Equity      $85     $139     $195       $369
-------------------------------------------------------------------------------
MFS Emerging Growth                         $73     $103     $135       $253
-------------------------------------------------------------------------------
MFS Investors Trust                         $74     $104     $137       $256
-------------------------------------------------------------------------------
MFS New Discovery                           $75     $109     $145       $273
-------------------------------------------------------------------------------
MFS Research                                $74     $104     $137       $256
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth               $71     $ 97     $125       $233
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation            $71     $ 97     $125       $233
-------------------------------------------------------------------------------
Oppenheimer Global Securities               $64     $ 76     $ 89       $158
-------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income     $72     $ 99     $128       $238
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond                  $73     $101     $131       $245
-------------------------------------------------------------------------------
Van Kampen UIF Core Plus Fixed Income       $72     $ 98     $127       $236
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth                $74     $104     $137       $257
-------------------------------------------------------------------------------
 Van Kampen UIF Global Value Equity         $74     $105     $138       $259
-------------------------------------------------------------------------------
 Van Kampen UIF Mid Cap Value               $76     $110     $147       $277
-------------------------------------------------------------------------------
 Van Kampen UIF Value                       $78     $116     $156       $295
-------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each period.

ASSUMES NO TERMINATION.

Portfolio                                  1 Year  3 Years  5 Years   10 Years
-------------------------------------------------------------------------------
AIM V.I. Balanced                           $25     $ 77     $131       $279
-------------------------------------------------------------------------------
AIM V.I. Core Equity                        $22     $ 67     $116       $248
-------------------------------------------------------------------------------
AIM V.I. Diversified Income                 $23     $ 71     $121       $259
-------------------------------------------------------------------------------
AIM V.I. Government Securities              $25     $ 75     $129       $275
-------------------------------------------------------------------------------
AIM V.I. Growth                             $22     $ 69     $119       $254
-------------------------------------------------------------------------------
AIM V.I. International Growth               $24     $ 75     $127       $272
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                     $22     $ 68     $117       $251
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth     $21     $ 66     $113       $244
Fund, Inc.: Initial Shares
-------------------------------------------------------------------------------
Dreyfus Stock Index: Initial Shares         $16     $ 50     $ 86       $187
-------------------------------------------------------------------------------
Dreyfus VIF - Growth & Income: Initial      $22     $ 67     $114       $246
Shares
-------------------------------------------------------------------------------
Dreyfus VIF - Money Market                  $19     $ 60     $103       $222
-------------------------------------------------------------------------------
Fidelity VIP Contrafund                     $20     $ 63     $108       $233
-------------------------------------------------------------------------------
Fidelity VIP Equity-Income                  $19     $ 60     $103       $222
-------------------------------------------------------------------------------
Fidelity VIP Growth                         $20     $ 63     $108       $233
-------------------------------------------------------------------------------
Fidelity VIP High Income                    $21     $ 64     $110       $236
-------------------------------------------------------------------------------
Franklin Small Cap - Class 2                $24     $ 73     $125       $268
-------------------------------------------------------------------------------
Mutual Shares Securities Fund - Class 2     $24     $ 74     $127       $271
-------------------------------------------------------------------------------
Templeton Developing Markets Securities -   $24     $ 74     $127       $271
Class 2
-------------------------------------------------------------------------------
Templeton Foreign Securites - Class 2       $25     $ 78     $133       $282
-------------------------------------------------------------------------------
Templeton Growth Securities - Class 2       $25     $ 76     $130       $277
-------------------------------------------------------------------------------
Goldman Sachs VIT Capital Growth            $31     $ 94     $160       $335
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ Small Cap        $26     $ 80     $136       $289
Equity
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE/SM/ U.S. Equity      $22     $ 67     $116       $248
-------------------------------------------------------------------------------
Goldman Sachs VIT International Equity      $34     $105     $178       $369
-------------------------------------------------------------------------------
MFS Emerging Growth                         $22     $ 69     $118       $253
-------------------------------------------------------------------------------
MFS Investors Trust                         $23     $ 70     $120       $256
-------------------------------------------------------------------------------
MFS New Discovery                           $24     $ 75     $128       $273
-------------------------------------------------------------------------------
MFS Research                                $23     $ 70     $120       $256
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth               $20     $ 63     $108       $233
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation            $20     $ 63     $108       $233
-------------------------------------------------------------------------------
Oppenheimer Global Securities               $13     $ 42     $ 72       $158
-------------------------------------------------------------------------------
Oppenheimer Main Street Growth & Income     $21     $ 65     $111       $238
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond                  $22     $ 67     $114       $245
-------------------------------------------------------------------------------
 Van Kampen UIF Core Plus Fixed Income      $21     $ 64     $110       $236
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth                $23     $ 70     $120       $257
-------------------------------------------------------------------------------
 Van Kampen UIF Global Value Equity         $23     $ 71     $121       $259
-------------------------------------------------------------------------------
 Van Kampen UIF Mid Cap Value               $25     $ 76     $130       $277
-------------------------------------------------------------------------------
 Van Kampen UIF Value                       $27     $ 82     $139       $295
-------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EARNINGS. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.55%. IF NO RIDER WERE ELECTED, OR THE ENHANCED DEATH BENEFIT RIDER WERE ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON THE CURRENT AVERAGE CONTRACT SIZE OF $45,000

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT". Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of GLENBROOK LIFE also appear in the Statement of Additional Information.

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Glenbrook Life Provider Variable Annuity is a contract between you, the Contract Owner, and Glenbrook Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for the purposes of the Death of Owner and Death of Annuitant provisions of your contract.

 The maximum age of the oldest Contract Owner and Annuitant cannot exceed 90 as of the date we receive the completed application. You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Plans" on page__.

Changing of ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract Owner is a natural person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may designate a joint Annuitant, who is a second person on whose life income payments depend at the time you select an Income Plan. We permit joint Annuitants only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i) the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the Death Proceeds or become the new Contract Owner, subject to the "Death of Owner" section below, if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who is first entitled to receive benefits under the Contract upon death of the sole surviving Contract Owner. A contingent Beneficiary is the person selected by the Contract Owner who will become the Beneficiary if all named primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving primary or contingent Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the Contract Owner is not a natural person), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.


MODIFICATION OF THE CONTRACT
Only a Glenbrook Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $50 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. We reserve the right to reject any application in our sole discretion.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account. Consult your representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office. We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the

New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central
Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return your Contract by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Sub-Account to the money market Variable Sub-Account available under the Contract. We will notify you if we do so. At the end of the Cancellation Period, you may then allocate your money to other Variable Sub-Accounts.

If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account Options.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Variable Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Variable Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider, and the Enhanced Death and Income Benefit Rider II described on pages __.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


PORTFOLIO:              EACH PORTFOLIO SEEKS:          INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS*
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund  As high a total return as
                        possible, consistent with
                        preservation of capital
-------------------------------------------------------
AIM V.I. Core Equity    Growth of capital with a
Fund**                  secondary objective of
                        current income
-------------------------------------------------------        AIM ADVISORS,
AIM V.I. Diversified    A high level of current                  INC.
Income Fund             income
-------------------------------------------------------
AIM V.I. Government     A high level of current
Securities Fund         income consistent with a
                        reasonable concern for safety
                        of principal
-------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------
AIM V.I. International  Long-term growth of capital    ------------------------
Growth Fund**
-------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
Equity Fund**           and income as a secondary
                        objective
-------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC./SM/; THE DREYFUS STOCK
INDEX FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE
DREYFUS FUNDS)
-------------------------------------------------------------------------------
The Dreyfus Socially Responsible
Growth Fund, Inc.         Capital growth, and, secondarily, current income

-------------------------------------------------------
Dreyfus Stock Index     To match the total return of
Fund                    the Standard & Poor's(R) 500
                        Composite Stock Price Index       THE DREYFUS
-------------------------------------------------------   CORPORATION
Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        current income and growth of
                        income, consistent with
                        reasonable investment risk
-------------------------------------------------------
Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                        the preservation of capital    ------------------------
                        and the maintenance of
                        liquidity
-------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-------------------------------------------------------------------------------
Fidelity VIP            Long-term capital
Contrafund              appreciation
-------------------------------------------------------
Fidelity VIP            Reasonable income                 FIDELITY MANAGEMENT &
Equity-Income                                              RESEARCH COMPANY
Portfolio
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
Portfolio
-------------------------------------------------------
Fidelity VIP High       High level of current income   ------------------------
Income Portfolio        while also considering growth
                        of capital
-------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP) -- CLASS 2
-------------------------------------------------------------------------------
Franklin Small Cap      Long-term capital growth          FRANKLIN ADVISERS,
Fund                                                            INC.
-------------------------------------------------------------------------------
Mutual Shares           Capital appreciation.                 FRANKLIN MUTUAL
Securities Fund         Secondary goal is income               ADVISERS, LLC.
-------------------------------------------------------------------------------
Templeton Developing    Long-term capital                   TEMPLETON ASSET
Markets Securities      appreciation                         MANAGEMENT LTD
Fund
-------------------------------------------------------------------------------
Templeton Growth        Long-term capital growth             TEMPLETON GLOBAL
Securities Fund                                               ADVISORS LIMITED
-------------------------------------------------------------------------------
Templeton               Long-term capital growth          TEMPLETON INVESTMENT
International Securities Fund                                  COUNSEL, LLC
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)
-------------------------------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital
Capital Growth Fund
-------------------------------------------------------     GOLDMAN SACHS ASSET
Goldman Sachs VIT       Long-term growth of capital              MANAGEMENT
CORE/SM/ Small Cap
Equity Fund
-------------------------------------------------------
Goldman Sachs VIT       Long-term growth of capital
CORE/SM/ U.S. Equity    and dividend income            ------------------------
Fund
-------------------------------------------------------
Goldman Sachs VIT       Long-term capital                  GOLDMAN SACHS ASSET
International Equity    appreciation                          MANAGEMENT
Fund                                                         INTERNATIONAL
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/SM/
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital
Series
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital            MFS INVESTMENT
Series                  with a secondary objective to            MANAGEMENT(R)
                        seek reasonable current
                        income
-------------------------------------------------------
MFS New Discovery       Capital appreciation
Series
-------------------------------------------------------------------------------
MFS Research Series     Long-term growth of capital
                        and future income
-------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Equity   Long-term capital
Growth Portfolio        appreciation
-------------------------------------------------------
Van Kampen UIF Fixed    Above-average total return         MORGAN STANLEY ASSET
Income Portfolio        over a market cycle of three              MANAGEMENT
                        to five years
-------------------------------------------------------
Van Kampen UIF Global   Long-term capital
Equity Portfolio        appreciation
-------------------------------------------------------
Van Kampen UIF Mid Cap  Above-average total return     ------------------------
Value Portfolio         over a market cycle of three
                        to five years
-------------------------------------------------------
Van Kampen UIF Value    Above-average total return            MILLER ANDERSON &
Portfolio               over a market cycle of three            SHERRERD, LLP
                        to five years
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA
-------------------------------------------------------
Oppenheimer Capital     Capital appreciation
Appreciation Fund/VA
-------------------------------------------------------     OPPENHEIMER FUNDS,
Oppenheimer Global      Long-term capital                           INC.
Securities Fund/VA      appreciation
-------------------------------------------------------
Oppenheimer Main        High total return, which
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                           current income, from equity
                        and debt securities            ------------------------
-------------------------------------------------------
Oppenheimer Strategic   High level of current income
Bond Fund/VA
-------------------------------------------------------

*

*A portfolio's investment objective may be changed by the Fund's Board of Trustees without shareholders approval

**Effective May 1, 2002  AIM V.I. Growth and Income Fund, AIM V.I. International
   Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.



AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MAY NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE

EXPECTED TO BE GREATER OR LESS THAN THE INVESTMENT RESULTS OF SIMILARLY NAMED RETAIL MUTUAL FUNDS.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 3 Fixed Account Options: 2 dollar cost averaging options, and the option to invest in one or more Guarantee Periods included in the Guaranteed Maturity Fixed Account. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS
DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Purchase payments that you allocate to the Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") will earn interest for a one year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. After the one year period, we will declare a renewal rate which we guarantee for a full year. Subsequent renewal dates will be every twelve months for each payment or transfer.

For each purchase payment, the first transfer from the DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money market Sub-Account in equal monthly installments using the longest transfer period being offered at the time the purchase payment is made. Transferring Account Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

We will follow your instructions in transferring amounts monthly from the DCA Fixed Account. However, you may not choose less than 3 or more than 36 monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 36 months of payment. At the end of 36 months, any nominal amounts remaining in this option will be allocated to the money market Variable Sub-Account. No transfers are permitted into the DCA Fixed Account.

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short Term Dollar Cost Averaging Program by allocating purchase payments to the Short Term Dollar Cost Averaging Fixed Account Option ("Short Term DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for up to one year at the current rate in effect at the time of allocation.

For each purchase payment, the first transfer from the Short Term DCA Fixed Account must occur within one month of the date of payment. If we do not receive an allocation from you within one month of the date of payment, the payment plus associated interest will be transferred to the money market Sub-Account in equal monthly installments using the longest transfer period being offered at the time the purchase payment is made. Transferring Account Value to the money market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page __.

You must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. At the end of the transfer period, any nominal amounts remaining in the Short Term DCA Fixed Account will be allocated to the money market Variable Sub-Account. If you discontinue the Short Term DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in the Short Term DCA Fixed Account to the money market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Short Term Dollar Cost Averaging Fixed Account.

We bear the investment risk for all amounts allocated to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. That is because we guarantee the current and renewal interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate. We may declare more than one interest rate for different monies based upon the date of allocation to the DCA Fixed Account Option and the Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or GLENBROOK LIFE customer service at 1-800-755-5275.


GUARANTEE PERIODS
Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s). Each payment or transfer allocated to a Guarantee Period must be at least $50. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors.

WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or GLENBROOK LIFE at 1-800-755-5275.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

THE FOLLOWING EXAMPLE ILLUSTRATES HOW A PURCHASE PAYMENT ALLOCATED TO A GUARANTEED PERIOD WOULD GROW, GIVEN AN ASSUMED GUARANTEE PERIOD AND ANNUAL INTEREST RATE:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%




                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5-year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods;

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; we will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of as earnings are taxed as ordinary income and, if taken prior to age 59 /1/2,/ may be subject to an additional 10% federal tax penalty.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Free Withdrawal Amount as described on page___

.. that qualify for one of the waivers as described on page___

.. to satisfy the IRS minimum distribution rules for the Contract, or

.. a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "TREASURY RATE" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal from a Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short-Term Dollar Cost Averaging Fixed Account or the Dollar Cost Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $50. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. If you choose an Income Plan that depends on any person's life, you may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-755-5275. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month during the Accumulation Phase from the Short Term DCA Fixed Account or the DCA Fixed Account, to any Variable Sub-Account. You may not use the Dollar Cost Averaging Program to transfer amounts to the Guarantee Periods.

We will not charge a transfer fee for transfers made under this Program, nor will such transfer count against the 12 transfers you can make each Contract Year without paying a transfer fee.

 The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing Program.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Fidelity VIP High Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fidelity VIP High Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity VIP High Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. If you surrender your Contract, we will deduct the contract maintenance charge pro rated for the part of the Contract Year elapsed, unless your Contract qualifies for a waiver, described below.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. However, we will waive this charge if, as of the Contract Anniversary or upon full surrender:

.. total purchase payments equal $50,000 or more, or

.. all money is allocated to the Fixed Account.

In addition, we will waive the Contract Maintenance Charge if total purchase payments are $50,000 or more as of the Payout Start Date.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.05% of the average daily net assets you have invested in the Variable Sub-Accounts (1.27% if you select the Enhanced Death Benefit Rider, 1.49% if you selected the Enhanced Death and Income Combination Rider, and 1.55% if you select the Enhanced Death and Income Benefit Combination Rider II). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider and the Enhanced Death and Income Benefit Combination Rider II to compensate us for the additional risk that we accept by providing these options. We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on
                                             ---
transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 6% of the purchase payment(s) you withdraw. The charge declines to 0% over a 6 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page ___. During each Contract Year, you can withdraw up to 15% of the aggregate amount of your purchase payments without paying the charge. Unused portions of this "FREE WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.
                                  ---
We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of calculating the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period;

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 /1/2,/ may be subject to an additional 10% federal tax penalty and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. You or the Annuitant, if the Contract Owner is not a natural person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1. you or the Annuitant (if the Contract Owner is not a natural person) are first diagnosed with a terminal illness at least 30 days after the Issue Date; and

2. you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value Adjustment on one partial or a full withdrawal taken prior to the Payout Start Date under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a natural person, become unemployed at least one year after the Issue Date;

2. you or the Annuitant, if the Contract Owner is not a natural person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3. you or the Annuitant, if the Contract Owner is not a natural person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers. The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for such taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" Section beginning on page___.


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

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of current estimates of those charges and expenses, see page . We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored. In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account. If you request a total withdrawal, we may require you to return your Contract to us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59/1/2/, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been previously reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.




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INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
You select the Payout Start Date in your application. The "PAYOUT START DATE" is the day that we apply your money to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the day the Annuitant reaches age 90, or the 10th Contract
  Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

If you elected the Enhanced Death and Income Benefit Combination Rider or the Enhanced Death and Income Benefit Combination Rider II, you may be able to apply an amount greater than your Contract Value to an Income Plan. You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If


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

the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

4. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

5. deducting any applicable premium tax; and

6. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH OF OWNER
If you die before the Payout Start Date, any surviving joint Contract Owner or, if none, the Beneficiary will be designated the new Contract Owner and will be entitled to the options described below. If the new Contract Owner previously was the Beneficiary, however, the new Contract Owner's options will be subject to any restrictions previously placed upon the Beneficiary.

The claim for death benefits must be submitted to us within 180 days of the relevant death in order to claim the standard or enhanced death benefit. If a complete claim is not submitted within 180 days of the relevant death, the claimant will receive the greater of Contract Value or the Settlement Value. (See "Death Proceeds" below).

1. If your spouse is the sole surviving Contract Owner or, in the absence of any surviving Contract Owner, is the sole Beneficiary:

  (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

  (b) Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed


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

number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

  (c) If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:

The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. The excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Variable Sub-accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in the Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Payout Start Date, the Death Benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under the Contract.

2. If the new Contract Owner is not your spouse but is a living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above) subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

   (i) over the life of the new Contract Owner; or

   (ii) . for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

   (iii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

  (c) If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds the Contract Value will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the new Contract Owner is a corporation or other type of non-living person:

  (a) The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

  (b) If the new Contract Owner does not elect the option above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death Proceeds the Contract Value under this option will be the Death Proceeds. Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may make transfers(as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract Owner upon the death of the Contract Owner.


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

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for purposes of these provisions

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds are paid.


DEATH OF ANNUITANT
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date, the following apply:

1. If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

  (a) the youngest Contract Owner; otherwise

  (b)  the youngest Beneficiary.

You may change the Annuitant before the Payout Start Date.

2. If the Contract Owner is a non-living person:

  (a) The Contract Owner may elect to receive the Death Proceeds in a lump sum;
or

  (b) If the Contract Owner does not elect the option above, then the Contract Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On date we receive the complete request for settlement of the Death Proceeds the Contract Value under this option will be the Death Proceds. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" above) during this 5 year period.

The new Contract Owner may not make additional purchase payments to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living Contract Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.


DUE PROOF OF DEATH
A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate,

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

.. any other proof acceptable to us.


DEATH BENEFIT PAYMENTS
DEATH PROCEEDS

If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the applicable death benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the Death Proceeds will equal the applicable death benefit as described above.

This right applies only for the purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.




DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the value of the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the value of the death benefit, or

3. the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.

A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first 3 Death Benefit Anniversaries.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = is the withdrawal amount;

  (b) = is the Contract Value immediately prior to the withdrawal; and

  (c) = is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments (or withdrawals) made since that Anniversary.

We will determine the value of the death benefits as of the end of the Valuation Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.


OPTIONAL RIDERS
We offer two optional riders: an Enhanced Death Benefit Rider and an Enhanced Death and Income Benefit Combination Rider II. You may elect to add either or no rider to your Contract; you may not add both. If you elect


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

an optional rider, we will charge you a higher mortality and expense risk charge. We may discontinue offering either or both of these Riders at any time. The benefits under these Riders are described below.

Before September 22, 2000, we offered the Enhanced Death and Benefit Combination Rider. We no longer offer it with this Contract. However, it also is described below for the convenience of Contract Owners who purchased it when it was available.


ENHANCED DEATH BENEFIT RIDER
You may elect the Enhanced Death Benefit Rider if the oldest Contract Owner and Annuitant are no older than age 80 as of the date we receive the completed application or written request to add the Rider.

If the Contract Owner is a living individual, the enhanced death benefit applies only upon the death of the Contract Owner. If the Contract Owner is not a living individual, the enhanced death benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (3) above, or (4) the enhanced death benefit. The enhanced death benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. Enhanced Death Benefit B may not be available in all states. The enhanced death benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial purchase payment. After issue, Enhanced Death Benefit A is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by an adjustment for any partial withdrawals since that Anniversary.

The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

  (a) = is the withdrawal amount,

  (b) = is the Contract Value immediately prior to the withdrawal, and

  (c) = is the most recently calculated Enhanced Death Benefit A.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract Owner's or the Annuitant's, if the Contract Owner is not a natural person, 85th birthday. After age 85, we will recalculate Enhanced Death Benefit A for purchase payments and withdrawals.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment, as defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

.. the date we determine the death benefit, or

.. the first day of the month following the oldest Contract Owner's or, if the Contract Owner is not a natural person, the Annuitant's, 85th birthday.

The adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

  (a) = the withdrawal amount,

  (b) = is the Contract Value immediately prior to the withdrawal, and

  (c) = is the most recently calculated Enhanced Death Benefit B.



ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER. (FOR CONTRACTS ISSUED BEFORE SEPTEMBER 22, 2000) The enhanced death benefit portion of the Enhanced Death and Income Benefit Combination Rider is as described above under "Enhanced Death Benefit Rider."

 The enhanced income benefit guarantees that the amount of income payments you receive will not be less than those determined by applying the value of the enhanced death benefit on the Payout Start Date to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select.

The enhanced income benefit will apply if the Contract owner elects a Payout Start Date that:

.. is on or after the tenth Contract Anniversary, and

.. is prior to the Annuitant's 90th Birthday.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either a single or joint lives with a period certain of at least:

.. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

.. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time.

ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II (FOR CONTRACTS ISSUED ON OR AFTER SEPTEMBER 22, 2000). Instead of the Enhanced Death Benefit Rider, you may choose the Enhanced Death and Income Benefit Combination Rider II. The Enhanced Death and Income Benefit Combination Rider II may not be available in all states.

The enhanced death benefit portion of the Enhanced


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

Death and Income Benefit Combination RiderII is as described above under "Enhanced Death Benefit Rider."

The enhanced income benefit guarantees that the amount of income payments you receive will not be less than those determined by applying the value of the enhanced death benefit on the Payout Start Date to the minimum guaranteed rate (rather than to any current rates we may be offering) for the Income Plan you select.

The guaranteed income benefit amount is determined by applying the enhanced income benefit amount less any applicable taxes to the guaranteed rates for the Income Plan you elect. The Income Plan you elect must satisfy the conditions described below.

The enhanced income benefit will apply if the Contract Owner elects a Payout Start Date that:

.. is on or after the tenth Contract Anniversary, and

.. occurs during the 30 day period following a Contract Anniversary.

On the Payout Start Date, you may apply the greater of the Contract Value or the enhanced income benefit to the Payout Phase of the Contract. No Market Value Adjustment will be applied to the enhanced income benefit amount. The enhanced income benefit will only apply if the Income Plan selected provides payments guaranteed for either a single or joint lives with a period certain of at least:

.. 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied; or

.. 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.

You must elect to receive fixed income payments, which will be calculated using the appropriate Guaranteed Income Payment table provided in your Contract.

If, however, you apply the Contract Value and not the enhanced income benefit to the Income Plan, then you may select any Income Plan we offer at that time. If you expect to apply your Contract Value to variable income payment options or to current annuity payment rates then in effect, electing the enhanced income benefit may not be appropriate.

The enhanced income benefit only applies to the determination of income payments under Income Plans in the circumstances described above. This is not a guarantee of Contract Value or investment performance. This benefit does not enhance the amounts you receive in partial withdrawal or surrenders. If you surrender your Contract, you will not receive any benefit under this Rider.






MORE INFORMATION
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GLENBROOK LIFE
GLENBROOK LIFE is the issuer of the Contract. GLENBROOK

LIFE is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, GLENBROOK LIFE was organized under the laws of the State of Illinois in 1992.

GLENBROOK LIFE was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 GLENBROOK LIFE was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

GLENBROOK LIFE is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

GLENBROOK LIFE is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

GLENBROOK LIFE and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of GLENBROOK LIFE's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to GLENBROOK LIFE; GLENBROOK

LIFE remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to GLENBROOK LIFE due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to GLENBROOK LIFE, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


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THE VARIABLE ACCOUNT
GLENBROOK LIFE established the GLENBROOK LIFE Multi-Manager Variable Account on January 15, 1996. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or GLENBROOK LIFE.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of GLENBROOK LIFE.

The Variable Account consists of multiple Variable Sub-Accounts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Sub-Accounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment Portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE ACT"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the contracts. Commissions paid may vary, but we estimate


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that the total commissions paid on all Contract sales will not exceed 8% of all purchase payments. These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 0.25%, on an annual basis, of the Contract Values considered in connection with the bonus. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

GLENBROOK LIFE does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract within a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Jorden Burt LLP, Washington, D.C., has advised GLENBROOK LIFE on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and GLENBROOK LIFE's right to issue such Contracts under state insurance law, have been passed upon by Michael
J. Velotta, General Counsel of GLENBROOK LIFE.


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TAXES
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THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. GLENBROOK
LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF GLENBROOK LIFE AND
ANNUITY COMPANY
GLENBROOK LIFE is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from GLENBROOK LIFE, and its operations form a part of GLENBROOK LIFE, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, GLENBROOK LIFE believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, GLENBROOK LIFE does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore GLENBROOK LIFE does not intend to make provisions for any such taxes. If GLENBROOK LIFE is taxed on investment income or capital gains of the Variable Account, then GLENBROOK LIFE may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. GLENBROOK LIFE is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although GLENBROOK LIFE does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you


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being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. GLENBROOK

LIFE does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions,


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any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by GLENBROOK LIFE (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after


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the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

GLENBROOK LIFE reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, GLENBROOK LIFE is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. GLENBROOK LIFE is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions


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from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, GLENBROOK LIFE is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where GLENBROOK LIFE is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

GLENBROOK LIFE's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001007285. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 Milwaukee Ave, Vernon Hills, 60061 (telephone:
1-800-755-5275).


EXPERTS
--------------------------------------------------------------------------------

The financial statements of Glenbrook Life as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule incorporated herein by reference from the Annual Report on Form 10-K of Glenbrook Life and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate average, year-by-year, or other types of total return figures. Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account. We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our

Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERRED
--------------------------------------------------------------------------------


                                          For the Years Beginning January 1*
                                               and Ending December 31,
                                 ----------------------------------------------
SUB-ACCOUNTS                      1998      1999        2000          2001
-------------------------------------------------------------------------------
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.73     $  12.66      $  11.99
 Accumulation Unit Value, End
 of Period                       $10.73   $ 12.66     $  11.99      $  10.50
 Number of Units Outstanding,
 End of Period                       --     7,487       52,646        90,025
AIM V.I. CORE EQUITY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.36     $  15.09      $  12.74
 Accumulation Unit Value, End
 of Period                       $11.36   $ 15.09     $  12.74      $   9.72
 Number of Units Outstanding,
 End of Period                       --    12,180       53,747        73,192
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.22     $   9.91      $   9.87
 Accumulation Unit Value, End
 of Period                       $10.22   $  9.91     $   9.87      $  10.10
 Number of Units Outstanding,
 End of Period                       --       721          721           721
AIM V.I. GOVERNMENT SECURITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.38     $   9.85      $  10.73
 Accumulation Unit Value, End
 of Period                       $10.38   $  9.85     $  10.73      $  11.28
 Number of Units Outstanding,
 End of Period                       --        --        2,954        12,908
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.83     $  15.82      $  12.43
 Accumulation Unit Value, End
 of Period                       $11.83   $ 15.82     $  12.43      $   8.12
 Number of Units Outstanding,
 End of Period                       --    13,275       69,688        57,165
AIM V.I. INTERNATIONAL GROWTH
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.68     $  16.38      $  11.92
 Accumulation Unit Value, End
 of Period                       $10.68   $ 16.38     $  11.92      $   9.00
 Number of Units Outstanding,
 End of Period                       --        --        4,196         43,53
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.52     $  14.80      $  12.49
 Accumulation Unit Value, End
 of Period                       $11.52   $ 14.80     $  12.49      $  10.79
 Number of Units Outstanding,
 End of Period                       --    42,074      115,418       133,037
DREYFUS SOCIALLY RESPONSIBLE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.79     $  14.40      $  12.66
 Accumulation Unit Value, End
 of Period                       $10.79   $ 14.40     $  12.66      $  9.692
 Number of Units Outstanding,
 End of Period                       --     3,130        5,459         2,854
DREYFUS STOCK INDEX SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.87     $  12.97      $  11.63
 Accumulation Unit Value, End
 of Period                       $10.87   $ 12.97     $  11.63      $ 10.098
 Number of Units Outstanding,
 End of Period                       --     9,930       23,030        17,916
DREYFUS VIF GROWTH AND INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.65     $  12.47      $  11.86
 Accumulation Unit Value, End
 of Period                       $10.65   $ 12.47     $  11.86      $ 11.078
 Number of Units Outstanding,
 End of Period                       --     2,680        3,326         13021
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.05     $  10.40      $  10.91
 Accumulation Unit Value, End
 of Period                       $10.05   $ 10.40     $  10.91      $ 11.211
 Number of Units Outstanding,
 End of Period                       --        --           --         33552
FIDELITY VIP II CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.66     $  14.33      $  13.23
 Accumulation Unit Value, End
 of Period                       $11.66   $ 14.33     $  13.23      $ 11.473
 Number of Units Outstanding,
 End of Period                       --    18,963      101,434        128908
FIDELITY VIP EQUITY INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.48     $  11.02      $  11.81
 Accumulation Unit Value, End
 of Period                       $10.48   $ 11.02     $  11.81      $ 11.096
 Number of Units Outstanding,
 End of Period                       --    30,264      100,008        169933
FIDELITY VIP GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.20     $  15.22      $  13.40
 Accumulation Unit Value, End
 of Period                       $11.20   $ 15.22     $  13.40      $ 10.906
 Number of Units Outstanding,
 End of Period                       --    25,821      168,574        193055
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.43     $  11.16      $   8.55
 Accumulation Unit Value, End
 of Period                       $10.43   $ 11.16     $   8.55      $  7.461
 Number of Units Outstanding,
 End of Period                       --     3,837       45,009         69939
FRANKLIN SMALL CAP INVESTMENTS
 (CLASS 2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.70      $  20.98
 Accumulation Unit Value, End
 of Period                           --   $ 12.70     $  12.17            --
 Number of Units Outstanding,
 End of Period                       --        --          579            --
FRANKLIN SMALL CAP  (CLASS 2)
SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  24.78      $  12.17
 Accumulation Unit Value, End
 of Period                           --        --     $  20.98      $ 17.574
 Number of Units Outstanding,
 End of Period                       --        --           --         1,478
GOLDMAN SACHS VIT CAPITAL
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.10     $  13.99      $  12.73
 Accumulation Unit Value, End
 of Period                       $11.10   $ 13.99     $  12.73      $ 10.763
 Number of Units Outstanding,
 End of Period                       --        --          573           573
GOLDMAN SACHS VIT CORE/(R)/
SMALL CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.60     $  12.36      $  12.36
 Accumulation Unit Value, End
 of Period                       $10.60   $ 12.36     $  12.44      $ 12.851
 Number of Units Outstanding,
 End of Period                       --        86          717           716
GOLDMAN SACHS VIT CORE/(R)/ US
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.90     $  13.46      $  12.02
 Accumulation Unit Value, End
 of Period                       $10.90   $ 13.46     $  12.02      $ 10.466
 Number of Units Outstanding,
 End of Period                       --        --          317           159
GOLDMAN SACHS VIT GLOBAL INCOME
SUB-ACCOUNT (7)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $  9.67     $   9.92      $  10.70
 Accumulation Unit Value, End
 of Period                       $ 9.67   $  9.92     $  10.70      $ 11.090
 Number of Units Outstanding,
 End of Period                       --        --          724           895
GOLDMAN SACHS VIT INTERNATONAL
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.84     $  14.25      $  12.24
 Accumulation Unit Value, End
 of Period                       $10.84   $ 14.25     $  12.24      $  9.402
 Number of Units Outstanding,
 End of Period                       --        --          168           167
MFS EMERGING GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.95     $  20.88      $  16.60
 Accumulation Unit Value, End
 of Period                       $11.95   $ 20.88     $  16.60      $  10.91
 Number of Units Outstanding,
 End of Period                       --     1,059       58,025       104,779
MFS INVESTORS TRUST SERIES
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.81     $  11.41      $  11.26
 Accumulation Unit Value, End
 of Period                       $10.81   $ 11.41     $  11.26      $   9.35
 Number of Units Outstanding,
 End of Period                       --     6,295       15,337
MFS NEW DISCOVERY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.38     $  19.52      $  19.92
 Accumulation Unit Value, End
 of Period                       $11.38   $ 19.52     $  18.92      $  17.76
 Number of Units Outstanding,
 End of Period                       --       183        3,146         6,802
MFS RESEARCH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.53      $  10.85
 Accumulation Unit Value, End
 of Period                           --   $ 11.53     $  10.85      $   8.45
 Number of Units Outstanding,
 End of Period                       --        --       15,842        60,264
MUTUAL SHARE SECURITIES (CLASS
2) SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  12.72      $  20.98
 Accumulation Unit Value, End
 of Period                           --        --     $  14.11            --
 Number of Units Outstanding,
 End of Period                       --        --          579            --
MUTUAL SHARES INVESTMENTS
(CLASS 2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.31      $  14.11
 Accumulation Unit Value, End
 of Period                           --   $ 10.31     $  10.19      $ 14.931
 Number of Units Outstanding,
 End of Period                       --        --        4,984         6,817
OPPENHEIMER AGGRESSIVE GROWTH
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  13.73      $  12.05
 Accumulation Unit Value, End
 of Period                           --   $ 13.73     $  12.05      $   8.19
 Number of Units Outstanding,
 End of Period                       --        --       24,920        55,945
OPPENHEIMER CAPITAL
APPRECIATION SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.11      $  11.95
 Accumulation Unit Value, End
 of Period                           --   $ 12.11     $  11.95      $ 10.329
 Number of Units Outstanding,
 End of Period                       --        --       53,426       146,217
OPPENHEIMER GLOBAL SECURITIES
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  13.11      $  13.62
 Accumulation Unit Value, End
 of Period                           --   $ 13.11     $  13.62      $ 11.846
 Number of Units Outstanding,
 End of Period                       --        --       60,421        91,989
OPPENHEIMER MAIN STREET GROWTH
AND INCOME SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.78      $   9.72
 Accumulation Unit Value, End
 of Period                           --   $ 10.78     $  9.729      $   8.64
 Number of Units Outstanding,
 End of Period                       --        --      121,355       283,935
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.16      $  10.31
 Accumulation Unit Value, End
 of Period                           --   $ 10.16     $  10.31      $  10.69
 Number of Units Outstanding,
 End of Period                       --        --       28,736        56,563
TEMPLETON DEVELOPING MARKETS
SECURITIES (CLASS 2)
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.16      $   8.17
 Accumulation Unit Value, End
 of Period                           --   $ 12.16     $   8.17            --
 Number of Units Outstanding,
 End of Period                       --        --           --            --
TEMPLETON FOREIGN SECURITIES
SUB-ACCOUNT (1) (5)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.26      $  11.39
 Accumulation Unit Value, End
 of Period                           --   $ 11.26     $  10.87      $  9.027
 Number of Units Outstanding,
 End of Period                       --        --          438         2,780
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --               $  12.89      $  13.59
 Accumulation Unit Value, End
 of Period                           --               $  13.59      $ 13.262
 Number of Units Outstanding,
 End of Period                       --                 11,237        10,586
TEMPLETON STOCK (CLASS 2)
SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.37      $  11.42
 Accumulation Unit Value, End
 of Period                           --   $ 11.37     $  11.42            --
 Number of Units Outstanding,
 End of Period                       --        --           --            --
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.94     $  15.09      $  13.17
 Accumulation Unit Value, End
 of Period                       $10.94   $ 15.09     $  13.17            --
 Number of Units Outstanding,
 End of Period                       --        --          162
 VAN KAMPEN UIF CORE PLUS FIXED
INCOME SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.15     $   9.87      $  10.49
 Accumulation Unit Value, End
 of Period                       $10.15   $  9.87     $  10.49            --
 Number of Units Outstanding,
 End of Period                       --        --           --            --
VAN KAMPEN UIF GLOBAL VALUE
EQUITY SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.43     $  10.73      $  11.83
 Accumulation Unit Value, End
 of Period                       $10.43   $ 10.73     $  11.83            --
 Number of Units Outstanding,
 End of Period                       --        --          959            --
VAN KAMPEN UIF MID CAP VALUE
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.96     $  13.07      $  14.32
 Accumulation Unit Value, End
 of Period                       $10.96   $ 13.07     $  14.32            --
 Number of Units Outstanding,
 End of Period                       --        --        5,400            --
VAN KAMPEN UIF VALUE
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $  9.95     $   9.65      $  11.93
 Accumulation Unit Value, End
 of Period                       $ 9.95   $  9.65     $  11.93            --
 Number of Units Outstanding,
 End of Period                       --        --          233            --

                                  BASIC POLICY

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.05% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998, except as described in the footnotes below.

(1)  Variable Sub-Accounts that commenced operations on Novemeber 1, 1999.

(2) Variable Sub-Accounts that commenced operations on May 1, 2000.

(3) Effective May 1, 2000, the Portfolios in which the Franklin Small Cap Investments (Class 2), Mutual Shares Investments (Class 2), and Templeton Stock (Class 2) Variable Sub-Accounts invested were merged into the Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2) Portfolios. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Accounts merged with and into new Variable Sub-Accounts named Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2), respectively, with Accumulation Unit Values starting at $10.00 For each of the comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts.

(4) Effective May 1, 2002 AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(5) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.

(6) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stnaley International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio Van Kampen UIF Value Portfolio.

(7) Goldman Sachs VIT Global Income Portfolio will not be available to new investors beginning May 1, 2002.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*
--------------------------------------------------------------------------------

                        WITH ENHANCED DEATH BENEFIT RIDER


                                          For the Years Beginning January 1*
                                               and Ending December 31,
                                 ----------------------------------------------
SUB-ACCOUNTS                      1998      1999        2000          2001
-------------------------------------------------------------------------------
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.73     $  12.66      $  11.99
 Accumulation Unit Value, End
 of Period                       $10.73   $ 12.66     $  11.99      $  10.50
 Number of Units Outstanding,
 End of Period                       --     7,487       52,646        90,025
AIM V.I. CORE EQUITY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.36     $  15.09      $  12.74
 Accumulation Unit Value, End
 of Period                       $11.36   $ 15.09     $  12.74      $   9.72
 Number of Units Outstanding,
 End of Period                       --    12,180       53,747        73,192
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.22     $   9.91      $   9.87
 Accumulation Unit Value, End
 of Period                       $10.22   $  9.91     $   9.87      $  10.10
 Number of Units Outstanding,
 End of Period                       --       721          721           721
AIM V.I. GOVERNMENT SECURITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.38     $   9.85      $  10.73
 Accumulation Unit Value, End
 of Period                       $10.38   $  9.85     $  10.73      $  11.28
 Number of Units Outstanding,
 End of Period                       --        --        2,954        12,908
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.83     $  15.82      $  12.43
 Accumulation Unit Value, End
 of Period                       $11.83   $ 15.82     $  12.43      $   8.12
 Number of Units Outstanding,
 End of Period                       --    13,275       69,688        57,165
AIM V.I. INTERNATIONAL GROWTH
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.68     $  16.38      $  11.92
 Accumulation Unit Value, End
 of Period                       $10.68   $ 16.38     $  11.92      $   9.00
 Number of Units Outstanding,
 End of Period                       --        --        4,196         43,53
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.52     $  14.80      $  12.49
 Accumulation Unit Value, End
 of Period                       $11.52   $ 14.80     $  12.49      $  10.79
 Number of Units Outstanding,
 End of Period                       --    42,074      115,418       133,037
DREYFUS SOCIALLY RESPONSIBLE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.78     $  14.36      $  12.60
 Accumulation Unit Value, End
 of Period                       $10.78   $ 14.36     $  12.60      $   9.63
 Number of Units Outstanding,
 End of Period                       --     1,093        1,147         4,204
DREYFUS STOCK INDEX SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.87     $  12.94      $  11.58
 Accumulation Unit Value, End
 of Period                       $10.87   $ 12.94     $  11.58      $  10.03
 Number of Units Outstanding,
 End of Period                       --     5,556       16,753        33,168
DREYFUS VIF GROWTH AND INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.64     $  12.43      $  11.80
 Accumulation Unit Value, End
 of Period                       $10.64   $ 12.43     $  11.80      $ 10.962
 Number of Units Outstanding,
 End of Period                       --        --           --         4,754
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.04     $  10.38      $  10.86
 Accumulation Unit Value, End
 of Period                       $10.04   $ 10.38     $  10.86      $ 11.134
 Number of Units Outstanding,
 End of Period                       --        --        4,766        53,563
FIDELITY VIP II CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.66     $  14.29      $  13.16
 Accumulation Unit Value, End
 of Period                       $11.66   $ 14.29     $  13.16      $ 11.394
 Number of Units Outstanding,
 End of Period                       --    30,660      158,502       154,780
FIDELITY VIP EQUITY INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.47     $  10.99      $  11.76
 Accumulation Unit Value, End
 of Period                       $10.47   $ 10.99     $  11.76      $ 11.020
 Number of Units Outstanding,
 End of Period                       --    17,530       80,075       140,070
FIDELITY VIP GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.20     $  15.19      $  13.33
 Accumulation Unit Value, End
 of Period                       $11.20   $ 15.19     $  13.33        10.831
 Number of Units Outstanding,
 End of Period                       --    45,514      210,159       224,251
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.43     $  11.13      $   8.51
 Accumulation Unit Value, End
 of Period                       $10.43   $ 11.13     $   8.51      $  7.411
 Number of Units Outstanding,
 End of Period                       --     3,914       55,337        76,456
FRANKLIN SMALL CAP INVESTMENTS
 (CLASS 2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.67      $  20.95
 Accumulation Unit Value, End
 of Period                           --   $ 12.67     $  20.95
 Number of Units Outstanding,
 End of Period                       --        --          158
FRANKLIN SMALL CAP  (CLASS 2)
SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  10.00      $  12.16
 Accumulation Unit Value, End
 of Period                           --        --     $  12.16
 Number of Units Outstanding,
 End of Period                       --        --           --
GOLDMAN SACHS VIT CAPITAL
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.09     $  13.95      $  12.67
 Accumulation Unit Value, End
 of Period                       $11.09   $ 13.95     $  12.67      $ 10.689
 Number of Units Outstanding,
 End of Period                       --        --           --        12,933
GOLDMAN SACHS VIT
CORE/(R)/SMALL CAP EQUITY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.60     $  12.36      $  12.38
 Accumulation Unit Value, End
 of Period                       $10.60   $ 12.36     $  12.38
 Number of Units Outstanding,
 End of Period                       --        --           --
GOLDMAN SACHS VIT CORE/(R)/ US
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.89     $  13.46      $  11.97
 Accumulation Unit Value, End
 of Period                       $10.89   $ 13.46     $  11.97      $ 10.394
 Number of Units Outstanding,
 End of Period                       --        --           --           514
GOLDMAN SACHS VIT GLOBAL INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $  9.67     $   9.90      $  14.28
 Accumulation Unit Value, End
 of Period                       $ 9.67   $  9.90     $  14.28      $ 11.013
 Number of Units Outstanding,
 End of Period                       --        --           --         9,473
GOLDMAN SACHS VIT INTERNATONAL
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.84     $  14.22      $  12.18
 Accumulation Unit Value, End
 of Period                       $10.84   $ 14.22     $  12.18      $  9.338
 Number of Units Outstanding,
 End of Period                       --        --          272           204
MFS EMERGING GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.95     $  20.83      $  16.52
 Accumulation Unit Value, End
 of Period                       $11.95   $ 20.83     $  16.52      $  10.84
 Number of Units Outstanding,
 End of Period                       --     3,068       78,095       112,839
MFS INVESTORS TRUST SERIES
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.81     $  11.38      $  11.21
 Accumulation Unit Value, End
 of Period                       $10.81   $ 11.38     $  11.21      $   9.29
 Number of Units Outstanding,
 End of Period                       --     3,323       23,834        35,987
MFS NEW DISCOVERY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.38     $  19.47      $  18.83
 Accumulation Unit Value, End
 of Period                       $11.38   $ 19.47     $  18.83      $  17.64
 Number of Units Outstanding,
 End of Period                       --     1,669        2,029        11,438
MFS RESEARCH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.52      $  10.82
 Accumulation Unit Value, End
 of Period                           --   $ 11.52     $  10.82      $   8.40
 Number of Units Outstanding,
 End of Period                       --        --       27,212        48,292
MUTUAL SHARE SECURITIES (CLASS
2) SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  10.00      $  14.09
 Accumulation Unit Value, End
 of Period                           --        --     $  14.09        14.876
 Number of Units Outstanding,
 End of Period                       --        --        4,988         1,904
MUTUAL SHARES INVESTMENTS CLASS
(2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.31      $  10.31
 Accumulation Unit Value, End
 of Period                           --        --     $  10.31      $  14.88
 Number of Units Outstanding,
 End of Period                       --        --           --         1,904
OPPENHEIMER AGGRESSIVE GROWTH
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  13.72      $  12.02
 Accumulation Unit Value, End
 of Period                           --   $ 13.72     $  12.02      $   8.15
 Number of Units Outstanding,
 End of Period                       --        --       33,424        67,549
OPPENHEIMER CAPITAL
APPRECIATION SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.11      $  11.92
 Accumulation Unit Value, End
 of Period                           --   $ 12.11     $  11.92      $  10.28
 Number of Units Outstanding,
 End of Period                       --        --       25,674        80,173
OPPENHEIMER GLOBAL SECURITIES
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  13.10      $  13.59
 Accumulation Unit Value, End
 of Period                           --   $ 13.10     $  13.59      $  11.79
 Number of Units Outstanding,
 End of Period                       --        --       32,776        78,891
OPPENHEIMER MAIN STREET GROWTH
AND INCOME SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.77      $   9.70
 Accumulation Unit Value, End
 of Period                           --   $ 10.77     $   9.70      $   8.60
 Number of Units Outstanding,
 End of Period                       --        --      139,125       263,407
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.16      $  10.29
 Accumulation Unit Value, End
 of Period                           --   $ 10.16     $  10.29      $  10.64
 Number of Units Outstanding,
 End of Period                       --        --       19,035        64,322
TEMPLETON DEVELOPING MARKETS
SECURITIES (CLASS 2)
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.16      $   8.15
 Accumulation Unit Value, End
 of Period                           --   $ 12.16     $   8.15
 Number of Units Outstanding,
 End of Period                       --        --           --
TEMPLETON FOREIGN EQUITY
SECURITIES SUB-ACCOUNT (5)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.25      $  10.84
 Accumulation Unit Value, End
 of Period                           --   $ 11.25     $  10.84      $  8.984
 Number of Units Outstanding,
 End of Period                       --        --        1,773         2,056
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.36      $  13.57
 Accumulation Unit Value, End
 of Period                           --   $ 11.36     $  13.57      $  13.21
 Number of Units Outstanding,
 End of Period                       --        --        6,599        10,369
TEMPLETON STOCK (CLASS 2)
SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  10.00      $  11.40
 Accumulation Unit Value, End
 of Period                           --        --     $  11.40
 Number of Units Outstanding,
 End of Period                       --        --            0
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.94     $  15.05      $  13.11
 Accumulation Unit Value, End
 of Period                       $10.94   $ 15.05     $  13.11
 Number of Units Outstanding,
 End of Period                       --     1,953        1,953
VAN KAMPEN UIF CORE PLUS FIXED
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.15     $   9.85      $  10.80
 Accumulation Unit Value, End
 of Period                       $10.15   $  9.85     $  10.80
 Number of Units Outstanding,
 End of Period                       --     1,566        4,181
VAN KAMPEN UIF GLOBAL VALUE
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.43     $  10.71      $  11.78
 Accumulation Unit Value, End
 of Period                       $10.43   $ 10.71     $  11.78
 Number of Units Outstanding,
 End of Period                       --        --          245
VAN KAMPEN UIF MID CAP VALUE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.96     $  13.04      $  14.25
 Accumulation Unit Value, End
 of Period                       $10.96   $ 13.04     $  14.25
 Number of Units Outstanding,        --        --           --
 End of Period
-------------------------------------------------------------------------------
VAN KAMPEN UIF VALUE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $  9.95     $   9.63      $  11.87
 Accumulation Unit Value, End
 of Period                       $ 9.95   $  9.63     $  11.87
 Number of Units Outstanding,
 End of Period                       --       903          903

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.27% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998 except as described in the footnotes below.

(1)  Variable Sub-Accounts that commenced operations on Novemeber 1, 1999.

(2) Variable Sub-Accounts that commenced operations on May 1, 2000.

(3) Effective May 1, 2000, the Portfolios in which the Franklin Small Cap Investments (Class 2), Mutual Shares Investments (Class 2), and Templeton Stock (Class 2) Variable Sub-Accounts invested were merged into the Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2) Portfolios. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Accounts merged with and into new Variable Sub-Accounts named Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2), respectively, with Accumulation Unit Values starting at $10.00. For each of the comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts.

(4) Effective May 1, 2002 AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(5) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.

(6) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van

   Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stnaley International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio Van Kampen UIF Value Portfolio.

(7) Goldman Sachs VIT Global Income Portfolio will not be available to new investors beginning May 1, 2002.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED
--------------------------------------------------------------------------------

            WITH ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER

                     (FOR CONTRACTS ISSUED BEFORE 9/22/00)


                                          For the Years Beginning January 1*
                                               and Ending December 31,
                                 ----------------------------------------------
SUB-ACCOUNTS                      1998      1999        2000          2001
-------------------------------------------------------------------------------
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.73     $  12.66      $  11.99
 Accumulation Unit Value, End
 of Period                       $10.73   $ 12.66     $  11.99      $  10.50
 Number of Units Outstanding,
 End of Period                       --     7,487       52,646        90,025
AIM V.I.CORE EQUITY SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.36     $  15.09      $  12.74
 Accumulation Unit Value, End
 of Period                       $11.36   $ 15.09     $  12.74      $   9.72
 Number of Units Outstanding,
 End of Period                       --    12,180       53,747        73,192
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.22     $   9.91      $   9.87
 Accumulation Unit Value, End
 of Period                       $10.22   $  9.91     $   9.87      $  10.10
 Number of Units Outstanding,
 End of Period                       --       721          721           721
AIM V.I. GOVERNMENT SECURITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.38     $   9.85      $  10.73
 Accumulation Unit Value, End
 of Period                       $10.38   $  9.85     $  10.73      $  11.28
 Number of Units Outstanding,
 End of Period                       --        --        2,954        12,908
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.83     $  15.82      $  12.43
 Accumulation Unit Value, End
 of Period                       $11.83   $ 15.82     $  12.43      $   8.12
 Number of Units Outstanding,
 End of Period                       --    13,275       69,688        57,165
AIM V.I. INTERNATIONAL GROWTH
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.68     $  16.38      $  11.92
 Accumulation Unit Value, End
 of Period                       $10.68   $ 16.38     $  11.92      $   9.00
 Number of Units Outstanding,
 End of Period                       --        --        4,196         43,53
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.52     $  14.80      $  12.49
 Accumulation Unit Value, End
 of Period                       $11.52   $ 14.80     $  12.49      $  10.79
 Number of Units Outstanding,
 End of Period                       --    42,074      115,418       133,037
DREYFUS SOCIALLY RESPONSIBLE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.78     $  14.33      $  12.55
 Accumulation Unit Value, End
 of Period                       $10.78   $ 14.33     $  12.55      $   9.56
 Number of Units Outstanding,
 End of Period                       --     5,493        7,121         6,350
DREYFUS STOCK INDEX SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.87     $  12.90      $  11.52
 Accumulation Unit Value, End
 of Period                       $10.87   $ 12.90     $  11.52      $   9.96
 Number of Units Outstanding,
 End of Period                      401    19,955       21,326        19,024
DREYFUS VIF GROWTH AND INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.64     $  12.40      $  11.75
 Accumulation Unit Value, End
 of Period                       $10.64   $ 12.40     $  11.75      $ 10.886
 Number of Units Outstanding,
 End of Period                       --     3,983        3,676         3,568
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.04     $  10.36      $  10.81
 Accumulation Unit Value, End
 of Period                       $10.04   $ 10.36     $  10.81      $ 11.057
 Number of Units Outstanding,
 End of Period                       --       577          489        16,157
FIDELITY VIP II CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.65     $  14.26      $  13.10
 Accumulation Unit Value, End
 of Period                       $11.65   $ 14.26     $  13.10      $ 11.315
 Number of Units Outstanding,
 End of Period                      387    32,161      13,1791       134,375
FIDELITY VIP EQUITY INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.47     $  10.96      $  11.70
 Accumulation Unit Value, End
 of Period                       $10.47   $ 10.96     $  11.70      $ 10.944
 Number of Units Outstanding,
 End of Period                       --    11,621       45,849        55,016
FIDELITY VIP GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.19     $  15.15      $  13.27
 Accumulation Unit Value, End
 of Period                       $11.19   $ 15.15     $  13.27      $ 10.756
 Number of Units Outstanding,
 End of Period                       --    22,088      151,189       149,935
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.43     $  11.10      $   8.47
 Accumulation Unit Value, End
 of Period                       $10.43   $ 11.10     $   8.47      $  7.359
 Number of Units Outstanding,
 End of Period                       --     3,667       31,190        24,128
FRANKLIN SMALL CAP INVESTMENTS
 (CLASS 2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.66      $  12.15
 Accumulation Unit Value, End
 of Period                           --   $ 12.66     $  12.15
 Number of Units Outstanding,
 End of Period                       --        --           --
FRANKLIN SMALL CAP  (CLASS 2)
SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  12.66      $  12.15
 Accumulation Unit Value, End
 of Period                           --        --     $  12.15      $  16.83
 Number of Units Outstanding,
 End of Period                       --        --           --            --
GOLDMAN SACHS VIT CAPITAL
GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.09     $  13.92      $  12.61
 Accumulation Unit Value, End
 of Period                       $11.09   $ 13.92     $  12.61      $ 10.615
 Number of Units Outstanding,
 End of Period                       --     2,449        41,73         2,958
GOLDMAN SACHS VIT CORE/(R)/
SMALL CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.59     $  12.30      $  12.32
 Accumulation Unit Value, End
 of Period                       $10.59   $ 12.30     $  12.32      $ 12.674
 Number of Units Outstanding,
 End of Period                       --    17,918       18,069        17,077
GOLDMAN SACHS VIT CORE/(R)/ US
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.89     $  13.39      $  11.91
 Accumulation Unit Value, End
 of Period                       $10.89   $ 13.39     $  11.91      $ 10.322
 Number of Units Outstanding,
 End of Period                      401    20,515       23,250        20,215
GOLDMAN SACHS VIT GLOBAL INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $  9.66     $   9.87      $  10.60
 Accumulation Unit Value, End
 of Period                       $ 9.66   $  9.87     $  10.60
 Number of Units Outstanding,
 End of Period                       --        --           --
GOLDMAN SACHS VIT INTERNATONAL
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.84     $  14.18      $  12.12
 Accumulation Unit Value, End
 of Period                       $10.84   $ 14.18     $  12.12      $  9.273
 Number of Units Outstanding,
 End of Period                       --        --        1,812         1,812
MFS EMERGING GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.94     $  20.78      $  16.44
 Accumulation Unit Value, End
 of Period                       $11.94   $ 20.78     $  16.44      $  10.76
 Number of Units Outstanding,
 End of Period                      377    19,189       63,991        65,183
MFS INVESTORS TRUST SERIES
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.81     $  11.35      $  11.16
 Accumulation Unit Value, End
 of Period                       $10.81   $ 11.35     $  11.16      $   9.23
 Number of Units Outstanding,
 End of Period                       --     4,808       11,160         9,277
MFS NEW DISCOVERY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 11.38     $  19.42      $  18.74
 Accumulation Unit Value, End
 of Period                       $11.38   $ 19.42     $  18.74      $  17.51
 Number of Units Outstanding,
 End of Period                       --       707        1,509
MFS RESEARCH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.52      $  10.79
 Accumulation Unit Value, End
 of Period                           --   $ 11.52     $  10.79      $  8.365
 Number of Units Outstanding,
 End of Period                       --        --       60,709
MUTUAL SHARE SECURITIES (CLASS
2) SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  10.00      $  14.07
 Accumulation Unit Value, End
 of Period                           --        --     $  14.07      $  15.42
 Number of Units Outstanding,
 End of Period                       --        --        4,992            --
MUTUAL SHARES INVESTMENTS CLASS
(2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.30      $  10.30
 Accumulation Unit Value, End
 of Period                           --        --     $  10.30
 Number of Units Outstanding,
 End of Period                       --        --           --
OPPENHEIMER AGGRESSIVE GROWTH
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  13.72      $  11.99
 Accumulation Unit Value, End
 of Period                           --   $ 13.72     $  11.99      $   8.11
 Number of Units Outstanding,
 End of Period                       --        --       38,398        42,643
OPPENHEIMER CAPITAL
APPRECIATION SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.10      $  11.89
 Accumulation Unit Value, End
 of Period                           --   $ 12.10     $  11.89      $  10.23
 Number of Units Outstanding,
 End of Period                       --        --       35,976        43,914
OPPENHEIMER GLOBAL SECURITIES
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  13.10      $  13.55
 Accumulation Unit Value, End
 of Period                           --   $ 13.10     $  13.55      $  11.73
 Number of Units Outstanding,
 End of Period                       --        --       33,241        33,299
OPPENHEIMER MAIN STREET GROWTH
AND INCOME SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.77      $   9.67
 Accumulation Unit Value, End
 of Period                           --   $ 10.77     $   9.67      $   8.55
 Number of Units Outstanding,
 End of Period                       --        --      130,587       144,668
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  10.15      $  10.26
 Accumulation Unit Value, End
 of Period                           --   $ 10.15     $  10.26      $  10.59
 Number of Units Outstanding,
 End of Period                       --        --       19,624        26,549
TEMPLETON DEVELOPING MARKETS
SECURITIES (CLASS 2)
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  12.15      $   8.13
 Accumulation Unit Value, End
 of Period                           --   $ 12.15     $   8.13      $   7.48
 Number of Units Outstanding,
 End of Period                       --        --           --            --
TEMPLETON FOREIGN SECURITIES
SUB-ACCOUNT (5)
 Accumulation Unit Value,
 Beginning of Period                 --   $ 10.00     $  11.25      $  10.82
 Accumulation Unit Value, End
 of Period                           --   $ 11.25     $  10.82      $   9.64
 Number of Units Outstanding,
 End of Period                       --        --           --            --
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (2)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  10.00      $  13.55
 Accumulation Unit Value, End
 of Period                           --        --     $  13.55      $  13.17
 Number of Units Outstanding,
 End of Period                       --        --        9,457         10221
TEMPLETON STOCK (CLASS 2)
SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period                 --        --     $  10.00      $  11.39
 Accumulation Unit Value, End
 of Period                           --        --     $  11.39
 Number of Units Outstanding,
 End of Period                       --        --            0
VAN KAMPEN UIF CORE PLUS FIXED
INCOME SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.15     $   9.82      $  10.75
 Accumulation Unit Value, End
 of Period                       $10.15   $  9.82     $  10.75
 Number of Units Outstanding,
 End of Period                       --        --           --
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.94     $  15.02      $  13.04
 Accumulation Unit Value, End
 of Period                       $10.94   $ 15.02     $  13.04
 Number of Units Outstanding,
 End of Period                      406     7,464       11,011
VAN KAMPEN UIF GLOBAL VALUE
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.42     $  10.69      $  11.72
 Accumulation Unit Value, End
 of Period                       $10.42   $ 10.69     $  11.72
 Number of Units Outstanding,
 End of Period                       --       245          363
MORGAN STANLEY UIF MID CAP
VALUE SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $ 10.96     $  13.01      $  14.18
 Accumulation Unit Value, End
 of Period                       $10.96   $ 13.01     $  14.18
 Number of Units Outstanding,
 End of Period                       --     1,788        4,089
VAN KAMPEN UIF VALUE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period             $10.00   $  9.95     $   9.61      $  11.82
 Accumulation Unit Value, End
 of Period                       $ 9.95   $  9.61     $  11.82
 Number of Units Outstanding,
 End of Period                       --    17,465       16,697

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a Mortality and expense risk charge of 1.49% and an administrative expense charge of 0.10%. All of the Variable Sub-Accounts commenced operations on or before November 10, 1998 except as described in the footnotes below.

(1)  Variable Sub-Accounts that commenced operations on Novemeber 1, 1999.

(2) Variable Sub-Accounts that commenced operations on May 1, 2000.

(3) Effective May 1, 2000, the Portfolios in which the Franklin Small Cap Investments (Class 2), Mutual Shares Investments (Class 2), and Templeton Stock (Class 2) Variable Sub-Accounts invested were merged into the Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2) Portfolios. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Accounts merged with and into new Variable Sub-Accounts named Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2), respectively, with Accumulation Unit Values starting at $10.00. For each of the comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts.

(4) Effective May 1, 2002 AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(5) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.

(6) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van

   Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stnaley International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio Van Kampen UIF Value Portfolio.

(7) Goldman Sachs VIT Global Income Portfolio will not be available to new investors beginning May 1, 2002.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*
--------------------------------------------------------------------------------

          WITH ENHANCED DEATH AND INCOME BENEFIT COMBINATION RIDER II

                   (FOR CONTRACTS ISSUED ON OR AFTER 9/22/00)


                                          For the Years Beginning January 1*
                                                and Ending December 31,
                                    -------------------------------------------
SUB-ACCOUNTS                        1998    1999       2000           2001
-------------------------------------------------------------------------------
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.21
 Accumulation Unit Value, End of
 Period                                               $  9.21       $  8.024
 Number of Units Outstanding, End
 of Period                                              4,545         61,468
AIM V.I.CORE EQUITY SUB-ACCOUNT
(4)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.06
 Accumulation Unit Value, End of
 Period                                                  8.06       $  6.117
 Number of Units Outstanding, End
 of Period                                             20,079        104,459
AIM V.I. DIVERSIFIED INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   7.80
 Accumulation Unit Value, End of
 Period                                               $  7.80       $ 10.297
 Number of Units Outstanding, End
 of Period                                             34,530             --
AIM V.I. GOVERNMENT SECURITIES
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.43
 Accumulation Unit Value, End of
 Period                                               $ 10.43       $ 10.785
 Number of Units Outstanding, End
 of Period                                                 --             --
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   7.52
 Accumulation Unit Value, End of
 Period                                               $  7.52       $  4.890
 Number of Units Outstanding, End
 of Period                                             32,771        133,470
AIM V.I. INTERNATIONAL GROWTH
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.32
 Accumulation Unit Value, End of
 Period                                               $  8.32       $  6.255
 Number of Units Outstanding, End
 of Period                                                 --          1,446
AIM V.I. PREMIER EQUITY
SUB-ACCOUNT (4)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.54
 Accumulation Unit Value, End of
 Period                                               $  8.54       $  7.345
 Number of Units Outstanding, End
 of Period                                             22,904         96,014
DREYFUS SOCIALLY RESPONSIBLE
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.42
 Accumulation Unit Value, End of
 Period                                               $  8.42       $  6.410
 Number of Units Outstanding, End
 of Period                                                 --          2,161
DREYFUS STOCK INDEX SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.83
 Accumulation Unit Value, End of
 Period                                               $  8.83       $  7.626
 Number of Units Outstanding, End
 of Period                                                403          5,634
DREYFUS VIF GROWTH AND INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.38
 Accumulation Unit Value, End of
 Period                                               $  9.38       $  8.683
 Number of Units Outstanding, End
 of Period                                                 --          6,523
DREYFUS VIF MONEY MARKET
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.17
 Accumulation Unit Value, End of
 Period                                               $ 10.17       $ 10.400
 Number of Units Outstanding, End
 of Period                                              8,743         10,868
FIDELITY VIP CONTRAFUND
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.23
 Accumulation Unit Value, End of
 Period                                               $  9.23       $  7.970
 Number of Units Outstanding, End
 of Period                                             14,991         80,328
FIDELITY VIP EQUITY INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.42
 Accumulation Unit Value, End of
 Period                                               $ 10.42       $  9.741
 Number of Units Outstanding, End
 of Period                                             17,198         42,652
FIDELITY VIP GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.37
 Accumulation Unit Value, End of
 Period                                               $  8.37       $  6.782
 Number of Units Outstanding, End
 of Period                                             21,583         76,935
FIDELITY VIP HIGH INCOME
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.30
 Accumulation Unit Value, End of
 Period                                                  8.30       $  7.209
 Number of Units Outstanding, End
 of Period                                                102          4,442
FRANKLIN SMALL CAP INVESTMENTS
 (CLASS 2) SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value, End of
 Period
 Number of Units Outstanding, End
 of Period
FRANKLIN SMALL CAP  (CLASS 2)
SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.10
 Accumulation Unit Value, End of
 Period                                               $ 10.00       $  6.790
 Number of Units Outstanding, End
 of Period                                                               836
GOLDMAN SACHS VIT CAPITAL GROWTH
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.76
 Accumulation Unit Value, End of
 Period                                               $  8.76       $  7.737
 Number of Units Outstanding, End
 of Period                                              1,593          4,137
GOLDMAN SACHS VIT CORE/(R)/ SMALL
CAP EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.61
 Accumulation Unit Value, End of
 Period                                               $  9.61       $   9.88
 Number of Units Outstanding, End
 of Period                                                 --          4,499
GOLDMAN SACHS VIT CORE US EQUITY
SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.81
 Accumulation Unit Value, End of
 Period                                               $  8.81       $  7.627
 Number of Units Outstanding, End
 of Period                                              1,916          4,493
GOLDMAN SACHS VIT GLOBAL INCOME
SUB-ACCOUNT (7)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.36
 Accumulation Unit Value, End of
 Period                                               $ 10.36             --
 Number of Units Outstanding, End
 of Period                                                 --             --
GOLDMAN SACHS VIT INTERNATONAL
EQUITY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.09
 Accumulation Unit Value, End of
 Period                                               $  9.09             --
 Number of Units Outstanding, End
 of Period                                                 --             --
MFS EMERGING GROWTH SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.08
 Accumulation Unit Value, End of
 Period                                               $  8.08       $  5.286
 Number of Units Outstanding, End
 of Period                                             11,866         61,761
MFS INVESTORS TRUST SERIES
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.64
 Accumulation Unit Value, End of
 Period                                               $  9.64       $  7.965
 Number of Units Outstanding, End
 of Period                                                576          15527
MFS NEW DISCOVERY SUB-ACCOUNT
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.55
 Accumulation Unit Value, End of
 Period                                               $  9.55       $  8.923
 Number of Units Outstanding, End
 of Period                                                 --          4,370
MFS RESEARCH SUB-ACCOUNT (1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.61
 Accumulation Unit Value, End of
 Period                                               $  8.61       $  6.666
 Number of Units Outstanding, End
 of Period                                             11,698         70,874
MUTUAL SHARE SECURITIES (CLASS 2)
SUB-ACCOUNT(2)(3)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.45
 Accumulation Unit Value, End of
 Period                                               $ 10.45       $  11.00
 Number of Units Outstanding, End
 of Period                                                 --          2,884
MUTUAL SHARE INVESTMENTS (CLASS 2)
SUB-ACCOUNT(1)(3)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value, End of
 Period
 Number of Units Outstanding, End
 of Period
OPPENHEIMER AGGRESSIVE GROWTH
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   6.94
 Accumulation Unit Value, End of
 Period                                               $  6.94       $  4.694
 Number of Units Outstanding, End
 of Period                                              8,000         54,096
OPPENHEIMER CAPITAL APPRECIATION
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.92
 Accumulation Unit Value, End of
 Period                                               $  8.92       $  7.667
 Number of Units Outstanding, End
 of Period                                              18937          81840
OPPENHEIMER GLOBAL SECURITIES
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.41
 Accumulation Unit Value, End of
 Period                                               $  9.41       $  8.142
 Number of Units Outstanding, End
 of Period                                              2,457         16,839
OPPENHEIMER MAIN STREET GROWTH AND
INCOME SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.72
 Accumulation Unit Value, End of
 Period                                               $  8.72       $  7.702
 Number of Units Outstanding, End
 of Period                                             33,469         16,839
OPPENHEIMER STRATEGIC BOND
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.88
 Accumulation Unit Value, End of
 Period                                               $  9.88       $ 10.184
 Number of Units Outstanding, End
 of Period                                                976         34,123
TEMPLETON DEVELOPING MARKETS
SECURITIES (CLASS 2)
SUB-ACCOUNT(1)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.17
 Accumulation Unit Value, End of
 Period                                               $  8.17       $  7.507
 Number of Units Outstanding, End
 of Period                                                 --             --
TEMPLETON FOREIGN SECURITIES
SUB-ACCOUNT(1) (5)
 Accumulation Unit Value,
 Beginning of Period                                    10.00           9.60
 Accumulation Unit Value, End of
 Period                                               $  9.60       $  8.548
 Number of Units Outstanding, End
 of Period                                                 --             --
TEMPLETON GROWTH SECURITIES
SUB-ACCOUNT (2)(3)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.00
 Accumulation Unit Value, End of
 Period                                               $ 10.00       $  9.703
 Number of Units Outstanding, End
 of Period                                              2,289          2,050
TEMPLETON STOCK SECURITIES (Class
2) SUB-ACCOUNT (1)(3)
 Accumulation Unit Value,
 Beginning of Period
 Accumulation Unit Value, End of
 Period
 Number of Units Outstanding, End
 of Period
VAN KAMPEN UIF EQUITY GROWTH
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   8.06
 Accumulation Unit Value, End of
 Period                                               $  8.06             --
 Number of Units Outstanding, End
 of Period                                              2,971             --
VAN KAMPEN UIF CORE PLUS FIXED
INCOME SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.49
 Accumulation Unit Value, End of
 Period                                               $ 10.49             --
 Number of Units Outstanding, End
 of Period                                                 --             --
VAN KAMPEN UIF GLOBAL EQUITY
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  10.50
 Accumulation Unit Value, End of
 Period                                               $ 10.50             --
 Number of Units Outstanding, End
 of Period                                                 --             --
VAN KAMPEN UIF MID CAP VALUE
SUB-ACCOUNT (6)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $   9.92
 Accumulation Unit Value, End of
 Period                                               $  9.92             --
 Number of Units Outstanding, End
 of Period                                              1,841             --
VAN KAMPEN UIF VALUE SUB-ACCOUNT
(6)
 Accumulation Unit Value,
 Beginning of Period                                  $ 10.00       $  11.65
 Accumulation Unit Value, End of
 Period                                               $ 11.65             --
 Number of Units Outstanding, End
 of Period                                                 --             --

* The Contracts were first offered on November 10, 1998. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.55% and an administrative charge of 0.10%. All of the Varialbe Sub-Accounts commenced operations on or before November 10, 1998, except as footnotes below.

(1)  Variable Sub-Accounts that commenced operations on Novemeber 1, 1999.

(2) Variable Sub-Accounts that commenced operations on May 1, 2000.

(3) Effective May 1, 2000, the Portfolios in which the Franklin Small Cap Investments (Class 2), Mutual Shares Investments (Class 2), and Templeton Stock (Class 2) Variable Sub-Accounts invested were merged into the Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2) Portfolios. Accordingly, for administrative convenience, as of May 1, 2000, the corresponding Variable Sub-Accounts merged with and into new Variable Sub-Accounts named Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), and the Templeton Growth Securities (Class 2), respectively, with Accumulation Unit Values starting at $10.00. For each of the comparison, in this table we are continuing to show AUV's for the predecessor Variable Sub-Accounts.

(4) Effective May 1, 2002 AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM V.I. Premier Equity Fund, respectively.

(5) Effective May 1, 2002 the Templeton International Securities Fund - Class 2 changed its name to the Templeton Foreign Securities Fund - Class 2.

(6) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value Equity Porfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan Stnaley International Magnum Portfolio to Van Kampen UIF International Magnum Portfolio, Morgan Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value Portfolio, Morgan Stanley UIF U.S. Real Estate Portfolio to Van Kampen UIF U.S. Real Estate Portfolio and Morgan Stanley UIF Value Portfolio Van Kampen UIF Value Portfolio.

(7) Goldman Sachs VIT Global Income Portfolio will not be available to new investors beginning May 1, 2002.

APPENDIX B
--------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.*

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

*If a U.S. Treasury Note ("Note") with a maturity of the Guarantee Period is not available, we will determine an appropriate interest rate based on an interpolation of the next shortest duration and next longest duration Notes.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment:                 $10,000 allocated to a Guarantee Period

Guarantee Period:                  5 years

Interest Rate:                           4.50%

Full Surrender:                       End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.


Step 1. Calculate Contract Value at $10,000.00 X (1.045)/3 /= $11,411.66 End of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
Step 3:  Calculate the Withdrawal         I = 4.5%
Charge:                                   J = 4.2%
                                          N = 730 days    =2
                                              --------
                                                  365 days
Step 4:  Calculate the Market Value       Market Value Adjustment Factor: .9 X
Adjustment:                               [I - (J + .0025)] X N = .9 X [.045 -
                                          (.042 + .0025)] X 2 = .0009

                                          Market Value Adjustment = Market Value
                                          Adjustment Factor X Amount Subject to
                                          Market Value Adjustment:
                                           = .0009 X ($11,411.66 - $1,500.00) =
                                          $8.92




Step 5. Calculate the amount received
by a Contract Owner as a result of full
withdrawal at the end of Contract Year
3:                                        $11,411.66 + $8.92 = $11,420.58

                  EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1. Calculate Contract Value at $10,000.00 X (1.045)/3 /= $11,411.66 End of
Contract Year 3: Step 2. Calculate the Free Withdrawal .15 X ($10,000.00) =
$1,500.00 Amount:
Step 3:  Calculate the Withdrawal         I = 4.5%
Charge:                                   J = 4.8%
                                          N = 730 days    =2
                                              --------
                                                  365 days
Step 4. Calculate the Market Value        Market Value Adjustment Factor: .9 X
Adjustment:                               [I - (J + .0025)] X N = .9 X [.045 -
                                          (.048 + .0025)] X 2 = - .0099

                                          Market Value Adjustment = Market Value
                                          Adjustment Factor X Amount Subject to
                                          Market Value Adjustment:
                                           = - .0099 X ($11,411.66 - $1,500.00)
                                          = - $98.13




Step 5. Calculate the amount received
by a Contract Owner as a result of full
withdrawal at the end of Contract Year
3:                                        $11,411.66 - $98.13 = $11,313.53

 glac provider sai2
                     THE ALLSTATER PROVIDER VARIABLE ANNUITY

    (formerly referred to as "The Glenbrook Life Provider Variable Annuity")

Glenbrook Life and Annuity Company          Statement of Additional Information
Multi-Manager Variable Account                                Dated May 1, 2002

Post Office Box 94092
Palatine, IL 60094-4039
1 (800) 755-5275


This Statement of Additional Information supplements the information in the prospectus for each of the two forms of AllstateR Provider Variable Annuity Contracts that we offer. This Statement of Additional Information is not a prospectus. You should read it with the prospectus, dated May 1, 2002, for each form of Contract. You may obtain a prospectus by calling or writing us at the address or telephone number listed above.

Except as otherwise noted, this Statement of Additional Information uses the same defined terms as the prospectus for each of the two forms of AllstateR Provider Variable Annuity Contracts that we offer. For convenience, we sometimes refer to the second form of Contract that offers the Enhanced Death and Income Benefit Combination Rider as the AllstateR Enhanced Provider Variable Annuity contract ("Enhanced Provider Contract").


Certain Variable Sub-Accounts offered with the Enhanced Provider Contract are not available under the Provider Contract. Also, the Enhanced Provider Contracts are offered through multiple sales channels that may offer different combinations of the Variable Sub-Accounts and optional riders. If you own an Enhanced Provider Contract, please refer to your prospectus for the Variable Sub-Accounts and optional riders available under your Contract.


                                TABLE OF CONTENTS

Description                                                                Page

Additions, Deletions or Substitutions of Investments
The Contract
                   Purchases of Contracts
                   Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers) Performance Information
                  Standardized Total Returns
                  Non-standardized Total Returns
                  Adjusted historical Total Returns
Calculation of Accumulation Unit Values
Calculation of Variable Income Payments
                  Calculation of Annuity Unit Values
General Matters
                   Incontestability
                   Settlements
                   Safekeeping of the Variable Account's Assets
Experts
Financial Statements



ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

We may add, delete, or substitute the Portfolio shares held by any Variable Sub-Account to the extent the law permits. We may substitute shares of any Portfolio with those of another Portfolio of the same or different mutual Portfolio if the shares of the Portfolio are no longer available for investment, or if we believe investment in any Portfolio would become inappropriate in view of the purposes of the Variable Account.

We will not substitute shares attributable to a Contract Owner's interest in a Variable Sub-Account until we have notified the Contract Owner of the change, and until the Securities and Exchange Commission has approved the change, to the extent such notification and approval are required by law. Nothing contained in this Statement of Additional Information shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by Contract Owners.

We also may establish additional Variable Sub-Accounts or series of Variable Sub-Accounts. Each additional Variable Sub-Account would purchase shares in a new Portfolio of the same or different mutual fund. We may establish new Variable Sub-Accounts when we believe marketing needs or investment conditions warrant. We determine the basis on which we will offer any new Variable Sub-Accounts in conjunction with the Contract to existing Contract Owners. We may eliminate one or more Variable Sub-Accounts if, in our sole discretion, marketing, tax or investment conditions so warrant.

We may, by appropriate endorsement, change the Contract as we believe necessary or appropriate to reflect any substitution or change in the Portfolios. If we believe the best interests of persons having voting rights under the Contracts would be served, we may operate the Variable Account as a management company under the Investment Company Act of 1940 or we may withdraw its registration under such Act if such registration is no longer required.

THE CONTRACT

The Contract is primarily designed to aid individuals in long-term financial planning. You can use it for retirement planning regardless of whether the retirement plan qualifies for special federal income tax treatment.

PURCHASE OF CONTRACTS

We offer the Contracts to the public through banks as well as brokers licensed under the federal securities laws and state insurance laws. ALFS, Inc.
("ALFS") is the principal underwriter of the Contracts. ALFS is an affiliate of Glenbrook Life. The offering of the Contracts is continuous. We do not anticipate discontinuing the offering of the Contracts, but we reserve the right to do so at any time.


TAX-FREE EXCHANGES (1035 EXCHANGES, ROLLOVERS AND TRANSFERS)

We accept purchase payments that are the proceeds of a Contract in a transaction qualifying for a tax-free exchange under Section 1035 of the Internal Revenue Code ("Code"). Except as required by federal law in calculating the basis of the Contract, we do not differentiate between Section 1035 purchase payments and non-Section 1035 purchase payments.

We also accept "rollovers" and transfers from Contracts qualifying as tax-sheltered annuities ("TSAs"), individual retirement annuities or accounts ("IRAs"), or any other Qualified Contract that is eligible to "rollover" into an IRA. We differentiate among non-Qualified Contracts, TSAs, IRAs and other Qualified Contracts to the extent necessary to comply with federal tax laws. For example, we restrict the assignment, transfer, or pledge of TSAs and IRAs so the Contracts will continue to qualify for special tax treatment. A Contract Owner contemplating any such exchange, rollover or transfer of a Contract should contact a competent tax adviser with respect to the potential effects of such a transaction.

PERFORMANCE INFORMATION

From time to time we may advertise the "standardized," "non-standardized," and "adjusted historical" total returns of the Variable Sub-Accounts, as described below. Please remember that past performance is not an estimate or guarantee of future performance and does not necessarily represent the actual experience of amounts invested by a particular Contract Owner. No performance information is shown for the Provider Contract which we are no longer marketing. Also, please note that the performance figures shown do not reflect any applicable taxes.

STANDARDIZED TOTAL RETURNS

A Variable Sub-Account's standardized total return represents the average annual total return of that Sub-Account over a particular period. We compute standardized total return by finding the annual percentage rate that, when compounded annually, will accumulate a hypothetical $1,000 purchase payment to the redeemable value at the end of the one, five or ten year period, or for a period from the date of commencement of the Variable Sub-Account's operations, if shorter than any of the foregoing. We use the following formula prescribed by the SEC for computing standardized total return:

                               1000(1 + T)n = ERV

where:

   T       =        average annual total return

   ERV     =        ending redeemable value of a hypothetical $1,000 payment
                    made at the beginning of 1, 5, or 10 year periods or shorter period

   n       =        number of years in the period

   1000    =        hypothetical $1,000 investment

When factoring in the withdrawal charge assessed upon redemption, we exclude the Free Withdrawal Amount, which is the amount you can withdraw from the Contract without paying a withdrawal charge. We also use the withdrawal charge that would apply upon redemption at the end of each period. Thus, for example, when factoring in the withdrawal charge for a one year standardized total return calculation, we would use the withdrawal charge that applies to a withdrawal of a purchase payment made one year prior.


When factoring in the contract maintenance charge, we pro rate the charge by dividing (i) the contract maintenance charge by (ii) the average contract size of $38,997. We then multiply the resulting percentage by a hypothetical $1,000 investment.

The standardized total returns for the Variable Sub-Accounts available under each form of Contract for the periods ended December 31, 2001 are set out below. No standardized total returns are shown for the Dreyfus VIF Money Market Variable Sub-Account.


The Enhanced Provider Contracts were first offered to the public on November 10, 1998. Accordingly, performance figures for certain Variable Sub-Accounts prior to that date reflect the historical performance of the Variable Sub-Accounts, adjusted to reflect the current level of charges that apply to the Variable Sub-Accounts under the Enhanced Provider Contracts, as well as the withdrawal and contract maintenance charges described above.


The standardized performance figures for the Franklin Small Cap (Class 2), Mutual Shares Securities (Class 2), Templeton Global Income Securities (Class
2), and Templeton Growth Securities (Class 2) Variable Sub-Accounts (collectively, "new Variable Sub-Accounts") reflect the performance of predecessor Variable Sub-Accounts for the period from December 17, 1999 the date of inception of the predecessor Variable Sub-Account, to May 1, 2000 ( the date the predecessor Sub-Accounts, for administrative convenience, merged into the new Variable Sub-Accounts).

Effective May 1, 2002, AIM V.I. Growth and Income Fund changed its name to AIM V.I. Core Equity Fund.

Effective May 1, 2002, AIM V.I. International Equity Fund changed its name to AIM V.I. International Growth Fund.

Effective May 1, 2002, AIM V.I. Value Fund changed its name to AIM V.I. Premier Equity Fund.


  Enhanced Provider Contracts

(Without the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit Combination Rider or the Enhanced Death or Income Benefit Combination Rider II)

                             Average Annual Returns

                                                                                      5 Years       10 Years or
Variable Sub- Account                                                 1 Year                      Since Inception*
AIM V.I. Balanced Fund                                               -17.62%            N/A            0.16%
AIM V.I. Capital Appreciation                                        -29.34%            N/A            3.32%
AIM V.I. Core Equity                                                 -28.90%            N/A            1.48%
AIM V.I. Diversified Income                                           -2.78%            N/A            -1.10%
AIM V.I. Global Utilities                                            -33.93%            N/A            -0.08%
AIM V.I. Government Securities                                        0.01%             N/A            3.32%
AIM V.I. Growth                                                      -39.82%            N/A            -3.10%
AIM V.I. High Yield                                                  -11.26%            N/A            -6.77%
AIM V.I. International Growth                                        -29.59%            N/A            -2.06%
AIM V.I. Premier Equity                                              -18.75%            N/A            4.80%
Drefyus Socially Responsible Growth                                  -28.64%            N/A            2.45%
Dreyfus Stock Index                                                  -18.37%            N/A            3.51%
Dreyfus VIF - Growth & Income                                        -12.11%            N/A            3.53%
Dreyfus VIF - Money Market                                            -2.40%            N/A            2.97%
Dreyfus VIF - Small Company Stock                                     -7.84%            N/A            3.10%
Federated Prime Money Fund II                                         -2.58%            N/A            1.63%
Fidelity VIP Contrafund                                              -18.43%            N/A            7.07%
Fidelity VIP Equity-Income                                           -11.23%            N/A            3.61%
Fidelity VIP Growth                                                  -23.77%            N/A            7.48%
Fidelity VIP High Income                                             -17.92%            N/A            -7.75%
Fidelity VIP Index 500                                               -18.29%            N/A           -12.94%
Fidelity VIP Overseas                                                -27.25%            N/A           -23.03%
Franklin Small Cap - Class 2                                         -21.40%            N/A            1.20%
Goldman Sachs VIT Capital Growth                                     -20.62%            N/A            0.97%
Goldman Sachs VIT CORE Small Cap Equity                               -1.85%            N/A            6.94%
Goldman Sachs VIT CORE U.S. Equity                                   -18.13%            N/A            -0.11%
Goldman Sachs VIT Global Income                                       -1.58%            N/A            0.37%
Goldman Sachs VIT Growth and Income                                  -15.56%            N/A            -5.46%
Goldman Sachs VIT International Equity                               -28.33%            N/A            -3.48%
MFS Emerging Growth                                                  -39.43%            N/A            5.19%
MFS Investors Trust                                                  -22.10%            N/A            -3.62%
MFS New Discovery                                                    -11.30%            N/A            19.04%
MFS Research                                                         -27.33%            N/A            -9.78%
MFS Utilities                                                          N/A              N/A             N/A
Mutual Shares Securities - Class 2                                    0.64%             N/A            6.50%
Neuberger Berman AMT Guardian                                         -7.82%            N/A            4.55%
Neuberger Berman AMT Mid Cap Growth                                  -30.69%            N/A            6.31%
Neuberger Berman AMT Partners                                         -9.12%            N/A            0.03%
Oppenheimer Aggressive Growth                                        -37.24%            N/A           -11.13%
Oppenheimer Capital Appreciation                                     -18.76%            N/A            -0.54%
Oppenheimer Global Securities                                        -18.23%            N/A            6.23%
Oppenheimer Main Street Growth & Income                              -16.37%            N/A            -8.80%
Oppenheimer Multiple Strategies                                       -4.13%            N/A            0.87%
Oppenheimer Strategic Bond                                            -1.54%            N/A            1.11%
Putnam Diversified Income                                              N/A              N/A             N/A
Putnam Growth and Income                                               N/A              N/A             N/A
Putnam Growth Opportunities                                            N/A              N/A             N/A
Putnam Health Sciences                                                 N/A              N/A             N/A
Putnam New Value                                                       N/A              N/A             N/A
Putnam Voyager ll                                                      N/A              N/A             N/A
STI Capital Appreciation                                             -11.61%            N/A            -1.58%
STI Growth and Income                                                -11.83%            N/A            -2.31%
STI International Equity                                             -23.53%            N/A           -13.93%
STI Investment Grade Bond                                             2.79%             N/A            4.35%
STI Mid-Cap Equity                                                    -3.64%            N/A            -5.53%
STI Quality Growth Stock                                             -24.80%            N/A           -15.75%
STI Small Cap Value Equity                                            14.90%            N/A            18.18%
STI Value Income Stock                                                -7.45%            N/A            -1.64%
Templeton Developing Markets - Class 2                               -14.31%            N/A           -15.27%
Templeton Foreign Securities - Class 2                               -22.14%            N/A            -6.81%
Templeton Global Income Securities - Class 2                          -4.11%            N/A            0.33%
Templeton Growth Securities - Class 2                                 -7.62%            N/A            5.72%
Van Kampen UIF U.S. Real Estate                                       3.07%             N/A            8.53%
Van Kampen UIF Value                                                  -6.85%            N/A            3.99%





*The Variable Sub-Accounts (or their predecessors) commenced operations on the following dates:



                                                                 Sub Account
                                                                 Inception Date

AIM V.I. Balanced Fund                                               11/09/98
AIM V.I. Capital Appreciation                                        01/26/98
AIM V.I. Core Equity                                                 01/26/98
AIM V.I. Diversified Income                                          01/26/98
AIM V.I. Global Utilities                                            01/26/98
AIM V.I. Government Securities                                       01/26/98
AIM V.I. Growth                                                      01/26/98
AIM V.I. High Yield                                                  11/09/98
AIM V.I. International Growth                                        01/26/98
AIM V.I. Premier Equity                                              01/26/98
Drefyus Socially Responsible Growth                                  06/17/97
Dreyfus Stock Index                                                  01/26/98
Dreyfus VIF - Growth & Income                                        06/17/97
Dreyfus VIF - Money Market                                           06/17/97
Dreyfus VIF - Small Company Stock                                    06/17/97
Federated Prime Money Fund II                                        11/01/99
Fidelity VIP Contrafund                                              06/17/97
Fidelity VIP Equity-Income                                           01/26/98
Fidelity VIP Growth                                                  06/17/97
Fidelity VIP High Income                                             06/17/97
Franklin Small Cap - Class 2                                         11/01/99
Goldman Sachs VIT Capital Growth                                     11/09/98
Goldman Sachs VIT CORE Small Cap Equity                              11/09/98
Goldman Sachs VIT CORE U.S. Equity                                   11/09/98
Goldman Sachs VIT Global Income                                      11/09/98
Goldman Sachs VIT Growth and Income                                  11/09/98
Goldman Sachs VIT International Equity                               11/09/98
MFS Emerging Growth                                                  06/17/97
MFS Investors Trust                                                  11/09/98
MFS New Discovery                                                    11/09/98
MFS Research                                                         11/01/99
MFS Utilities                                                        05/01/01
Mutual Shares Securities - Class 2                                   11/01/99
Neuberger Berman AMT Guardian                                        11/09/98
Neuberger Berman AMT Mid Cap Growth                                  11/09/98
Neuberger Berman AMT Partners                                        11/09/98
Oppenheimer Aggressive Growth                                        11/01/99
Oppenheimer Capital Appreciation                                     11/01/99
Oppenheimer Global Securities                                        11/01/99
Oppenheimer Main Street Growth & Income                              11/01/99
Oppenheimer Multiple Strategies                                      01/24/00
Oppenheimer Strategic Bond                                           11/01/99
Putnam Diversified Income                                            05/01/01
Putnam Growth and Income                                             05/01/01
Putnam Growth Opportunities                                          05/01/01
Putnam Health Sciences                                               05/01/01
Putnam New Value                                                     05/01/01
Putnam Voyager ll                                                    05/01/01
STI Capital Appreciation                                             11/01/99
STI Growth and Income                                                01/24/00
STI International Equity                                             01/24/00
STI Investment Grade Bond                                            01/24/00
STI Mid-Cap Equity                                                   01/24/00
STI Quality Growth Stock                                             01/24/00
STI Small Cap Value Equity                                           01/24/00
STI Value Income Stock                                               11/01/99
Templeton Developing Markets - Class 2                               11/01/99
Templeton Foreign Securities - Class 2                               11/01/99
Templeton Global Income Securities - Class 2                         01/21/00
Templeton Growth Securities - Class 2                                11/01/99
Van Kampen UIF Core Plus Fixed Income                                11/09/98
Van Kampen UIF Equity Growth                                         11/09/98
Van Kampen UIF Global Value Equity                                   11/09/98
Van Kampen UIF International Magnum                                  11/09/98
Van Kampen UIF Mid Cap Value                                         11/09/98
Van Kampen UIF U.S. Real Estate                                      11/09/98
Van Kampen UIF Value                                                 11/09/98





(With the Enhanced Death Benefit Rider)

                             Average Annual Returns

                                                                                           5 Years       10 Years or
Variable Sub-Account                                                       1 Year                      Since Inception*
AIM V.I. Balanced Fund                                                     -17.81%           N/A            -0.07%
AIM V.I. Capital Appreciation                                              -29.51%           N/A            3.09%
AIM V.I. Core Equity                                                       -29.07%           N/A            1.25%
AIM V.I. Diversified Income                                                -3.00%            N/A            -1.33%
AIM V.I. Global Utilities                                                  -34.09%           N/A            -0.31%
AIM V.I. Government Securities                                             -0.22%            N/A            3.09%
AIM V.I. Growth                                                            -39.97%           N/A            -3.33%
AIM V.I. High Yield                                                        -11.47%           N/A            -6.99%
AIM V.I. International Growth                                              -29.76%           N/A            -2.28%
AIM V.I. Premier Equity                                                    -18.94%           N/A            4.57%
Drefyus Socially Responsible Growth                                        -28.81%           N/A            2.22%
Dreyfus Stock Index                                                        -18.56%           N/A            3.27%
Dreyfus VIF - Growth & Income                                              -12.31%           N/A            3.30%
Dreyfus VIF - Money Market                                                 -2.63%            N/A            2.74%
Dreyfus VIF - Small Company Stock                                          -8.06%            N/A            2.86%
Federated Prime Money Fund II                                              -2.80%            N/A            1.40%
Fidelity VIP Contrafund                                                    -18.62%           N/A            6.83%
Fidelity VIP Equity-Income                                                 -11.43%           N/A            3.37%
Fidelity VIP Growth                                                        -23.95%           N/A            7.24%
Fidelity VIP High Income                                                   -18.12%           N/A            -7.97%
Fidelity VIP Index 500                                                     -18.48%           N/A           -13.14%
Fidelity VIP Overseas                                                      -27.42%           N/A           -23.21%
Franklin Small Cap - Class 2                                               -21.59%           N/A            0.97%
Goldman Sachs VIT Capital Growth                                           -20.81%           N/A            0.74%
Goldman Sachs VIT CORE Small Cap Equity                                    -2.08%            N/A            6.70%
Goldman Sachs VIT CORE U.S. Equity                                         -18.32%           N/A            -0.34%
Goldman Sachs VIT Global Income                                            -1.81%            N/A            0.14%
Goldman Sachs VIT Growth and Income                                        -15.75%           N/A            -5.68%
Goldman Sachs VIT International Equity                                     -28.50%           N/A            -3.70%
MFS Emerging Growth                                                        -39.58%           N/A            4.96%
MFS Investors Trust                                                        -22.28%           N/A            -3.84%
MFS New Discovery                                                          -11.50%           N/A            18.77%
MFS Research                                                               -27.51%           N/A            -9.99%
MFS Utilities                                                                N/A             N/A             N/A
Mutual Shares Securities - Class 2                                          0.40%            N/A            6.25%
Neuberger Berman AMT Guardian                                              -8.03%            N/A            4.31%
Neuberger Berman AMT Mid Cap Growth                                        -30.85%           N/A            6.07%
Neuberger Berman AMT Partners                                              -9.33%            N/A            -0.20%
Oppenheimer Aggressive Growth                                              -37.39%           N/A           -11.33%
Oppenheimer Capital Appreciation                                           -18.95%           N/A            -0.77%
Oppenheimer Global Securities                                              -18.42%           N/A            5.99%
Oppenheimer Main Street Growth & Income                                    -16.57%           N/A            -9.01%
Oppenheimer Multiple Strategies                                            -4.36%            N/A            0.64%
Oppenheimer Strategic Bond                                                 -1.76%            N/A            0.87%
Putnam Diversified Income                                                    N/A             N/A             N/A
Putnam Growth and Income                                                     N/A             N/A             N/A
Putnam Growth Opportunities                                                  N/A             N/A             N/A
Putnam Health Sciences                                                       N/A             N/A             N/A
Putnam New Value                                                             N/A             N/A             N/A
Putnam Voyager ll                                                            N/A             N/A             N/A
STI Capital Appreciation                                                   -11.82%           N/A            -1.81%
STI Growth and Income                                                      -12.04%           N/A            -2.54%
STI International Equity                                                   -23.71%           N/A           -14.13%
STI Investment Grade Bond                                                   2.55%            N/A            4.11%
STI Mid-Cap Equity                                                         -3.86%            N/A            -5.75%
STI Quality Growth Stock                                                   -24.97%           N/A           -15.94%
STI Small Cap Value Equity                                                 14.64%            N/A            17.91%
STI Value Income Stock                                                     -7.66%            N/A            -1.86%
Templeton Developing Markets - Class 2                                     -14.52%           N/A           -15.47%
Templeton Foreign Securities - Class 2                                     -22.32%           N/A            -7.03%
Templeton Global Income Securities - Class 2                               -4.34%            N/A            0.09%
Templeton Growth Securities - Class 2                                      -7.83%            N/A            5.48%
Van Kampen UIF Core Plus Fixed Income                                       0.98%            N/A            3.71%
Van Kampen UIF Equity Growth                                               -21.45%           N/A            1.63%
Van Kampen UIF Global Value Equity                                         -13.49%           N/A            1.08%
Van Kampen UIF International Magnum                                        -25.57%           N/A            -5.62%
Van Kampen UIF Mid Cap Value                                               -9.65%            N/A            9.09%
Van Kampen UIF U.S. Real Estate                                             2.83%            N/A            8.28%
Van Kampen UIF Value                                                       -7.07%            N/A            3.75%

*The inception dates of the Variable Sub-Accounts appear in the first table above.


(With the Enhanced Death and Income Benefit Combination Rider for Contracts issued before September 22, 2000)

                             Average Annual Returns
                                                                                                        10 Years or
Variable Sub-Account                                                      1 Year         5 Years      Since Inception*
AIM V.I. Balanced Fund                                                   -18.01%           N/A            -0.30%
AIM V.I. Capital Appreciation                                            -29.68%           N/A             2.85%
AIM V.I. Core Equity                                                     -29.24%           N/A             1.02%
AIM V.I. Diversified Income                                               -3.23%           N/A            -1.55%
AIM V.I. Global Utilities                                                -34.25%           N/A            -0.53%
AIM V.I. Government Securities                                            -0.45%           N/A             2.85%
AIM V.I. Growth                                                          -40.11%           N/A            -3.55%
AIM V.I. High Yield                                                      -11.68%           N/A            -7.20%
AIM V.I. International Growth                                            -29.92%           N/A            -2.51%
AIM V.I. Premier Equity                                                  -19.13%           N/A             4.33%
Drefyus Socially Responsible Growth                                      -28.98%           N/A             1.99%
Dreyfus Stock Index                                                      -18.75%           N/A             3.04%
Dreyfus VIF - Growth & Income                                            -12.52%           N/A             3.07%
Dreyfus VIF - Money Market                                                -2.85%           N/A             2.50%
Dreyfus VIF - Small Company Stock                                         -8.27%           N/A             2.63%
Federated Prime Money Fund II                                             -3.03%           N/A             1.17%
Fidelity VIP Contrafund                                                  -18.81%           N/A             6.59%
Fidelity VIP Equity-Income                                               -11.64%           N/A             3.14%
Fidelity VIP Growth                                                      -24.13%           N/A             7.00%
Fidelity VIP High Income                                                 -18.31%           N/A            -8.18%
Fidelity VIP Index 500                                                   -18.67%           N/A            -13.35%
Fidelity VIP Overseas                                                    -27.60%           N/A            -23.40%
Franklin Small Cap - Class 2                                             -21.77%           N/A             0.74%
Goldman Sachs VIT Capital Growth                                         -21.00%           N/A             0.51%
Goldman Sachs VIT CORE Small Cap Equity                                   -2.31%           N/A             6.46%
Goldman Sachs VIT CORE U.S. Equity                                       -18.52%           N/A            -0.57%
Goldman Sachs VIT Global Income                                           -2.03%           N/A            -0.09%
Goldman Sachs VIT Growth and Income                                      -15.95%           N/A            -5.90%
Goldman Sachs VIT International Equity                                   -28.67%           N/A            -3.92%
MFS Emerging Growth                                                      -39.72%           N/A             4.72%
MFS Investors Trust                                                      -22.46%           N/A            -4.06%
MFS New Discovery                                                        -11.71%           N/A            18.50%
MFS Research                                                             -27.68%           N/A            -10.20%
MFS Utilities                                                              N/A             N/A              N/A
Mutual Shares Securities - Class 2                                        0.17%            N/A             6.01%
Neuberger Berman AMT Guardian                                             -8.25%           N/A             4.07%
Neuberger Berman AMT Mid Cap Growth                                      -31.02%           N/A             5.83%
Neuberger Berman AMT Partners                                             -9.55%           N/A            -0.43%
Oppenheimer Aggressive Growth                                            -37.54%           N/A            -11.54%
Oppenheimer Capital Appreciation                                         -19.14%           N/A            -0.99%
Oppenheimer Global Securities                                            -18.61%           N/A             5.75%
Oppenheimer Main Street Growth & Income                                  -16.76%           N/A            -9.22%
Oppenheimer Multiple Strategies                                           -4.58%           N/A             0.41%
Oppenheimer Strategic Bond                                                -1.99%           N/A             0.64%
Putnam Diversified Income                                                  N/A             N/A              N/A
Putnam Growth and Income                                                   N/A             N/A              N/A
Putnam Growth Opportunities                                                N/A             N/A              N/A
Putnam Health Sciences                                                     N/A             N/A              N/A
Putnam New Value                                                           N/A             N/A              N/A
Putnam Voyager ll                                                          N/A             N/A              N/A
STI Capital Appreciation                                                 -12.02%           N/A            -2.03%
STI Growth and Income                                                    -12.24%           N/A            -2.77%
STI International Equity                                                 -23.89%           N/A            -14.34%
STI Investment Grade Bond                                                 2.32%            N/A             3.87%
STI Mid-Cap Equity                                                        -4.09%           N/A            -5.96%
STI Quality Growth Stock                                                 -25.15%           N/A            -16.14%
STI Small Cap Value Equity                                                14.37%           N/A            17.64%
STI Value Income Stock                                                    -7.88%           N/A            -2.09%
Templeton Developing Markets - Class 2                                   -14.72%           N/A            -15.67%
Templeton Foreign Securities - Class 2                                   -22.51%           N/A            -7.24%
Templeton Global Income Securities - Class 2                              -4.56%           N/A            -0.14%
Templeton Growth Securities - Class 2                                     -8.04%           N/A             5.24%
Van Kampen UIF Core Plus Fixed Income                                     0.74%            N/A             3.47%
Van Kampen UIF Equity Growth                                             -21.64%           N/A             1.40%
Van Kampen UIF Global Value Equity                                       -13.69%           N/A             0.85%
Van Kampen UIF International Magnum                                      -25.75%           N/A            -5.83%
Van Kampen UIF Mid Cap Value                                              -9.86%           N/A             8.84%
Van Kampen UIF U.S. Real Estate                                           2.60%            N/A             8.04%
Van Kampen UIF Value                                                      -7.29%           N/A             3.52%


*The inception dates of the Variable Sub-Accounts appear in the table above.



(With the Enhanced Death and Income Benefit Combination Rider II for Contracts issued on or after September 22, 2000)

                             Average Annual Returns

                                                                                                           10 Years or
Variable Sub-Account                                                         1 Year         5 Years      Since Inception*
AIM V.I. Balanced Fund                                                      -18.06%           N/A            -0.36%
AIM V.I. Capital Appreciation                                               -29.72%           N/A             2.79%
AIM V.I. Core Equity                                                        -29.28%           N/A             0.96%
AIM V.I. Diversified Income                                                  -3.29%           N/A            -1.62%
AIM V.I. Global Utilities                                                   -34.29%           N/A            -0.60%
AIM V.I. Government Securities                                               -0.51%           N/A             2.79%
AIM V.I. Growth                                                             -40.15%           N/A            -3.61%
AIM V.I. High Yield                                                         -11.74%           N/A            -7.26%
AIM V.I. International Growth                                               -29.97%           N/A            -2.57%
AIM V.I. Premier Equity                                                     -19.18%           N/A             4.26%
Drefyus Socially Responsible Growth                                         -29.03%           N/A             1.92%
Dreyfus Stock Index                                                         -18.80%           N/A             2.97%
Dreyfus VIF - Growth & Income                                               -12.57%           N/A             3.00%
Dreyfus VIF - Money Market                                                   -2.91%           N/A             2.44%
Dreyfus VIF - Small Company Stock                                            -8.33%           N/A             2.56%
Federated Prime Money Fund II                                                -3.09%           N/A             1.11%
Fidelity VIP Contrafund                                                     -18.87%           N/A             6.53%
Fidelity VIP Equity-Income                                                  -11.70%           N/A             3.07%
Fidelity VIP Growth                                                         -24.18%           N/A             6.93%
Fidelity VIP High Income                                                    -18.36%           N/A            -8.24%
Fidelity VIP Index 500                                                      -18.72%           N/A            -13.40%
Fidelity VIP Overseas                                                       -27.64%           N/A            -23.45%
Franklin Small Cap - Class 2                                                -21.82%           N/A             0.68%
Goldman Sachs VIT Capital Growth                                            -21.05%           N/A             0.45%
Goldman Sachs VIT CORE Small Cap Equity                                      -2.37%           N/A             6.39%
Goldman Sachs VIT CORE U.S. Equity                                          -18.57%           N/A            -0.63%
Goldman Sachs VIT Global Income                                              -2.10%           N/A            -0.15%
Goldman Sachs VIT Growth and Income                                         -16.01%           N/A            -5.96%
Goldman Sachs VIT International Equity                                      -28.72%           N/A            -3.98%
MFS Emerging Growth                                                         -39.76%           N/A             4.66%
MFS Investors Trust                                                         -22.51%           N/A            -4.12%
MFS New Discovery                                                           -11.77%           N/A            18.43%
MFS Research                                                                -27.72%           N/A            -10.26%
MFS Utilities                                                                 N/A             N/A              N/A
Mutual Shares Securities - Class 2                                           0.11%            N/A             5.95%
Neuberger Berman AMT Guardian                                                -8.31%           N/A             4.01%
Neuberger Berman AMT Mid Cap Growth                                         -31.06%           N/A             5.76%
Neuberger Berman AMT Partners                                                -9.60%           N/A            -0.49%
Oppenheimer Aggressive Growth                                               -37.58%           N/A            -11.60%
Oppenheimer Capital Appreciation                                            -19.19%           N/A            -1.06%
Oppenheimer Global Securities                                               -18.66%           N/A             5.68%
Oppenheimer Main Street Growth & Income                                     -16.82%           N/A            -9.28%
Oppenheimer Multiple Strategies                                              -4.64%           N/A             0.35%
Oppenheimer Strategic Bond                                                   -2.06%           N/A             0.58%
Putnam Diversified Income                                                     N/A             N/A              N/A
Putnam Growth and Income                                                      N/A             N/A              N/A
Putnam Growth Opportunities                                                   N/A             N/A              N/A
Putnam Health Sciences                                                        N/A             N/A              N/A
Putnam New Value                                                              N/A             N/A              N/A
Putnam Voyager ll                                                             N/A             N/A              N/A
STI Capital Appreciation                                                    -12.08%           N/A            -2.10%
STI Growth and Income                                                       -12.30%           N/A            -2.83%
STI International Equity                                                    -23.94%           N/A            -14.39%
STI Investment Grade Bond                                                    2.25%            N/A             3.81%
STI Mid-Cap Equity                                                           -4.15%           N/A            -6.02%
STI Quality Growth Stock                                                    -25.20%           N/A            -16.20%
STI Small Cap Value Equity                                                   14.30%           N/A            17.57%
STI Value Income Stock                                                       -7.94%           N/A            -2.15%
Templeton Developing Markets - Class 2                                      -14.77%           N/A            -15.72%
Templeton Foreign Securities - Class 2                                      -22.56%           N/A            -7.30%
Templeton Global Income Securities - Class 2                                 -4.62%           N/A            -0.20%
Templeton Growth Securities - Class 2                                        -8.10%           N/A             5.17%
Van Kampen UIF Core Plus Fixed Income                                        0.68%            N/A             3.40%
Van Kampen UIF Equity Growth                                                -21.69%           N/A             1.33%
Van Kampen UIF Global Value Equity                                          -13.75%           N/A             0.79%
Van Kampen UIF International Magnum                                         -25.80%           N/A            -5.89%
Van Kampen UIF Mid Cap Value                                                 -9.92%           N/A             8.77%
Van Kampen UIF U.S. Real Estate                                              2.53%            N/A             7.97%
Van Kampen UIF Value                                                         -7.35%           N/A             3.45%


*The inception dates of the Variable Sub-Accounts appear in the table above.



NON-STANDARDIZED TOTAL RETURNS

From time to time, we also may quote average annual total returns that do not reflect the withdrawal charge. We calculate these "non-standardized total returns" in exactly the same way as the standardized total returns described above, except that we replace the ending redeemable value of the hypothetical account for the period with an ending redeemable value for the period that does not take into account any charges on amounts surrendered.

In addition, we may advertise the total return over different periods of time by means of aggregate, average, year-by-year or other types of total return figures. Such calculations would not reflect deductions for withdrawal charges which may be imposed on the Contracts which, if reflected, would reduce the performance quoted. The formula for computing such total return quotations involves a per unit change calculation. This calculation is based on the Accumulation Unit Value at the end of the defined period divided by the Accumulation Unit Value at the beginning of such period, minus 1. The periods included in such advertisements are "year-to-date" (prior calendar year end to the day of the advertisement); "year to most recent quarter" (prior calendar year end to the end of the most recent quarter); "the prior calendar year"; "'n' most recent Calendar Years"; and "Inception (commencement of the Sub-account's operation) to date" (day of the advertisement).

The non-standardized total returns for the Variable Sub-Accounts for the periods ended December 31, 2000 are set out below. No non-standardized total returns are shown for the Dreyfus VIF Money Market Variable Sub-Account.

The non-standardized performance figures for the Franklin Small Cap (Class 2),
Mutual Shares Securities (Class 2), Templeton Global Income Securities (Class
2), and Templeton Growth Securities (Class 2) Variable Sub-Accounts (i.e., the new Variable Sub-Accounts) reflect the performance of predecessor Variable
Sub-Accounts for the period from December 17, 1999, the
 date of inception of the predecessor Variable Accounts to May 1, 2000 (the date the predecessor Sub-Accounts, for administrative convenience, merged into the new Variable Sub-Accounts).


Effective May 1, 2002,  AIM V.I.  Growth and Income Fund changed its name to AIM
V.I. Core Equity Fund.

Effective May 1, 2002,  AIM V.I.  International  Equity Fund changed its name to
AIM V.I. International Growth Fund.

Effective May 1, 2002, AIM V.I. Value Fund changed its name to AIM V.I.  Premier
Equity Fund.




                           Enhanced Provider Contracts

(Without the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit
Combination  Rider, or the Enhanced Death and Income Benefit  Combination  Rider
II)


                             Average Annual Returns
                                                                                      5 Years       10 Years or
Variable Sub-Account                                                  1 Year                      Since Inception*
AIM V.I. Balanced Fund                                               -12.44%            N/A            1.58%
AIM V.I. Capital Appreciation                                        -24.16%            N/A            4.35%
AIM V.I. Core Equity                                                 -23.72%            N/A            2.56%
AIM V.I. Diversified Income                                           2.40%             N/A            0.08%
AIM V.I. Global Utilities                                            -28.76%            N/A            1.05%
AIM V.I. Government Securities                                        5.19%             N/A            4.37%
AIM V.I. Growth                                                      -34.65%            N/A            -1.88%
AIM V.I. High Yield                                                   -6.09%            N/A            -5.13%
AIM V.I. International Growth                                        -24.41%            N/A            -0.86%
AIM V.I. Premier Equity                                              -13.57%            N/A            5.79%
Drefyus Socially Responsible Growth                                  -23.47%            N/A            3.20%
Dreyfus Stock Index                                                  -13.19%            N/A            4.53%
Dreyfus VIF - Growth & Income                                         -6.93%            N/A            4.26%
Dreyfus VIF - Money Market                                            2.78%             N/A            3.72%
Dreyfus VIF - Small Company Stock                                     -2.66%            N/A            3.84%
Federated Prime Money Fund II                                         2.60%             N/A            3.64%
Fidelity VIP Contrafund                                              -13.25%            N/A            7.72%
Fidelity VIP Equity-Income                                            -6.05%            N/A            4.64%
Fidelity VIP Growth                                                  -18.60%            N/A            8.30%
Fidelity VIP High Income                                             -12.75%            N/A            -6.69%
Fidelity VIP Index 500                                               -13.11%            N/A            -9.91%
Fidelity VIP Overseas                                                -22.07%            N/A           -19.64%
Franklin Small Cap - Class 2                                         -16.22%            N/A            3.20%
Goldman Sachs VIT Capital Growth                                     -15.45%            N/A            2.36%
Goldman Sachs VIT CORE Small Cap Equity                               3.33%             N/A            8.19%
Goldman Sachs VIT CORE U.S. Equity                                   -12.95%            N/A            1.31%
Goldman Sachs VIT Global Income                                       3.60%             N/A            1.79%
Goldman Sachs VIT Growth and Income                                  -10.38%            N/A            -3.87%
Goldman Sachs VIT International Equity                               -23.15%            N/A            -1.96%
MFS Emerging Growth                                                  -34.25%            N/A            5.87%
MFS Investors Trust                                                  -16.92%            N/A            -2.09%
MFS New Discovery                                                     -6.12%            N/A            20.03%
MFS Research                                                         -22.16%            N/A            -7.50%
MFS Utilities                                                          N/A              N/A             N/A
Mutual Shares Securities - Class 2                                    5.81%             N/A            8.40%
Neuberger Berman AMT Guardian                                         -2.64%            N/A            5.85%
Neuberger Berman AMT Mid Cap Growth                                  -25.51%            N/A            7.56%
Neuberger Berman AMT Partners                                         -3.95%            N/A            1.46%
Oppenheimer Aggressive Growth                                        -32.06%            N/A            -8.82%
Oppenheimer Capital Appreciation                                     -13.58%            N/A            1.51%
Oppenheimer Global Securities                                        -13.05%            N/A            8.13%
Oppenheimer Main Street Growth & Income                              -11.19%            N/A            -6.54%
Oppenheimer Multiple Strategies                                       1.04%             N/A            3.53%
Oppenheimer Strategic Bond                                            3.64%             N/A            3.13%
Putnam Diversified Income                                              N/A              N/A             N/A
Putnam Growth and Income                                               N/A              N/A             N/A
Putnam Growth Opportunities                                            N/A              N/A             N/A
Putnam Health Sciences                                                 N/A              N/A             N/A
Putnam New Value                                                       N/A              N/A             N/A
Putnam Voyager ll                                                      N/A              N/A             N/A
STI Capital Appreciation                                              -6.34%            N/A            0.49%
STI Growth and Income                                                 -6.65%            N/A            0.42%
STI International Equity                                             -18.35%            N/A           -10.87%
STI Investment Grade Bond                                             7.97%             N/A            6.93%
STI Mid-Cap Equity                                                    1.54%             N/A            -2.70%
STI Quality Growth Stock                                             -19.62%            N/A           -12.62%
STI Small Cap Value Equity                                            20.08%            N/A            20.48%
STI Value Income Stock                                                -2.27%            N/A            0.45%
Templeton Developing Markets - Class 2                                -9.14%            N/A           -12.83%
Templeton Foreign Securities - Class 2                               -16.96%            N/A            -4.61%
Templeton Global Income Securities - Class 2                          1.06%             N/A            2.98%
Templeton Growth Securities - Class 2                                 -2.44%            N/A            7.64%
Van Kampen UIF Core Plus Fixed Income                                 6.39%             N/A            5.27%
Van Kampen UIF Equity Growth                                         -16.09%            N/A            3.22%
Van Kampen UIF Global Value Equity                                    -8.11%            N/A            2.70%
Van Kampen UIF International Magnum                                  -20.22%            N/A            -3.81%
Van Kampen UIF Mid Cap Value                                          -4.26%            N/A            10.53%
Van Kampen UIF U.S. Real Estate                                       8.25%             N/A            9.75%
Van Kampen UIF Value                                                  -1.68%            N/A            5.31%



*The inception dates of the Variable Sub-Accounts appear in the table under "Standardized Total Returns."


(With the Enhanced Death Benefit Rider)

                             Average Annual Returns
                                                                                         10 Years or
Variable Sub-Account                                       1 Year         5 Years      Since Inception*
AIM V.I. Balanced Fund                                    -12.64%           N/A             1.35%
AIM V.I. Capital Appreciation                             -24.33%           N/A             4.12%
AIM V.I. Core Equity                                      -23.89%           N/A             2.34%
AIM V.I. Diversified Income                                2.17%            N/A            -0.14%
AIM V.I. Global Utilities                                 -28.91%           N/A             0.83%
AIM V.I. Government Securities                             4.96%            N/A             4.14%
AIM V.I. Growth                                           -34.79%           N/A            -2.10%
AIM V.I. High Yield                                        -6.30%           N/A            -5.34%
AIM V.I. International Growth                             -24.58%           N/A            -1.08%
AIM V.I. Premier Equity                                   -13.76%           N/A             5.56%
Drefyus Socially Responsible Growth                       -23.64%           N/A             2.97%
Dreyfus Stock Index                                       -13.38%           N/A             4.30%
Dreyfus VIF - Growth & Income                              -7.13%           N/A             4.03%
Dreyfus VIF - Money Market                                 2.55%            N/A             3.49%
Dreyfus VIF - Small Company Stock                          -2.88%           N/A             3.61%
Federated Prime Money Fund II                              2.37%            N/A             3.42%
Fidelity VIP Contrafund                                   -13.45%           N/A             7.48%
Fidelity VIP Equity-Income                                 -6.26%           N/A             4.41%
Fidelity VIP Growth                                       -18.78%           N/A             8.06%
Fidelity VIP High Income                                  -12.94%           N/A            -6.90%
Fidelity VIP Index 500                                    -13.30%           N/A            -10.10%
Fidelity VIP Overseas                                     -22.25%           N/A            -19.82%
Franklin Small Cap - Class 2                              -16.41%           N/A             2.97%
Goldman Sachs VIT Capital Growth                          -15.63%           N/A             2.14%
Goldman Sachs VIT CORE Small Cap Equity                    3.10%            N/A             7.95%
Goldman Sachs VIT CORE U.S. Equity                        -13.15%           N/A             1.09%
Goldman Sachs VIT Global Income                            3.37%            N/A             1.57%
Goldman Sachs VIT Growth and Income                       -10.58%           N/A            -4.08%
Goldman Sachs VIT International Equity                    -23.33%           N/A            -2.18%
MFS Emerging Growth                                       -34.40%           N/A             5.64%
MFS Investors Trust                                       -17.10%           N/A            -2.30%
MFS New Discovery                                          -6.33%           N/A            19.77%
MFS Research                                              -22.33%           N/A            -7.71%
MFS Utilities                                               N/A             N/A              N/A
Mutual Shares Securities - Class 2                         5.58%            N/A             8.17%
Neuberger Berman AMT Guardian                              -2.86%           N/A             5.62%
Neuberger Berman AMT Mid Cap Growth                       -25.68%           N/A             7.32%
Neuberger Berman AMT Partners                              -4.16%           N/A             1.23%
Oppenheimer Aggressive Growth                             -32.21%           N/A            -9.02%
Oppenheimer Capital Appreciation                          -13.77%           N/A             1.28%
Oppenheimer Global Securities                             -13.24%           N/A             7.89%
Oppenheimer Main Street Growth & Income                   -11.39%           N/A            -6.75%
Oppenheimer Multiple Strategies                            0.82%            N/A             3.31%
Oppenheimer Strategic Bond                                 3.41%            N/A             2.90%
Putnam Diversified Income                                   N/A             N/A              N/A
Putnam Growth and Income                                    N/A             N/A              N/A
Putnam Growth Opportunities                                 N/A             N/A              N/A
Putnam Health Sciences                                      N/A             N/A              N/A
Putnam New Value                                            N/A             N/A              N/A
Putnam Voyager ll                                           N/A             N/A              N/A
STI Capital Appreciation                                   -6.64%           N/A             0.27%
STI Growth and Income                                      -6.86%           N/A             0.20%
STI International Equity                                  -18.53%           N/A            -11.07%
STI Investment Grade Bond                                  7.73%            N/A             6.70%
STI Mid-Cap Equity                                         1.31%            N/A            -2.92%
STI Quality Growth Stock                                  -19.80%           N/A            -12.82%
STI Small Cap Value Equity                                 19.82%           N/A            20.22%
STI Value Income Stock                                     -2.49%           N/A             0.23%
Templeton Developing Markets - Class 2                     -9.34%           N/A            -13.02%
Templeton Foreign Securities - Class 2                    -17.15%           N/A            -4.82%
Templeton Global Income Securities - Class 2               0.84%            N/A             2.76%
Templeton Growth Securities - Class 2                      -2.65%           N/A             7.40%
Van Kampen UIF Core Plus Fixed Income                      6.15%            N/A             5.04%
Van Kampen UIF Equity Growth                              -16.27%           N/A             3.00%
Van Kampen UIF Global Value Equity                         -8.31%           N/A             2.48%
Van Kampen UIF International Magnum                       -20.40%           N/A            -4.02%
Van Kampen UIF Mid Cap Value                               -4.47%           N/A            10.28%
Van Kampen UIF U.S. Real Estate                            8.01%            N/A             9.51%
Van Kampen UIF Value                                       -1.89%           N/A             5.08%

*The inception dates of the Variable Sub-Accounts appear in the first table under "Standardized Total Returns."


(With the Enhanced Death and Income Benefit Combination Rider (for Contracts issued before September 22, 2000))

                             Average Annual Returns


                                                                                                        10 Years or
Variable Sub-Account                                                      1 Year         5 Years      Since Inception*
AIM V.I. Balanced Fund                                                   -12.83%           N/A             1.13%
AIM V.I. Capital Appreciation                                            -24.50%           N/A             3.89%
AIM V.I. Core Equity                                                     -24.06%           N/A             2.11%
AIM V.I. Diversified Income                                               1.95%            N/A            -0.36%
AIM V.I. Global Utilities                                                -29.07%           N/A             0.61%
AIM V.I. Government Securities                                            4.73%            N/A             3.91%
AIM V.I. Growth                                                          -34.93%           N/A            -2.31%
AIM V.I. High Yield                                                       -6.50%           N/A            -5.55%
AIM V.I. International Growth                                            -24.75%           N/A            -1.30%
AIM V.I. Premier Equity                                                  -13.95%           N/A             5.33%
Drefyus Socially Responsible Growth                                      -23.80%           N/A             2.74%
Dreyfus Stock Index                                                      -13.57%           N/A             4.07%
Dreyfus VIF - Growth & Income                                             -7.34%           N/A             3.80%
Dreyfus VIF - Money Market                                                2.32%            N/A             3.26%
Dreyfus VIF - Small Company Stock                                         -3.09%           N/A             3.38%
Federated Prime Money Fund II                                             2.15%            N/A             3.19%
Fidelity VIP Contrafund                                                  -13.64%           N/A             7.25%
Fidelity VIP Equity-Income                                                -6.46%           N/A             4.18%
Fidelity VIP Growth                                                      -18.96%           N/A             7.83%
Fidelity VIP High Income                                                 -13.13%           N/A            -7.10%
Fidelity VIP Index 500                                                   -13.50%           N/A            -10.30%
Fidelity VIP Overseas                                                    -22.42%           N/A            -20.00%
Franklin Small Cap - Class 2                                             -16.59%           N/A             2.75%
Goldman Sachs VIT Capital Growth                                         -15.82%           N/A             1.91%
Goldman Sachs VIT CORE Small Cap Equity                                   2.87%            N/A             7.71%
Goldman Sachs VIT CORE U.S. Equity                                       -13.34%           N/A             0.87%
Goldman Sachs VIT Global Income                                           3.14%            N/A             1.34%
Goldman Sachs VIT Growth and Income                                      -10.78%           N/A            -4.29%
Goldman Sachs VIT International Equity                                   -23.49%           N/A            -2.39%
MFS Emerging Growth                                                      -34.54%           N/A             5.41%
MFS Investors Trust                                                      -17.29%           N/A            -2.52%
MFS New Discovery                                                         -6.54%           N/A            19.51%
MFS Research                                                             -22.50%           N/A            -7.91%
MFS Utilities                                                              N/A             N/A              N/A
Mutual Shares Securities - Class 2                                        5.35%            N/A             7.93%
Neuberger Berman AMT Guardian                                             -3.07%           N/A             5.38%
Neuberger Berman AMT Mid Cap Growth                                      -25.84%           N/A             7.09%
Neuberger Berman AMT Partners                                             -4.37%           N/A             1.01%
Oppenheimer Aggressive Growth                                            -32.36%           N/A            -9.22%
Oppenheimer Capital Appreciation                                         -13.96%           N/A             1.06%
Oppenheimer Global Securities                                            -13.43%           N/A             7.66%
Oppenheimer Main Street Growth & Income                                  -11.59%           N/A            -6.95%
Oppenheimer Multiple Strategies                                           0.60%            N/A             3.08%
Oppenheimer Strategic Bond                                                3.18%            N/A             2.67%
Putnam Diversified Income                                                  N/A             N/A              N/A
Putnam Growth and Income                                                   N/A             N/A              N/A
Putnam Growth Opportunities                                                N/A             N/A              N/A
Putnam Health Sciences                                                     N/A             N/A              N/A
Putnam New Value                                                           N/A             N/A              N/A
Putnam Voyager ll                                                          N/A             N/A              N/A
STI Capital Appreciation                                                  -6.85%           N/A             0.05%
STI Growth and Income                                                     -7.07%           N/A            -0.02%
STI International Equity                                                 -18.71%           N/A            -11.26%
STI Investment Grade Bond                                                 7.49%            N/A             6.46%
STI Mid-Cap Equity                                                        1.09%            N/A            -3.13%
STI Quality Growth Stock                                                 -19.97%           N/A            -13.01%
STI Small Cap Value Equity                                                19.55%           N/A            19.96%
STI Value Income Stock                                                    -2.70%           N/A             0.01%
Templeton Developing Markets - Class 2                                    -9.54%           N/A            -13.21%
Templeton Foreign Securities - Class 2                                   -17.33%           N/A            -5.03%
Templeton Global Income Securities - Class 2                              0.62%            N/A             2.53%
Templeton Growth Securities - Class 2                                     -2.87%           N/A             7.16%
Van Kampen UIF Core Plus Fixed Income                                     5.92%            N/A             4.81%
Van Kampen UIF Equity Growth                                             -16.46%           N/A             2.77%
Van Kampen UIF Global Value Equity                                        -8.52%           N/A             2.25%
Van Kampen UIF International Magnum                                      -20.57%           N/A            -4.23%
Van Kampen UIF Mid Cap Value                                              -4.69%           N/A            10.04%
Van Kampen UIF U.S. Real Estate                                           7.77%            N/A             9.27%
Van Kampen UIF Value                                                      -2.11%           N/A             4.85%



*The inception dates of the Variable Sub-Accounts appear in the first table under "Standardized Total Returns."


(With the Enhanced Death and Income Benefit Combination Rider II (for Contracts issued on or after September 22, 2000))

                             Average Annual Returns

                                                                                                           10 Years or
Variable Sub-Account                                                         1 Year         5 Years      Since Inception*
AIM V.I. Balanced Fund                                                      -12.88%           N/A             1.07%
AIM V.I. Capital Appreciation                                               -24.54%           N/A             3.83%
AIM V.I. Core Equity                                                        -24.10%           N/A             2.05%
AIM V.I. Diversified Income                                                  1.89%            N/A            -0.42%
AIM V.I. Global Utilities                                                   -29.11%           N/A             0.55%
AIM V.I. Government Securities                                               4.66%            N/A             3.85%
AIM V.I. Growth                                                             -34.97%           N/A            -2.37%
AIM V.I. High Yield                                                          -6.56%           N/A            -5.60%
AIM V.I. International Growth                                               -24.79%           N/A            -1.36%
AIM V.I. Premier Equity                                                     -14.00%           N/A             5.27%
Drefyus Socially Responsible Growth                                         -23.85%           N/A             2.68%
Dreyfus Stock Index                                                         -13.63%           N/A             4.01%
Dreyfus VIF - Growth & Income                                                -7.40%           N/A             3.74%
Dreyfus VIF - Money Market                                                   2.26%            N/A             3.20%
Dreyfus VIF - Small Company Stock                                            -3.15%           N/A             3.32%
Federated Prime Money Fund II                                                2.09%            N/A             3.13%
Fidelity VIP Contrafund                                                     -13.69%           N/A             7.18%
Fidelity VIP Equity-Income                                                   -6.52%           N/A             4.12%
Fidelity VIP Growth                                                         -19.01%           N/A             7.76%
Fidelity VIP High Income                                                    -13.18%           N/A            -7.16%
Fidelity VIP Index 500                                                      -13.55%           N/A            -10.35%
Fidelity VIP Overseas                                                       -22.47%           N/A            -20.04%
Franklin Small Cap - Class 2                                                -16.65%           N/A             2.69%
Goldman Sachs VIT Capital Growth                                            -15.87%           N/A             1.85%
Goldman Sachs VIT CORE Small Cap Equity                                      2.81%            N/A             7.65%
Goldman Sachs VIT CORE U.S. Equity                                          -13.39%           N/A             0.81%
Goldman Sachs VIT Global Income                                              3.08%            N/A             1.28%
Goldman Sachs VIT Growth and Income                                         -10.83%           N/A            -4.34%
Goldman Sachs VIT International Equity                                      -23.54%           N/A            -2.45%
MFS Emerging Growth                                                         -34.58%           N/A             5.34%
MFS Investors Trust                                                         -17.34%           N/A            -2.58%
MFS New Discovery                                                            -6.59%           N/A            19.43%
MFS Research                                                                -22.55%           N/A            -7.96%
MFS Utilities                                                                 N/A             N/A              N/A
Mutual Shares Securities - Class 2                                           5.28%            N/A             7.87%
Neuberger Berman AMT Guardian                                                -3.13%           N/A             5.32%
Neuberger Berman AMT Mid Cap Growth                                         -25.89%           N/A             7.02%
Neuberger Berman AMT Partners                                                -4.43%           N/A             0.95%
Oppenheimer Aggressive Growth                                               -32.40%           N/A            -9.27%
Oppenheimer Capital Appreciation                                            -14.02%           N/A             1.00%
Oppenheimer Global Securities                                               -13.49%           N/A             7.59%
Oppenheimer Main Street Growth & Income                                     -11.64%           N/A            -7.01%
Oppenheimer Multiple Strategies                                              0.54%            N/A             3.02%
Oppenheimer Strategic Bond                                                   3.12%            N/A             2.61%
Putnam Diversified Income                                                     N/A             N/A              N/A
Putnam Growth and Income                                                      N/A             N/A              N/A
Putnam Growth Opportunities                                                   N/A             N/A              N/A
Putnam Health Sciences                                                        N/A             N/A              N/A
Putnam New Value                                                              N/A             N/A              N/A
Putnam Voyager ll                                                             N/A             N/A              N/A
STI Capital Appreciation                                                     -6.90%           N/A            -0.01%
STI Growth and Income                                                        -7.12%           N/A            -0.08%
STI International Equity                                                    -18.76%           N/A            -11.31%
STI Investment Grade Bond                                                    7.43%            N/A             6.40%
STI Mid-Cap Equity                                                           1.03%            N/A            -3.19%
STI Quality Growth Stock                                                    -20.02%           N/A            -13.06%
STI Small Cap Value Equity                                                   19.48%           N/A            19.88%
STI Value Income Stock                                                       -2.76%           N/A            -0.05%
Templeton Developing Markets - Class 2                                       -9.59%           N/A            -13.26%
Templeton Foreign Securities - Class 2                                      -17.38%           N/A            -5.09%
Templeton Global Income Securities - Class 2                                 0.56%            N/A             2.47%
Templeton Growth Securities - Class 2                                        -2.93%           N/A             7.10%
Van Kampen UIF Core Plus Fixed Income                                        5.86%            N/A             4.74%
Van Kampen UIF Equity Growth                                                -16.51%           N/A             2.71%
Van Kampen UIF Global Value Equity                                           -8.57%           N/A             2.19%
Van Kampen UIF International Magnum                                         -20.62%           N/A            -4.29%
Van Kampen UIF Mid Cap Value                                                 -4.74%           N/A             9.97%
Van Kampen UIF U.S. Real Estate                                              7.71%            N/A             9.20%
Van Kampen UIF Value                                                         -2.17%           N/A             4.79%

*The inception dates of the Variable Sub-Accounts appear in the first table under "Standardized Total Returns." Performance for periods prior to the date we first offered the Enhanced Death and Income Benefit Combination Rider II are based on the historical performance of the Sub-Accounts adjusted to reflect the cost of this Rider.


ADJUSTED HISTORICAL TOTAL RETURNS

We may advertise the total return for periods prior to the date that the Variable Sub-Accounts commenced operations. We will calculate such "adjusted historical total returns" using the historical performance of the underlying
Portfolios and adjusting such performance to reflect the current level of charges that apply to the Variable Sub-Accounts under the Contract and the contract maintenance charge, but not the withdrawal charge.

The adjusted historical performance figures for the Franklin Small Cap (Class
2), Mutual Shares Securities (Class 2), Templeton Global Income Securities
(Class 2), and Templeton Growth Securities (Class 2) Variable Sub-Accounts are based on the historical performance of the Franklin Small Cap (Class 2), Mutual
Shares Securities (Class 2), Templeton Global Income Securities (Class 2), and
Templeton Growth Securities (Class 2) Portfolios, respectively. These figures do not reflect the performance of predecessor Variable Sub-Accounts prior to May 1, 2000.


Effective May 1, 2002,  AIM V.I.  Growth and Income Fund changed its name to AIM
V.I. Core Equity Fund.

Effective May 1, 2002,  AIM V.I.  International  Equity Fund changed its name to
AIM V.I. International Growth Fund.

Effective May 1, 2002, AIM V.I. Value Fund changed its name to AIM V.I.  Premier
Equity Fund.



The adjusted historical total returns for the Variable Sub-Accounts for the periods ended December 31, 2001 are set out below.


                           Enhanced Provider Contracts

The inception dates of the Portfolios are as follows:

AIM V.I. Balanced Fund                                    05/01/98
AIM V.I. Capital Appreciation                             05/05/93
AIM V.I. Core Equity                                      05/02/94
AIM V.I. Diversified Income                               05/05/93
AIM V.I. Global Utilities                                 05/02/94
AIM V.I. Government Securities                            05/05/93
AIM V.I. Growth                                           05/05/93
AIM V.I. High Yield                                       05/01/98
AIM V.I. International Growth                             05/05/93
AIM V.I. Premier Equity                                   05/05/93
Drefyus Socially Responsible Growth                       09/30/93
Dreyfus Stock Index                                       09/29/89
Dreyfus VIF - Growth & Income                             04/30/94
Dreyfus VIF - Money Market                                08/31/90
Dreyfus VIF - Small Company Stock                         05/01/96
Federated Prime Money Fund II                             11/21/94
Fidelity VIP Contrafund                                   01/03/95
Fidelity VIP Equity-Income                                10/23/86
Fidelity VIP Growth                                       10/09/86
Fidelity VIP High Income                                  09/19/85
Fidelity VIP Index 500                                    08/28/92
Fidelity VIP Overseas                                     01/29/87
Franklin Small Cap - Class 2                              10/31/95
Goldman Sachs VIT Capital Growth                          04/30/98
Goldman Sachs VIT CORE Small Cap Equity                   02/13/98
Goldman Sachs VIT CORE U.S. Equity                        02/13/98
Goldman Sachs VIT Global Income                           01/12/98
Goldman Sachs VIT Growth and Income                       01/12/98
Goldman Sachs VIT International Equity                    01/12/98
MFS Emerging Growth                                       07/24/95
MFS Investors Trust                                       10/09/95
MFS New Discovery                                         04/29/98
MFS Research                                              07/26/95
MFS Utilities                                             01/03/95
Mutual Shares Securities - Class 2                        11/08/96
Neuberger Berman AMT Guardian                             11/03/97
Neuberger Berman AMT Mid Cap Growth                       11/03/97
Neuberger Berman AMT Partners                             03/22/94
Oppenheimer Aggressive Growth                             08/15/86
Oppenheimer Capital Appreciation                          04/03/85
Oppenheimer Global Securities                             11/12/90
Oppenheimer Main Street Growth & Income                   07/05/95
Oppenheimer Multiple Strategies                           02/09/87
Oppenheimer Strategic Bond                                05/03/93
Putnam Diversified Income                                 09/15/93
Putnam Growth and Income                                  02/01/88
Putnam Growth Opportunities                               01/31/00
Putnam Health Sciences                                    04/30/98
Putnam New Value                                          01/02/97
Putnam Voyager ll                                         09/29/00
STI Capital Appreciation                                  10/02/95
STI Growth and Income                                     12/31/99
STI International Equity                                  11/07/96
STI Investment Grade Bond                                 10/02/95
STI Mid-Cap Equity                                        10/02/95
STI Quality Growth Stock                                  12/31/99
STI Small Cap Value Equity                                10/21/97
STI Value Income Stock                                    10/02/95
Templeton Developing Markets - Class 2                    03/04/96
Templeton Foreign Securities - Class 2                    05/01/92
Templeton Global Income Securities - Class 2              01/24/89
Templeton Growth Securities - Class 2                     03/15/94
Van Kampen UIF Core Plus Fixed Income                     01/02/97
Van Kampen UIF Equity Growth                              01/02/97
Van Kampen UIF Global Value Equity                        01/02/97
Van Kampen UIF International Magnum                       01/02/97
Van Kampen UIF Mid Cap Value                              01/02/97
Van Kampen UIF U.S. Real Estate                           03/04/97
Van Kampen UIF Value                                      01/02/97







                           Enhanced Provider Contracts

(Without the Enhanced Death Benefit Rider, the Enhanced Death and Income Benefit
Combination Rider or Enhanced Death and Income Benefit Rider II)

                             Average Annual Returns

                                                                                         10 Years or
Variable Sub-Account                                       1 Year         5 Years      Since Inception
AIM V.I. Balanced Fund                                    -17.62%           N/A             1.37%
AIM V.I. Capital Appreciation                             -29.34%          4.31%           10.41%
AIM V.I. Core Equity                                      -28.90%          5.59%           10.03%
AIM V.I. Diversified Income                                -2.78%          1.28%            3.77%
AIM V.I. Global Utilities                                 -33.93%          4.22%            6.96%
AIM V.I. Government Securities                             0.01%           4.44%            4.21%
AIM V.I. Growth                                           -39.82%          2.17%            7.51%
AIM V.I. High Yield                                       -11.26%           N/A            -8.97%
AIM V.I. International Growth                             -29.59%          -0.23%           5.57%
AIM V.I. Premier Equity                                   -18.75%          8.01%           12.06%
Drefyus Socially Responsible Growth                       -28.64%          5.73%           10.64%
Dreyfus Stock Index                                       -18.37%          8.65%           11.13%
Dreyfus VIF - Growth & Income                             -12.11%          5.38%           12.44%
Dreyfus VIF - Money Market                                 -2.40%          3.17%            3.44%
Dreyfus VIF - Small Company Stock                          -7.84%          4.53%            5.41%
Federated Prime Money Fund II                              -2.58%           N/A             7.08%
Fidelity VIP Contrafund                                   -18.43%          8.76%           14.39%
Fidelity VIP Equity-Income                                -11.23%          7.71%           12.42%
Fidelity VIP Growth                                       -23.77%          9.98%           12.04%
Fidelity VIP High Income                                  -17.92%          -5.39%           4.03%
Fidelity VIP Index 500                                    -18.29%          8.69%           12.05%
Fidelity VIP Overseas                                     -27.25%          1.01%            4.62%
Franklin Small Cap - Class 2                              -21.40%          8.73%           11.93%
Goldman Sachs VIT Capital Growth                          -20.62%           N/A             1.14%
Goldman Sachs VIT CORE Small Cap Equity                    -1.85%           N/A             0.86%
Goldman Sachs VIT CORE U.S. Equity                        -18.13%           N/A             0.87%
Goldman Sachs VIT Global Income                            -1.58%           N/A             1.71%
Goldman Sachs VIT Growth and Income                       -15.56%           N/A            -3.37%
Goldman Sachs VIT International Equity                    -28.33%           N/A            -0.63%
MFS Emerging Growth                                       -39.43%          6.95%           10.69%
MFS Investors Trust                                       -22.10%          5.60%            9.40%
MFS New Discovery                                         -11.30%           N/A            12.37%
MFS Research                                              -27.33%          4.95%            8.86%
MFS Utilities                                             -30.25%          7.47%           12.38%
Mutual Shares Securities - Class 2                         0.64%           8.37%            8.80%
Neuberger Berman AMT Guardian                              -7.82%           N/A             9.76%
Neuberger Berman AMT Mid Cap Growth                       -30.69%           N/A            12.49%
Neuberger Berman AMT Partners                              -9.12%          5.83%           11.06%
Oppenheimer Aggressive Growth                             -37.24%          5.37%           10.45%
Oppenheimer Capital Appreciation                          -18.76%          12.51%          13.84%
Oppenheimer Global Securities                             -18.23%          13.72%          12.56%
Oppenheimer Main Street Growth & Income                   -16.37%          5.02%           12.31%
Oppenheimer Multiple Strategies                            -4.13%          7.05%            8.89%
Oppenheimer Strategic Bond                                 -1.54%          2.64%            4.33%
Putnam Diversified Income                                  -2.85%          0.36%            2.89%
Putnam Growth and Income                                  -12.65%          6.24%           10.47%
Putnam Growth Opportunities                               -38.05%           N/A            -32.91%
Putnam Health Sciences                                    -25.85%           N/A             2.05%
Putnam New Value                                           -3.05%           N/A             7.76%
Putnam Voyager ll                                          -36.76           N/A            -47.26%
STI Capital Appreciation                                  -11.61%          11.64%          14.20%
STI Growth and Income                                     -11.83%           N/A            -1.77%
STI International Equity                                  -23.53%          0.63%            0.90%
STI Investment Grade Bond                                  2.79%           4.59%            4.71%
STI Mid-Cap Equity                                         -3.64%          6.59%            8.37%
STI Quality Growth Stock                                  -24.80%           N/A            -14.74%
STI Small Cap Value Equity                                 14.90%           N/A             1.50%
STI Value Income Stock                                     -7.45%          6.37%            9.26%
Templeton Developing Markets - Class 2                    -14.31%         -13.82%          -13.11%
Templeton Foreign Securities - Class 2                    -22.14%          2.90%            8.20%
Templeton Global Income Securities - Class 2               -4.11%          0.03%            2.86%
Templeton Growth Securities - Class 2                      -7.62%          6.60%            8.56%
Van Kampen UIF Core Plus Fixed Income                      1.21%            N/A             5.41%
Van Kampen UIF Equity Growth                              -21.26%           N/A             8.85%
Van Kampen UIF Global Value Equity                        -13.29%           N/A             6.16%
Van Kampen UIF International Magnum                       -25.40%           N/A            -1.31%
Van Kampen UIF Mid Cap Value                               -9.44%           N/A            14.25%
Van Kampen UIF U.S. Real Estate                            3.07%            N/A             5.86%
Van Kampen UIF Value                                       -6.85%           N/A             5.88%



*The inception dates of the portfolios appear in the first table under "Adjusted
Historical Total Returns."

(1)The Portfolios' Class IB shares ("12b-1 class") corresponding to the Putnam Diversified Income and Growth and the Income Variable Sub-Accounts were first offered on April 6, 1998, those corresponding to the Health Sciences and the New Value Variable Sub-Accounts were first offered on April 30, 1998, those corresponding to the Growth Opportunities Variable Sub-Account were first offered on January 31, 2000, and those corresponding to the Putnam Voyager II
Variable Sub-Account were first offered on September 1, 2000, respectively. For periods prior to these dates, the performance shown is based on the historical performance of the Portfolios' Class IA shares ("non-12b-1 class"), adjusted to reflect the current expense of the Portfolios' 12b-1 class. The inception dates for the Portfolios are as shown above.




(With the Enhanced Death Benefit Rider)*


                             Average Annual Returns
                                                                                         10 Years or
Variable Sub-Account                                       1 Year         5 Years      Since Inception**
AIM V.I. Balanced Fund                                    -17.81%           N/A             1.14%
AIM V.I. Capital Appreciation                             -29.51%          4.07%           10.17%
AIM V.I. Core Equity                                      -29.07%          5.35%            9.79%
AIM V.I. Diversified Income                                -3.00%          1.05%            3.54%
AIM V.I. Global Utilities                                 -34.09%          3.98%            6.73%
AIM V.I. Government Securities                             -0.22%          4.21%            3.98%
AIM V.I. Growth                                           -39.97%          1.94%            7.28%
AIM V.I. High Yield                                       -11.47%           N/A            -9.19%
AIM V.I. International Growth                             -29.76%          -0.45%           5.34%
AIM V.I. Premier Equity                                   -18.94%          7.76%           11.81%
Drefyus Socially Responsible Growth                       -28.81%          5.49%           10.40%
Dreyfus Stock Index                                       -18.56%          8.41%           10.89%
Dreyfus VIF - Growth & Income                             -12.31%          5.14%           12.20%
Dreyfus VIF - Money Market                                 -2.63%          2.94%            3.21%
Dreyfus VIF - Small Company Stock                          -8.06%          4.30%            5.17%
Federated Prime Money Fund II                              -2.80%          2.87%            6.84%
Fidelity VIP Contrafund                                   -18.62%          8.52%           14.14%
Fidelity VIP Equity-Income                                -11.43%          7.47%           12.17%
Fidelity VIP Growth                                       -23.95%          9.74%           11.79%
Fidelity VIP High Income                                  -18.12%          -5.60%           3.80%
Fidelity VIP Index 500                                    -18.48%          8.45%           11.80%
Fidelity VIP Overseas                                     -27.42%          0.78%            4.39%
Franklin Small Cap - Class 2                              -21.59%          8.48%           11.69%
Goldman Sachs VIT Capital Growth                          -20.81%           N/A             0.91%
Goldman Sachs VIT CORE Small Cap Equity                    -2.08%           N/A             0.63%
Goldman Sachs VIT CORE U.S. Equity                        -18.32%           N/A             0.64%
Goldman Sachs VIT Global Income                            -1.81%           N/A             1.48%
Goldman Sachs VIT Growth and Income                       -15.75%           N/A            -3.60%
Goldman Sachs VIT International Equity                    -28.50%           N/A            -0.86%
MFS Emerging Growth                                       -39.58%          6.71%           10.45%
MFS Investors Trust                                       -22.28%          5.36%            9.16%
MFS New Discovery                                         -11.50%           N/A            12.12%
MFS Research                                              -27.51%          4.71%            8.62%
MFS Utilities                                             -30.42%          7.23%           12.14%
Mutual Shares Securities - Class 2                         0.40%           8.13%            8.55%
Neuberger Berman AMT Guardian                              -8.03%           N/A             9.52%
Neuberger Berman AMT Mid Cap Growth                       -30.85%           N/A            12.24%
Neuberger Berman AMT Partners                              -9.33%          5.59%           10.81%
Oppenheimer Aggressive Growth                             -37.39%          5.13%           10.21%
Oppenheimer Capital Appreciation                          -18.95%          12.26%          13.59%
Oppenheimer Global Securities                             -18.42%          13.47%          12.31%
Oppenheimer Main Street Growth & Income                   -16.57%          4.78%           12.06%
Oppenheimer Multiple Strategies                            -4.36%          6.81%            8.65%
Oppenheimer Strategic Bond                                 -1.76%          2.41%            4.10%
Putnam Diversified Income                                  -3.08%          0.13%            2.66%
Putnam Growth and Income                                  -12.85%          6.01%           10.23%
Putnam Growth Opportunities                               -38.20%           N/A            -33.07%
Putnam Health Sciences                                    -26.03%           N/A             1.82%
Putnam New Value                                           -3.27%           N/A             7.52%
Putnam Voyager ll                                         -36.91%           N/A            -47.39%
STI Capital Appreciation                                  -11.82%          11.39%          13.95%
STI Growth and Income                                     -12.04%           N/A            -2.00%
STI International Equity                                  -23.71%          0.40%            0.67%
STI Investment Grade Bond                                  2.55%           4.36%            4.48%
STI Mid-Cap Equity                                         -3.86%          6.35%            8.13%
STI Quality Growth Stock                                  -24.97%           N/A            -14.93%
STI Small Cap Value Equity                                 14.64%           N/A             1.27%
STI Value Income Stock                                     -7.66%          6.13%            9.02%
Templeton Developing Markets - Class 2                    -14.52%         -14.02%          -13.31%
Templeton Foreign Securities - Class 2                    -22.32%          2.67%            7.96%
Templeton Global Income Securities - Class 2               -4.34%          -0.20%           2.63%
Templeton Growth Securities - Class 2                      -7.83%          6.36%            8.33%
Van Kampen UIF Core Plus Fixed Income                      0.98%            N/A             5.17%
Van Kampen UIF Equity Growth                              -21.45%           N/A             8.61%
Van Kampen UIF Global Value Equity                        -13.49%           N/A             5.92%
Van Kampen UIF International Magnum                       -25.57%           N/A            -1.54%
Van Kampen UIF Mid Cap Value                               -9.65%           N/A            14.00%
Van Kampen UIF U.S. Real Estate                            2.83%            N/A             5.62%
Van Kampen UIF Value                                       -7.07%           N/A             5.64%





*Performance figures have been adjusted to reflect the current charge for the Enhanced Death Benefit Rider as if that feature had been available throughout the periods shown.

**The inception dates of the portfolio appear in the first table under "Adjusted
Historical Total Returns."

(1) The Portfolios' Class IB shares ("12b-1 class")  corresponding to the Putnam
Diversified Income and Growth and the Income Variable Sub-Accounts were first offered on April 6, 1998, those corresponding to the Health Sciences and the New
Value Variable Sub-Accounts were first offered on April 30, 1998, those corresponding to the Growth Opportunities Variable Sub-Account were first offered on January 31, 2000, and those corresponding to the Putnam Voyager II
Variable Sub-Account were first offered on September 1, 2000, respectively. For periods prior to these dates, the performance shown is based on the historical performance of the Portfolios' Class IA shares ("non-12b-1 class"), adjusted to reflect the current expense of the Portfolios' 12b-1 class. The inception dates for the Portfolios are as shown above.





(With the Enhanced Death and Income Benefit Combination Rider for Contracts issued before September 22, 2000)*

                             Average Annual Returns
                                                                                         10 Years or
Variable Sub-Account                                       1 Year         5 Years      Since Inception**
AIM V.I. Balanced Fund                                    -18.01%           N/A             0.91%
AIM V.I. Capital Appreciation                             -29.68%          3.84%            9.93%
AIM V.I. Core Equity                                      -29.24%          5.11%            9.54%
AIM V.I. Diversified Income                                -3.23%          0.82%            3.31%
AIM V.I. Global Utilities                                 -34.25%          3.75%            6.49%
AIM V.I. Government Securities                             -0.45%          3.97%            3.75%
AIM V.I. Growth                                           -40.11%          1.71%            7.04%
AIM V.I. High Yield                                       -11.68%           N/A            -9.40%
AIM V.I. International Growth                             -29.92%          -0.68%           5.10%
AIM V.I. Premier Equity                                   -19.13%          7.52%           11.56%
Drefyus Socially Responsible Growth                       -28.98%          5.25%           10.16%
Dreyfus Stock Index                                       -18.75%          8.16%           10.65%
Dreyfus VIF - Growth & Income                             -12.52%          4.90%           11.95%
Dreyfus VIF - Money Market                                 -2.85%          2.71%            2.98%
Dreyfus VIF - Small Company Stock                          -8.27%          4.06%            4.94%
Federated Prime Money Fund II                              -3.03%          2.64%            6.61%
Fidelity VIP Contrafund                                   -18.81%          8.28%           13.89%
Fidelity VIP Equity-Income                                -11.64%          7.23%           11.93%
Fidelity VIP Growth                                       -24.13%          9.49%           11.55%
Fidelity VIP High Income                                  -18.31%          -5.82%           3.57%
Fidelity VIP Index 500                                    -18.67%          8.20%           11.56%
Fidelity VIP Overseas                                     -27.60%          0.55%            4.16%
Franklin Small Cap - Class 2                              -21.77%          8.24%           11.44%
Goldman Sachs VIT Capital Growth                          -21.00%           N/A             0.68%
Goldman Sachs VIT CORE Small Cap Equity                    -2.31%           N/A             0.40%
Goldman Sachs VIT CORE U.S. Equity                        -18.52%           N/A             0.41%
Goldman Sachs VIT Global Income                            -2.03%           N/A             1.25%
Goldman Sachs VIT Growth and Income                       -15.95%           N/A            -3.82%
Goldman Sachs VIT International Equity                    -28.67%           N/A            -1.09%
MFS Emerging Growth                                       -39.72%          6.48%           10.21%
MFS Investors Trust                                       -22.46%          5.13%            8.92%
MFS New Discovery                                         -11.71%           N/A            11.87%
MFS Research                                              -27.68%          4.48%            8.39%
MFS Utilities                                             -30.59%          6.99%           11.89%
Mutual Shares Securities - Class 2                         0.17%           7.88%            8.31%
Neuberger Berman AMT Guardian                              -8.25%           N/A             9.27%
Neuberger Berman AMT Mid Cap Growth                       -31.02%           N/A            11.99%
Neuberger Berman AMT Partners                              -9.55%          5.35%           10.57%
Oppenheimer Aggressive Growth                             -37.54%          4.89%            9.96%
Oppenheimer Capital Appreciation                          -19.14%          12.01%          13.34%
Oppenheimer Global Securities                             -18.61%          13.22%          12.06%
Oppenheimer Main Street Growth & Income                   -16.76%          4.54%           11.81%
Oppenheimer Multiple Strategies                            -4.58%          6.57%            8.41%
Oppenheimer Strategic Bond                                 -1.99%          2.18%            3.87%
Putnam Diversified Income                                  -3.31%          -0.10%           2.44%
Putnam Growth and Income                                  -13.05%          5.77%            9.99%
Putnam Growth Opportunities                               -38.35%           N/A            -33.23%
Putnam Health Sciences                                    -26.20%           N/A             1.59%
Putnam New Value                                           -3.50%           N/A             7.28%
Putnam Voyager ll                                         -37.06%           N/A            -47.52%
STI Capital Appreciation                                  -12.02%          11.14%          13.70%
STI Growth and Income                                     -12.24%           N/A            -2.22%
STI International Equity                                  -23.89%          0.18%            0.45%
STI Investment Grade Bond                                  2.32%           4.12%            4.25%
STI Mid-Cap Equity                                         -4.09%          6.11%            7.89%
STI Quality Growth Stock                                  -25.15%           N/A            -15.13%
STI Small Cap Value Equity                                 14.37%           N/A             1.04%
STI Value Income Stock                                     -7.88%          5.89%            8.78%
Templeton Developing Markets - Class 2                    -14.72%         -14.22%          -13.52%
Templeton Foreign Securities - Class 2                    -22.51%          2.44%            7.73%
Templeton Global Income Securities - Class 2               -4.56%          -0.43%           2.41%
Templeton Growth Securities - Class 2                      -8.04%          6.12%            8.09%
Van Kampen UIF Core Plus Fixed Income                      0.74%            N/A             4.94%
Van Kampen UIF Equity Growth                              -21.64%           N/A             8.36%
Van Kampen UIF Global Value Equity                        -13.69%           N/A             5.68%
Van Kampen UIF International Magnum                       -25.75%           N/A            -1.76%
Van Kampen UIF Mid Cap Value                               -9.86%           N/A            13.74%
Van Kampen UIF U.S. Real Estate                            2.60%            N/A             5.38%
Van Kampen UIF Value                                       -7.29%           N/A             5.40%



*Performance figures have been adjusted to reflect the current charge for the Enhanced Death and Income Benefit Combination Rider as if that feature had been available throughout the periods shown.


**The inception dates of the portfolios appear in the first table under "Adjusted Historical Total Returns."

(1) The Portfolios' Class IB shares ("12b-1 class")  corresponding to the Putnam
Diversified Income and Growth and the Income Variable Sub-Accounts were first offered on April 6, 1998, those corresponding to the Health Sciences and the New
Value Variable Sub-Accounts were first offered on April 30, 1998, those corresponding to the Growth Opportunities Variable Sub-Account were first offered on January 31, 2000, and those corresponding to the Putnam Voyager II
Variable Sub-Account were first offered on September 1, 2000, respectively. For periods prior to these dates, the performance shown is based on the historical performance of the Portfolios' Class IA shares ("non-12b-1 class"), adjusted to reflect the current expense of the Portfolios' 12b-1 class. The inception dates for the Portfolios are as shown above.







(With the Enhanced Death and Income Benefit Combination Rider II for Contracts issued on or after September 22, 2000)*

                             Average Annual Returns
                                                                                         10 Years or
Variable Sub-Account                                       1 Year         5 Years      Since Inception**
AIM V.I. Balanced Fund                                    -18.06%           N/A             0.85%
AIM V.I. Capital Appreciation                             -29.72%          3.77%            9.86%
AIM V.I. Core Equity                                      -29.28%          5.05%            9.48%
AIM V.I. Diversified Income                                -3.29%          0.76%            3.25%
AIM V.I. Global Utilities                                 -34.29%          3.68%            6.43%
AIM V.I. Government Securities                             -0.51%          3.91%            3.69%
AIM V.I. Growth                                           -40.15%          1.65%            6.98%
AIM V.I. High Yield                                       -11.74%           N/A            -9.46%
AIM V.I. International Growth                             -29.97%          -0.74%           5.04%
AIM V.I. Premier Equity                                   -19.18%          7.46%           11.50%
Drefyus Socially Responsible Growth                       -29.03%          5.19%           10.09%
Dreyfus Stock Index                                       -18.80%          8.10%           10.58%
Dreyfus VIF - Growth & Income                             -12.57%          4.84%           11.88%
Dreyfus VIF - Money Market                                 -2.91%          2.65%            2.92%
Dreyfus VIF - Small Company Stock                          -8.33%          4.00%            4.87%
Federated Prime Money Fund II                              -3.09%          2.58%            6.54%
Fidelity VIP Contrafund                                   -18.87%          8.21%           13.82%
Fidelity VIP Equity-Income                                -11.70%          7.17%           11.86%
Fidelity VIP Growth                                       -24.18%          9.42%           11.48%
Fidelity VIP High Income                                  -18.36%          -5.88%           3.51%
Fidelity VIP Index 500                                    -18.72%          8.14%           11.49%
Fidelity VIP Overseas                                     -27.64%          0.49%            4.10%
Franklin Small Cap - Class 2                              -21.82%          8.17%           11.37%
Goldman Sachs VIT Capital Growth                          -21.05%           N/A             0.62%
Goldman Sachs VIT CORE Small Cap Equity                    -2.37%           N/A             0.34%
Goldman Sachs VIT CORE U.S. Equity                        -18.57%           N/A             0.34%
Goldman Sachs VIT Global Income                            -2.10%           N/A             1.18%
Goldman Sachs VIT Growth and Income                       -16.01%           N/A            -3.88%
Goldman Sachs VIT International Equity                    -28.72%           N/A            -1.15%
MFS Emerging Growth                                       -39.76%          6.41%           10.14%
MFS Investors Trust                                       -22.51%          5.06%            8.85%
MFS New Discovery                                         -11.77%           N/A            11.80%
MFS Research                                              -27.72%          4.41%            8.32%
MFS Utilities                                             -30.63%          6.93%           11.82%
Mutual Shares Securities - Class 2                         0.11%           7.82%            8.25%
Neuberger Berman AMT Guardian                              -8.31%           N/A             9.20%
Neuberger Berman AMT Mid Cap Growth                       -31.06%           N/A            11.92%
Neuberger Berman AMT Partners                              -9.60%          5.29%           10.50%
Oppenheimer Aggressive Growth                             -37.58%          4.83%            9.90%
Oppenheimer Capital Appreciation                          -19.19%          11.94%          13.28%
Oppenheimer Global Securities                             -18.66%          13.15%          11.99%
Oppenheimer Main Street Growth & Income                   -16.82%          4.48%           11.75%
Oppenheimer Multiple Strategies                            -4.64%          6.51%            8.34%
Oppenheimer Strategic Bond                                 -2.06%          2.11%            3.81%
Putnam Diversified Income                                  -3.37%          -0.16%           2.38%
Putnam Growth and Income                                  -13.11%          5.70%            9.92%
Putnam Growth Opportunities                               -38.39%           N/A            -33.28%
Putnam Health Sciences                                    -26.25%           N/A             1.52%
Putnam New Value                                           -3.56%           N/A             7.21%
Putnam Voyager ll                                         -37.10%           N/A            -47.55%
STI Capital Appreciation                                  -12.08%          11.07%          13.63%
STI Growth and Income                                     -12.30%           N/A            -2.28%
STI International Equity                                  -23.94%          0.12%            0.39%
STI Investment Grade Bond                                  2.25%           4.06%            4.18%
STI Mid-Cap Equity                                         -4.15%          6.05%            7.83%
STI Quality Growth Stock                                  -25.20%           N/A            -15.19%
STI Small Cap Value Equity                                 14.30%           N/A             0.98%
STI Value Income Stock                                     -7.94%          5.83%            8.71%
Templeton Developing Markets - Class 2                    -14.77%         -14.27%          -13.57%
Templeton Foreign Securities - Class 2                    -22.56%          2.37%            7.66%
Templeton Global Income Securities - Class 2               -4.62%          -0.49%           2.35%
Templeton Growth Securities - Class 2                      -8.10%          6.06%            8.02%
Van Kampen UIF Core Plus Fixed Income                      0.68%            N/A             4.87%
Van Kampen UIF Equity Growth                              -21.69%           N/A             8.30%
Van Kampen UIF Global Value Equity                        -13.75%           N/A             5.61%
Van Kampen UIF International Magnum                       -25.80%           N/A            -1.82%
Van Kampen UIF Mid Cap Value                               -9.92%           N/A            13.67%
Van Kampen UIF U.S. Real Estate                            2.53%            N/A             5.32%
Van Kampen UIF Value                                       -7.35%           N/A             5.34%

*Performance figures have been adjusted to reflect the current charge for the Enhanced Death and Income Benefit Combination Rider II as if that feature had been available throughout the periods shown.

**The inception dates of the portfolios appear in the first table under "Adjusted Historical Total Returns."

(1) The Portfolios' Class IB shares ("12b-1 class")  corresponding to the Putnam
Diversified Income and Growth and the Income Variable Sub-Accounts were first offered on April 6, 1998, those corresponding to the Health Sciences and the New
Value Variable Sub-Accounts were first offered on April 30, 1998, those corresponding to the Growth Opportunities Variable Sub-Account were first offered on January 31, 2000, and those corresponding to the Putnam Voyager II
Variable Sub-Account were first offered on September 1, 2000, respectively. For periods prior to these dates, the performance shown is based on the historical performance of the Portfolios' Class IA shares ("non-12b-1 class"), adjusted to reflect the current expense of the Portfolios' 12b-1 class. The inception dates for the Portfolios are as shown above.








CALCULATION OF ACCUMULATION UNIT VALUES

The value of Accumulation Units will change each Valuation Period according to the investment performance of the Portfolio shares purchased by each Variable Sub-Account and the deduction of certain expenses and charges. A "Valuation Period" is the period from the end of one Valuation Date and continues to the end of the next Valuation Date. A Valuation Date ends at the close of regular trading on the New York Stock Exchange (currently 3:00 p.m. Central Time).

The Accumulation Unit Value of a Variable Sub-Account for any Valuation Period equals the Accumulation Unit Value as of the immediately preceding Valuation Period, multiplied by the Net Investment Factor (described below) for that Sub-Account for the current Valuation Period.

NET INVESTMENT FACTOR

The Net Investment Factor for a Valuation Period is a number representing the change, since the last Valuation Period, in the value of Sub-Account assets per Accumulation Unit due to investment income, realized or unrealized capital gain or loss, deductions for taxes, if any, and deductions for the mortality and expense risk charge and administrative expense charge. We determine the Net Investment Factor for each Variable Sub-Account for any Valuation Period by dividing (A) by (B) and subtracting (C) from the result, where:

       (A) is the sum of:

       (1) the net asset value per share of the Portfolio underlying the Variable Sub-Account determined at the end of the current Valuation Period; plus,

       (2) the per share amount of any dividend or capital gain distributions made by the Portfolio underlying the Variable Sub-Account during the current Valuation Period;

       (B) is the net asset value per share of the Portfolio underlying the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period; and

       (C) is the annualized mortality and expense risk and administrative expense charges divided by 365 and then multiplied by the number of calendar days in the current Valuation Period.

CALCULATION OF VARIABLE INCOME PAYMENTS

We calculate the amount of the first variable income payment under an Income Plan by applying the Contract Value allocated to each Variable Sub-Account less any applicable premium tax charge deducted at the time, to the income payment tables in the Contract. We divide the amount of the first variable annuity income payment by the Variable Sub-Account's then current Annuity Unit value to determine the number of annuity units ("Annuity Units") upon which later income payments will be based. To determine income payments after the first, we simply multiply the number of Annuity Units determined in this manner for each Variable Sub-Account by the then current Annuity Unit value ("Annuity Unit Value") for that Variable Sub-Account.

CALCULATION OF ANNUITY UNIT VALUES

Annuity Units in each Variable Sub-Account are valued separately and Annuity Unit Values will depend upon the investment experience of the particular Portfolio in which the Variable Sub-Account invests. We calculate the Annuity Unit Value for each Variable Sub-Account at the end of any Valuation Period by:

o multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Variable Sub-Account's Net Investment Factor (described in the preceding section) for the Period; and then

o dividing the product by the sum of 1.0 plus the assumed investment rate for the Valuation Period. The assumed investment rate is an effective annual rate of 3%.

The assumed investment rate adjusts for the interest rate assumed in the income payment tables used to determine the dollar amount of the first variable income payment, and is at an effective annual rate which is disclosed in the Contract.

We determine the amount of the first variable income payment paid under an Income Plan using the income payment tables set out in the Contracts. The Contracts include tables that differentiate on the basis of sex, except in states that require the use of unisex tables.

GENERAL MATTERS

INCONTESTABILITY

We will not contest the Contract after we issue it.

SETTLEMENTS

The Contract must be returned to us prior to any settlement. We must receive due proof of the Contract Owner(s) death (or Annuitant's death if there is a non-natural ContractOwner) before we will settle a death claim.

SAFEKEEPING OF THE VARIABLE ACCOUNT'S ASSETS

We hold title to the assets of the Variable Account. We keep the assets physically segregated and separate and apart from our general corporate assets. We maintain records of all purchases and redemptions of the Portfolio shares held by each of the Variable Sub-Accounts.

The Portfolios do not issue stock certificates. Therefore, we hold the Variable Account's assets in open account in lieu of stock certificates. See the Portfolios' prospectuses for a more complete description of the custodian of the Portfolios.

PREMIUM TAXES

Applicable premium tax rates depend on the Contract Owner's state of residency and the insurance laws and our status in those states where premium taxes are incurred. Premium tax rates may be changed by legislation, administrative interpretations, or judicial acts.

TAX RESERVES

We do not establish capital gains tax reserves for any Variable Sub-Account nor do we deduct charges for tax reserves because we believe that capital gains attributable to the Variable Account will not be taxable. However, we reserve the right to deduct charges to establish tax reserves for potential taxes on realized or unrealized capital gains.


EXPERTS


The financial statements of Glenbrook Life as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule that appear in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon thei authoirty as experts in acounting and auditing.


The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended that appear in this Statement of Additional Information have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon their report of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is, Two Prudential Plaza, 180 N. Stetson Avenue, Chicago, Illinois 60601.


FINANCIAL STATEMENTS

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended, the Financial Statements of Glenbrook Life as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement schedule accompanying Independent Auditors' Reports appear on the pages that follow. The financial statements of Glenbrook Life included herein should be considered only as bearing upon the ability of Glenbrook Life to meet its obligations under the Contracts.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
GLENBROOK LIFE AND ANNUITY COMPANY:

--------------------------------------------------------------------------------

We have audited the accompanying Statements of Financial Position of Glenbrook Life and Annuity Company (the "Company", an affiliate of The Allstate Corporation) as of December 31, 2001 and 2000, and the related Statements of Operations and Comprehensive Income, Shareholder's Equity and Cash Flows for each of the three years in the period ended December 31, 2001. Our audits also included Schedule IV--Reinsurance. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule IV--Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 20, 2002

                       GLENBROOK LIFE AND ANNUITY COMPANY

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
REVENUES
  Net investment income.....................................  $10,715    $10,808    $ 6,579
  Realized capital gains and losses.........................      435        419        312
                                                              -------    -------    -------
INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE............   11,150     11,227      6,891
Income Tax Expense..........................................    3,896      3,925      2,382
                                                              -------    -------    -------
NET INCOME..................................................    7,254      7,302      4,509
                                                              -------    -------    -------
OTHER COMPREHENSIVE INCOME (LOSS), AFTER-TAX
  Change in unrealized net capital gains and losses.........    1,633      3,603     (5,286)
                                                              -------    -------    -------
COMPREHENSIVE INCOME (LOSS).................................  $ 8,887    $10,905    $  (777)
                                                              =======    =======    =======

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY

                        STATEMENTS OF FINANCIAL POSITION

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
                                                              (IN THOUSANDS, EXCEPT PAR
                                                                     VALUE DATA)
ASSETS
Investments
  Fixed income securities, at fair value (amortized cost
   $154,154 and $139,819)...................................  $  160,974    $  144,127
  Short-term................................................       6,592         3,085
                                                              ----------    ----------
  Total investments.........................................     167,566       147,212
Cash........................................................          --        13,500
Reinsurance recoverable from Allstate Life Insurance
  Company, net..............................................   5,378,036     4,702,940
Other assets................................................       3,404         3,391
Separate Accounts...........................................   1,547,953     1,740,328
                                                              ----------    ----------
      TOTAL ASSETS..........................................  $7,096,959    $6,607,371
                                                              ==========    ==========
LIABILITIES
Contractholder funds........................................  $5,370,475    $4,696,846
Reserve for life-contingent contract benefits...............       7,561         6,094
Current income taxes payable................................       3,844         3,729
Deferred income taxes.......................................       2,610         1,842
Payable to affiliates, net..................................       2,198         5,101
Separate Accounts...........................................   1,547,953     1,740,328
                                                              ----------    ----------
      TOTAL LIABILITIES.....................................   6,934,641     6,453,940
                                                              ----------    ----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 8)

SHAREHOLDER'S EQUITY
Common stock, $500 par value, 10,000 shares authorized,
  5,000 shares issued and outstanding.......................       2,500         2,500
Additional capital paid-in..................................     119,241       119,241
Retained income.............................................      36,144        28,890
Accumulated other comprehensive income:
  Unrealized net capital gains and losses...................       4,433         2,800
                                                              ----------    ----------
      Total accumulated other comprehensive income..........       4,433         2,800
                                                              ----------    ----------
      TOTAL SHAREHOLDER'S EQUITY............................     162,318       153,431
                                                              ----------    ----------
      TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............  $7,096,959    $6,607,371
                                                              ==========    ==========

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
COMMON STOCK
Balance, beginning of year..................................  $  2,500   $  2,500   $  2,100
Issuance of stock...........................................        --         --        400
                                                              --------   --------   --------
Balance, end of year........................................     2,500      2,500      2,500
                                                              --------   --------   --------
ADDITIONAL CAPITAL PAID-IN
Balance, beginning of year..................................   119,241    119,241     69,641
Capital contribution........................................        --         --     49,600
                                                              --------   --------   --------
Balance, end of year........................................   119,241    119,241    119,241
                                                              --------   --------   --------
RETAINED INCOME
Balance, beginning of year..................................    28,890     21,588     17,079
Net income..................................................     7,254      7,302      4,509
                                                              --------   --------   --------
Balance, end of year........................................    36,144     28,890     21,588
                                                              --------   --------   --------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
Balance, beginning of year..................................     2,800       (803)     4,483
Change in unrealized net capital gains and losses...........     1,633      3,603     (5,286)
                                                              --------   --------   --------
Balance, end of year........................................     4,433      2,800       (803)
                                                              --------   --------   --------
    TOTAL SHAREHOLDER'S EQUITY..............................  $162,318   $153,431   $142,526
                                                              ========   ========   ========

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $  7,254   $  7,302   $  4,509
Adjustments to reconcile net income to net cash provided by
 operating activities
    Amortization and other non-cash items...................       (77)      (468)       (65)
    Realized capital gains and losses.......................      (435)      (419)      (312)
    Changes in:
      Income taxes payable..................................         4      1,563        235
      Payable to affiliates, net............................    (2,903)       979        539
      Other operating assets and liabilities................    (1,491)      (725)      (275)
                                                              --------   --------   --------
    Net cash provided by operating activities...............     2,352      8,232      4,631
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Fixed income securities
  Proceeds from sales.......................................    14,535     20,682      9,049
  Investment collections....................................     9,553      3,163      4,945
  Investments purchases.....................................   (36,433)   (68,967)   (20,328)
Change in short-term investments, net.......................    (3,507)    50,381    (48,288)
                                                              --------   --------   --------
    Net cash (used in) provided by investing activities.....   (15,852)     5,259    (54,622)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock......................        --         --        400
Capital contribution........................................        --         --     49,600
                                                              --------   --------   --------
    Net cash provided by financing activities...............        --         --     50,000
                                                              --------   --------   --------

NET (DECREASE) INCREASE IN CASH.............................   (13,500)    13,491          9
CASH AT BEGINNING OF YEAR...................................    13,500          9         --
                                                              --------   --------   --------
CASH AT END OF YEAR.........................................  $     --   $ 13,500   $      9
                                                              ========   ========   ========

                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

1.  GENERAL

BASIS OF PRESENTATION
The accompanying financial statements include the accounts of Glenbrook Life and Annuity Company ("Glenbrook Life" or the "Company"), a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"), a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

To conform with the 2001 presentation, certain amounts in the prior years' financial statements and notes have been reclassified.

NATURE OF OPERATIONS
Glenbrook Life, a single segment entity, markets a diversified group of products to meet consumers' lifetime needs in the areas of protection and retirement solutions through financial services firms. These products include interest-sensitive life including single premium life and variable life; fixed annuities including market value adjusted annuities and equity-indexed annuities; immediate annuities; and variable annuities. ALFS, Inc. ("ALFS") is the principal underwriter for certain Glenbrook Life products, such as variable life, variable annuities and market value adjusted annuities. ALFS is a wholly owned subsidiary of ALIC and is a registered broker-dealer under the Securities Exchange Act of 1934.

In 2001, substantially all of the Company's statutory premiums and deposits were from annuities. Statutory premiums and deposits is a measure used by management to analyze sales trends. Statutory premiums and deposits includes premiums and annuity considerations determined in conformity with statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the state of Arizona, and all other funds received from customers on deposit-type products which are treated as liabilities. The statutory accounting practices differ in certain, material aspects from GAAP.

Annuity contracts and life insurance policies issued by the Company are subject to discretionary surrender or withdrawal by customers, subject to applicable surrender charges. These policies and contracts are reinsured with ALIC (see
Note 3), which invests premiums and deposits to provide cash flows that will be used to fund future benefits and expenses.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal legislation has allowed banks and other financial organizations to have greater participation in the securities and insurance businesses. This legislation presents an increased level of competition for sales of the Company's products. Furthermore, under current U.S. tax law and regulations, deferred and immediate annuities and life insurance, including interest-sensitive products, receive favorable tax treatment. Any legislative or regulatory changes that adversely alter this treatment are likely to negatively affect demand for these products. In addition, recent changes in the federal estate tax laws will affect the demand for the types of life insurance used in estate planning

Additionally, traditional demutualizations of mutual insurance companies and enacted and pending state legislation to permit mutual insurance companies to convert to a hybrid structure known as a mutual holding company could have a number of significant effects on the Company by: 1) increasing industry competition through consolidation caused by mergers and acquisitions related to the new corporate form of business; and 2) increasing competition in the capital markets.

Although the Company currently benefits from agreements with financial services entities who market and distribute its products, change in control or other factors of these non-affiliated entities with which the Company has alliances could negatively impact the Company's sales.

The Company is authorized to sell life and investment products in all states except New York, as well as in the District of Columbia. The top geographic locations for statutory premiums and deposits for the Company were California, Texas, Pennsylvania, Florida, Illinois, New Jersey, and Michigan for the year ended December 31, 2001. No other jurisdiction accounted for more than 5% of statutory premiums and deposits. All premiums and deposits are ceded to ALIC under reinsurance agreements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS
Fixed income securities include bonds and mortgage-backed securities. All fixed income securities are carried at fair value and may be sold prior to their contractual maturity ("available for sale"). The fair value of exchange traded fixed income securities are based upon quoted market prices or dealer quotes. The fair value of non-exchange traded fixed income securities is based on either independent third party pricing sources or widely accepted pricing valuation models which utilize internally developed ratings and independent third party data as inputs. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of Accumulated other comprehensive income. Short-term investments are carried at cost or amortized cost, which approximates fair value.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

Investment income consists primarily of interest. Interest is recognized on an accrual basis. Interest income on mortgage-backed securities is determined on the effective yield method, based on the estimated principal repayments. Accrual of income is suspended for fixed income securities that are in default or when the receipt of interest payments is in doubt.

Realized capital gains and losses are determined on a specific identification basis. They include gains and losses on portfolio trading and write-downs in value due to other than temporary declines in fair value.

The Company monitors its fixed income portfolios for ratings changes or other events that may result in declines in value that are other than temporary. Factors considered in evaluating whether a decline in fair value is other than temporary are: 1) the Company's ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value; 2) the duration for and extent to which the fair value has been less than cost; and
3) the financial condition and near-term prospects of the issuer.

REINSURANCE RECOVERABLE
The Company has reinsurance agreements whereby all contract charges, credited interest, policy benefits and certain expenses are ceded to ALIC (see Note 3). Such amounts are reflected net of such reinsurance in the statements of operations and comprehensive income. Reinsurance recoverable and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the statements of financial position. Reinsurance does not extinguish the Company's primary liability under the policies written.

Investment income earned on the assets which support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company's financial statements as those assets are owned and managed under terms of reinsurance agreements.

RECOGNITION OF INSURANCE REVENUE AND RELATED BENEFITS AND INTEREST CREDITED Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period in which premiums are collected. Gross premiums in excess of the net premium on immediate annuities with life contingencies are deferred and recognized over the contract period. Contract benefits are recognized in relation to such revenues so as to result in the recognition of profits over the life of the policy.

Interest-sensitive life contracts, such as single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and one or more amounts assessed against the contractholder. Premiums from these contracts are reported as deposits to contractholder funds. Contract charges consists of fees assessed against the contractholder account balance for cost of insurance (mortality risk), contract administration and surrender charges. These revenues are recognized when levied against the account balance. Contract benefits include life-contingent benefit payments in excess of the reserves held.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies are considered investment contracts. Deposits received for such contracts are reported as deposits to contractholder funds. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for contract administration and surrender charges. These revenues are recognized when levied against the contractholder account balance.

Interest credited to contractholders' funds represents contractual interest accrued or paid for interest-sensitive life contracts and investment contracts. Crediting rates for fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions. Crediting rates for indexed annuities are based on an interest rate index, such as LIBOR or an equity index, such as S&P 500.

Separate Accounts products include variable annuity and variable life. The assets supporting these products are legally segregated and available only to settle Separate Accounts contract obligations. Deposits received are reported as Separate Accounts liabilities. Contract charges for these contracts consist of fees assessed against the Separate Accounts fund balances for contract maintenance, administration, mortality, expense and surrenders. Contract benefits incurred for Separate Accounts include, for example, guaranteed minimum death benefits paid on variable annuity contracts.

All contract charges, contract benefits and interest credited are reinsured.

INCOME TAXES
The income tax provision is calculated under the liability method and presented net of reinsurance. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

and losses on fixed income securities carried at fair value and differences in the tax bases of investments.

SEPARATE ACCOUNTS
The Company issues variable annuities and variable life contracts, the assets and liabilities of which are legally segregated and reflected as Separate Accounts. The assets of the Separate Accounts are carried at fair value. Separate Accounts liabilities represent the contractholders' claims to the related assets and are carried at the fair value of the assets. Investment income and realized capital gains and losses of the Separate Accounts accrue directly to the contractholders and therefore, are not included in the Company's statements of operations. Revenues to the Company from the Separate Accounts consist of contract maintenance and administration fees and mortality, surrender and expense charges and are ceded to ALIC.

Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death or annuitization, contractholders bear the investment risk that the Separate Accounts' funds may not meet their stated objectives.

RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS
The reserve for life-contingent contract benefits, which relates to immediate annuities with life contingencies, is computed on the basis of assumptions as to future investment yields, mortality, terminations and expenses. These assumptions include provisions for adverse deviation and generally vary by such characteristics as type of coverage, year of issue and policy duration. Detailed reserve assumptions and reserve interest rates are outlined in Note 6.

CONTRACTHOLDER FUNDS
Contractholder funds arise from the issuance of interest-sensitive life policies and investment contracts. Deposits received are recorded as interest-bearing liabilities. Contractholder funds are equal to deposits received and interest credited to the benefit of the contractholder less surrenders and withdrawals, mortality charges, and administrative expenses. Detailed information on crediting rates and surrender and withdrawal protection on contractholder funds are outlined in Note 6.

USE OF ESTIMATES
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PENDING ACCOUNTING STANDARDS
In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and other Intangible Assets", which eliminates the requirement to amortize goodwill, and requires that goodwill and separately identified intangible assets with indefinite lives be evaluated for impairment on an annual basis (or more frequently if impairment indicators arise) on a fair value as opposed to an undiscounted basis. SFAS No. 142 is effective January 1, 2002. A transitional goodwill impairment test is required to be completed within the first six months of adoption with any resulting impairment charge recognized as the cumulative effect of a change in accounting principle in the statement of operations. The adoption of SFAS No. 142 is not expected to have a material impact on either the financial position or results of operations of the Company.

In December 2001, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 01-6, "Accounting by Certain Entities (Including Entities With Trade Receivables) That Lend to or Finance the Activities of Others", which is effective for interim and annual financial statements issued for the fiscal year beginning after December 15, 2001. The SOP conforms accounting and financial reporting practices for certain lending and financing activities, eliminating various specialized accounting practices that developed from the issuance of AICPA finance company, bank, and credit union audit guides. The SOP also explicitly incorporates lending and financing activities of insurance companies within its scope. The Company's adoption of SOP 01-6 is not expected to have a material effect on the results of operations or financial position.

3.  RELATED PARTY TRANSACTIONS

REINSURANCE
The Company has reinsurance agreements whereby all contract charges, interest credited to contractholders' funds, contract benefits and certain expenses are ceded to ALIC and reflected net of such reinsurance in the statements of operations and comprehensive income. Reinsurance recoverable and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the statements of financial position. The Company continues to have primary liability as the direct insurer for risks reinsured.

Investment income earned on the assets which support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company's financial statements as those assets are owned and managed under terms of reinsurance agreements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

The following table summarizes amounts that were ceded to ALIC under reinsurance agreements:

                                                 YEAR ENDED DECEMBER 31,
                                               2001        2000        1999
(IN THOUSANDS)                               --------    --------    --------
Contract charges                             $ 31,771    $ 37,965    $ 27,175
Interest credited to contractholders'
 funds, contract benefits and certain
 expenses                                     384,825     331,220     253,945

BUSINESS OPERATIONS
The Company utilizes services performed by AIC and ALIC and business facilities owned or leased, and operated by AIC in conducting its business activities. The Company reimburses AIC and ALIC for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation and retirement and other benefit programs, allocated to the Company were $48.6 million, $48.6 million and $26.6 million in 2001, 2000 and 1999, respectively. Of these costs, the Company retains investment related expenses. All other costs are ceded to ALIC under reinsurance agreements.

INCOME TAXES
The Company is a party to a federal income tax allocation agreement with the Corporation (Note 9).

DEBT
The Company has entered into an intercompany loan agreement with the Corporation. The amount of funds available to the Company at a given point in time is dependent upon the debt position of the Corporation. No amounts were outstanding for the Company under the intercompany loan agreement at December 31, 2001 and 2000, respectively.

4.  INVESTMENTS

FAIR VALUES
The amortized cost, gross unrealized gains and losses, and fair value for fixed income securities are as follows:

                                                           GROSS
                                                        UNREALIZED
                                           AMORTIZED  ---------------    FAIR
          AT DECEMBER 31, 2001               COST     GAINS   LOSSES    VALUE
          --------------------             ---------  ------  -------  --------
(IN THOUSANDS)
U.S. government and agencies               $ 44,832   $2,508  $   (24) $ 47,316
Municipal                                     1,400       --       (3)    1,397
Corporate                                    75,425    3,532     (650)   78,307
Foreign government                              415       20       --       435
Mortgage-backed securities                   32,082    1,447      (10)   33,519
                                           --------   ------  -------  --------
  Total fixed income securities            $154,154   $7,507  $  (687) $160,974
                                           ========   ======  =======  ========

          AT DECEMBER 31, 2000
          --------------------
U.S. government and agencies               $ 13,210   $2,376  $    --  $ 15,586
Municipal                                     1,400       --      (38)    1,362
Corporate                                    82,269    2,092   (1,167)   83,194
Foreign government                              256       24       --       280
Mortgage-backed securities                   42,684    1,081      (60)   43,705
                                           --------   ------  -------  --------
  Total fixed income securities            $139,819   $5,573  $(1,265) $144,127
                                           ========   ======  =======  ========

SCHEDULED MATURITIES
The scheduled maturities for fixed income securities are as follows at December 31, 2001:

                                                             AMORTIZED    FAIR
                                                               COST      VALUE
(IN THOUSANDS)                                               ---------  --------
Due in one year or less                                      $  6,728   $  6,865
Due after one year through five years                          50,006     52,447
Due after five years through ten years                         47,974     48,868
Due after ten years                                            17,364     19,275
                                                             --------   --------
                                                              122,072    127,455
Mortgage-backed securities                                     32,082     33,519
                                                             --------   --------
  Total                                                      $154,154   $160,974
                                                             ========   ========

Actual maturities may differ from those scheduled as a result of prepayments by the issuers.

NET INVESTMENT INCOME

               YEAR ENDED DECEMBER 31,                   2001     2000     1999
               -----------------------                  -------  -------  ------
(IN THOUSANDS)
Fixed income securities                                 $10,566  $10,317  $6,458
Short-term investments                                      409      587     230
                                                        -------  -------  ------
  Investment income, before expense                      10,975   10,904   6,688
  Investment expense                                        260       96     109
                                                        -------  -------  ------
  Net investment income                                 $10,715  $10,808  $6,579
                                                        =======  =======  ======

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

REALIZED CAPITAL GAINS AND LOSSES, AFTER TAX

                   YEAR ENDED DECEMBER 31,                     2001   2000   1999
                   -----------------------                     -----  -----  -----
(IN THOUSANDS)
Fixed income securities                                        $ 435  $ 419  $ 312
Income taxes                                                    (152)  (147)  (109)
                                                               -----  -----  -----
Realized capital gains and losses, after tax                   $ 283  $ 272  $ 203
                                                               =====  =====  =====

Excluding calls and prepayments, gross gains of $636 thousand, $807 thousand and $370 thousand were realized on sales of fixed income securities during 2001, 2000 and 1999, respectively, and gross losses of $201 thousand, $388 thousand, and $58 thousand were realized on sales of fixed income securities during 2001, 2000 and 1999, respectively.

UNREALIZED NET CAPITAL GAINS AND LOSSES
Unrealized net capital gains and losses on fixed income securities included in shareholder's equity at December 31, 2001 are as follows:

                                                          GROSS
                                                        UNREALIZED
                                 AMORTIZED    FAIR    --------------  UNREALIZED
                                   COST      VALUE    GAINS   LOSSES  NET GAINS
(IN THOUSANDS)                   ---------  --------  ------  ------  ----------
Fixed income securities          $154,154   $160,974  $7,507  $(687)   $ 6,820
                                 ========   ========  ======  =====
Deferred income taxes                                                   (2,387)
                                                                       -------
Unrealized net capital gains
 and losses                                                            $ 4,433
                                                                       =======

CHANGE IN UNREALIZED NET CAPITAL GAINS AND LOSSES

               YEAR ENDED DECEMBER 31,                  2001    2000     1999
               -----------------------                 ------  -------  -------
(IN THOUSANDS)
Fixed income securities                                $2,512  $ 5,544  $(8,134)
Deferred income taxes                                    (879)  (1,941)   2,848
                                                       ------  -------  -------
Increase (decrease) in unrealized net capital gains
 and losses                                            $1,633  $ 3,603  $(5,286)
                                                       ======  =======  =======

SECURITIES ON DEPOSIT
At December 31, 2001, fixed income securities with a carrying value of $9.3 million were on deposit with regulatory authorities as required by law.

5.  FINANCIAL INSTRUMENTS
In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value estimates of financial instruments presented below are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value. The disclosures that follow do not reflect the fair value of the Company as a whole since a number of the Company's significant assets (including reinsurance recoverable and deferred income taxes) and liabilities (including interest-sensitive life insurance reserves and deferred income taxes) are not considered financial instruments and are not carried at fair value. Other assets and liabilities considered financial instruments, such as accrued investment income and cash, are generally of a short-term nature. Their carrying values are deemed to approximate fair value.

FINANCIAL ASSETS
The carrying value and fair value of financial assets at December 31, are as follows:

                                          2001                    2000
                                 ----------------------  ----------------------
                                  CARRYING      FAIR      CARRYING      FAIR
                                   VALUE       VALUE       VALUE       VALUE
(IN THOUSANDS)                   ----------  ----------  ----------  ----------
Fixed income securities
                                 $  160,974  $  160,974  $  144,127  $  144,127
Short-term investments                6,592       6,592       3,085       3,085
Separate Accounts                 1,547,953   1,547,953   1,740,328   1,740,328

Fair values for exchange traded fixed income securities are based upon quoted market prices or dealer quotes. The fair value of non-exchange traded fixed income securities is based on either independent third party pricing sources or widely accepted pricing valuation models which utilize internally developed ratings and independent third party data as inputs. Short-term investments are highly liquid investments with maturities of less than one year whose carrying value are deemed to approximate fair value. Separate Accounts assets are carried in the statements of financial position at fair value based on quoted market prices.

FINANCIAL LIABILITIES
The carrying value and fair value of financial liabilities at December 31, are as follows:

                                          2001                    2000
                                 ----------------------  ----------------------
                                  CARRYING      FAIR      CARRYING      FAIR
                                   VALUE       VALUE       VALUE       VALUE
(IN THOUSANDS)                   ----------  ----------  ----------  ----------
Contractholder funds on
 investment contracts            $5,332,632  $5,086,856  $4,694,695  $4,467,866
Separate Accounts                 1,547,953   1,547,953   1,740,328   1,740,328

Contractholder funds include interest-sensitive life insurance contracts and investment contracts. Interest-sensitive life insurance contracts and certain other contractholder liabilities are not considered to be financial instruments subject to fair value disclosure requirements. The fair value of investment contracts is based on the terms of the underlying contracts. Fixed annuities and immediate annuities without

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

life contingencies are valued at the account balance less surrender charges. Market value adjusted annuities' fair value is estimated to be the market adjusted surrender value. Equity-indexed deferred annuity contracts' fair value approximates carrying value since the embedded equity options are carried at market value in the consolidated financial statements. Separate Accounts liabilities are carried at the fair value of the underlying assets.

6. RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS AND CONTRACTHOLDER FUNDS Reserves for life-contingent contract benefits consist of immediate annuities with life contingencies. The assumptions for mortality generally utilized in calculating reserves include the 1983 group annuity mortality table. Interest rate assumptions vary from 3.0% to 7.7%. Other estimation methods used include the present value of contractually fixed future benefits.

Premium deficiency reserves are established, if necessary, for the immediate annuity business, to the extent the unrealized gains on fixed income securities would result in a premium deficiency had those gains actually been realized. The Company did not have a premium deficiency reserve at December 31, 2001 and 2000.

At December 31, Contractholder funds consists of the following:

                                                            2001        2000
(IN THOUSANDS)                                           ----------  ----------
Interest-sensitive life                                  $   67,555  $   27,997
Fixed annuities:
  Immediate annuities                                        24,123      20,577
  Deferred annuities                                      5,278,797   4,648,272
                                                         ----------  ----------
  Total Contractholder funds                             $5,370,475  $4,696,846
                                                         ==========  ==========

Contractholder funds are equal to deposits received and interest credited for the benefit of the contractholder less surrenders and withdrawals, mortality charges and administrative expenses. Interest rates credited range from 4.3% to 7.1% for interest-sensitive life contracts; 3.2% to 7.3% for immediate annuities and 0% to 9.0% for deferred annuities. Withdrawal and surrender charge protection includes: i) for interest-sensitive life, either a percentage of account balance or dollar amount grading off generally over 20 years; and,
ii) for deferred annuities not subject to a market value adjustment, either a declining or a level percentage charge generally over nine years or less. Less than 1% of deferred annuities are subject to a market value adjustment.

7.  THIRD PARTY ADMINISTRATION AGREEMENT
On July 18, 2001, the Company entered into an administrative services agreement with American Maturity Life Insurance Company ("American Maturity"), which was effective as of January 2, 2001, to administer certain blocks of annuities that American Maturity reinsures to ALIC. Pursuant to the terms of the agreement, the Company is to provide insurance contract administration and financial services for all contracts covered under the reinsurance agreement. The administrative services agreement can be terminated by either the Company or American Maturity upon mutual consent or as otherwise provided for in the terms of the agreement. All administrative fees earned and administrative expenses incurred are ceded to ALIC in accordance with reinsurance agreements.

8.  COMMITMENTS AND CONTINGENT LIABILITIES

REGULATION AND LEGAL PROCEEDINGS
The Company's business is subject to the effects of a changing social, economic and regulatory environment. State and federal regulatory initiatives have varied and have included employee benefit regulations, removal of barriers preventing banks from engaging in the securities and insurance businesses, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and the overall expansion of regulation. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

From time to time the Company is involved in pending and threatened litigation in the normal course of business in which claims for monetary damages are asserted. In the opinion of management, the ultimate liability, if any, in one or more of these actions in excess of amounts currently reserved is not expected to have a material effect on the results of operations, liquidity or financial position of the Company.

GUARANTY FUNDS
Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in a particular state. The Company's expenses related to these funds have been immaterial and are ceded to ALIC under reinsurance agreements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

9.  INCOME TAXES
For 1996, the Company filed a separate federal income tax return. Beginning in 1997, the Company joined the Corporation and its other eligible domestic subsidiaries (the "Allstate Group") in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the "Allstate Tax Sharing Agreement"). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company has also entered into a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and detriments related to such reinsurance. Effectively, these agreements result in the Company's annual income tax provision being computed as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The components of the deferred income tax liabilities at December 31, are as follows:

                                                                  2001    2000
(IN THOUSANDS)                                                   ------  ------
DEFERRED LIABILITIES
Unrealized net capital gains                                     $2,387  $1,508
Difference in tax bases of investments                              223     334
                                                                 ------  ------
  Total deferred liabilities                                     $2,610  $1,842
                                                                 ======  ======

The components of income tax expense for the year ended December 31, are as follows:

                                                          2001    2000    1999
(IN THOUSANDS)                                           ------  ------  ------
Current                                                  $4,008  $3,730  $2,326
Deferred                                                   (112)    195      56
                                                         ------  ------  ------
  Total income tax expense                               $3,896  $3,925  $2,382
                                                         ======  ======  ======

The Company paid income taxes of $3.9 million, $2.4 million and $2.1 million in 2001, 2000 and 1999, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the year ended December 31, is as follows:

                                                            2001   2000   1999
                                                            -----  -----  -----
Statutory federal income tax rate                           35.0%  35.0%  35.0%
Other                                                       (0.1)    --   (0.4)
                                                            ----   ----   ----
Effective income tax rate                                   34.9%  35.0%  34.6%
                                                            ====   ====   ====

10.  STATUTORY FINANCIAL INFORMATION
The following table reconciles Net income for the year ended December 31, and Shareholder's equity at December 31, as reported herein in conformity with GAAP with total statutory net income and capital and surplus of the Company, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities:

                                                               SHAREHOLDER'S
                                           NET INCOME              EQUITY
                                     ----------------------  ------------------
                                      2001    2000    1999     2001      2000
(IN THOUSANDS)                       ------  ------  ------  --------  --------
Balance per GAAP                     $7,254  $7,302  $4,509  $162,318  $153,431
Unrealized gain/loss on fixed
 income securities                       --      --      --    (6,820)   (4,308)
Deferred income taxes                   (65)   (554)   (164)      269        22
Employee benefits                       (31)     (1)      1       216       180
Reserves and non-admitted assets       (150)   (197)   (165)   (7,699)     (290)
Other                                   (24)     47      (2)    5,757    (1,954)
                                     ------  ------  ------  --------  --------
Balance per statutory accounting
 practices                           $6,984  $6,597  $4,179  $154,041  $147,081
                                     ======  ======  ======  ========  ========

The Company prepares its statutory financial statements in accordance with accounting practices prescribed or permitted by the State of Arizona. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

Effective January 1, 2001, the State of Arizona required insurance companies domiciled in its state to prepare statutory-basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual--Version effective January 1, 2001 ("codification") subject to any deviations prescribed or permitted by the State of Arizona insurance commissioner.

Accounting changes adopted to conform to the provisions of codification are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. The Company reported a decrease to surplus of $463 thousand effective January 1, 2001 as a result of recognizing a net deferred tax liability.

The NAIC is currently in the process of clarifying and interpreting requirements as the insurance industry implements codification. As the NAIC announces changes and as they are approved by the Arizona Department of Insurance, the impact of the changes will be recorded.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

DIVIDENDS
The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the state insurance regulator is limited by Arizona law to formula amounts based on statutory surplus and net gain from operations, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 2002 without prior approval of the Arizona Department of Insurance is $7.0 million.

RISK-BASED CAPITAL
The NAIC has a standard for assessing the solvency of insurance companies, which is referred to as risk-based capital ("RBC"). The requirement consists of a formula for determining each insurer's RBC and a model law specifying regulatory actions if an insurer's RBC falls below specified levels. At December 31, 2001, RBC for the Company was significantly above levels that would require regulatory action.

11.  OTHER COMPREHENSIVE INCOME
The components of other comprehensive income on a pretax and after-tax basis for the year ended December 31, are as follows:

                                                2001                        2000                        1999
                                     --------------------------  --------------------------  --------------------------
                                     PRETAX    TAX    AFTER-TAX  PRETAX    TAX    AFTER-TAX  PRETAX    TAX    AFTER-TAX
(IN THOUSANDS)                       ------  -------  ---------  ------  -------  ---------  -------  ------  ---------
UNREALIZED CAPITAL GAINS AND
  LOSSES:
-----------------------------------
Unrealized holding gains (losses)
  arising during the period          $2,948  $(1,032)  $1,916    $5,752  $(2,014)  $3,738    $(7,822) $2,739   $(5,083)
Less: reclassification adjustments     436      (153)     283      208       (73)     135        312    (109)      203
                                     ------  -------   ------    ------  -------   ------    -------  ------   -------
Unrealized net capital gains
  (losses)                           2,512      (879)   1,633    5,544    (1,941)   3,603     (8,134)  2,848    (5,286)
                                     ------  -------   ------    ------  -------   ------    -------  ------   -------
Other comprehensive income (loss)    $2,512  $  (879)  $1,633    $5,544  $(1,941)  $3,603    $(8,134) $2,848   $(5,286)
                                     ======  =======   ======    ======  =======   ======    =======  ======   =======

                       GLENBROOK LIFE AND ANNUITY COMPANY

                            SCHEDULE IV--REINSURANCE

                                 (IN THOUSANDS)

                                                               GROSS                  NET
                                                               AMOUNT     CEDED      AMOUNT
                                                              --------   --------   --------
YEAR ENDED DECEMBER 31, 2001
Life insurance in force.....................................  $187,400   $187,400   $     --
                                                              ========   ========   ========
Premiums and contract charges:
  Life and annuities........................................  $ 31,711   $ 31,711   $     --
                                                              ========   ========   ========

                                                               GROSS                  NET
                                                               AMOUNT     CEDED      AMOUNT
                                                              --------   --------   --------
YEAR ENDED DECEMBER 31, 2000
Life insurance in force.....................................  $ 88,042   $ 88,042   $     --
                                                              ========   ========   ========
Premiums and contract charges:
  Life and annuities........................................  $ 37,965   $ 37,965   $     --
                                                              ========   ========   ========

                                                               GROSS                  NET
                                                               AMOUNT     CEDED      AMOUNT
                                                              --------   --------   --------
YEAR ENDED DECEMBER 31, 1999
Life insurance in force.....................................  $ 23,586   $ 23,586   $     --
                                                              ========   ========   ========
Premiums and contract charges:
  Life and annuities........................................  $ 27,175   $ 27,175   $     --
                                                              ========   ========   ========

                                         ---------------------------------------
                                         GLENBROOK LIFE MULTI-MANAGER VARIABLE
                                         ACCOUNT

                                         FINANCIAL STATEMENTS AS OF DECEMBER 31,
                                         2001 AND FOR THE PERIODS ENDED DECEMBER
                                         31, 2001 AND DECEMBER 31, 2000, AND
                                         INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Glenbrook Life and Annuity Company:

We have audited the accompanying statements of net assets of each of the individual sub-accounts disclosed in Note 1 which comprise the Glenbrook Life Multi-Manager Variable Account (the "Account") as of December 31, 2001, the related statements of operations for the periods then ended and the statements of changes in net assets for each of the periods in the two year period then ended for each of the individual sub-accounts which comprise the Account. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the Account's custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of each of the individual sub-accounts which comprise the Glenbrook Life Multi-Manager Variable Account as of December 31, 2001, the results of operations for the periods then ended for each of the individual sub-accounts and the changes in their net assets for each of the periods in the two year period then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 8, 2002

GLENBROOK LIFE MULTI-MANAGER VARIABLE ACCOUNT


STATEMENTS OF NET ASSETS
DECEMBER 31, 2001
-------------------------------------------------------------------------------------------------------------------

                                                   AIM Variable Insurance Funds Sub-Accounts
                            ---------------------------------------------------------------------------------------

                                AIM V.I.                            AIM V.I.                            AIM V.I.
                               Aggressive         AIM V.I.           Capital       AIM V.I. Dent      Diversified
                               Growth (a)         Balanced        Appreciation    Demographics (a)       Income
                            ---------------   ---------------   ---------------   ---------------   ---------------
ASSETS
Investments at fair value   $        29,411   $     4,355,810   $     5,112,390   $         8,822   $       175,313
                            ---------------   ---------------   ---------------   ---------------   ---------------
    Total assets            $        29,411   $     4,355,810   $     5,112,390   $         8,822   $       175,313
                            ===============   ===============   ===============   ===============   ===============

NET ASSETS
Accumulation units          $        29,411   $     4,355,810   $     5,112,390   $         8,822   $       175,313
                            ---------------   ---------------   ---------------   ---------------   ---------------
    Total net assets        $        29,411   $     4,355,810   $     5,112,390   $         8,822   $       175,313
                            ===============   ===============   ===============   ===============   ===============

FUND SHARE INFORMATION
    Number of shares                  2,721           401,457           235,377             1,578            19,202
                            ===============   ===============   ===============   ===============   ===============
    Cost                    $        27,025   $     4,874,862   $     7,399,647   $         8,884   $       198,611
                            ===============   ===============   ===============   ===============   ===============


(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.


                                                   AIM Variable Insurance Funds Sub-Accounts
                            ---------------------------------------------------------------------------------------

                               AIM V.I.          AIM V.I.
                                Global          Government                        AIM V.I. Growth    AIM V.I. High
                               Utilities        Securities      AIM V.I. Growth     and Income           Yield
                            ---------------   ---------------   ---------------   ---------------   ---------------

ASSETS
Investments at fair value   $        20,284   $       415,310   $     3,306,971   $     3,890,737   $       570,896
                            ---------------   ---------------   ---------------   ---------------   ---------------
    Total assets            $        20,284   $       415,310   $     3,306,971   $     3,890,737   $       570,896
                            ===============   ===============   ===============   ===============   ===============

NET ASSETS
Accumulation units          $        20,284   $       415,310   $     3,306,971   $     3,890,737   $       570,896
                            ---------------   ---------------   ---------------   ---------------   ---------------
    Total net assets        $        20,284   $       415,310   $     3,306,971   $     3,890,737   $       570,896
                            ===============   ===============   ===============   ===============   ===============

FUND SHARE INFORMATION
    Number of shares                  1,497            36,020           202,014           192,611           107,513
                            ===============   ===============   ===============   ===============   ===============
    Cost                    $        32,394   $       410,475   $     5,276,302   $     5,065,538   $       730,770
                            ===============   ===============   ===============   ===============   ===============


See notes to financial statements.


                                                                                                    Dreyfus Variable
                              AIM Variable Insurance Funds          American Century Variable       Investment Fund
                                      Sub-Accounts                Portfolios, Inc. Sub-Accounts       Sub-Account
                            ---------------------------------   ---------------------------------   ---------------

                               AIM V.I.                            American          American             VIF
                             International                          Century           Century         Growth And
                                Equity        AIM V.I. Value      VP Balanced     VP International      Income
                            ---------------   ---------------   ---------------   ---------------   ---------------
ASSETS
Investments at fair value   $       148,749   $     7,771,657   $       142,061   $       127,514   $       498,211
                            ---------------   ---------------   ---------------   ---------------   ---------------
    Total assets            $       148,749   $     7,771,657   $       142,061   $       127,514   $       498,211
                            ===============   ===============   ===============   ===============   ===============

NET ASSETS
Accumulation units          $       148,749   $     7,771,657   $       142,061   $       127,514   $       498,211
                            ---------------   ---------------   ---------------   ---------------   ---------------
    Total net assets        $       148,749   $     7,771,657   $       142,061   $       127,514   $       498,211
                            ===============   ===============   ===============   ===============   ===============

FUND SHARE INFORMATION
    Number of shares                  9,977           332,833            21,557            19,350            23,012
                            ===============   ===============   ===============   ===============   ===============
    Cost                    $       221,625   $     9,618,491   $       165,843   $       216,980   $       510,173
                            ===============   ===============   ===============   ===============   ===============


See notes to financial statements.


                                                              Dreyfus Socially
                                                               Responsible      Dreyfus Stock    Federated
                               Dreyfus Variable Investment   Growth Fund, Inc.   Index Fund    Insurance Series
                                    Fund Sub-Accounts           Sub-Account       Sub-Account    Sub-Account
                            -------------------------------  -----------------  -------------   --------------

                                   VIF             VIF        Dreyfus Socially
                                  Money       Small Company     Responsible     Dreyfus Stock   Federated Prime
                                 Market           Stock         Growth Fund       Index Fund    Money Fund II
                            --------------   --------------   --------------   --------------   --------------
ASSETS
Investments at fair value   $    1,611,911   $       65,102   $      263,644   $    1,997,069   $    5,207,491
                            --------------   --------------   --------------   --------------   --------------
     Total assets           $    1,611,911   $       65,102   $      263,644   $    1,997,069   $    5,207,491
                            ==============   ==============   ==============   ==============   ==============

NET ASSETS
Accumulation units          $    1,611,911   $       65,102   $      263,644   $    1,997,069   $    5,207,491
                            --------------   --------------   --------------   --------------   --------------
     Total net assets       $    1,611,911   $       65,102   $      263,644   $    1,997,069   $    5,207,491
                            ==============   ==============   ==============   ==============   ==============

FUND SHARE INFORMATION
     Number of shares            1,611,911            3,659            9,885           68,020        5,207,491
                            ==============   ==============   ==============   ==============   ==============
     Cost                   $    1,611,911   $       55,012   $      339,198   $    2,157,833   $    5,207,491
                            ==============   ==============   ==============   ==============   ==============

See notes to financial statements.


                                       Fidelity Variable Insurance Products Fund Sub-Accounts
                            -----------------------------------------------------------------------------

                                              VIP Equity-                      VIP High
                            VIP Contrafund       Income       VIP Growth        Income      VIP Index 500
                            --------------  -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $   5,700,127   $   5,326,118   $   6,919,904   $   1,407,173   $   4,201,956
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $   5,700,127   $   5,326,118   $   6,919,904   $   1,407,173   $   4,201,956
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $   5,700,127   $   5,326,118   $   6,919,904   $   1,407,173   $   4,201,956
                            --------------  -------------   -------------   -------------   -------------
     Total net assets       $   5,700,127   $   5,326,118   $   6,919,904   $   1,407,173   $   4,201,956
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares             283,166         234,115         205,888         219,528          32,305
                            =============   =============   =============   =============   =============
     Cost                   $   6,813,188   $   5,525,171   $   9,526,969   $   1,937,579   $   4,788,384
                            =============   =============   =============   =============   =============

See notes to financial statements.


                            Fidelity Variable
                               Insurance
                              Products Fund         Fidelity Variable Insurance Products Fund
                              Sub-Accounts                   (Service Class 2) Sub-Accounts
                            -------------  --------------------------------------------------------------

                                               VIP Asset
                                                Manager     VIP Contrafund   VIP Equity-     VIP Growth
                                           Growth (Service    (Service     Income (Service    (Service
                             VIP Overseas    Class 2)(a)     Class 2)(a)     Class 2)(a)     Class 2)(a)
                            -------------   -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $     748,561   $      15,724   $     412,368   $   1,134,296   $     373,182
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $     748,561   $      15,724   $     412,368   $   1,134,296   $     373,182
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $     748,561   $      15,724   $     412,368   $   1,134,296   $     373,182
                            -------------   -------------   -------------   -------------   -------------
     Total net assets       $     748,561   $      15,724   $     412,368   $   1,134,296   $     373,182
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares              53,931           1,265          20,618          50,212          11,193
                            =============   =============   =============   =============   =============
     Cost                   $   1,098,100   $      15,258   $     407,283   $   1,122,948   $     378,208
                            =============   =============   =============   =============   =============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                                                                               Franklin Templeton
                                Fidelity Variable Insurance Products            Variable Insurance
                                 Fund (Service Class 2) Sub-Accounts        Products Trust Sub-Accounts
                            ---------------------------------------------  ------------------------------

                               VIP High      VIP Index 500   VIP Overseas  Franklin Global
                            Income (Service     (Service       (Service       Health Care      Franklin
                              Class 2)(a)     Class 2)(a)    Class 2)(a)    Securities(a)     Small Cap
                            -------------   -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $     161,305   $   1,006,319   $      39,008   $       7,603   $     102,734
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $     161,305   $   1,006,319   $      39,008   $       7,603   $     102,734
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $     161,305   $   1,006,319   $      39,008   $       7,603   $     102,734
                            -------------   -------------   -------------   -------------   -------------
     Total net assets       $     161,305   $   1,006,319   $      39,008   $       7,603   $     102,734
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares              25,362           7,776           2,825             590           5,755
                            =============   =============   =============   =============   =============
     Cost                   $     166,103   $   1,029,736   $      40,618   $       7,351   $      99,466
                            =============   =============   =============   =============   =============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                              Franklin Templeton Variable Insurance Products Trust Sub-accounts
                            -----------------------------------------------------------------------------

                              Franklin                        Templeton       Templeton      Templeton
                             Technology     Mutual Shares   Global Income      Growth       International
                            Securities(a)    Securities      Securities      Securities      Securities
                            -------------   -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $       4,830   $     360,797   $     253,834   $     497,795   $      71,733
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $       4,830   $     360,797   $     253,834   $     497,795   $      71,733
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $       4,830   $     360,797   $     253,834   $     497,795   $      71,733
                            -------------   -------------   -------------   -------------   -------------
     Total net assets       $       4,830   $     360,797   $     253,834   $     497,795   $      71,733
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares                 906          25,716          22,404          45,213           6,110
                            =============   =============   =============   =============   =============
     Cost                   $       3,995   $     369,427   $     244,740   $     567,212   $      91,891
                            =============   =============   =============   =============   =============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                                         Goldman Sachs Variable Insurance Trust Sub-accounts
                            -----------------------------------------------------------------------------

                                              VIT Core        VIT Core
                              VIT Capital     Large Cap       Small Cap       VIT Core       VIT Global
                                Growth         Growth           Equity       U.S. Equity       Income
                            -------------   -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $     206,316   $       3,669   $     301,461   $     257,683   $     152,757
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $     206,316   $       3,669   $     301,461   $     257,683   $     152,757
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $     206,316   $       3,669   $     301,461   $     257,683   $     152,757
                            -------------   -------------   -------------   -------------   -------------
     Total net assets       $     206,316   $       3,669   $     301,461   $     257,683   $     152,757
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares              20,050             421          27,810          23,554          15,524
                            =============   =============   =============   =============   =============
     Cost                   $     229,364   $       6,575   $     263,693   $     297,631   $     155,879
                            =============   =============   =============   =============   =============

See notes to financial statements.


                               Goldman Sachs Variable Insurance             LSA Variable Series
                                        Trust Sub-Accounts                  Trust Sub-Accounts
                            ------------------------------------------   ---------------------------

                                               VIT
                             VIT Growth    International   VIT Mid Cap   LSA Focused     LSA Growth
                             and Income      Equity           Value       Equity (a)     Equity (a)
                            ------------   ------------   ------------   ------------   ------------
ASSETS
Investments at fair value   $     12,076   $     20,286   $      6,359   $      9,160   $      4,468
                            ------------   ------------   ------------   ------------   ------------
     Total assets           $     12,076   $     20,286   $      6,359   $      9,160   $      4,468
                            ============   ============   ============   ============   ============

NET ASSETS
Accumulation units          $     12,076   $     20,286   $      6,359   $      9,160   $      4,468
                            ------------   ------------   ------------   ------------   ------------
     Total net assets       $     12,076   $     20,286   $      6,359   $      9,160   $      4,468
                            ============   ============   ============   ============   ============

FUND SHARE INFORMATION
     Number of shares              1,294          2,257            564          1,063            489
                            ============   ============   ============   ============   ============
     Cost                   $     14,450   $     31,182   $      6,030   $      8,885   $      4,228
                            ============   ============   ============   ============   ============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                                           MFS Variable Insurance Trust Sub-Accounts
                            -------------------------------------------------------------------------------

                             MFS Emerging   MFS Investors      MFS New
                                Growth         Trust (b)      Discovery     MFS Research   MFS Utilities(a)
                            -------------   -------------   -------------   -------------  ----------------
ASSETS
Investments at fair value   $   3,613,630   $     965,940   $     378,744   $   2,002,610   $       7,327
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $   3,613,630   $     965,940   $     378,744   $   2,002,610   $       7,327
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $   3,613,630   $     965,940   $     378,744   $   2,002,610   $       7,327
                            -------------   -------------   -------------   -------------   --------------
     Total net assets       $   3,613,630   $     965,940   $     378,744   $   2,002,610   $       7,327
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares             200,981          56,389          24,803         139,847             459
                            =============   =============   =============   =============   =============
     Cost                   $   5,612,298   $   1,066,878   $     373,892   $   2,662,210   $       7,060
                            =============   =============   =============   =============   =============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001
(b)  Previosly known as MFS Growth with Income

See notes to financial statements.

                                            MFS Variable Insurance Trust (Service Class) Sub-Accounts
---------------------------------------------------------------------------------------------------------

                                                                 MFS
                              MFS Emerging  MFS Investors   New Discovery   MFS Research    MFS Utilities
                            Growth (Service Trust (Service    (Service        (Service        (Service
                              Class) (a)      Class) (a)      Class) (a)     Class) (a)      Class) (a)
                            --------------  -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $     475,618   $     400,711   $     159,944   $     201,323   $     503,028
                            --------------  -------------   -------------   -------------   -------------
     Total assets           $     475,618   $     400,711   $     159,944   $     201,323   $     503,028
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $     475,618   $     400,711   $     159,944   $     201,323   $     503,028
                            --------------  -------------   -------------   -------------   -------------
     Total net assets       $     475,618   $     400,711   $     159,944   $     201,323   $     503,028
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares              26,526          23,461          10,509          14,098          31,637
                            =============   =============   =============   =============   =============
     Cost                   $     483,477   $     404,694   $     145,590   $     203,574   $     550,135
                            =============   =============   =============   =============   =============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                                        Neuberger & Berman Advisers              Oppenheimer Variable
                                      Management Trust Sub-Accounts           Account Funds Sub-Accounts
                            ---------------------------------------------   -----------------------------
                                                  AMT                        Oppenheimer    Oppenheimer
                                  AMT           Mid-Cap         AMT          Aggressive       Capital
                               Guardian         Growth        Partners         Growth       Appreciation
                            -------------   -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $      15,511   $      41,758   $     165,466   $   1,972,125   $   4,809,623
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $      15,511   $      41,758   $     165,466   $   1,972,125   $   4,809,623
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $      15,511   $      41,758   $     165,466   $   1,972,125   $   4,809,623
                            -------------   -------------   -------------   -------------   -------------
     Total net assets       $      15,511   $      41,758   $     165,466   $   1,972,125   $   4,809,623
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares               1,059           2,465          10,958          48,431         131,482
                            =============   =============   =============   =============   =============
     Cost                   $      16,410   $      60,136   $     200,572   $   2,944,786   $   5,379,001
                            =============   =============   =============   =============   =============


See notes to financial statements.


                                   Oppenheimer Variable Account Funds Sub-Accounts
-----------------------------------------------------------------------------------------

                                             Oppenheimer
                              Oppenheimer    Main Street     Oppenheimer     Oppenheimer
                                Global         Growth &       Multiple         Strategic
                              Securities        Income       Strategies         Bond
                            -------------   -------------   -------------   ------------
ASSETS
Investments at fair value   $   2,969,009   $   8,177,413   $   3,258,848   $   2,678,563
                            -------------   -------------   -------------   -------------
     Total assets           $   2,969,009   $   8,177,413   $   3,258,848   $   2,678,563
                            =============   =============   =============   =============

NET ASSETS
Accumulation units          $   2,969,009   $   8,177,413   $   3,258,848   $   2,678,563
                            -------------   -------------   -------------   -------------
     Total net assets       $   2,969,009   $   8,177,413   $   3,258,848   $   2,678,563
                            =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares             129,992         430,617         211,613         579,776
                            =============   =============   =============   =============
     Cost                   $   3,448,600   $   9,030,424   $   3,319,591   $   2,664,557
                            =============   =============   =============   =============

See notes to financial statements.

                                                   Putnam Variable Trust Sub-Accounts
                            --------------------------------------------------------------------------------

                            VT Diversified     VT Growth       VT Growth         VT Health         VT
                               Income (a)   and Income (a)  Opportunities (a)   Sciences (a)   New Value (a)
                            -------------   -------------   -----------------  -------------   -------------
ASSETS
Investments at fair value   $     482,814   $     544,878   $      60,844      $     411,967   $     241,845
                            -------------   -------------   -------------      -------------   -------------
     Total assets           $     482,814   $     544,878   $      60,844      $     411,967   $     241,845
                            =============   =============   =============      =============   =============

NET ASSETS
Accumulation units          $     482,814   $     544,878   $      60,844      $     411,967   $     241,845
                            -------------   -------------   -------------      -------------   -------------
     Total net assets       $     482,814   $     544,878   $      60,844      $     411,967   $     241,845
                            =============   =============   =============      =============   =============

FUND SHARE INFORMATION
     Number of shares              55,179          23,246          11,502             35,211          18,021
                            =============   =============   =============      =============   =============
     Cost                   $     480,732   $     557,539   $      64,206      $     417,812   $     238,342
                            =============   =============   =============      =============   =============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.

                                  Putnam Variable
                                 Trust Sub-Accounts        STI Classic Variable Trust Sub-Accounts
                            ----------------------------  -------------------------------------------

                                                                                             STI
                                  VT             VT       STI Capital    STI Growth     International
                             Research(a)   Voyager II(a)  Appreciation    & Income         Equity
                            ------------   -------------  ------------   ------------   -------------
ASSETS
Investments at fair value   $      3,092   $    357,590   $  1,787,584   $  2,383,756   $    231,191
                            ------------   ------------   ------------   ------------   ------------
     Total assets           $      3,092   $    357,590   $  1,787,584   $  2,383,756   $    231,191
                            ============   ============   ============   ============   ============

NET ASSETS
Accumulation units          $      3,092   $    357,590   $  1,787,584   $  2,383,756   $    231,191
                            ------------   ------------   ------------   ------------   ------------
     Total net assets       $      3,092   $    357,590   $  1,787,584   $  2,383,756   $    231,191
                            ============   ============   ============   ============   ============

FUND SHARE INFORMATION
     Number of shares                283         71,950        102,265        233,473         27,040
                            ============   ============   ============   ============   ============
     Cost                   $      3,030   $    367,581   $  1,966,061   $  2,446,698   $    277,290
                            ============   ============   ============   ============   ============

(a)  For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.

                                            STI Classic Variable Trust Sub-Accounts
                            -----------------------------------------------------------------------------
                                 STI             STI                                         STI Value
                              Investment       Mid-Cap      STI Quality       STI Small        Income
                             Grade Bond        Equity       Growth Stock     Cap Equity        Stock
                            -------------   -------------   -------------   -------------   -------------
ASSETS
Investments at fair value   $   2,244,014   $     812,676   $   1,358,437   $   1,522,194   $   1,293,706
                            -------------   -------------   -------------   -------------   -------------
     Total assets           $   2,244,014   $     812,676   $   1,358,437   $   1,522,194   $   1,293,706
                            =============   =============   =============   =============   =============

NET ASSETS
Accumulation units          $   2,244,014   $     812,676   $   1,358,437   $   1,522,194   $   1,293,706
                            -------------   -------------   -------------   -------------   -------------
     Total net assets       $   2,244,014   $     812,676   $   1,358,437   $   1,522,194   $   1,293,706
                            =============   =============   =============   =============   =============

FUND SHARE INFORMATION
     Number of shares             223,285          73,280         172,610         139,140         101,867
                            =============   =============   =============   =============   =============
     Cost                   $   2,236,094   $     910,657   $   1,660,576   $   1,378,279   $   1,302,013
                            =============   =============   =============   =============   =============


See notes to financial statements.

                               The Universal Institutional Funds, Inc. Sub-Accounts
                            ----------------------------------------------------------

                                Equity         Fixed      Global Value   International
                                Growth         Income      Equity (c)      Magnum
                            ------------   ------------   ------------   -------------
ASSETS
Investments at fair value   $    164,795   $    277,359   $     22,439   $      5,508
                            ------------   ------------   ------------   ------------
     Total assets           $    164,795   $    277,359   $     22,439   $      5,508
                            ============   ============   ============   ============

NET ASSETS
Accumulation units          $    164,795   $    277,359   $     22,439   $      5,508
                            ------------   ------------   ------------   ------------
     Total net assets       $    164,795   $    277,359   $     22,439   $      5,508
                            ============   ============   ============   ============

FUND SHARE INFORMATION
     Number of shares             11,597         25,562          1,850            582
                            ============   ============   ============   ============
     Cost                   $    205,527   $    285,703   $     23,273   $      7,640
                            ============   ============   ============   ============

(c)  Previously known as Global Equity

See notes to financial statements.


                             The Universal Institutional
                               Funds, Inc. Sub-Accounts
                            ----------------------------

                               Mid Cap
                                Value           Value
                            ------------   -------------
ASSETS
Investments at fair value   $    386,027   $    243,051
                            ------------   ------------
     Total assets           $    386,027   $    243,051
                            ============   ============

NET ASSETS
Accumulation units          $    386,027   $    243,051
                            ------------   ------------
     Total net assets       $    386,027   $    243,051
                            ============   ============

FUND SHARE INFORMATION
     Number of shares             26,513         19,033
                            ============   ============
     Cost                   $    390,831   $    230,435
                            ============   ============

See notes to financial statements.

GLENBROOK LIFE MULTI-MANAGER VARIABLE ACCOUNT

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
---------------------------------------------------------------------------------------------------------------------------------

                                                                     AIM Variable Insurance Funds Sub-Accounts
                                                  -------------------------------------------------------------------------------
                                                     AIM V.I.                                                        AIM V.I.
                                                   Aggressive        AIM V.I.    AIM V.I. Capital  AIM V.I. Dent   Diversified
                                                    Growth (a)       Balanced      Appreciation    Demographics(a)   Income
                                                   ------------    ------------    ------------    --------------  --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $          -    $     72,856    $          -    $          -     $     11,575
Charges from Glenbrook Life and Annuity Company:
     Mortality and expense risk                            (103)        (47,623)        (66,892)            (48)          (2,361)
     Administrative expense                                  (7)         (3,624)         (5,006)             (3)            (178)
                                                   ------------    ------------    ------------    ------------     ------------
        Net investment income (loss)                       (110)         21,609         (71,898)            (51)           9,036
                                                   ------------    ------------    ------------    ------------     ------------

NET REALIZED AND UNREALIZED GAINS
     (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
     Proceeds from sales                                    106         685,229         816,986             474           78,672
     Cost of investments sold                               102         761,009       1,121,666             528           87,679
                                                   ------------    ------------    ------------    ------------     ------------
        Realized gains (losses) on fund shares                4         (75,780)       (304,680)            (54)          (9,007)

Realized gain distributions                                   -               -         409,689               -                -
                                                   ------------    ------------    ------------    ------------     ------------
        Net realized gains (losses)                           4         (75,780)        105,009             (54)          (9,007)

Change in unrealized gains (losses)                       2,386        (418,926)     (1,454,912)            (62)           4,339
                                                   ------------    ------------    ------------    ------------     ------------
        Net realized and unrealized gains
             (losses) on investments                      2,390        (494,706)     (1,349,903)           (116)          (4,668)
                                                   ------------    ------------    ------------    ------------     ------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $      2,280    $   (473,097)   $ (1,421,801)   $       (167)    $      4,368
                                                   ============    ============    ============    ============     ============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                                                                 AIM Variable Insurance Funds Sub-Accounts
                                                  --------------------------------------------------------------------------------
                                                                     AIM V.I.
                                                  AIM V.I. Global    Government                     AIM V.I. Growth  AIM V.I. High
                                                    Utilities        Securities     AIM V.I. Growth    and Income        Yield
                                                  --------------   --------------   --------------- --------------- --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $         291    $      11,795   $       7,949    $       1,927    $      67,939
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                               (307)          (6,344)        (46,392)         (50,861)          (5,956)
   Administrative expense                                    (24)            (493)         (3,430)          (3,839)            (463)
                                                   -------------    -------------   -------------    -------------    -------------

      Net investment income (loss)                           (40)           4,958         (41,873)         (52,773)          61,520
                                                   -------------    -------------   -------------    -------------    -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                       338          610,792         896,410          798,566          132,160
   Cost of investments sold                                  428          584,323       1,450,082        1,021,353          165,089
                                                   -------------    -------------   -------------    -------------    -------------

      Realized gains (losses) on fund shares                 (90)          26,469        (553,672)        (222,787)         (32,929)

Realized gain distributions                                1,901              -               -                -                -
                                                   -------------    -------------   -------------    -------------    -------------

      Net realized gains (losses)                          1,811           26,469        (553,672)        (222,787)         (32,929)

Change in unrealized gains (losses)                      (10,014)          (5,793)       (962,171)        (766,520)         (61,435)
                                                   -------------    -------------   -------------    -------------    -------------

      Net realized and unrealized gains
           (losses) on investments                        (8,203)          20,676      (1,515,843)        (989,307)         (94,364)
                                                   -------------    -------------   -------------    -------------    -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $      (8,243)   $      25,634   $  (1,557,716)   $  (1,042,080)   $     (32,844)
                                                   =============    =============   =============    =============    =============

See notes to financial statements.


                                                                                                                    Dreyfus Variable
                                                    AIM Variable Insurance Funds       American Century Variable     Investment Fund
                                                           Sub-Accounts              Portfolios, Inc. Sub-Accounts    Sub-Accounts
                                                  -------------------------------   ------------------------------   --------------
                                                     AIM V.I.                          American         American            VIF
                                                  International                        Century          Century         Growth and
                                                      Equity       AIM V.I. Value    VP Balanced     VP International     Income
                                                  --------------   --------------   --------------  ----------------- --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $          505   $       10,315   $        8,062   $          133   $       2,037
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                             (2,157)         (98,933)          (2,649)          (1,967)         (5,429)
   Administrative expense                                   (170)          (7,525)            (202)            (146)           (415)
                                                  --------------   --------------   --------------   --------------   -------------

      Net investment income (loss)                        (1,822)         (96,143)           5,211           (1,980)         (3,807)
                                                  --------------   --------------   --------------   --------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                    28,020        1,573,540          157,698            4,947          97,519
   Cost of investments sold                               39,257        1,929,727          178,398            6,436         104,925
                                                  --------------   --------------   --------------   --------------   -------------

      Realized gains (losses) on fund shares             (11,237)        (356,187)         (20,700)          (1,489)         (7,406)

Realized gain distributions                                3,949          156,396            9,571           14,743           6,002
                                                  --------------   --------------   --------------   --------------   -------------

      Net realized gains (losses)                         (7,288)        (199,791)         (11,129)          13,254          (1,404)

Change in unrealized gains (losses)                      (39,409)        (838,201)            (679)         (66,469)        (31,181)
                                                  --------------   --------------   --------------   --------------   -------------

      Net realized and unrealized gains
           (losses) on investments                       (46,697)      (1,037,992)         (11,808)         (53,215)        (32,585)
                                                  --------------   --------------   --------------   --------------   -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $      (48,519)  $   (1,134,135)  $       (6,597)  $      (55,195)  $     (36,392)
                                                  ==============   ==============   ==============   ==============   =============


See notes to financial statements.


                                                                                 Dreyfus Socially
                                                                                    Responsible     Dreyfus Stock     Federated
                                                   Dreyfus Variable Investment   Growth Fund, Inc.    Index Fund  Insurance Series
                                                       Fund Sub-Accounts            Sub-Account      Sub-Account      Sub-Account
                                                  ------------------------------- ----------------- --------------   --------------
                                                       VIF              VIF       Dreyfus Socially
                                                      Money        Small Company    Responsible       Dreyfus Stock  Federated Prime
                                                      Market           Stock        Growth Fund        Index Fund     Money Fund II
                                                  --------------   --------------  ----------------  --------------   --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $       26,896   $           49   $          188   $       32,036  $      101,786
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                            (10,444)            (921)          (3,979)         (25,896)        (44,895)
   Administrative expense                                   (826)             (67)            (304)          (1,976)         (3,299)
                                                  --------------   --------------   --------------   --------------  --------------

      Net investment income (loss)                        15,626             (939)          (4,095)           4,164          53,592
                                                  --------------   --------------   --------------   --------------  --------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                 1,059,587           14,334           62,598          441,931       3,494,450
   Cost of investments sold                            1,059,587           12,884           79,397          473,243       3,494,450
                                                  --------------   --------------   --------------   --------------  --------------

      Realized gains (losses) on fund shares                 -              1,450          (16,799)         (31,312)            -

Realized gain distributions                                  -                -                -                -               -
                                                  --------------   --------------   --------------   --------------  --------------

      Net realized gains (losses)                            -              1,450          (16,799)         (31,312)            -

Change in unrealized gains (losses)                          -             (3,166)         (65,640)        (274,851)            -
                                                  --------------   --------------   --------------   --------------  --------------

      Net realized and unrealized gains
           (losses) on investments                           -             (1,716)         (82,439)        (306,163)            -
                                                  --------------   --------------   --------------   --------------  --------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $       15,626   $       (2,655)  $      (86,534)  $     (301,999) $       53,592
                                                  ==============   ==============   ==============   ==============  ==============

See notes to financial statements.


                                                           Fidelity Variable Insurance Products Fund Sub-Accounts
                                                   ---------------------------------------------------------------------------------
                                                                      VIP Equity-                     VIP High
                                                   VIP Contrafund      Income         VIP Growth        Income        VIP Index 500
                                                   --------------    ------------    ------------    ------------    --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $       42,646    $     67,651    $      5,446    $    165,128    $       31,414
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                             (74,277)        (58,207)        (93,371)        (18,523)          (46,033)
   Administrative expense                                  (5,706)         (4,640)         (7,296)         (1,490)           (3,629)
                                                   --------------    ------------    ------------    ------------    --------------

      Net investment income (loss)                        (37,337)          4,804         (95,221)        145,115           (18,248)
                                                   --------------    ------------    ------------    ------------    --------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                  1,093,122         843,083       1,370,472         395,078           465,658
   Cost of investments sold                             1,350,459         894,264       1,890,195         550,822           538,389
                                                   --------------    ------------    ------------    ------------    --------------

      Realized gains (losses) on fund shares             (257,337)        (51,181)       (519,723)       (155,744)          (72,731)

Realized gain distributions                               150,516         190,068         511,942               -                 -
                                                   --------------    ------------    ------------    ------------    --------------

      Net realized gains (losses)                        (106,821)        138,887          (7,781)       (155,744)          (72,731)

Change in unrealized gains (losses)                      (708,982)       (448,316)     (1,507,574)       (207,945)         (396,350)
                                                   --------------    ------------    ------------    ------------    --------------

      Net realized and unrealized gains
           (losses) on investments                       (815,803)       (309,429)     (1,515,355)       (363,689)         (469,081)
                                                   --------------    ------------    ------------    ------------    --------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $     (853,140)   $   (304,625)   $ (1,610,576)   $   (218,574)   $     (487,329)
                                                   ==============    ============    ============    ============    ==============


See notes to financial statements.

                                                 Fidelity Variable
                                                     Insurance
                                                  Products Fund                Fidelity Variable Insurance Products Fund
                                                   Sub-Accounts                      (Service Class 2) Sub-Accounts
                                                  -----------------   --------------------------------------------------------------
                                                                       VIP Asset
                                                                         Manager     VIP Contrafund    VIP Equity-      VIP Growth
                                                                     Growth (Service   (Service      Income (Service    (Service
                                                     VIP Overseas      Class 2) (a)    Class 2) (a)    Class 2) (a)     Class 2) (a)
                                                  -----------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $          39,592   $           -   $           -   $           -   $           -
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                               (10,346)            (51)         (1,571)         (4,966)         (1,678)
   Administrative expense                                      (799)             (4)           (112)           (341)           (116)
                                                  -----------------   -------------   -------------   -------------   -------------

      Net investment income (loss)                           28,447             (55)         (1,683)         (5,307)         (1,794)
                                                  -----------------   -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                      110,079           4,161          11,119         429,433          10,304
   Cost of investments sold                                 152,614           4,729          12,502         436,355          11,510
                                                  -----------------   -------------   -------------   -------------   -------------

      Realized gains (losses) on fund shares                (42,535)           (568)         (1,383)         (6,922)         (1,206)

Realized gain distributions                                  62,582               -               -               -               -
                                                  -----------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                            20,047            (568)         (1,383)         (6,922)         (1,206)

Change in unrealized gains (losses)                        (254,067)            466           5,085          11,348          (5,026)
                                                  -----------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                         (234,020)           (102)          3,702           4,426          (6,232)
                                                  -----------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $        (205,573)  $        (157)  $       2,019   $        (881)  $      (8,026)
                                                  =================   =============   =============   =============   =============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

     See notes to financial statements.

                                                                                                         Franklin Templeton
                                                       Fidelity Variable Insurance Products              Variable Insurance
                                                       Fund (Service Class 2) Sub-Accounts           Products Trust Sub-Accounts
                                                   --------------------------------------------   -------------------------------
                                                     VIP High     VIP Index 500    VIP Overseas    Franklin Global
                                                  Income (Service    (Service      (Service         Health Care         Franklin
                                                    Class 2) (a)   Class 2) (a)    Class 2) (a)     Securities (a)       Small Cap
                                                   -------------   -------------  -------------     -------------     -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $           -   $           -  $           -     $           -     $          72
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                               (723)         (5,345)          (182)              (14)             (452)
   Administrative expense                                    (46)           (360)           (13)               (1)              (36)
                                                   -------------   -------------  -------------     -------------     -------------

      Net investment income (loss)                          (769)         (5,705)          (195)              (15)             (416)
                                                   -------------   -------------  -------------     -------------     -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                     1,867           5,923            183               236            28,562
   Cost of investments sold                                1,906           6,434            199               253            31,731
                                                   -------------   -------------  -------------     -------------     -------------

      Realized gains (losses) on fund shares                 (39)           (511)           (16)              (17)           (3,169)

Realized gain distributions                                    -               -              -                 -                 -
                                                   -------------   -------------  -------------     -------------     -------------

      Net realized gains (losses)                            (39)           (511)           (16)              (17)           (3,169)

Change in unrealized gains (losses)                       (4,798)        (23,417)        (1,610)              252             4,965
                                                   -------------   -------------  -------------     -------------     -------------

      Net realized and unrealized gains
           (losses) on investments                        (4,837)        (23,928)        (1,626)              235             1,796
                                                   -------------   -------------  -------------     -------------     -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $      (5,606)  $     (29,633) $      (1,821)    $         220     $       1,380
                                                   =============   =============  =============     =============     =============


(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.


                                                       Franklin Templeton Variable Insurance Products Trust Sub-Accounts
                                                  -----------------------------------------------------------------------------
                                                    Franklin                        Templeton       Templeton      Templeton
                                                   Technology     Mutual Shares   Global Income      Growth       International
                                                  Securities (a)   Securities      Securities      Securities      Securities
                                                  -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $           -   $       2,124   $       6,644   $       9,661   $       1,220
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                               (13)         (1,405)         (2,927)         (6,173)           (573)
   Administrative expense                                    (1)           (116)           (207)           (478)            (49)
                                                  -------------   -------------   -------------   -------------   -------------

      Net investment income (loss)                          (14)            603           3,510           3,010             598
                                                  -------------   -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                      274          12,495          34,175         160,501           2,541
   Cost of investments sold                                 247          13,065          33,153         179,919           3,219
                                                  -------------   -------------   -------------   -------------   -------------

      Realized gains (losses) on fund shares                 27            (570)          1,022         (19,418)           (678)

Realized gain distributions                                   -           7,141               -          86,691           9,595
                                                  -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                            27           6,571           1,022          67,273           8,917

Change in unrealized gains (losses)                         835          (8,630)            171         (86,546)        (16,987)
                                                  -------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                          862          (2,059)          1,193         (19,273)         (8,070)
                                                  -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $         848   $      (1,456)  $       4,703   $     (16,263)  $      (7,472)
                                                  =============   =============   =============   =============   =============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.


                                                          Goldman Sachs Variable Insurance Trust Sub-Accounts
                                              ---------------------------------------------------------------------------------
                                                                   VIT CORE         VIT CORE
                                                  VIT Capital       Large Cap       Small Cap        VIT CORE        VIT Global
                                                    Growth           Growth           Equity        U.S. Equity        Income
                                                  -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $       1,019   $           1   $         854   $       1,170   $       5,630
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                            (2,099)           (135)         (3,730)         (4,111)         (1,054)
   Administrative expense                                  (154)             (9)           (251)           (276)            (83)
                                                  -------------   -------------   -------------   -------------   -------------

      Net investment income (loss)                       (1,234)           (143)         (3,127)         (3,217)          4,493
                                                  -------------   -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                   13,146           5,771          21,552          46,033           2,214
   Cost of investments sold                              18,499          10,918          20,175          53,780           2,201
                                                  -------------   -------------   -------------   -------------   -------------

      Realized gains (losses) on fund shares             (5,353)         (5,147)          1,377          (7,747)             13

Realized gain distributions                                   -               2               -               -               -
                                                  -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                        (5,353)         (5,145)          1,377          (7,747)             13

Change in unrealized gains (losses)                     (18,212)          2,262           9,430         (31,340)         (2,678)
                                                  -------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                      (23,565)         (2,883)         10,807         (39,087)         (2,665)
                                                  -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $     (24,799)  $      (3,026)  $       7,680   $     (42,304)  $       1,828
                                                  =============   =============   =============   =============   =============

See notes to financial statements.


                                                                                                     LSA Variable Series
                                              Goldman Sachs Variable Insurance Trust Sub-Accounts     Trust Sub-Accounts
                                              --------------------------------------------------- -----------------------------
                                                                       VIT
                                                   VIT Growth     International    VIT Mid Cap     LSA Focused      LSA Growth
                                                   and Income         Equity          Value        Equity (a)       Equity (a)
                                                  -------------   -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $          57   $         348   $          87   $           -   $           -
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                              (312)           (325)            (66)            (15)            (22)
   Administrative expense                                   (23)            (23)             (5)             (1)             (1)
                                                  -------------   -------------   -------------   -------------   -------------

      Net investment income (loss)                         (278)              -              16             (16)            (23)
                                                  -------------   -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                   11,434           1,062              50              13              22
   Cost of investments sold                              14,028           1,392             890              13              22
                                                  -------------   -------------   -------------   -------------   -------------

      Realized gains (losses) on fund shares             (2,594)           (330)           (840)              -               -

Realized gain distributions                                   -              18             260               -               -
                                                  -------------   -------------   -------------   -------------   -------------

      Net realized gains (losses)                        (2,594)           (312)           (580)              -               -

Change in unrealized gains (losses)                        (215)         (6,016)          1,132             275             240
                                                  -------------   -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                       (2,809)         (6,328)            552             275             240
                                                  -------------   -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $      (3,087)  $      (6,328)  $         568   $         259   $         217
                                                  =============   =============   =============   =============   =============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.


                                                             MFS Variable Insurance Trust Sub-Accounts
                                                  --------------------------------------------------------------
                                                  MFS Emerging    MFS Investors    MFS Limited        MFS New
                                                     Growth         Trust (b)      Maturity (d)      Discovery
                                                  -------------   -------------   -------------   -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                         $           -   $       1,079   $           -   $       6,412
Charges from Glenbrook Life and Annuity Company:
   Mortality and expense risk                           (45,845)         (9,019)           (273)         (3,159)
   Administrative expense                                (3,591)           (720)            (21)           (252)
                                                  -------------   -------------   -------------   -------------

      Net investment income (loss)                      (49,436)         (8,660)           (294)          3,001
                                                  -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
   (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
   Proceeds from sales                                  506,186         118,267          67,246          27,806
   Cost of investments sold                             802,414         133,933          65,670          31,887
                                                  -------------   -------------   -------------   -------------

      Realized gains (losses) on fund shares           (296,228)        (15,666)          1,576          (4,081)

Realized gain distributions                             233,594          17,761               -             254
                                                  -------------   -------------   -------------   -------------

      Net realized gains (losses)                       (62,634)          2,095           1,576          (3,827)

Change in unrealized gains (losses)                  (1,437,517)       (106,272)         (1,054)         (5,141)
                                                  -------------   -------------   -------------   -------------

      Net realized and unrealized gains
           (losses) on investments                   (1,500,151)       (104,177)            522          (8,968)
                                                  -------------   -------------   -------------   -------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                   $  (1,549,587)  $    (112,837)  $         228   $      (5,967)
                                                  =============   =============   =============   =============

(b) Previously known as MFS Growth with Income

(d) For the Period Beginning January 1, 2001 and Ended June 27,2001


See notes to financial statements.


                                                       MFS Variable Insurance                MFS Variable Insurance Trust
                                                       Trust Sub-Accounts                    (Service Class) Sub-Accounts
                                                   -------------------------------- ---------------------------------------------
                                                                                                                         MFS
                                                                                      MFS Emerging  MFS Investors   New Discovery
                                                                                    Growth (Service Trust (Service    (Service
                                                   MFS Research   MFS Utilities (a)   Class) (a)      Class) (a)     Class) (a)
                                                   ------------   ----------------  -------------    ------------    ------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $     20,890    $          -      $          -    $          -    $          -
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                          (24,915)            (26)           (2,812)         (1,714)           (485)
    Administrative expense                               (1,845)             (2)             (184)           (118)            (34)
                                                   ------------    ------------      ------------    ------------    ------------

        Net investment income (loss)                     (5,870)            (28)           (2,996)         (1,832)           (519)
                                                   ------------    ------------      ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                 288,858              27           108,832           6,885          11,906
    Cost of investments sold                            412,512              27           123,834           7,234          12,328
                                                   ------------    ------------      ------------    ------------    ------------
        Realized gains (losses) on fund shares         (123,654)              -           (15,002)           (349)           (422)

Realized gain distributions                             208,939               -                 -               -               -
                                                   ------------    ------------      ------------    ------------    ------------

        Net realized gains (losses)                      85,285               -           (15,002)           (349)           (422)

Change in unrealized gains (losses)                    (547,684)            267            (7,859)         (3,983)         14,354
                                                   ------------    ------------      ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                   (462,399)            267           (22,861)         (4,332)         13,932
                                                  ------------    ------------      ------------    ------------    ------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $   (468,269)   $        239      $    (25,857)   $     (6,164)   $     13,413
                                                   ============    ============      ============    ============    ============


(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.


                                                   MFS Variable Insurance Trust           Neuberger & Berman Advisers
                                                   (Service Class) Sub-Accounts          Management Trust Sub-Accounts
                                                   ----------------------------    --------------------------------------------

                                                   MFS Research   MFS Utilities                        AMT
                                                     (Service       (Service          AMT            Mid-Cap          AMT
                                                    Class) (a)      Class) (a)      Guardian         Growth         Partners
                                                   ------------   -------------    ------------    ------------    ------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $          -    $          -    $         75    $          7    $        650
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                             (842)         (2,429)           (245)           (613)         (2,481)
    Administrative expense                                  (57)           (172)            (16)            (45)           (167)
                                                   ------------    ------------    ------------    ------------    ------------

        Net investment income (loss)                       (899)         (2,601)           (186)           (651)         (1,998)
                                                   ------------    ------------    ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                   1,178         182,451           1,466           2,232           6,885
    Cost of investments sold                              1,302         180,369           1,522           3,399           8,372
                                                   ------------    ------------    ------------    ------------    ------------

        Realized gains (losses) on fund shares             (124)          2,082             (56)         (1,167)         (1,487)

Realized gain distributions                                   -               -           1,066               -           6,171
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized gains (losses)                        (124)          2,082           1,010          (1,167)          4,684

Change in unrealized gains (losses)                      (2,251)        (47,107)         (1,332)        (13,227)        (10,370)
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                     (2,375)        (45,025)           (322)        (14,394)         (5,686)
                                                   ------------    ------------    ------------    ------------    ------------


INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $     (3,274)   $    (47,626)   $       (508)   $    (15,045)   $     (7,684)
                                                   ============    ============    ============    ============    ============


(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

                                                       Oppenheimer Variable Account Funds Sub-Accounts
                                                   ------------------------------------------------------------
                                                                                                    Oppenheimer
                                                    Oppenheimer     Oppenheimer    Oppenheimer      Main Street
                                                     Aggressive      Capital          Global         Growth &
                                                       Growth      Appreciation     Securities        Income
                                                   ------------    ------------    ------------    ------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $     11,853    $     12,522    $     12,369    $     26,272
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                          (20,617)        (38,292)        (28,365)        (79,689)
    Administrative expense                               (1,566)         (2,988)         (2,300)         (6,172)
                                                   ------------    ------------    ------------    ------------

        Net investment income (loss)                    (10,330)        (28,758)        (18,296)        (59,589)
                                                   ------------    ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                 240,608         372,484         370,500         570,407
    Cost of investments sold                            363,933         440,495         439,351         663,771
                                                   ------------    ------------    ------------    ------------

        Realized gains (losses) on fund shares         (123,325)        (68,011)        (68,851)        (93,364)

Realized gain distributions                             184,944         187,915         229,325               -
                                                   ------------    ------------    ------------    ------------

        Net realized gains (losses)                      61,619         119,904         160,474         (93,364)

Change in unrealized gains (losses)                    (575,302)       (461,091)       (399,265)       (509,814)
                                                   ------------    ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                   (513,683)       (341,187)       (238,791)       (603,178)
                                                   ------------    ------------    ------------    ------------


INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $   (524,013)   $   (369,945)   $   (257,087)   $   (662,767)
                                                   ============    ============    ============    ============

See notes to financial statements.


                                                     Oppenheimer Variable
                                                   Account Funds Sub-Accounts          Putnam Variable Trust Sub-Accounts
                                                   -----------------------------  -------------------------------------------------
                                                    Oppenheimer    Oppenheimer
                                                     Multiple        Strategic    VT Diversified    VT Growth       VT Growth
                                                    Strategies         Bond         Income (a)    and Income (a)  Opportunities (a)
                                                   ------------    ------------   -------------   -------------   -----------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $     43,438    $     29,461    $          -    $          -    $          -
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                          (24,129)        (20,762)         (1,983)         (2,882)           (783)
    Administrative expense                               (1,948)         (1,592)           (137)           (203)            (54)
                                                   ------------    ------------    ------------    ------------    ------------

        Net investment income (loss)                     17,361           7,107          (2,120)         (3,085)           (837)
                                                   ------------    ------------    ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                 637,584         534,808           8,356          15,241          90,235
    Cost of investments sold                            653,886         539,562           8,279          17,188         111,048
                                                   ------------    ------------    ------------    ------------    ------------

        Realized gains (losses) on fund shares          (16,302)         (4,754)             77          (1,947)        (20,813)

Realized gain distributions                              58,019          37,450               -               -               -
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized gains (losses)                      41,717          32,696              77          (1,947)        (20,813)

Change in unrealized gains (losses)                     (65,170)         20,234           2,082         (12,661)         (3,362)
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                    (23,453)         52,930           2,159         (14,608)        (24,175)
                                                   ------------    ------------    ------------    ------------    ------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $     (6,092)   $     60,037    $         39    $    (17,693)   $    (25,012)
                                                   ============    ============    ============    ============    ============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.


                                                       Putnam Variable Trust Sub-Accounts
                                                   --------------------------------------------------------------

                                                     VT Health          VT             VT              VT
                                                   Sciences (a)    New Value (a)   Research (a)    Voyager II (a)
                                                   ------------    -------------   ------------    --------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $          -    $          -    $          -    $          -
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                           (1,720)         (1,131)             (2)         (1,969)
    Administrative expense                                 (112)            (81)              -            (132)
                                                   ------------    ------------    ------------    ------------

        Net investment income (loss)                     (1,832)         (1,212)             (2)         (2,101)
                                                   ------------    ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                  19,103           6,864               2          80,113
    Cost of investments sold                             18,720           6,808               2          97,995
                                                   ------------    ------------    ------------    ------------

        Realized gains (losses) on fund shares              383              56               -         (17,882)

Realized gain distributions                                   -               -               -               -
                                                   ------------    ------------    ------------    ------------

        Net realized gains (losses)                         383              56               -         (17,882)

Change in unrealized gains (losses)                      (5,845)          3,503              62          (9,991)
                                                   ------------    ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                     (5,462)          3,559              62         (27,873)
                                                   ------------    ------------    ------------    ------------


INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $     (7,294)   $      2,347    $         60    $    (29,974)
                                                   ============    ============    ============    ============



(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.


                                                                       STI Classic Variable Trust Sub-Accounts
                                                   ----------------------------------------------------------------------------

                                                                                       STI            STI              STI
                                                    STI Capital    STI Growth      International   Investment        Mid-Cap
                                                   Appreciation     & Income         Equity        Grade Bond         Equity
                                                   ------------    ------------    -------------   ------------    ------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $     29,981    $      7,820    $        182    $     54,855    $     57,995
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                          (19,161)        (21,463)         (2,783)        (15,296)         (6,515)
    Administrative expense                               (1,488)         (1,640)           (203)         (1,136)           (486)
                                                   ------------    ------------    ------------    ------------    ------------

        Net investment income (loss)                      9,332         (15,283)         (2,804)         38,423          50,994
                                                   ------------    ------------    ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                 516,912         158,685          51,685         129,147          96,037
    Cost of investments sold                            556,173         165,160          63,969         126,785         111,570
                                                   ------------    ------------    ------------    ------------    ------------

        Realized gains (losses) on fund shares          (39,261)         (6,475)        (12,284)          2,362         (15,533)

Realized gain distributions                              79,308               -               -               -          41,263
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized gains (losses)                      40,047          (6,475)        (12,284)          2,362          25,730

Change in unrealized gains (losses)                    (151,967)        (77,002)        (26,579)            (54)        (51,139)
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                   (111,920)        (83,477)        (38,863)          2,308         (25,409)
                                                   ------------    ------------    ------------    ------------    ------------

INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $   (102,588)   $    (98,760)   $    (41,667)   $     40,731    $     25,585
                                                   ============    ============    ============    ============    ============



See notes to financial statements.


                                                                                                  The Universal Institutional
                                                    STI Classic Variable Trust Sub-Accounts        Funds, Inc. Sub-Accounts
                                                   --------------------------------------------   -----------------------------
                                                                                    STI Value
                                                    STI Quality      STI Small        Income         Equity          Fixed
                                                   Growth Stock    Cap Equity         Stock          Growth          Income
                                                   ------------    ------------    ------------    ------------    ------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $        207    $      9,842    $     15,789    $          -    $     10,046
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                          (17,507)        (10,031)        (12,247)         (2,577)         (1,194)
    Administrative expense                               (1,255)           (771)           (961)           (176)            (90)
                                                   ------------    ------------    ------------    ------------    ------------

        Net investment income (loss)                    (18,555)           (960)          2,581          (2,753)          8,762
                                                   ------------    ------------    ------------    ------------    ------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                 140,487          72,644          60,088          16,179          19,630
    Cost of investments sold                            171,478          67,103          61,419          22,486          19,275
                                                   ------------    ------------    ------------    ------------    ------------

        Realized gains (losses) on fund shares          (30,991)          5,541          (1,331)         (6,307)            355

Realized gain distributions                                   -               -               -             226           3,875
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized gains (losses)                     (30,991)          5,541          (1,331)         (6,081)          4,230

Change in unrealized gains (losses)                    (223,110)        121,749         (22,710)        (25,385)         (8,162)
                                                   ------------    ------------    ------------    ------------    ------------

        Net realized and unrealized gains
             (losses) on investments                   (254,101)        127,290         (24,041)        (31,466)         (3,932)
                                                   ------------    ------------    ------------    ------------    ------------


INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $   (272,656)   $    126,330    $    (21,460)   $    (34,219)   $      4,830
                                                   ============    ============    ============    ============    ============



See notes to financial statements.

                                                        The Universal Institutional Funds, Inc. Sub-Accounts
                                                   -------------------------------------------------------------

                                                   Global Value   International      Mid Cap
                                                    Equity (c)        Magnum          Value             Value
                                                   ------------    ------------    ------------    -------------
NET INVESTMENT INCOME (LOSS)
Dividends                                          $        231    $         29    $          -    $      2,431
Charges from Glenbrook Life and Annuity Company:
    Mortality and expense risk                             (213)            (76)         (2,951)         (3,369)
    Administrative expense                                  (18)             (6)           (227)           (230)
                                                   -------------   -------------   -------------   -------------

        Net investment income (loss)                          -             (53)         (3,178)         (1,168)
                                                   -------------   -------------   -------------   -------------

NET REALIZED AND UNREALIZED GAINS
    (LOSSES) ON INVESTMENTS
Realized gains (losses) on fund shares:
    Proceeds from sales                                   1,564              80          23,543          32,483
    Cost of investments sold                              1,604             104          28,594          30,817
                                                   -------------   -------------   -------------   -------------

        Realized gains (losses) on fund shares              (40)            (24)         (5,051)          1,666

Realized gain distributions                                   -               -             235          10,032
                                                   -------------   -------------   -------------   -------------

        Net realized gains (losses)                         (40)            (24)         (4,816)         11,698

Change in unrealized gains (losses)                      (1,404)         (1,333)          4,891         (11,097)
                                                   -------------   -------------   -------------   -------------

        Net realized and unrealized gains
             (losses) on investments                     (1,444)         (1,357)             75             601
                                                   -------------   -------------   -------------   -------------


INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS                                    $     (1,444)   $     (1,410)   $     (3,103)   $       (567)
                                                   =============   =============   =============   =============

(c) Previously known as Global Equity


 See notes to financial statements.

GLENBROOK LIFE MULTI-MANAGER VARIABLE ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS
For the Years Ended December 31,

-------------------------------------------------------------------------------------------------------------------------
                                                              AIM Variable Insurance Funds Sub-Accounts
                                             ----------------------------------------------------------------------------
                                               AIM V.I.
                                              Aggressive
                                               Growth           AIM V.I. Balanced        AIM V.I. Capital Appreciation
                                             -----------     ----------------------------   -----------------------------
                                               2001 (a)          2001             2000          2001              2000
                                             -----------     -----------      -----------   -----------       -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $      (110)    $    21,609      $   (25,018)  $   (71,898)      $   (56,705)
Net realized gains (losses)                            4         (75,780)             712       105,009           155,354
Change in unrealized gains (losses)                2,386        (418,926)        (148,307)   (1,454,912)       (1,054,521)
                                             -----------     -----------      -----------   -----------       -----------
Increase (decrease) in net assets
     from operations                               2,280        (473,097)        (172,613)   (1,421,801)         (955,872)
                                             -----------     -----------      -----------   -----------       -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                          25,648         642,297        1,334,462       938,674         3,544,829
Benefit payments                                       -         (38,786)          (9,010)      (34,209)           (9,635)
Payments on termination                                -        (319,495)        (165,066)     (299,786)         (251,806)
Contract maintenance charge                            -            (572)            (820)       (1,672)           (1,951)
Transfers among the sub-accounts
     and with the Fixed Account - net              1,483       1,491,615        1,226,429       631,882         1,904,220
                                             -----------     -----------      -----------   -----------       -----------
Increase (decrease) in net assets
     from capital transactions                    27,131       1,775,059        2,385,995     1,234,889         5,185,657
                                             -----------     -----------      -----------   -----------       -----------
INCREASE (DECREASE) IN NET ASSETS                 29,411       1,301,962        2,213,382      (186,912)        4,229,785

NET ASSETS AT BEGINNING OF PERIOD                      -       3,053,848          840,466     5,299,302         1,069,517
                                             -----------     -----------      -----------   -----------       -----------
NET ASSETS AT END OF PERIOD                  $    29,411     $ 4,355,810      $ 3,053,848   $ 5,112,390       $ 5,299,302
                                             ===========     ===========      ===========   ===========       ===========

UNITS OUTSTANDING
  Units outstanding at beginning of period             -         257,109           66,631       385,019            64,009
     Units issued                                  3,419         274,652          220,459       243,270           349,542
     Units redeemed                                    -         (91,722)         (29,981)      (98,356)          (28,532)
                                             -----------     -----------      -----------   -----------       -----------
  Units outstanding at end of period               3,419         440,039          257,109       529,933           385,019
                                             ===========     ===========      ===========   ===========       ===========

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

-------------------------------------------------------------------------------------------------------------------------
                                                               AIM Variable Insurance Funds Sub-Accounts
                                             ----------------------------------------------------------------------------
                                             AIM V.I. Dent
                                              Demographics      AIM V.I. Diversified Income    AIM V.I. Global Utilities
                                             -------------     ----------------------------   ---------------------------
                                                2001 (a)           2001             2000          2001            2000
                                             -------------     -----------      -----------   -----------     -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $        (51)     $    9,036       $    9,502    $      (40)     $     (329)
Net realized gains (losses)                           (54)         (9,007)         (10,086)        1,811           4,405
Change in unrealized gains (losses)                   (62)          4,339           (1,774)      (10,014)         (7,177)
                                             -------------     -----------      -----------   -----------     -----------
Increase (decrease) in net assets
     from operations                                 (167)          4,368           (2,358)       (8,243)         (3,101)
                                             -------------     -----------      -----------   -----------     -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            4,305          43,398            2,500        25,000               -
Benefit payments                                        -               -          (23,383)            -               -
Payments on termination                              (421)        (66,415)         (16,620)            -               -
Contract maintenance charge                             -             (15)             (53)           (4)            (11)
Transfers among the sub-accounts
     and with the Fixed Account - net               5,105           1,013            4,389       (25,005)          5,639
                                             -------------     -----------      -----------   -----------     -----------
Increase (decrease) in net assets
     from capital transactions                      8,989         (22,019)         (33,167)           (9)          5,628
                                             -------------     -----------      -----------   -----------     -----------
INCREASE (DECREASE) IN NET ASSETS                   8,822         (17,651)         (35,525)       (8,252)          2,527

NET ASSETS AT BEGINNING OF PERIOD                       -         192,964          228,489        28,536          26,009
                                             -------------     -----------      -----------   -----------     -----------
NET ASSETS AT END OF PERIOD                  $      8,822      $  175,313       $  192,964    $   20,284      $   28,536
                                             =============     ===========      ===========   ===========     ===========

UNITS OUTSTANDING
  Units outstanding at beginning of period              -          19,823           23,306         1,983           1,738
     Units issued                                   1,099           5,323            5,139             -           1,831
     Units redeemed                                   (55)         (7,600)          (8,622)            -          (1,586)
                                             -------------     -----------      -----------   -----------     -----------
  Units outstanding at end of period                1,044          17,546           19,823         1,983           1,983
                                             =============     ===========      ===========   ===========     ===========

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                    AIM Variable Insurance Funds Sub-Accounts
                                             ---------------------------------------------------------------------------------------
                                             AIM V.I. Government Securities        AIM V.I. Growth       AIM V.I. Growth and Income
                                             ------------------------------  --------------------------  ---------------------------
                                                 2001              2000          2001          2000          2001          2000
                                             ------------      ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $      4,958      $     24,950  $    (41,873) $    (45,357) $    (52,773) $    (41,216)
Net realized gains (losses)                        26,469               (50)     (553,672)      178,041      (222,787)      189,688
Change in unrealized gains (losses)                (5,793)           25,861      (962,171)   (1,242,051)     (766,520)     (841,592)
                                             ------------      ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
     from operations                               25,634            50,761    (1,557,716)   (1,109,367)   (1,042,080)     (693,120)
                                             ------------      ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            6,570            31,009       634,235     2,759,267       729,977     1,937,761
Benefit payments                                        -                 -       (53,067)      (43,978)      (70,811)            -
Payments on termination                          (462,745)           (5,195)     (303,307)     (218,155)     (464,257)     (309,191)
Contract maintenance charge                           147              (109)         (919)       (1,421)         (665)       (1,425)
Transfers among the sub-accounts
     and with the Fixed Account - net             118,240           234,665       435,204     1,474,850       818,935     1,197,196
                                             ------------      ------------  ------------  ------------  ------------  ------------
Increase (decrease) in net assets
     from capital transactions                   (337,788)          260,370       712,146     3,970,563     1,013,179     2,824,341
                                             ------------      ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                (312,154)          311,131      (845,570)    2,861,196       (28,901)    2,131,221

NET ASSETS AT BEGINNING OF PERIOD                 727,464           416,333     4,152,541     1,291,345     3,919,638     1,788,417
                                             ------------      ------------  ------------  ------------  ------------  ------------
NET ASSETS AT END OF PERIOD                  $    415,310      $    727,464  $  3,306,971  $  4,152,541  $  3,890,737  $  3,919,638
                                             ============      ============  ============  ============  ============  ============

UNITS OUTSTANDING
  Units outstanding at beginning of period         65,317            40,535       344,226        77,823       306,577       109,548
     Units issued                                  24,099            25,296       236,748       292,392       215,105       237,349
     Units redeemed                               (53,198)             (514)     (123,140)      (25,989)      (81,907)      (40,320)
                                             ------------      ------------  ------------  ------------  ------------  ------------
  Units outstanding at end of period               36,218            65,317       457,834       344,226       439,775       306,577
                                             ============      ============  ============  ============  ============  ============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                   AIM Variable Insurance Funds Sub-Accounts
                                              --------------------------------------------------------------------------------------
                                                  AIM V.I. High Yield      AIM V.I. International Equity        AIM V.I. Value
                                              ---------------------------  -----------------------------  --------------------------
                                                 2001             2000         2001              2000        2001            2000
                                              ------------    -----------  -----------       -----------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $    61,520     $   34,589   $   (1,822)       $   (1,991)  $   (96,143)  $   (77,646)
Net realized gains (losses)                       (32,929)        (6,335)      (7,288)           24,371      (199,791)      380,850
Change in unrealized gains (losses)               (61,435)       (95,058)     (39,409)          (73,496)     (838,201)   (1,550,830)
                                              ------------    -----------  -----------       -----------  ------------  ------------
Increase (decrease) in net assets
     from operations                              (32,844)       (66,804)     (48,519)          (51,116)   (1,134,135)   (1,247,626)
                                              ------------    -----------  -----------       -----------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                          142,139        198,896       26,823           111,576     1,098,895     3,734,854
Benefit payments                                        -        (83,895)      (2,925)                -       (45,729)     (228,712)
Payments on termination                           (53,716)       (60,134)      (7,864)           (1,942)     (642,624)     (339,557)
Contract maintenance charge                           (68)           (55)         (88)              (55)       (1,348)       (2,589)
Transfers among the sub-accounts
     and with the Fixed Account - net             200,293        203,996        3,631           (46,561)      831,848     2,413,476
                                              ------------    -----------  -----------       -----------  ------------  ------------
Increase (decrease) in net assets
     from capital transactions                    288,648        258,808       19,577            63,018     1,241,042     5,577,472
                                              ------------    -----------  -----------       -----------  ------------  ------------
INCREASE (DECREASE) IN NET ASSETS                 255,804        192,004      (28,942)           11,902       106,907     4,329,846

NET ASSETS AT BEGINNING OF PERIOD                 315,092        123,088      177,691           165,789     7,664,750     3,334,904
                                              ------------    -----------  -----------       -----------  ------------  ------------
NET ASSETS AT END OF PERIOD                   $   570,896     $  315,092   $  148,749        $  177,691   $ 7,771,657   $ 7,664,750
                                              ===========     ==========   ==========        ==========   ===========   ===========

UNITS OUTSTANDING
  Units outstanding at beginning of period         35,082         10,928       14,822             9,723       608,937       210,731
     Units issued                                  50,097         39,069        4,847             9,836       336,307       489,687
     Units redeemed                               (17,995)       (14,915)      (2,776)           (4,737)     (187,837)      (91,481)
                                              ------------    -----------  -----------       -----------  ------------  ------------
  Units outstanding at end of period               67,184         35,082       16,893            14,822       757,407       608,937
                                              ===========     ==========   ==========        ==========   ===========   ===========

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Dreyfus Variable Investment
                                              American Century Variable Portfolios, Inc. Sub-Accounts         Fund Sub-Accounts
                                              --------------------------------------------------------   ---------------------------
                                                  American Century              American Century
                                                     VP Balanced                 VP International           VIF Growth and Income
                                              ---------------------------  ---------------------------   ---------------------------
                                                  2001            2000         2001            2000          2001           2000
                                              -----------     -----------  -----------     -----------   -----------    ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $    5,211      $    3,519   $   (1,980)     $   (2,377)   $   (3,807)    $    1,496
Net realized gains (losses)                      (11,129)          4,355       13,254          33,655        (1,404)        20,230
Change in unrealized gains (losses)                 (679)        (19,382)     (66,469)        (65,914)      (31,181)       (46,985)
                                              -----------     -----------  -----------     -----------   -----------    ------------
Increase (decrease) in net assets
     from operations                              (6,597)        (11,508)     (55,195)        (34,636)      (36,392)       (25,259)
                                              -----------     -----------  -----------     -----------   -----------    ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                               -           3,246          112               -       171,762          7,745
Benefit payments                                  (5,256)              -            -               -             -        (73,777)
Payments on termination                         (149,593)         (3,125)      (2,824)         (3,124)      (82,535)       (15,053)
Contract maintenance charge                           (8)            (76)          34             (39)         (107)          (167)
Transfers among the sub-accounts
     and with the Fixed Account - net                300          47,856           (3)        110,911        59,251        (30,235)
                                              -----------     -----------  -----------     -----------   -----------    ------------
Increase (decrease) in net assets
     from capital transactions                  (154,557)         47,901       (2,681)        107,748       148,371       (111,487)
                                              -----------     -----------  -----------     -----------   -----------    ------------
INCREASE (DECREASE) IN NET ASSETS               (161,154)         36,393      (57,876)         73,112       111,979       (136,746)

NET ASSETS AT BEGINNING OF PERIOD                303,215         266,822      185,390         112,278       386,232        522,978
                                              -----------     -----------  -----------     -----------   -----------    ------------
NET ASSETS AT END OF PERIOD                   $  142,061      $  303,215   $  127,514      $  185,390    $  498,211     $  386,232
                                              ===========     ===========  ===========     ===========   ===========    ============

UNITS OUTSTANDING
  Units outstanding at beginning of period        23,997          20,277       11,918           5,917        30,513         38,988
     Units issued                                     25           9,852            9           9,516        23,066          1,311
     Units redeemed                              (12,185)         (6,132)        (183)         (3,515)       (8,228)        (9,786)
                                              -----------     -----------  -----------     -----------   -----------    ------------
  Units outstanding at end of period              11,837          23,997       11,744          11,918        45,351         30,513
                                              ===========     ===========  ===========     ===========   ===========    ============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Dreyfus Socially Responsible
                                                    Dreyfus Variable Investment Fund Sub-Accounts      Growth Fund, Inc. Sub-Account
                                             --------------------------------------------------------  -----------------------------
                                                                                                               Dreyfus Socially
                                                    VIF Money Market        VIF Small Company Stock       Responsible Growth Fund
                                             ---------------------------  ---------------------------  -----------------------------
                                                 2001            2000         2001            2000         2001             2000
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $    15,626     $    4,912   $     (939)     $   (1,045)  $   (4,095)      $    (2,926)
Net realized gains (losses)                            -              -        1,450           4,074      (16,799)           17,735
Change in unrealized gains (losses)                    -              -       (3,166)          2,034      (65,640)          (61,690)
                                             ------------    -----------  -----------     -----------  -----------      ------------
Increase (decrease) in net assets
     from operations                              15,626          4,912       (2,655)          5,063      (86,534)          (46,881)
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                         312,303        139,385            -           7,292       34,697            68,199
Benefit payments                                       -        (31,362)           -               -            -           (45,111)
Payments on termination                         (361,758)       (49,262)     (13,315)              -      (42,579)           (4,648)
Contract maintenance charge                          (54)             4          (42)            (47)         (75)             (137)
Transfers among the sub-accounts
     and with the Fixed Account - net          1,467,386       (400,791)          21         (36,347)      17,694            44,690
                                             ------------    -----------  -----------     -----------  -----------      ------------
Increase (decrease) in net assets
     from capital transactions                 1,417,877       (342,026)     (13,336)        (29,102)       9,737            62,993
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS              1,433,503       (337,114)     (15,991)        (24,039)     (76,797)           16,112

NET ASSETS AT BEGINNING OF PERIOD                178,408        515,522       81,093         105,132      340,441           324,329
                                             ------------    -----------  -----------     -----------  -----------      ------------
NET ASSETS AT END OF PERIOD                  $ 1,611,911     $  178,408   $   65,102      $   81,093   $  263,644       $   340,441
                                             ============    ===========  ===========     ===========  ===========      ============

UNITS OUTSTANDING
  Units outstanding at beginning of period        16,839         47,270        6,620           9,240       24,539            20,178
     Units issued                                242,765         79,767            -             661        7,011            12,381
     Units redeemed                             (113,146)      (110,198)      (1,137)         (3,281)      (5,692)           (8,020)
                                             ------------    -----------  -----------     -----------  -----------      ------------
  Units outstanding at end of period             146,458         16,839        5,483           6,620       25,858            24,539
                                             ============    ===========  ===========     ===========  ===========      ============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                              Dreyfus Stock Index Fund     Federated Insurance Series   Fidelity Variable Insurance
                                                      Sub-Account                  Sub-Account             Products Sub-Accounts
                                             ---------------------------  ---------------------------  -----------------------------
                                                                                    Federated
                                               Dreyfus Stock Index Fund        Prime Money Fund II             VIP Contrafund
                                             ---------------------------  ---------------------------  -----------------------------
                                                 2001            2000         2001            2000         2001             2000
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $     4,164     $   (11,116) $    53,592     $    19,065  $   (37,337)     $   (47,645)
Net realized gains (losses)                      (31,312)         80,440            -               -     (106,821)         282,879
Change in unrealized gains (losses)             (274,851)       (336,211)           -               -     (708,982)        (600,561)
                                             ------------    -----------  -----------     -----------  -----------      ------------
Increase (decrease) in net assets
     from operations                            (301,999)       (266,887)      53,592          19,065     (853,140)        (365,327)
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                         363,468         249,617    2,053,283         440,162      681,737        2,301,180
Benefit payments                                  (6,112)        (88,628)     (37,615)        (80,569)     (54,808)          (4,120)
Payments on termination                         (237,560)       (106,821)    (883,799)       (236,876)    (438,362)        (277,431)
Contract maintenance charge                         (593)         (1,057)        (511)           (243)      (1,589)          (1,691)
Transfers among the sub-accounts
     and with the Fixed Account - net            (27,088)        160,569    3,108,600         617,768      653,470        2,451,718
                                             ------------    -----------  -----------     -----------  -----------      ------------
Increase (decrease) in net assets
     from capital transactions                    92,115         213,680    4,239,958         740,242      840,448        4,469,656
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS               (209,884)        (53,207)   4,293,550         759,307      (12,692)       4,104,329

NET ASSETS AT BEGINNING OF PERIOD              2,206,953       2,260,160      913,941         154,634    5,712,819        1,608,490
                                             ------------    -----------  -----------     -----------  -----------      ------------
NET ASSETS AT END OF PERIOD                  $ 1,997,069     $ 2,206,953  $ 5,207,491     $   913,941  $ 5,700,127      $ 5,712,819
                                             ============    ===========  ===========     ===========  ===========      ============

UNITS OUTSTANDING
  Units outstanding at beginning of period       171,195         153,625       87,136          15,369      432,933          107,100
     Units issued                                 48,419          40,404      871,559         179,822      222,746          368,432
     Units redeemed                              (34,612)        (22,834)    (465,036)       (108,055)    (135,851)         (42,599)
                                             ------------    -----------  -----------     -----------  -----------      ------------
  Units outstanding at end of period             185,002         171,195      493,659          87,136      519,828          432,933
                                             ============    ===========  ===========     ===========  ===========      ============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                             Fidelity Variable Insurance Products Fund Sub-Accounts
                                             ---------------------------  ---------------------------  -----------------------------
                                                  VIP Equity-Income                 VIP Growth                 VIP High Income
                                             ---------------------------  ---------------------------  -----------------------------
                                                  2001           2000         2001            2000         2001             2000
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $     4,804     $    (1,932) $   (95,221)    $   (73,697) $   145,115      $    26,181
Net realized gains (losses)                      138,887         120,977       (7,781)        320,062     (155,744)         (26,793)
Change in unrealized gains (losses)             (448,316)        184,553   (1,507,574)     (1,331,876)    (207,945)        (316,517)
                                             ------------    -----------  -----------     -----------  -----------      ------------
Increase (decrease) in net assets
     from operations                            (304,625)        303,598   (1,610,576)     (1,085,511)    (218,574)        (317,129)
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                         806,296       1,246,543      654,121       4,874,441      472,412          738,055
Benefit payments                                 (56,282)       (103,409)    (113,190)         (2,168)     (15,525)               -
Payments on termination                         (445,137)       (243,496)    (473,587)       (264,916)    (163,009)         (99,665)
Contract maintenance charge                         (608)         (1,348)      (1,659)         (2,507)        (118)            (363)
Transfers among the sub-accounts
     and with the Fixed Account - net          1,298,499         868,226      818,080       2,334,924       26,916          493,163
                                             ------------    -----------  -----------     -----------  -----------      ------------
Increase (decrease) in net assets
     from capital transactions                 1,602,768       1,766,516      883,765       6,939,774      320,676        1,131,190
                                             ------------    -----------  -----------     -----------  -----------      ------------
INCREASE (DECREASE) IN NET ASSETS              1,298,143       2,070,114     (726,811)      5,854,263      102,102          814,061

NET ASSETS AT BEGINNING OF PERIOD              4,027,975       1,957,861    7,646,715       1,792,452    1,305,071          491,010
                                             ------------    -----------  -----------     -----------  -----------      ------------
NET ASSETS AT END OF PERIOD                  $ 5,326,118     $ 4,027,975  $ 6,919,904     $ 7,646,715  $ 1,407,173      $ 1,305,071
                                             ============    ===========  ===========     ===========  ===========      ============

UNITS OUTSTANDING
  Units outstanding at beginning of period       337,409         169,875      574,289         112,180      153,849           44,990
     Units issued                                244,905         226,316      277,518         547,113       98,415          136,051
     Units redeemed                             (100,260)        (58,782)    (189,948)        (85,004)     (62,154)         (27,192)
                                             ------------    -----------  -----------     -----------  -----------      ------------
  Units outstanding at end of period             482,054         337,409      661,859         574,289      190,110          153,849
                                             ============    ===========  ===========     ===========  ===========      ============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Fidelity Variable
                                                                                                             Insurance Products
                                             Fidelity Variable Insurance Products Fund Sub-Accounts   (Service Class 2) Sub-Accounts
                                             ------------------------------------------------------  -------------------------------
                                                                                                        VIP Asset         VIP
                                                                                                     Manager Growth    Contrafund
                                                                                                       (Service         (Service
                                                    VIP Index 500                 VIP Overseas          Class 2)         Class 2)
                                             --------------------------  --------------------------  --------------  ---------------
                                                 2001         2000 (e)       2001         2000 (e)      2001 (a)         2001 (a)
                                             ------------   -----------  -----------    -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $   (18,248)   $   (15,555) $   28,447     $   (5,526)  $         (55)  $       (1,683)
Net realized gains (losses)                      (72,731)          (378)     20,047         (7,772)           (568)          (1,383)
Change in unrealized gains (losses)             (396,350)      (190,078)   (254,067)       (95,472)            466            5,085
                                             ------------   -----------  -----------    -----------  --------------  ---------------
Increase (decrease) in net assets
     from operations                            (487,329)      (206,011)   (205,573)      (108,770)           (157)           2,019
                                             ------------   -----------  -----------    -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                         500,527      1,955,534      58,152        507,613          19,572          228,791
Benefit payments                                 (88,192)             -           -           (975)              -                -
Payments on termination                         (139,021)      (114,457)    (32,261)       (30,501)              -             (252)
Contract maintenance charge                         (596)          (789)       (266)          (217)              -                -
Transfers among the sub-accounts
     and with the Fixed Account - net          1,562,801      1,219,489     143,936        417,423          (3,691)         181,810
                                             ------------   -----------  -----------    -----------  --------------  ---------------
Increase (decrease) in net assets
     from capital transactions                 1,835,519      3,059,777     169,561        893,343          15,881          410,349
                                             ------------   -----------  -----------    -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS              1,348,190      2,853,766     (36,012)       784,573          15,724          412,368

NET ASSETS AT BEGINNING OF PERIOD              2,853,766              -     784,573              -               -                -
                                             ------------   -----------  -----------    -----------  --------------  ---------------
NET ASSETS AT END OF PERIOD                  $ 4,201,956    $ 2,853,766  $  748,561     $  784,573   $      15,724   $      412,368
                                             ============   ===========  ===========    ===========  ==============  ===============

UNITS OUTSTANDING
  Units outstanding at beginning of period       313,030              -      93,653              -               -                -
     Units issued                                294,832        334,267      44,157        104,052           2,139           44,810
     Units redeemed                              (75,114)       (21,237)    (23,086)       (10,399)           (483)          (1,306)
                                             ------------   -----------  -----------    -----------  --------------  ---------------
  Units outstanding at end of period             532,748        313,030     114,724         93,653           1,656           43,504
                                             ============   ===========  ===========    ===========  ==============  ===============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

(e) For the Period Beginning January 24, 2000 and Ended December 31, 2000


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                    Fidelity Variable Insurance Products Fund (Service Class 2) Sub-Accounts
                                           -----------------------------------------------------------------------------------------
                                             VIP Equity-                           VIP High
                                               Income           VIP Growth          Income         VIP Index 500      VIP Overseas
                                           (Service Class 2) (Service Class 2) (Service Class 2) (Service Class 2) (Service Class 2)
                                           ----------------- ----------------- ----------------- ----------------- -----------------
                                                2001 (a)          2001 (a)          2001 (a)          2001 (a)          2001 (a)
                                           ----------------- ----------------- ----------------- ----------------- -----------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                 $      (5,307)    $      (1,794)    $        (769)    $      (5,705)    $        (195)
Net realized gains (losses)                         (6,922)           (1,206)              (39)             (511)              (16)
Change in unrealized gains (losses)                 11,348            (5,026)           (4,798)          (23,417)           (1,610)
                                             -------------     -------------     -------------     -------------     -------------
Increase (decrease) in net assets
     from operations                                  (881)           (8,026)           (5,606)          (29,633)           (1,821)
                                             -------------     -------------     -------------     -------------     -------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                           837,230           259,180            59,714           610,905            22,390
Benefit payments                                         -                 -                 -                 -                 -
Payments on termination                               (931)           (3,858)           (1,200)           (4,559)                -
Contract maintenance charge                              -                 -                 -                 -                 -
Transfers among the sub-accounts
     and with the Fixed Account - net              298,878           125,886           108,397           429,606            18,439
                                             -------------     -------------     -------------     -------------     -------------
Increase (decrease) in net assets
     from capital transactions                   1,135,177           381,208           166,911         1,035,952            40,829
                                             -------------     -------------     -------------     -------------     -------------
INCREASE (DECREASE) IN NET ASSETS                1,134,296           373,182           161,305         1,006,319            39,008

NET ASSETS AT BEGINNING OF PERIOD                        -                 -                 -                 -                 -
                                             -------------     -------------     -------------     -------------     -------------
NET ASSETS AT END OF PERIOD                  $   1,134,296     $     373,182     $     161,305     $   1,006,319     $      39,008
                                             =============     =============     =============     =============     =============

UNITS OUTSTANDING
  Units outstanding at beginning of period               -                 -                 -                 -                 -
     Units issued                                  145,949            43,232            18,059           112,385             4,549
     Units redeemed                                (24,768)             (757)             (135)           (1,371)                -
                                             -------------     -------------     -------------     -------------     -------------
  Units outstanding at end of period               121,181            42,475            17,924           111,014             4,549
                                             =============     =============     =============     =============     =============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                         Franklin Templeton Variable Insurance Products Trust Sub-Accounts
                                               -------------------------------------------------------------------------------------
                                                 Franklin
                                                  Global                                  Franklin
                                                Health Care                              Technology
                                                 Securities        Franklin Small Cap    Securities      Mutual Shares Securities
                                               -------------  ------------------------  -----------  -------------------------------
                                                 2001 (a)         2001       2000 (f)     2001 (a)        2001          2000 (f)
                                               -------------  -----------  -----------  -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                   $        (15)  $    (416)   $      (94)  $      (14)  $         603   $          -
Net realized gains (losses)                             (17)     (3,169)           68           27           6,571              -
Change in unrealized gains (losses)                     252       4,965        (1,697)         835          (8,630)             -
                                               ------------   ---------    ----------   ----------   -------------   ------------
Increase (decrease) in net assets
     from operations                                    220       1,380        (1,723)         848          (1,456)             -
                                               ------------   ---------    ----------   ----------   -------------   ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                              5,824      39,173        13,435        4,244         180,502              -
Benefit payments                                          -      (2,819)            -            -               -              -
Payments on termination                                (223)     (4,514)         (840)        (262)         (3,389)             -
Contract maintenance charge                               -           -            (4)           -              (9)             -
Transfers among the sub-accounts
     and with the Fixed Account - net                 1,782      54,061         4,585            -         185,149              -
                                               ------------   ---------    ----------   ----------   -------------   ------------
Increase (decrease) in net assets
     from capital transactions                        7,383      85,901        17,176        3,982         362,253              -
                                               ------------   ---------    ----------   ----------   -------------   ------------
INCREASE (DECREASE) IN NET ASSETS                     7,603      87,281        15,453        4,830         360,797              -

NET ASSETS AT BEGINNING OF PERIOD                         -      15,453             -            -               -              -
                                               ------------   ---------    ----------   ----------   -------------   ------------
NET ASSETS AT END OF PERIOD                    $      7,603   $ 102,734    $   15,453   $    4,830   $     360,797   $          -
                                               ============   =========    ==========   ==========   =============   ============

UNITS OUTSTANDING
  Units outstanding at beginning of period                -         737             -            -               -              -
     Units issued                                       800       9,418           801          645          32,914              -
     Units redeemed                                     (25)     (1,627)          (64)         (36)         (1,063)             -
                                               ------------   ---------    ----------   ----------   -------------   ------------
  Units outstanding at end of period                    775       8,528           737          609          31,851              -
                                               ============   =========    ==========   ==========   =============   ============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

(f) For the Period Beginning May 1, 2000 and Ended December 31, 2000


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                         Franklin Templeton Variable Insurance Products Trust Sub-Accounts
                                               -------------------------------------------------------------------------------------
                                                     Templeton Global              Templeton                     Templeton
                                                    Income Securities         Growth Securities         International Securities
                                               --------------------------  ------------------------  -------------------------------
                                                    2001        2000 (f)       2001       2000 (f)        2001             2000
                                               -------------  -----------  -----------  -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                   $      3,510   $     (729)  $    3,010   $   (2,243)  $         598   $           11
Net realized gains (losses)                           1,022          (88)      67,273          349           8,917            2,789
Change in unrealized gains (losses)                     171        8,923      (86,546)      17,129         (16,987)          (3,171)
                                               ------------   ----------   ----------   ----------   -------------   --------------
Increase (decrease) in net assets
     from operations                                  4,703        8,106      (16,263)      15,235          (7,472)            (371)
                                               ------------   ----------   ----------   ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                             37,135        6,502       55,053      217,223          35,294           39,743
Benefit payments                                          -            -      (25,904)           -               -                -
Payments on termination                             (15,200)      (3,940)     (16,519)      (9,250)         (1,440)          (1,200)
Contract maintenance charge                             (71)         (41)        (139)        (109)              6              (11)
Transfers among the sub-accounts
     and with the Fixed Account - net                78,709      137,931      108,156      170,312           7,199              (15)
                                               ------------   ----------   ----------   ----------   -------------   --------------
Increase (decrease) in net assets
     from capital transactions                      100,573      140,452      120,647      378,176          41,059           38,517
                                               ------------   ----------   ----------   ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS                   105,276      148,558      104,384      393,411          33,587           38,146

NET ASSETS AT BEGINNING OF PERIOD                   148,558            -      393,411            -          38,146                -
                                               ------------   ----------   ----------   ----------   -------------   --------------
NET ASSETS AT END OF PERIOD                    $    253,834   $  148,558   $  497,795   $  393,411   $      71,733   $       38,146
                                               ============   ==========   ==========   ==========   =============   ==============

UNITS OUTSTANDING
  Units outstanding at beginning of period           13,077            -       29,582            -           3,513                -
     Units issued                                    13,610       13,931       26,606       30,852           4,685            3,625
     Units redeemed                                  (4,208)        (854)     (16,169)      (1,270)           (148)            (112)
                                               ------------   ----------   ----------   ----------   -------------   --------------
  Units outstanding at end of period                 22,479       13,077       40,019       29,582           8,050            3,513
                                               ============   ==========   ==========   ==========   =============   ==============

(f) For the Period Beginning May 1, 2000 and Ended December 31, 2000


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                              Goldman Sachs Variable Insurance Trust Sub-Accounts
                                              --------------------------------------------------------------------------------------
                                                   VIT Capital Growth     VIT CORE Large Cap Growth     VIT CORE Small Cap Equity
                                              --------------------------  -------------------------  -------------------------------
                                                   2001          2000         2001          2000          2001            2000
                                              -------------  -----------  -----------   -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $     (1,234)  $      420   $     (143)   $      (20)  $      (3,127)  $        1,669
Net realized gains (losses)                         (5,353)       3,324       (5,145)        1,066           1,377            5,554
Change in unrealized gains (losses)                (18,212)      (9,209)       2,262        (5,168)          9,430           (8,052)
                                              ------------   ----------   ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from operations                               (24,799)      (5,465)      (3,026)       (4,122)          7,680             (829)
                                              ------------   ----------   ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                           124,226       27,776            -        16,170          69,537           22,403
Benefit payments                                         -            -            -             -               -                -
Payments on termination                                (40)         211            -             -         (17,435)         (12,497)
Contract maintenance charge                            (22)         (29)          (6)           (3)            (38)             (96)
Transfers among the sub-accounts
     and with the Fixed Account - net               33,087       17,269       (5,620)          276          10,179            1,072
                                              ------------   ----------   ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from capital transactions                     157,251       45,227       (5,626)       16,443          62,243           10,882
                                              ------------   ----------   ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS                  132,452       39,762       (8,652)       12,321          69,923           10,053

NET ASSETS AT BEGINNING OF PERIOD                   73,864       34,102       12,321             -         231,538          221,485
                                              ------------   ----------   ----------    ----------   -------------   --------------
NET ASSETS AT END OF PERIOD                   $    206,316   $   73,864   $    3,669    $   12,321   $     301,461   $      231,538
                                              ============   ==========   ==========    ==========   =============   ==============

UNITS OUTSTANDING
  Units outstanding at beginning of period           6,339        2,450        1,071             -          18,786           18,004
     Units issued                                   16,817        3,896            -         1,071           8,184            1,814
     Units redeemed                                 (2,555)          (7)        (662)            -          (1,587)          (1,032)
                                              ------------   ----------   ----------    ----------   -------------   --------------
  Units outstanding at end of period                20,601        6,339          409         1,071          25,383           18,786
                                              ============   ==========   ==========    ==========   =============   ==============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                              Goldman Sachs Variable Insurance Trust Sub-Accounts
                                              --------------------------------------------------------------------------------------
                                                 VIT CORE U.S. Equity         VIT Global Income            VIT Growth and Income
                                              --------------------------  -------------------------  -------------------------------
                                                   2001          2000         2001          2000          2001            2000
                                              -------------  -----------  -----------   -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $     (3,217)  $   (1,934)  $    4,493    $      679   $        (278)  $         (310)
Net realized gains (losses)                         (7,747)       2,771           13             -          (2,594)             (32)
Change in unrealized gains (losses)                (31,340)     (36,381)      (2,678)         (444)           (215)          (1,366)
                                              ------------   ----------   ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from operations                               (42,304)     (35,544)       1,828           235          (3,087)          (1,708)
                                              ------------   ----------   ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            35,269       79,686      168,071         7,500               -                -
Benefit payments                                         -            -            -             -               -                -
Payments on termination                             (9,680)     (14,027)      (1,085)            -          (5,398)            (332)
Contract maintenance charge                            (87)        (124)          (8)           (2)            (16)             (22)
Transfers among the sub-accounts
     and with the Fixed Account - net              (19,330)     (15,112)     (23,797)           15          (5,684)               -
                                              ------------   ----------   ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from capital transactions                       6,172       50,423      143,181         7,513         (11,098)            (354)
                                              ------------   ----------   ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS                  (36,132)      14,879      145,009         7,748         (14,185)          (2,062)

NET ASSETS AT BEGINNING OF PERIOD                  293,815      278,936        7,748             -          26,261           28,323
                                              ------------   ----------   ----------    ----------   -------------   --------------
NET ASSETS AT END OF PERIOD                   $    257,683   $  293,815   $  152,757    $    7,748   $      12,076   $       26,261
                                              ============   ==========   ==========    ==========   =============   ==============

UNITS OUTSTANDING
  Units outstanding at beginning of period          25,166       20,832          724             -           2,683            2,718
     Units issued                                    4,223        6,535       13,532           724               -                -
     Units redeemed                                 (3,149)      (2,201)        (108)            -          (1,297)             (35)
                                              ------------   ----------   ----------    ----------   -------------   --------------
  Units outstanding at end of period                26,240       25,166       14,148           724           1,386            2,683
                                              ============   ==========   ==========    ==========   =============   ==============

See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           LSA Variable Series
                                               Goldman Sachs Variable Insurance Trust Sub-Accounts          Trust Sub-Accounts
                                              -----------------------------------------------------  -------------------------------
                                                                                                      LSA Focused      LSA Growth
                                               VIT International Equity       VIT Mid Cap Value          Equity           Equity
                                              --------------------------  -------------------------  -------------------------------
                                                   2001          2000         2001          2000        2001 (a)        2001 (a)
                                              -------------  -----------  -----------   -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $          -   $      406   $       16    $       46   $         (16)  $          (23)
Net realized gains (losses)                           (312)         810         (580)            3               -                -
Change in unrealized gains (losses)                 (6,016)      (4,881)       1,132            23             275              240
                                              ------------   ----------   ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from operations                                (6,328)      (3,665)         568            72             259              217
                                              ------------   ----------   ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                                 -       30,841        4,200         1,500           4,094            3,759
Benefit payments                                         -            -            -             -               -                -
Payments on termination                               (711)           -            -             -               -                -
Contract maintenance charge                             (2)          (8)          (5)            -               -                -
Transfers among the sub-accounts
     and with the Fixed Account - net                    -          159           24             -           4,807              492
                                              ------------   ----------   ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from capital transactions                        (713)      30,992        4,219         1,500           8,901            4,251
                                              ------------   ----------   ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS                   (7,041)      27,327        4,787         1,572           9,160            4,468

NET ASSETS AT BEGINNING OF PERIOD                   27,327            -        1,572             -               -                -
                                              ------------   ----------   ----------    ----------   -------------   --------------
NET ASSETS AT END OF PERIOD                   $     20,286   $   27,327   $    6,359    $    1,572   $       9,160   $        4,468
                                              ============   ==========   ==========    ==========   =============   ==============


UNITS OUTSTANDING
  Units outstanding at beginning of period           2,252            -          124             -               -                -
     Units issued                                        -        2,252          329           125           1,009              507
     Units redeemed                                    (68)           -           (1)           (1)             (1)               -
                                              ------------   ----------   ----------    ----------   -------------   --------------
  Units outstanding at end of period                 2,184        2,252          452           124           1,008              507
                                              ============   ==========   ==========    ==========   =============   ==============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                                    MFS Variable Insurance Trust Sub-Accounts
                                              --------------------------------------------------------------------------------------
                                                MFS Emerging Growth          MFS Investors Trust (b)          MFS Limited Maturity
                                              --------------------------  -------------------------  -------------------------------
                                                   2001          2000         2001          2000        2001 (d)          2000
                                              -------------  -----------  -----------   -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $    (49,436)  $    28,568  $   (8,660)   $   (3,844)  $        (294)  $         (998)
Net realized gains (losses)                        (62,634)      101,220       2,095         3,030           1,576             (170)
Change in unrealized gains (losses)             (1,437,517)     (936,485)   (106,272)       (1,720)         (1,054)           4,209
                                              ------------   -----------  ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from operations                            (1,549,587)     (806,697)   (112,837)       (2,534)            228            3,041
                                              ------------   -----------  ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                           690,576     2,568,483     292,620       283,417               -                -
Benefit payments                                   (44,013)            -      (5,983)            -               -                -
Payments on termination                           (247,893)     (107,829)    (53,509)      (16,034)         (1,958)               -
Contract maintenance charge                           (982)       (1,225)       (115)         (172)            (16)             (30)
Transfers among the sub-accounts
     and with the Fixed Account - net              939,393     1,253,173     275,756       141,111         (64,959)         (10,020)
                                              ------------   -----------  ----------    ----------   -------------   --------------
Increase (decrease) in net assets
     from capital transactions                   1,337,081     3,712,602     508,769       408,322         (66,933)         (10,050)
                                              ------------   -----------  ----------    ----------   -------------   --------------
INCREASE (DECREASE) IN NET ASSETS                 (212,506)    2,905,905     395,932       405,788         (66,705)          (7,009)

NET ASSETS AT BEGINNING OF PERIOD                3,826,136       920,231     570,008       164,220          66,705           73,714
                                              ------------   -----------  ----------    ----------   -------------   --------------
NET ASSETS AT END OF PERIOD                   $  3,613,630   $ 3,826,136  $  965,940    $  570,008   $           -   $       66,705
                                              ============   ===========  ==========    ==========   =============   ==============

UNITS OUTSTANDING
  Units outstanding at beginning of period         233,107        40,491      50,907        14,426           5,933            6,852
     Units issued                                  207,851       210,070      68,460        38,834               -                -
     Units redeemed                                (79,771)      (17,454)    (13,455)       (2,353)         (5,933)            (919)
                                              ------------   ----------   ----------    ----------   -------------   --------------
  Units outstanding at end of period               361,187       233,107     105,912        50,907               -            5,933
                                              ============   ===========  ==========    ==========   =============   ==============

(b) Previously known as MFS Growth with Income

(d) For the Period Beginning January 1, 2001 and Ended June 27,2001


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------
                                                            MFS Variable Insurance Trust Sub-Accounts
                                              --------------------------------------------------------------------
                                                  MFS New Discovery              MFS Research        MFS Utilities
                                              --------------------------  -------------------------  -------------
                                                   2001          2000         2001          2000        2001 (a)
                                              -------------  -----------  -----------   -----------  -------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $      3,001   $       98   $    (5,870)  $    (5,221) $        (28)
Net realized gains (losses)                         (3,827)       1,270        85,285         8,412             -
Change in unrealized gains (losses)                 (5,141)      (4,163)     (547,684)     (111,916)          267
                                              ------------   ----------   -----------   -----------  ------------
Increase (decrease) in net assets
     from operations                                (5,967)      (2,795)     (468,269)     (108,725)          239
                                              ------------   ----------   -----------   -----------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                           201,559       65,643       334,437       435,221        25,000
Benefit payments                                         -            -       (26,135)       (2,120)            -
Payments on termination                             (7,793)          12      (122,144)      (20,328)            -
Contract maintenance charge                            (31)         (47)         (308)         (338)            -
Transfers among the sub-accounts
     and with the Fixed Account - net               64,951       13,413     1,062,782       918,537       (17,912)
                                              ------------   ----------   -----------   -----------  ------------
Increase (decrease) in net assets
     from capital transactions                     258,686       79,021     1,248,632     1,330,972         7,088
                                              ------------   ----------   -----------   -----------  ------------
INCREASE (DECREASE) IN NET ASSETS                  252,719       76,226       780,363     1,222,247         7,327

NET ASSETS AT BEGINNING OF PERIOD                  126,025       49,799     1,222,247             -             -
                                              ------------   ----------   -----------   -----------  ------------
NET ASSETS AT END OF PERIOD                   $    378,744   $  126,025   $ 2,002,610   $ 1,222,247  $      7,327
                                              ============   ==========   ===========   ===========  ============

UNITS OUTSTANDING
  Units outstanding at beginning of period           6,686        2,559       115,461             -             -
     Units issued                                   19,766        4,388       190,899       120,969           804
     Units redeemed                                 (2,813)        (261)      (53,361)       (5,508)            -
                                              ------------   ----------   -----------   -----------  ------------
  Units outstanding at end of period                23,639        6,686       252,999       115,461           804
                                              ============   ==========   ===========   ===========  ============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

---------------------------------------------------------------------------------------------------------------------------------
                                                           MFS Variable Insurance Trust (Service Class) Sub-Accounts
                                              -----------------------------------------------------------------------------------
                                                MFS Emerging    MFS Investors       MFS New
                                                   Growth            Trust         Discovery       MFS Research    MFS Utilities
                                              (Service Class)  (Service Class)  (Service Class)  (Service Class)  (Service Class)
                                              ---------------  ---------------  ---------------  ---------------  ---------------
                                                  2001 (a)       2001 (a)           2001 (a)         2001 (a)         2001 (a)
                                              ---------------  ---------------  ---------------  ---------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $    (2,996)     $    (1,832)     $      (519)     $     (899)      $    (2,601)
Net realized gains (losses)                         (15,002)            (349)            (422)           (124)            2,082
Change in unrealized gains (losses)                  (7,859)          (3,983)          14,354          (2,251)          (47,107)
                                                -----------      -----------      -----------      ----------       -----------
Increase (decrease) in net assets
     from operations                                (25,857)          (6,164)          13,413          (3,274)          (47,626)
                                                -----------      -----------      -----------      ----------       -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            384,421          178,105           71,636          88,151                 -
Benefit payments                                          -                -                -               -                 -
Payments on termination                             (14,072)          (5,051)          (3,114)         (1,200)          (14,504)
Contract maintenance charge                               -                -                -               -                 -
Transfers among the sub-accounts
     and with the Fixed Account - net               131,126          233,821           78,009         117,646           565,158
                                                -----------      -----------      -----------      ----------       -----------
Increase (decrease) in net assets
     from capital transactions                      501,475          406,875          146,531         204,597           550,654
                                                -----------      -----------      -----------      ----------       -----------
INCREASE (DECREASE) IN NET ASSETS                   475,618          400,711          159,944         201,323           503,028

NET ASSETS AT BEGINNING OF PERIOD                         -                -                -               -                 -
                                                -----------      -----------      -----------      ----------       -----------
NET ASSETS AT END OF PERIOD                     $   475,618      $   400,711      $   159,944      $  201,323       $   503,028
                                                ===========      ===========      ===========      ==========       ===========


UNITS OUTSTANDING
  Units outstanding at beginning of period                -                -                -               -                 -
     Units issued                                    71,108           46,264           17,944          24,130            70,599
     Units redeemed                                 (13,221)          (1,108)          (1,427)           (297)           (3,879)
                                                -----------      -----------      -----------      ----------       -----------
  Units outstanding at end of period                 57,887           45,156           16,517          23,833            66,720
                                                ===========      ===========      ===========      ==========       ===========

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001


See notes to financial statements.

------------------------------------------------------------------------------------------------------------------------------------
                                                            Neuberger & Berman Advisers Management Trust Sub-Accounts
                                              --------------------------------------------------------------------------------------
                                                      AMT Guardian            AMT Mid-Cap Growth              AMT Partners
                                              --------------------------  -------------------------  -------------------------------
                                                   2001          2000         2001          2000          2001            2000
                                              -------------  -----------  -----------   -----------  --------------  ---------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                  $       (186)  $     (206)  $     (651)   $     (912)  $      (1,998)  $      (1,566)
Net realized gains (losses)                          1,010         (723)      (1,167)          120           4,684          25,500
Change in unrealized gains (losses)                 (1,332)        (127)     (13,227)       (7,569)        (10,370)        (26,243)
                                              ------------   ----------   ----------    ----------   -------------   -------------
Increase (decrease) in net assets
     from operations                                  (508)      (1,056)     (15,045)       (8,361)         (7,684)         (2,309)
                                              ------------   ----------   ----------    ----------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                                 -            -            -        42,724           1,109          14,208
Benefit payments                                         -            -            -             -               -               -
Payments on termination                             (1,200)      (1,199)      (1,542)            -          (4,213)        (12,821)
Contract maintenance charge                             (3)           -          (22)          (38)              -             (32)
Transfers among the sub-accounts
     and with the Fixed Account - net                    -      (20,373)          (1)       17,393               2         (18,756)
                                              ------------   ----------   ----------    ----------   -------------   -------------
Increase (decrease) in net assets
     from capital transactions                      (1,203)     (21,572)      (1,565)       60,079          (3,102)        (17,401)
                                              ------------   ----------   ----------    ----------   -------------   -------------
INCREASE (DECREASE) IN NET ASSETS                   (1,711)     (22,628)     (16,610)       51,718         (10,786)        (19,710)

NET ASSETS AT BEGINNING OF PERIOD                   17,222       39,850       58,368         6,650         176,252         195,962
                                              ------------   ----------   ----------    ----------   -------------   -------------
NET ASSETS AT END OF PERIOD                   $     15,511   $   17,222   $   41,758    $   58,368   $     165,466   $     176,252
                                              ============   ==========   ==========    ==========   =============   =============

UNITS OUTSTANDING
  Units outstanding at beginning of period           1,415        3,257        3,478           360          16,330          17,996
     Units issued                                        -            -            -         3,120             107           1,309
     Units redeemed                                   (100)      (1,842)        (126)           (2)           (406)         (2,975)
                                              ------------   ----------   ----------    ----------   -------------   -------------
  Units outstanding at end of period                 1,315        1,415        3,352         3,478          16,031          16,330
                                              ============   ==========   ==========    ==========   =============   =============

See notes to financial statements.

                                                               Oppenheimer Variable Account Funds Sub-Accounts
                                                ---------------------------------------------------------------------------------
                                                          Oppenheimer             Oppenheimer                  Oppenheimer
                                                      Aggressive Growth       Capital Appreciation          Global Securities
                                                -------------------------   -------------------------   -------------------------
                                                    2001          2000         2001          2000          2001          2000
                                                -----------   -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $  (10,330)   $  (11,151)   $  (28,758)   $   (7,612)   $  (18,296)   $   (9,198)
Net realized gains (losses)                         61,619         1,019       119,904         5,255       160,474        36,600
Change in unrealized gains (losses)               (575,302)     (397,359)     (461,091)     (108,288)     (399,265)      (80,326)
                                                -----------   -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
     from operations                              (524,013)     (407,491)     (369,945)     (110,645)     (257,087)      (52,924)
                                                -----------   -----------   -----------   -----------   -----------   -----------

INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                           609,302     1,028,487     2,256,542     1,152,070       855,764     1,143,940
Benefit payments                                        --            --       (25,561)       (2,113)      (22,053)           --
Payments on termination                            (54,235)      (61,134)     (188,020)      (29,739)     (131,889)      (35,099)
Contract maintenance charge                           (469)         (337)         (352)         (426)          (40)         (487)
Transfers among the sub-accounts
     and with the Fixed Account - net              723,676       658,339     1,595,575       532,237       782,054       686,830
                                                -----------   -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
     from capital transactions                   1,278,274     1,625,355     3,638,184     1,652,029     1,483,836     1,795,184
                                                -----------   -----------   -----------   -----------   -----------   -----------

INCREASE (DECREASE) IN NET ASSETS                  754,261     1,217,864     3,268,239     1,541,384     1,226,749     1,742,260

NET ASSETS AT BEGINNING OF PERIOD                1,217,864            --     1,541,384            --     1,742,260            --
                                                -----------   -----------   -----------   -----------   -----------   -----------
NET ASSETS AT END OF PERIOD                     $1,972,125    $1,217,864    $4,809,623    $1,541,384    $2,969,009    $1,742,260
                                                ===========   ===========   ===========   ===========   ===========   ===========
UNITS OUTSTANDING
  Units outstanding at beginning of period         104,742            --       134,013            --       128,895            --
     Units issued                                  202,791       115,239       429,334       144,758       185,893       135,418
     Units redeemed                                (46,095)      (10,497)      (50,446)      (10,745)      (48,498)       (6,523)
                                                -----------   -----------   -----------   -----------   -----------   -----------
  Units outstanding at end of period               261,438       104,742       512,901       134,013       266,290       128,895
                                                ===========   ===========   ===========   ===========   ===========   ===========

See notes to financial statements.

                                                                      Oppenheimer Variable Account Funds Sub-Accounts
                                          -----------------------------------------------------------------------------------------
                                                  Oppenheimer
                                          Main Street Growth & Income  Oppenheimer Multiple Strategies  Oppenheimer Strategic Bond
                                          ---------------------------  -------------------------------  ---------------------------
                                               2001          2000          2001             2000 (e)        2001           2000
                                          -------------  ------------  ------------       ------------  ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)              $    (59,589)  $   (22,800)  $    17,361        $    (2,927)  $     7,107    $     9,646
Net realized gains (losses)                    (93,364)       23,706        41,717               (708)       32,696           (310)
Change in unrealized gains (losses)           (509,814)     (343,196)      (65,170)             4,427        20,234         (6,228)
                                           ------------  ------------  ------------       ------------  ------------   ------------
Increase (decrease) in net assets
     from operations                          (662,767)     (342,290)       (6,092)               792        60,037          3,108
                                           ------------  ------------  ------------       ------------  ------------   ------------

INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                     1,917,855     2,978,604       657,587            390,433       744,604        374,137
Benefit payments                                94,426            --       (44,434)                --       (37,867)            --
Payments on termination                       (272,597)     (117,719)      (78,963)            (7,944)     (116,268)       (12,394)
Contract maintenance charge                       (966)       (1,152)         (240)              (197)          (84)          (194)
Transfers among the sub-accounts
     and with the Fixed Account - net        3,011,536     1,572,483     2,037,975            309,931     1,324,899        338,585
                                           ------------  ------------  ------------       ------------  ------------   ------------
Increase (decrease) in net assets
     from capital transactions               4,750,254     4,432,216     2,571,925            692,223     1,915,284        700,134
                                           ------------  ------------  ------------       ------------  ------------   ------------

INCREASE (DECREASE) IN NET ASSETS            4,087,487     4,089,926     2,565,833            693,015     1,975,321        703,242

NET ASSETS AT BEGINNING OF PERIOD            4,089,926            --       693,015                 --       703,242             --
                                           ------------  ------------  ------------       ------------  ------------   ------------

NET ASSETS AT END OF PERIOD                $ 8,177,413   $ 4,089,926   $ 3,258,848        $   693,015   $ 2,678,563    $   703,242
                                           ============  ============  ============       ============  ============   ============
UNITS OUTSTANDING
  Units outstanding at beginning of period     425,079            --        66,442                 --        68,371             ---
     Units issued                              650,516       450,752       321,710             74,141       227,502         72,987
     Units redeemed                           (117,918)      (25,673)      (71,946)            (7,699)      (39,976)        (4,616)
                                           ------------  ------------  ------------       ------------  ------------   ------------
  Units outstanding at end of period           957,677       425,079       316,206             66,442       255,897         68,371
                                           ============  ============  ============       ============  ============  =============

(e) For the Period Beginning January 24, 2000 and Ended December 31, 2000

See notes to financial statements.

                                                               Putnam Variable Trust Sub-Accounts
                                              ---------------------------------------------------------------------
                                              VT Diversified   VT Growth    VT Growth    VT Health
                                                  Income      and Income   Opportunities  Sciences     VT New Value
                                              --------------  -----------  ------------- ------------  ------------
                                                  2001 (a)      2001 (a)      2001 (a)      2001 (a)      2001 (a)
                                              --------------  -----------  ------------- ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $   (2,120)   $   (3,085)   $     (837)   $   (1,832)   $   (1,212)
Net realized gains (losses)                             77        (1,947)      (20,813)          383            56
Change in unrealized gains (losses)                  2,082       (12,661)       (3,362)       (5,845)        3,503
                                              --------------  -----------  ------------- ------------  ------------
Increase (decrease) in net assets
     from operations                                    39       (17,693)      (25,012)       (7,294)        2,347
                                              --------------  -----------  ------------- ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                           368,910       382,186       152,334       205,983       107,118
Benefit payments                                        --            --            --            --            --
Payments on termination                             (3,323)       (4,633)           --        (3,159)           --
Contract maintenance charge                             --            --            --            --            --
Transfers among the sub-accounts
     and with the Fixed Account - net              117,188       185,018       (66,478)      216,437       132,380
                                              --------------  -----------  ------------- ------------  ------------
Increase (decrease) in net assets
     from capital transactions                     482,775       562,571        85,856       419,261       239,498
                                              --------------  -----------  ------------- ------------  ------------

INCREASE (DECREASE) IN NET ASSETS                  482,814       544,878        60,844       411,967       241,845

NET ASSETS AT BEGINNING OF PERIOD                       --            --            --            --            --
                                              --------------  -----------  ------------- ------------  ------------

NET ASSETS AT END OF PERIOD                     $  482,814    $  544,878    $   60,844    $  411,967    $  241,845
                                              =============== ===========  ============= ============  ============
UNITS OUTSTANDING
  Units outstanding at beginning of period              --            --            --            --            --
     Units issued                                   49,670        60,912        19,568        42,816        25,738
     Units redeemed                                 (1,834)       (1,779)      (12,017)         (283)         (632)
                                              --------------  -----------  ------------- ------------  ------------
  Units outstanding at end of period                47,836        59,133         7,551        42,533        25,106
                                              ==============  ===========  ============= ============  ============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

See notes to financial statements.

                                                   Putnam Variable
                                                  Trust Sub-Accounts                STI Classic Variable Trust Sub-Accounts
                                               -------------------------- ----------------------------------------------------------
                                               VT Research  VT Voyager II   STI Capital Appreciation        STI Growth & Income
                                               -----------  ------------- ---------------------------   ----------------------------
                                                  2001 (a)      2001 (a)       2001          2000          2001          2000 (e)
                                               ------------ ------------- -------------   -----------   ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $       (2)   $   (2,101)   $    9,332    $   25,576    $  (15,283)   $   (3,513)
Net realized gains (losses)                             --       (17,882)       40,047         2,382        (6,475)        1,263
Change in unrealized gains (losses)                     62        (9,991)     (151,967)      (36,059)      (77,002)       14,060
                                               ------------ ------------- -------------   -----------   ------------  ------------
Increase (decrease) in net assets
     from operations                                    60       (29,974)     (102,588)       (8,101)      (98,760)       11,810
                                               ------------ ------------- -------------   -----------   ------------  ------------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                             3,032       306,491       224,387       435,873       566,617       502,110
Benefit payments                                        --            --       (29,946)      (79,940)       (9,220)           --
Payments on termination                                 --        (3,128)      (78,980)      (67,160)     (107,810)      (16,391)
Contract maintenance charge                             --            --          (442)         (516)         (263)         (269)
Transfers among the sub-accounts
     and with the Fixed Account - net                   --        84,201       620,969       395,609     1,060,822       475,110
                                               ------------ ------------- -------------   -----------   ------------  ------------
Increase (decrease) in net assets
     from capital transactions                       3,032       387,564       735,988       683,866     1,510,146       960,560
                                               ------------ ------------- -------------   -----------   ------------  ------------

INCREASE (DECREASE) IN NET ASSETS                    3,092       357,590       633,400       675,765     1,411,386       972,370

NET ASSETS AT BEGINNING OF PERIOD                       --            --     1,154,184       478,419       972,370           --
                                               ------------ ------------- -------------   -----------   ------------  ------------

NET ASSETS AT END OF PERIOD                     $    3,092    $  357,590    $1,787,584    $1,154,184    $2,383,756    $  972,370
                                               ============ ============= =============   ===========   ============  ============
UNITS OUTSTANDING
  Units outstanding at beginning of period              --            --       107,209        45,151        90,725            --
     Units issued                                      257        54,764       117,581        92,430       175,924        94,970
     Units redeemed                                     --       (10,353)      (44,609)      (30,372)      (24,797)       (4,245)
                                               ------------ ------------- -------------   -----------   ------------  ------------
  Units outstanding at end of period                   257        44,411       180,181       107,209       241,852        90,725
                                               ============ ============= =============   ===========   ============  ============

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

(e) For the Period Beginning January 24, 2000 and Ended December 31, 2000

See notes to financial statements.

                                                                        STI Classic Variable Trust Sub-Accounts
                                                ---------------------------------------------------------------------------------
                                                 STI International Equity   STI Investment Grade Bond     STI Mid-Cap Equity
                                                --------------------------  --------------------------  -------------------------
                                                   2001         2000 (e)        2001         2000 (e)       2001        2000 (e)
                                                ------------  -----------   -----------   ------------  ------------  -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $   (2,804)   $   13,107    $   38,423    $    8,052    $   50,994    $    6,370
Net realized gains (losses)                        (12,284)        5,823         2,362           (23)       25,730         8,404
Change in unrealized gains (losses)                (26,579)      (19,520)          (54)        7,974       (51,139)      (46,842)
                                                ------------  -----------   -----------   ------------  ------------  -----------
Increase (decrease) in net assets
     from operations                               (41,667)         (590)       40,731        16,003        25,585       (32,068)
                                                ------------  -----------   -----------   ------------  ------------  -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            27,035        66,936       458,565       169,189       140,182       181,646
Benefit payments                                      --            --         (16,761)         --            --            --
Payments on termination                            (18,998)       (3,580)      (94,712)       (2,199)      (52,929)       (1,438)
Contract maintenance charge                            (11)          (42)         (134)         (105)         (299)          (88)
Transfers among the sub-accounts
     and with the Fixed Account - net              112,878        89,230     1,475,001       198,436       381,076       171,009
                                                ------------  -----------   -----------   ------------  ------------  -----------
Increase (decrease) in net assets
     from capital transactions                     120,904       152,544     1,821,959       365,321       468,030       351,129
                                                ------------  -----------   -----------   ------------  ------------  -----------

INCREASE (DECREASE) IN NET ASSETS                   79,237       151,954     1,862,690       381,324       493,615       319,061

NET ASSETS AT BEGINNING OF PERIOD                  151,954          --         381,324          --         319,061          --
                                                ------------  -----------   -----------   ------------  ------------  -----------

NET ASSETS AT END OF PERIOD                     $  231,191    $  151,954    $2,244,014    $  381,324    $  812,676    $  319,061
                                                ============  ===========   ===========   ============  ============  ===========
UNITS OUTSTANDING
  Units outstanding at beginning of period          15,683          --          36,063          --          35,072          --
     Units issued                                   21,139        17,324       186,638        37,233        80,244        36,672
     Units redeemed                                 (7,564)       (1,641)      (18,046)       (1,170)      (29,019)       (1,600)
                                                ------------  -----------   -----------   ------------  ------------  -----------
  Units outstanding at end of period                29,258        15,683       204,655        36,063        86,297        35,072
                                                ============  ===========   ===========   ============  ============  ===========

(e) For the Period Beginning January 24, 2000 and Ended December 31, 2000

See notes to financial statements.

                                                            STI Classic Variable Trust Sub-Accounts
                                               --------------------------------------------------------------------------------
                                               STI Quality Growth Stock      STI Small Cap Equity        STI Value Income Stock
                                               --------------------------   ------------------------    -----------------------
                                                    2001        2000 (e)      2001         2000 (e)        2001           2000
                                               -------------  -----------   -----------   -----------   ------------  -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $  (18,555)   $   (6,778)   $     (960)   $      697    $    2,581    $   40,214
Net realized gains (losses)                        (30,991)          250         5,541           732        (1,331)        1,268
Change in unrealized gains (losses)               (223,110)      (79,029)      121,749        22,166       (22,710)       25,771
                                               -------------  -----------   -----------   -----------   ------------  -----------
Increase (decrease) in net assets
     from operations                              (272,656)      (85,557)      126,330        23,595       (21,460)       67,253
                                               -------------  -----------   -----------   -----------   ------------  -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            68,130       410,475       423,599        93,606       211,072       175,411
Benefit payments                                    (4,651)       (2,059)      (24,360)           --        (8,632)           --
Payments on termination                            (71,607)      (24,134)      (34,775)       (4,913)      (15,544)      (18,907)
Contract maintenance charge                           (404)         (311)         (205)          (61)         (255)         (384)
Transfers among the sub-accounts
     and with the Fixed Account - net              515,703       825,508       812,033       107,345       426,434       271,069
                                               -------------  -----------   -----------   -----------   ------------  -----------
Increase (decrease) in net assets
     from capital transactions                     507,171     1,209,479     1,176,292       195,977       613,075       427,189
                                               -------------  -----------   -----------   -----------   ------------  -----------

INCREASE (DECREASE) IN NET ASSETS                  234,515     1,123,922     1,302,622       219,572       591,615       494,442

NET ASSETS AT BEGINNING OF PERIOD                1,123,922            --       219,572            --       702,091       207,649
                                               -------------  -----------   -----------   -----------   ------------  -----------

NET ASSETS AT END OF PERIOD                     $1,358,437    $1,123,922    $1,522,194    $  219,572    $1,293,706    $  702,091
                                               =============  ===========   ===========   ===========   ============  ===========
UNITS OUTSTANDING
  Units outstanding at beginning of period         117,999            --        18,626            --        68,117        21,954
     Units issued                                   86,602       124,667       112,033        20,344        69,097        65,347
     Units redeemed                                (25,749)       (6,668)      (15,397)       (1,718)       (8,359)      (19,184)
                                               -------------  -----------   -----------   -----------   ------------  -----------
  Units outstanding at end of period               178,852       117,999       115,262        18,626       128,855        68,117
                                               =============  ===========   ===========   ===========   ============  ===========

(e) For the Period Beginning January 24, 2000 and Ended December 31, 2000

See notes to financial statements.

                                                                 The Universal Institutional Funds, Inc. Sub-Accounts
                                                ---------------------------------------------------------------------------------
                                                     Equity Growth                 Fixed Income           Global Value Equity (c)
                                                -------------------------   ------------------------    -------------------------
                                                    2001         2000          2001          2000         2001           2000
                                                -----------   -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $   (2,753)   $   (2,945)   $    8,762    $    2,641    $       --    $      162
Net realized gains (losses)                         (6,081)       13,581         4,230           (84)          (40)          950
Change in unrealized gains (losses)                (25,385)      (39,936)       (8,162)          403        (1,404)          537
                                                -----------   -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
     from operations                               (34,219)      (29,300)        4,830         2,960        (1,444)        1,649
                                                -----------   -----------   -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                            17,135        75,909        50,211        27,083         6,647        11,347
Benefit payments                                        --            --            --            --            --            --
Payments on termination                             (1,676)       (1,056)       (7,979)           --            --            --
Contract maintenance charge                            (40)          (84)            4            (8)          (11)           (8)
Transfers among the sub-accounts
     and with the Fixed Account - net              (11,710)        8,342       185,148          (318)        1,642            --
                                                -----------   -----------   -----------   -----------   -----------   -----------
Increase (decrease) in net assets
     from capital transactions                       3,709        83,111       227,384        26,757         8,278        11,339
                                                -----------   -----------   -----------   -----------   -----------   -----------

INCREASE (DECREASE) IN NET ASSETS                  (30,510)       53,811       232,214        29,717         6,834        12,988

NET ASSETS AT BEGINNING OF PERIOD                  195,305       141,494        45,145        15,428        15,605         2,617
                                                -----------   -----------   -----------   -----------   -----------   -----------

NET ASSETS AT END OF PERIOD                     $  164,795    $  195,305    $  277,359    $   45,145    $   22,439    $   15,605
                                                ===========   ===========   ===========   ===========   ===========   ===========
UNITS OUTSTANDING
  Units outstanding at beginning of period          16,097         9,417         4,181         1,566         1,322           245
     Units issued                                    2,463         6,763        22,572         2,616           837         1,080
     Units redeemed                                 (1,378)          (83)         (949)           (1)           --            (3)
                                                -----------   -----------   -----------   -----------   -----------   -----------
  Units outstanding at end of period                17,182        16,097        25,804         4,181         2,159         1,322
                                                ===========   ===========   ===========   ===========   ===========   ===========

(c) Previously known as Global Equity

See notes to financial statements.

                                                                 The Universal Institutional Funds, Inc. Sub-Accounts
                                                ---------------------------------------------------------------------------------
                                                  International Magnum             Mid Cap Value                 Value
                                                -------------------------   ------------------------    -------------------------
                                                    2001         2000          2001          2000           2001          2000
                                                -----------   -----------   -----------   ----------    -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
FROM OPERATIONS
Net investment income (loss)                    $      (53)   $      (52)   $   (3,178)   $   (1,008)   $   (1,168)   $     (408)
Net realized gains (losses)                            (24)          288        (4,816)       19,068        11,698         2,237
Change in unrealized gains (losses)                 (1,333)       (1,266)        4,891       (10,249)      (11,097)       39,152
                                                -----------   -----------   -----------   ----------    -----------   -----------
Increase (decrease) in net assets
     from operations                                (1,410)       (1,030)       (3,103)        7,811          (567)       40,981
                                                -----------   -----------   -----------   ----------    -----------   -----------
INCREASE (DECREASE) IN NET ASSETS
FROM CAPITAL TRANSACTIONS
Deposits                                              --            --         207,579       112,763       137,505        18,792
Benefit payments                                      --            --            --            --            --            --
Payments on termination                               --             (60)       (5,120)          244       (12,999)      (14,021)
Contract maintenance charge                              2          --             (86)          (68)          (45)          (55)
Transfers among the sub-accounts
     and with the Fixed Account - net                   (2)         --          33,178         9,565       (91,641)      (11,389)
                                                -----------   -----------   -----------   ----------    -----------   -----------
Increase (decrease) in net assets
     from capital transactions                        --             (60)      235,551       122,504        32,820        (6,673)
                                                -----------   -----------   -----------   ----------    -----------   -----------
INCREASE (DECREASE) IN NET ASSETS                   (1,410)       (1,090)      232,448       130,315        32,253        34,308

NET ASSETS AT BEGINNING OF PERIOD                    6,918         8,008       153,579        23,264       210,798       176,490
                                                -----------   -----------   -----------   ----------    -----------   -----------

NET ASSETS AT END OF PERIOD                     $    5,508    $    6,918    $  386,027    $  153,579    $  243,051    $  210,798
                                                ===========   ===========   ===========   ==========    ===========   ===========
UNITS OUTSTANDING
  Units outstanding at beginning of period             624           624        11,330         1,788        17,833        18,368
     Units issued                                        1           408        23,538         9,548         5,218         1,944
     Units redeemed                                     --          (408)       (2,034)           (6)       (2,474)       (2,479)
                                                -----------   -----------   -----------   ----------    -----------   -----------
  Units outstanding at end of period                   625           624        32,834        11,330        20,577        17,833
                                                ===========   ===========   ===========   ==========    ===========   ===========

See notes to financial statements.

GLENBROOK LIFE MULTI-MANAGER VARIABLE ACCOUNT

NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

     Glenbrook Life Multi-Manager Variable Account (the "Account"), a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940, is a Separate Account of Glenbrook Life and Annuity Company ("Glenbrook Life"). The assets of the Account are legally segregated from those of Glenbrook Life. Glenbrook Life is wholly owned by Allstate Life Insurance Company, a wholly owned subsidiary of Allstate Insurance Company, which is wholly owned by The Allstate Corporation.

     Glenbrook Life issues five variable annuity contracts, Enhanced Glenbrook Provider, Glenbrook Provider, Provider Ultra, Provider Advantage, and Provider Extra (collectively the "Contracts"), the deposits of which are invested at the direction of the contractholders in the sub-accounts that comprise the Account. Absent any Contract provisions wherein Glenbrook Life contractually guarantees either a minimum return or account value upon death or annuitization, variable annuity contractholders bear the investment risk that the sub-accounts may not meet their stated investment objectives. The sub-accounts invest in the following underlying mutual fund portfolios (collectively the "Funds"):

      AIM VARIABLE INSURANCE FUNDS                                FIDELITY VARIABLE INSURANCE PRODUCTS FUND
           AIM V.I. Aggressive Growth                                  VIP Contrafund
           AIM V.I. Balanced                                           VIP Equity-Income
           AIM V.I. Capital Appreciation                               VIP Growth
           AIM V.I. Dent Demographics                                  VIP High Income
           AIM V.I. Diversified Income                                 VIP Index 500
           AIM V.I. Global Utilities                                   VIP Overseas
           AIM V.I. Government Securities                         FIDELITY VARIABLE INSURANCE PRODUCTS FUND (SERVICE
           AIM V.I. Growth                                          CLASS 2)
           AIM V.I. Growth and Income                                  VIP Asset Manager Growth (Service Class 2)
           AIM V.I. High Yield                                         VIP Contrafund (Service Class 2)
           AIM V.I. International Equity                               VIP Equity-Income (Service Class 2)
           AIM V.I. Value                                              VIP Growth (Service Class 2)
      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                       VIP High Income (Service Class 2)
           American Century VP Balanced                                VIP Index 500 (Service Class 2)
           American Century VP International                           VIP Overseas (Service Class 2)
      DREYFUS VARIABLE INVESTMENT FUND                            FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS
           VIF Growth and Income                                        TRUST
           VIF Money Market                                            Franklin Global Health Care Securities
           VIF Small Company Stock                                     Franklin Small Cap
      DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.                   Franklin Technology Securities
      DREYFUS STOCK INDEX FUND                                         Mutual Shares Securities
      FEDERATED INSURANCE SERIES                                       Templeton Developing Markets Securities*
           Federated Prime Money Fund II                               Templeton Global Income Securities
                                                                       Templeton Growth Securities
                                                                       Templeton International Securities

      GOLDMAN SACHS VARIABLE INSURANCE TRUST                        OPPENHEIMER VARIABLE ACCOUNT FUNDS
           VIT Capital Growth                                            Oppenheimer Aggressive Growth
           VIT CORE Large Cap Growth                                     Oppenheimer Capital Appreciation
           VIT CORE Small Cap Equity                                     Oppenheimer Global Securities
           VIT CORE U.S. Equity                                          Oppenheimer Main Street Growth & Income
           VIT Global Income                                             Oppenheimer Multiple Strategies
           VIT Growth and Income                                         Oppenheimer Strategic Bond
           VIT International Equity                                 PUTNAM VARIABLE TRUST
           VIT Internet Tollkeeper*                                      VT Diversified Income
           VIT Mid Cap Value                                             VT Growth and Income
      LSA VARIABLE SERIES TRUST                                          VT Growth Opportunities
           LSA Focused Equity                                            VT Health Sciences
           LSA Growth Equity                                             VT International Growth*
      MFS VARIABLE INSURANCE TRUST                                       VT New Value
           MFS Emerging Growth                                           VT Research
           MFS Investors Trust (Previously known as                      VT Voyager II
                MFS Growth with Income)                             STI CLASSIC VARIABLE TRUST
           MFS Limited Maturity                                          STI Capital Appreciation
           MFS New Discovery                                             STI Growth & Income
           MFS Research                                                  STI International Equity
           MFS Utilities                                                 STI Investment Grade Bond
      MFS VARIABLE INSURANCE TRUST (SERVICE CLASS)                       STI Mid-Cap Equity
           MFS Emerging Growth (Service Class)                           STI Quality Growth Stock
           MFS Investors Trust (Service Class)                           STI Small Cap Equity
           MFS New Discovery (Service Class)                             STI Value Income Stock
           MFS Research (Service Class)                             THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
           MFS Utilities (Service Class)                                 Equity Growth
      NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST                       Fixed Income
           AMT Guardian                                                  Global Value Equity (Previously known as
           AMT Mid-Cap Growth                                                Global Equity)
           AMT Partners                                                  International Magnum
                                                                         Mid Cap Value
                                                                         U.S. Real Estate*
                                                                         Value

* These Funds were available, but had no Fund activity as of December 31, 2001.

      Glenbrook Life provides insurance and administrative services to the contractholders for a fee. Glenbrook Life also maintains a fixed account ("Fixed Account"), to which contractholders may direct their deposits and receive a fixed rate of return. Glenbrook Life has sole discretion to invest the assets of the Fixed Account, subject to applicable law.

      The LSA Variable Series Trust ("Trust") is managed by LSA Asset Management, LLC (the "Manager"), a wholly owned subsidiary of Allstate Life Insurance Company, pursuant to an investment management agreement with the Trust. The Manager is entitled to receive a management fee from each sub-account investing in the Trust. Fees are payable monthly at an annual rate as a percentage of average daily net assets at 0.85% for LSA Growth Equity and 0.95% for LSA Focused Equity.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVESTMENTS - Investments consist of shares of the Funds and are stated at fair value based on quoted market prices.

     INVESTMENT INCOME - Investment income consists of dividends declared by the Funds and is recognized on the ex-dividend date.

     REALIZED GAINS AND LOSSES - Realized gains and losses on fund shares represent the difference between the proceeds from sales of shares of the Funds by the Account and the cost of such shares, which is determined on a weighted average basis. Transactions are recorded on a trade date basis. Income from realized gain distributions are recorded on the Fund's ex-distribution date.

     FEDERAL INCOME TAXES - The Account intends to qualify as a segregated asset account as defined in the Internal Revenue Code ("Code"). As such, the operations of the Account are included in the tax return of Glenbrook Life. Glenbrook Life is taxed as a life insurance company under the Code. No federal income taxes are allocable to the Account as the Account did not generate taxable income.

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     OTHER - To conform with the 2001 presentation, certain amounts in the prior year's financial statements and notes have been reclassified. In addition, disclosures have been revised to adopt appropriate provisions of the AICPA Audit and Accounting Guide, AUDITS OF INVESTMENT COMPANIES.

3.   EXPENSES

     MORTALITY AND EXPENSE RISK CHARGE - Glenbrook Life assumes mortality and expense risks related to the operations of the Account and deducts charges daily at a rate ranging from 1.05% to 1.95% per annum of the daily net assets of the Account, based on the Contract and rider options selected. The mortality and expense risk charge covers insurance benefits available with the Contracts and certain expenses of the Contracts. It also covers the risk that the current charges will not be sufficient in the future to cover the cost of administering the Contract. Glenbrook Life guarantees that the amount of this charge will not increase over the life of the Contract. At the contractholder's discretion, additional options, primarily death benefits, may be purchased for an additional charge. Glenbrook Life guarantees that the amount of this charge will not increase over the lives of the Contracts.

     ADMINISTRATIVE EXPENSE CHARGE - Glenbrook Life deducts administrative expense charges daily at a rate equal to .10% per annum of the average daily net assets of the Account. Glenbrook Life guarantees that the amount of this charge will not increase over the lives of the Contracts.

     CONTRACT MAINTENANCE CHARGE - Glenbrook Life deducts an annual maintenance charge of $35 on each Contract anniversary and guarantees that this charge will not increase over the lives of the Contracts. This charge will be waived if certain conditions are met.

     The cost of purchases of investments for the year ended December 31, 2001 were as follows:

                                                                      Purchases
                                                                    ------------
Investments in the AIM Variable Insurance Funds Sub-Accounts:
        AIM V. I. Aggressive Growth                                 $     27,127
        AIM V. I. Balanced                                             2,481,053
        AIM V. I. Capital Appreciation                                 2,388,200
        AIM V. I. Dent Demographics                                        9,412
        AIM V. I. Diversified Income                                      65,636
        AIM V. I. Global Utilities                                         2,182
        AIM V. I. Government Securities                                  277,761
        AIM V. I. Growth                                               1,565,534
        AIM V. I. Growth and Income                                    1,757,888
        AIM V. I. High Yield                                             482,240
        AIM V. I. International Equity                                    49,675
        AIM V. I. Value                                                2,872,715

Investments in the American Century Variable Portfolios, Inc
     Sub-Accounts:
        American Century VP Balanced                                      17,839
        American Century VP International                                 14,978

Investments in the Dreyfus Socially Responsible Growth Fund, Inc.
     Sub-Account:
        Dreyfus Socially Responsible Growth Fund                          68,147

Investments in the Dreyfus Stock Index Fund Sub-Account:
        Dreyfus Stock Index Fund                                         537,600

Investments in the Dreyfus Variable Investment Fund Sub-Accounts:
        VIF Growth & Income                                              247,978
        VIF Money Market                                               2,493,041
        VIF Small Company Stock                                               37

Investments in the Federated Insurance Series Sub-Account:
        Federated Prime Money Fund II                                  7,787,747

Investments in the Fidelity Variable Insurance Products Fund
     Sub-Accounts:
        VIP Contrafund                                                 2,045,170
        VIP Equity-Income                                              2,639,610
        VIP Growth                                                     2,668,844
        VIP High Income                                                  860,507
        VIP Index 500                                                  2,282,140
        VIP Overseas                                                     370,451

     The cost of purchases of investments for the year ended December 31, 2001 were as follows:

                                                                     Purchases
                                                                    ------------
Investments in the Fidelity Variable Insurance Products Fund
     (Service Class 2) Sub-Accounts:
        VIP Asset Manager Growth (Service Class 2)                  $     19,987
        VIP Contrafund (Service Class 2)                                 419,784
        VIP Equity-Income (Service Class 2)                            1,559,302
        VIP Growth (Service Class 2)                                     389,718
        VIP High Income (Service Class 2)                                168,009
        VIP Index 500 (Service Class 2)                                1,036,170
        VIP Overseas (Service Class 2)                                    40,817

Investments in the Franklin Templeton Variable Insurance Products
     Trust Sub-Accounts:
        Franklin Global health Care Securities                             7,603
        Franklin Small Cap                                               114,044
        Franklin Technology Securities                                     4,242
        Mutual Shares Securities                                         382,492
        Templeton Global Income Securities                               138,217
        Templeton Growth Securities                                      370,740
        Templeton International Securities                                53,782

Investments in the Goldman Sachs Variable Insurance Trust
     Sub-Accounts:
        VIT Capital Growth                                               169,143
        VIT CORE Large Cap Growth                                           --
        VIT CORE Small Cap Equity                                         80,605
        VIT CORE U.S. Equity                                              48,907
        VIT Global Income                                                149,886
        VIT Growth and Income                                                 51
        VIT International Equity                                             359
        VIT Mid Cap Value                                                  4,545

Investments in the LSA Variable Series Trust Sub-Accounts:
        LSA Focused Equity                                                 8,898
        LSA Growth Equity                                                  4,250

Investments in the MFS Variable Insurance Trust Sub-Accounts:
        MFS Emerging Growth                                            2,026,366
        MFS Investors Trust                                              635,978
        MFS New Discovery                                                289,712
        MFS Research                                                   1,740,221
        MFS Utilities                                                      7,087

     The cost of purchases of investments for the year ended December 31, 2001 were as follows:

                                                                       Purchases
                                                                      -----------
Investments in the MFS Variable Insurance Trust (Service Class)
     Sub-Accounts:
        MFS Emerging Growth (Service Class)                           $  607,312
        MFS Investors Trust (Service Class)                              411,929
        MFS New Discovery (Service Class)                                157,918
        MFS Research (Service Class)                                     204,876
        MFS Utilities (Service Class)                                    730,504

Investments in the Neuberger & Berman Advisers Management Trust
     Sub-Accounts:
        AMT Guardian                                                       1,138
        AMT Mid-Cap Growth                                                  --
        AMT Partners                                                       7,908

Investments in the Oppenheimer Variable Account Funds Sub-Accounts:
        Oppenheimer Aggressive Growth                                  1,693,159
        Oppenheimer Capital Appreciation                               4,169,398
        Oppenheimer Global Securities                                  2,064,883
        Oppenheimer Main Street Growth & Income                        5,259,941
        Oppenheimer Multiple Strategies                                3,284,697
        Oppenheimer Strategic Bond                                     2,494,455

Investments in the Putnam Variable Trust Sub-Accounts:
        VT Diversified Income                                            489,010
        VT Growth and Income                                             574,727
        VT Growth Opportunities                                          175,254
        VT Health Sciences                                               436,533
        VT New Value                                                     245,150
        VT Research                                                        3,032
        VT Voyager II                                                    465,575

     The cost of purchases of investments for the year ended December 31, 2001 were as follows:

                                                                                         Purchases
                                                                                       ------------
     Investments in the STI Classic Variable Trust Sub-Accounts:
             STI Capital Appreciation                                                  $  1,341,221
             STI Growth & Income                                                          1,653,280
             STI International Equity                                                       169,743
             STI Investment Grade Bond                                                    1,989,423
             STI Mid-Cap Equity                                                             656,235
             STI Quality Growth Stock                                                       628,792
             STI Small Cap Equity                                                         1,247,914
             STI Value Income Stock                                                         675,551

     Investments in The Universal Institutional Funds, Inc. Sub-Accounts:
             Equity Growth                                                                   17,307
             Fixed Income                                                                   259,638
             Global Value Equity                                                              9,837
             International Magnum                                                                26
             Mid Cap Value                                                                  256,109
             Value                                                                           74,108
                                                                                       ------------

                                                                                       $ 76,341,010
                                                                                       ============

5.   FINANCIAL HIGHLIGHTS

     The range of lowest and highest accumulation unit values, the investment income ratio, the range of lowest and highest expense ratio assessed by Glenbrook Life, and the corresponding range of total return is presented for each rider option of the sub-account which had outstanding units during the period.

     As explained in Note 3, the expense ratio represents mortality and expense risk and administrative expense charges which are assessed as a percentage of daily net assets. The amount deducted is based upon the product and the number and magnitude of rider options selected by each contractholder. This results in several unit values for each sub-account based upon those choices.


     ITEMS IN THE FOLLOWING TABLE ARE NOTATED AS FOLLOWS:

          * INVESTMENT INCOME RATIO - This represents dividends, excluding realized gain distributions, received by the sub-account, net of management fees assessed by the fund manager, divided by the average net assets. This ratio excludes those expenses that result in direct reductions in the unit values. The recognition of investment income by the sub-account is affected by the timing of the declaration of dividends in which the sub-accounts invest.

          ** EXPENSE RATIO - This represents the annualized contract expenses of the sub-account for the period and includes only those expenses that are charged through a reduction in the unit values. Excluded are expenses of the underlying fund portfolios and charges made directly to contractholder accounts through the redemption of units.

          ***TOTAL RETURN - This represents the total return for the period and reflects a deduction only for expenses assessed through the daily unit value calculation. The total return does not include any expenses assessed through the redemption of units; inclusion of these expenses in the calculation would result in a reduction in the total return presented. Returns were annualized for new products launched during 2001 to represent the return as if the contractholder was invested in the sub-account for the entire year.

             Sub-accounts with a date notation indicate the effective date of that investment option in the Account. The investment income ratio and total return are calculated for the period or from the effective date through the end of the reporting period.

                                                       At December 31, 2001            For the year ended December 31, 2001
                                                       --------------------  -------------------------------------------------------
                                                           Accumulation       Investment          Expense                Total
                                                            Unit Value       Income Ratio*        Ratio**              Return***
                                                       -------------------   -------------   -----------------   -------------------
Investments in the AIM Variable Insurance Funds
    Sub-Accounts:
        AIM V. I. Aggressive Growth (a)                 $  8.59 - $  8.62        0.00%        1.35% -   1.85%    -14.11%  -  -13.82%
        AIM V. I. Balanced                                 8.02 -   10.50        1.97         1.15  -   1.85     -13.00   -  -12.44
        AIM V. I. Capital Appreciation                     5.89 -   12.62        0.00         1.15  -   1.85     -24.67   -  -24.16
        AIM V. I. Dent Demographics (a)                    8.44 -    8.47        0.00         1.35  -   1.85     -15.59   -  -15.30
        AIM V. I. Diversified Income                       9.91 -   10.13        6.29         1.15  -   1.85       1.78   -    2.40
        AIM V. I. Global Utilities                         9.68 -   10.34        1.19         1.35  -   1.45     -28.97   -  -28.90
        AIM V. I. Government Securities                   11.21 -   11.74        2.06         1.15  -   1.45       4.87   -    5.19
        AIM V. I. Growth                                   4.89 -    9.21        0.21         1.15  -   1.85     -35.10   -  -34.65
        AIM V. I. Growth and Income                        6.12 -   10.96        0.05         1.15  -   1.85     -24.23   -  -23.72
        AIM V. I. High Yield                               7.82 -    9.44       15.34         1.15  -   1.85      -6.68   -   -6.09
        AIM V. I. International Equity                     6.25 -    9.59        0.31         1.15  -   1.65     -24.78   -  -24.41
        AIM V. I. Value                                    7.35 -   12.38        0.13         1.15  -   1.85     -14.12   -  -13.57


(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

                                                            At December 31, 2001         For the year ended December 31, 2001
                                                            --------------------  --------------------------------------------------
                                                                 Accumulation      Investment       Expense             Total
                                                                  Unit Value      Income Ratio*      Ratio**          Return***
                                                            --------------------  -------------  --------------   ------------------
Investments in the American Century Variable Portfolios,
     Inc. Sub-Accounts:
        American Century VP Balanced                          $ 11.99 - $ 12.04       3.62%      1.35% -  1.45%    -4.94% -   -4.84%
        American Century VP International                       10.86 -   10.91       0.09       1.35  -  1.45    -30.20  -  -30.13

Investments in the Dreyfus Variable Investment Fund
     Sub-Accounts:
        VIF Growth & Income                                      8.68 -   12.02       0.46       1.15  -  1.65     -7.38  -   -6.93
        VIF Money Market                                        10.09 -   11.73       3.00       1.15  -  1.85      2.11  -    2.49
        VIF Small Company Stock                                 11.70 -   12.18       0.07       1.15  -  1.59     -3.10  -   -2.67

Investments in the Dreyfus Socially Responsible
     Growth Fund, Inc. Sub-Account:
        Dreyfus Socially Responsible Growth Fund                 6.41 -   11.86       0.06       1.15  -  1.65    -23.84  -  -23.47

Investments in the Dreyfus Stock Index Fund
     Sub-Account:
        Dreyfus Stock Index Fund                                 7.63 -   11.84       1.52       1.15  -  1.85    -13.75  -  -13.19

Investments in the Federated Insurance Series
     Sub-Account:
        Federated Prime Money Fund II                           10.00 -   10.82       3.33       1.15  -  2.05      1.81  -    2.57

Investments in the Fidelity Variable Insurance Products
     Fund Sub-Accounts:
        VIP Contrafund                                           7.97 -   13.89       0.75       1.15  -  1.65    -13.69  -  -13.25
        VIP Equity-Income                                        9.74 -   11.86       1.45       1.15  -  1.65     -6.52  -   -6.05
        VIP Growth                                               6.78 -   14.24       0.07       1.15  -  1.65    -19.01  -  -18.60
        VIP High Income                                          7.20 -    7.46      12.18       1.15  -  1.65    -13.18  -  -12.75
        VIP Index 500                                            7.63 -    7.94       0.89       1.15  -  1.65    -13.55  -  -13.11
        VIP Overseas                                             6.47 -    6.73       5.16       1.15  -  1.65    -22.47  -  -22.07

Investments in the Fidelity Variable Insurance Products
     Fund (Service Class 2) Sub-Accounts:
        VIP Asset Manager Growth (Service Class 2) (a)           9.48 -    9.50       0.00       1.35  -  1.60     -5.19  -   -5.03
        VIP Contrafund (Service Class 2) (a)                     9.43 -   11.41       0.00       1.35  -  2.05     -5.78  -   -5.35
        VIP Equity-Income (Service Class 2) (a)                  9.34 -   11.70       0.00       1.35  -  1.85     -6.61  -   -6.30
        VIP Growth (Service Class 2) (a)                         8.65 -   12.42       0.00       1.35  -  1.85    -13.49  -  -13.19
        VIP High Income (Service Class 2) (a)                    8.99 -    9.02       0.00       1.35  -  1.85    -10.14  -   -9.84
        VIP Index 500 (Service Class 2) (a)                      9.01 -   11.87       0.00       1.35  -  1.85     -9.90  -   -9.59
        VIP Overseas (Service Class 2) (a)                       8.03 -   11.65       0.00       1.35  -  1.60    -19.68  -  -19.55

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

                                                            At December 31, 2001         For the year ended December 31, 2001
                                                            --------------------  --------------------------------------------------
                                                                 Accumulation      Investment       Expense             Total
                                                                  Unit Value      Income Ratio*      Ratio**          Return***
                                                            --------------------  -------------  --------------   ------------------
Investments in the Franklin Templeton Variable Insurance
     Products Trust Sub-Accounts:
        Franklin Global health Care Securities (a)          $  9.78 -   $  9.82       0.00%      1.35% -  1.85%    -2.16% -   -1.82%
        Franklin Small Cap                                     6.79 -     17.57       0.12       1.15  -  1.85    -16.76  -  -16.22
        Franklin Technology Securities (a)                     7.93 -      7.94       0.00       1.35  -  1.60    -20.71  -  -20.58
        Mutual Shares Securities                               9.80 -     14.93       1.18       1.15  -  1.85     -2.00  -   -1.52
        Templeton Global Income Securities                    10.41 -     11.51       3.30       1.15  -  1.65      0.63  -    1.06
        Templeton Growth Securities                            9.68 -     13.26       2.17       1.15  -  1.85     -3.17  -   -3.05
        Templeton International Securities                     8.75 -      9.03       2.22       1.15  -  1.85    -17.50  -  -16.96

Investments in the Goldman Sachs Variable Insurance
     Trust Sub-Accounts:
        VIT Capital Growth                                     7.37 -     10.76       0.73       1.15  -  1.65    -15.87  -  -15.45
        VIT CORE Large Cap Growth                              8.97 -      8.97       0.01       1.59  -  1.59    -22.02  -  -22.02
        VIT CORE Small Cap Equity                              9.88 -     12.85       0.32       1.15  -  1.85      2.71  -    3.33
        VIT CORE U.S. Equity                                   7.63 -     10.47       0.42       1.15  -  1.85    -13.51  -  -13.06
        VIT Global Income                                     10.17 -     11.09       7.02       1.15  -  1.85      2.99  -    3.60
        VIT Growth and Income                                  8.71 -      8.83       0.30       1.15  -  1.59    -10.78  -  -10.38
        VIT International Equity                               9.27 -      9.40       1.46       1.15  -  1.59    -23.49  -  -23.15
        VIT Mid Cap Value                                     14.06 -     14.06       2.19       1.37  -  1.37     10.52  -   10.52

Investments in the LSA Variable Series Trust
     Sub-Accounts:
        LSA Focused Equity (a)                                 9.07 -      9.10       0.00       1.35  -  1.85     -9.28  -   -8.98
        LSA Growth Equity (a)                                  8.82 -      8.82       0.00       1.85  -  1.85    -11.85  -  -11.85

Investments in the MFS Variable Insurance Trust
     Sub-Accounts:
        MFS Emerging Growth                                    5.29  -    13.22       0.00       1.15  -  1.65    -34.58  -  -34.25
        MFS Investors Trust (b)                                7.97  -     9.36       0.14       1.15  -  1.65    -17.34  -  -16.92
        MFS New Discovery                                      8.92  -    17.76       2.54       1.15  -  1.65     -6.57  -   -6.12
        MFS Research                                           6.67  -     8.44       1.30       1.15  -  1.65    -22.55  -  -22.16
        MFS Utilities (a)                                      9.12  -     9.12       0.00       1.47  -  1.47     -8.84  -   -8.84

Investments in the MFS Variable Insurance Trust (Service
     Class) Sub-Accounts:
        MFS Emerging Growth (Service Class) (a)                8.13  -    12.74       0.00       1.35  -  1.85    -18.70  -  -18.42
        MFS Investors Trust (Service Class) (a)                8.81  -    11.54       0.00       1.35  -  1.85    -11.87  -  -11.57
        MFS New Discovery (Service Class) (a)                  9.59  -    13.16       0.00       1.35  -  1.85     -4.14  -   -3.81
        MFS Research (Service Class) (a)                       8.43  -     8.46       0.00       1.35  -  1.85    -15.70  -  -15.42
        MFS Utilities (Service Class) (a)                      7.52  -    10.02       0.00       1.35  -  1.85    -24.80  -  -24.54

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

(b) Previously known as MFS Growth with Income

                                                            At December 31, 2001         For the year ended December 31, 2001
                                                            --------------------  --------------------------------------------------
                                                                 Accumulation      Investment       Expense             Total
                                                                  Unit Value      Income Ratio*      Ratio**          Return***
                                                            --------------------  -------------  --------------   ------------------
Investments in the Neuberger & Berman Advisers
     Management Trust Sub-Accounts:
        AMT Guardian                                        $  11.79 -  $ 11.88        0.46%     1.37% -  1.59%    -3.07% -   -2.93%
        AMT Mid-Cap Growth                                     12.40 -    12.58        0.01      1.15  -  1.59    -25.84  -  -25.51
        AMT Partners                                           10.32 -    10.32        0.38      1.59  -  1.59     -4.37  -   -4.37

Investments in the Oppenheimer Variable Account
     Funds Sub-Accounts:
        Oppenheimer Aggressive Growth                           4.69 -    11.55        0.74      1.15  -  1.85    -32.52  -  -32.06
        Oppenheimer Capital Appreciation                        7.67 -    12.23        0.39      1.15  -  1.85    -14.14  -  -13.58
        Oppenheimer Global Securities                           8.14 -    12.37        0.53      1.15  -  1.85    -13.61  -  -13.05
        Oppenheimer Main Street Growth & Income                 7.70 -    11.48        0.43      1.15  -  1.85    -11.76  -  -11.19
        Oppenheimer Multiple Strategies                         9.58 -    11.18        2.20      1.15  -  1.85      0.41  -    1.04
        Oppenheimer Strategic Bond                             10.18 -    10.69        1.74      1.15  -  1.85      3.00  -    3.64

Investments in the Putnam Variable Trust
     Sub-Accounts:
        VT Diversified Income (a)                              10.09 -    10.19        0.00      1.35  -  1.60      0.89  -    1.06
        VT Growth and Income (a)                                9.19 -     9.91        0.00      1.25  -  1.85     -8.14  -   -7.75
        VT Growth Opportunities (a)                             8.05 -     8.06        0.00      1.35  -  1.60    -19.49  -  -19.35
        VT Health Sciences (a)                                  9.63 -    11.04        0.00      1.25  -  2.05     -3.82  -   -2.01
        VT New Value (a)                                        9.56 -    11.85        0.00      1.25  -  1.80     -4.55  -    1.24
        VT Research (a)                                        12.05 -    12.05        0.00      1.60  -  1.60     20.48  -   20.48
        VT Voyager II (a)                                       8.03 -    10.13        0.00      1.35  -  1.85    -19.67  -  -19.40

Investments in the STI Classic Variable Trust
     Sub-Accounts:
        STI Capital Appreciation                                8.64 -    10.11        2.04      1.15  -  1.85     -7.02  -   -6.43
        STI Growth & Income                                     9.09 -    10.07        0.47      1.15  -  1.85     -7.24  -   -6.65
        STI International Equity                                7.75 -     8.64        0.10      1.15  -  1.65    -18.76  -  -18.35
        STI Investment Grade Bond                               9.95 -    11.45        4.18      1.15  -  1.85      7.27  -    7.93
        STI Mid-Cap Equity                                      8.77 -    12.96       10.25      1.15  -  2.05      0.79  -    1.54
        STI Quality Growth Stock                                7.01 -     8.85        0.02      1.15  -  1.65    -20.02  -  -19.62
        STI Small Cap Equity                                   10.90 -    14.23        1.13      1.15  -  2.05     19.24  -   20.08
        STI Value Income Stock                                  9.51 -    11.63        1.58      1.15  -  1.85     -2.88  -   -2.27

Investments in The Universal Institutional Funds, Inc.
     Sub-Accounts:
        Equity Growth                                           6.73 -    11.05        0.00      1.15  -  1.65    -16.51  -  -16.09
        Fixed Income                                           10.42 -    11.64        6.23      1.35  -  1.85      7.47  -    7.84
        Global Value Equity (c)                                 9.26 -    10.87        1.21      1.15  -  1.85     -8.68  -   -8.11
        International Magnum                                    8.82 -     8.82        0.47      1.37  -  1.37    -20.40  -  -20.40
        Mid Cap Value                                           9.45 -    13.71        0.00      1.15  -  1.85     -4.86  -   -4.26
        Value                                                   9.60 -    12.06        1.07      1.15  -  1.65      0.61  -    1.10

(a) For the Period Beginning May 1, 2001 and Ended December 31, 2001

(c) Previously known as Global Equity

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Glenbrook Life and Annuity Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.       Description

     (1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 2 to the Form N-4 Registration Statement of the Glenbrook Life Multi-Manager Variable Account of Glenbrook Life and Annuity Company (File No. 333-00999) dated August 23, 1996).

(2)  None

     (4)(a) Contract and Application (Incorporated herein by reference to Pre-Effective Amendment No. 2 to the Form N-4 Registration Statement of the Glenbrook Life Multi-Manager Valuable Account of Glenbrook Life and Annuity Company (File No. 333-00999) dated August 23, 1996).

     (4)(b) Contract Endorsement (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Form N-4 Registration Statement of the Glenbrook Life Multi-Manager Variable Account of Glenbrook Life and Annuity Company (File No. 333-00999) dated September 30, 1998).

     (5)(a)  Opinion  of  General  Counsel  re:  Legality  (Previously  filed in
Pre-Effective   Amendment  No.  2  to  this  Registration  Statement  (File  No.
333-00987) dated August 23, 1996).

     (5)(b) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 4 to this Registration Statement (File No. 033-00987) dated April 29, 1999).


(8)  None.

(11) None.

(12) None.

(15) None.

(23)(a) Independent Auditors' Consent.

(23)(b) Consent of  Jorden Burt LLP.

     (24)(a) Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta and Samuel H. Pilch (Previously filed in Post-Effective Amendment No. 5 to this Registration Statement(File No. 333-00987) filed on May 4, 2000).

     (24)(b) Powers of Attorney for Margaret G. Dyer, John C. Lounds, J. Kevin McCarthy and Marla G. Friedman (Previously filed in Post-Effective Amendment No. 6 to this Registration Statement (File No. 333-00987) filed on April 26, 2001).

(24) (c) Power of Attorney for Steven E. Shebik filed herewith.

(25) None.

(26) None.

(27) Not applicable.

     (99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement (File No. 033-92842) dated April 9, 1996).

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the day of April 30th, 2002.

                                        GLENBROOK LIFE AND ANNUITY COMPANY
                                                   (REGISTRANT)


                                                  By: /s/MICHAEL J. VELOTTA
                                                      ----------------------
                                                  Michael J. Velotta
                                                  Vice President, Secretary and
                                                  General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated and on the day of April 30th, 2002.


*/THOMAS J. WILSON, II              President, Chief Executive Officer
-----------------------             and Director, (Principal Executive Officer)
Thomas J. Wilson, II


/s/MICHAEL J. VELOTTA            Vice President, Secretary,
------------------------         General Counsel and Director
Michael J. Velotta


*/SAMUEL H. PILCH                Vice President and Controller
---------------------------      (Principal Accounting Officer)
 Samuel H. Pilch


*/MARGARET G. DYER                Director
---------------------------
Margaret G. Dyer


*/JOHN C. LOUNDS                  Director
---------------------------
John C. Lounds


*/J. KEVIN MCCARTHY               Director
-----------------------------
J. Kevin McCarthy


*/STEVEN E. SHEBIK                  Director and Vice President (Principal
---------------------------         Financial Officer)
Steven E. Shebik


*/MARLA G. FRIEDMAN                 Vice President and Director
---------------------------
Marla G. Friedman



   /*/By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.



                                  EXHIBIT LIST

The following exhibits are filed herewith:



Exhibit No.    Description


(23) (a)          Independent Auditors' Consent
     (b)          Consent of Jorden Burt LLP

(24) (c)          Power of Attorney for Steven E. Shebik